Exhibit.2.1

*	CERTAIN INFORMATION, MARKED BY BRACKETS AND AN ASTERISK, IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Execution Version

IVANPAH I EQUITY PARTICIPATION AGREEMENT

by and among

BRIGHTSOURCE ENERGY, INC.,

as Sponsor

BRIGHTSOURCE IVANPAH HOLDINGS, LLC,

as Sponsor Investor

NRG SOLAR IVANPAH LLC,

as an Investor

and

DANKE SCHOEN PROJECT LLC,

as an Investor

dated as of April 5, 2011

i

TABLE OF CONTENTS

(continued)

Exhibits:
Exhibit A	Form of Orrick, Herrington & Sutcliffe LLP Opinion
Exhibit B	Form of Sponsor In House Opinion
Exhibit C	Form of Chadbourne & Parke LLP California Law Opinion
Exhibit D	Form of Chadbourne & Parke LLP New York Law Opinion
Exhibit E	Form of Ellison, Schneider & Harris L.L.P. Permitting Opinion
Exhibit F	Form of Chadbourne & Parke LLP Cash Grant Opinion
Exhibit G	Form of KPMG LLP Reliance Letter
Exhibit H	Form of Title Insurance Policy

Schedules:
Schedule 2.2(f)(i)	Loan Documents
Schedule 2.2(f)(ii)	Project Documents
Schedule 3.2(i)(i)	Required Consents
Schedule 3.2(j)(i)	Litigation
Schedule 3.2(k)(iii)	Withholding Taxes
Schedule 3.2(n)(ii)	Environmental Litigation
Schedule 3.2(n)(iii)	Hazardous Substances
Schedule 3.2(n)(iv)	Violations of Environmental Laws or Environmental Approvals
Schedule 3.2(dd)	Fees
Schedule 3.3(c)	Investor Required Approvals

ii

IVANPAH I EQUITY PARTICIPATION AGREEMENT

This Ivanpah I Equity Participation Agreement (this “Participation Agreement”) is made and entered into as of April 5, 2011 (the “Effective Date”), by and among BrightSource Energy, Inc., a Delaware corporation (“Sponsor”), BrightSource Ivanpah Holdings, LLC, a Delaware limited liability company (“Sponsor Investor”), NRG Solar Ivanpah LLC, a Delaware limited liability company (“NRG Investor”), and Danke Schoen Project LLC, a Delaware limited liability company (“Google Investor” and, together with NRG Investor and Sponsor Investor, each an “Investor” and, collectively, the “Investors”).

RECITALS

A. Sponsor indirectly owns 100% of the ownership interests in Sponsor Investor and Solar Partners II, LLC, a Delaware limited liability company (the “Project Company”).

B. Sponsor Investor indirectly owns 100% of the ownership interests in Ivanpah Master Holdings, LLC, a Delaware limited liability company (the “Master Holdco”), which in turn holds 100% of the ownership interests in Ivanpah I Project Holdings, LLC, a Delaware limited liability company (“Project Holdco” and, together with Master Holdco and the Project Company, the “Project Entities”).

C. The Project Company and two other wholly-owned subsidiaries of Sponsor are jointly developing a concentrating solar thermal power station consisting of three phases aggregating to 392 MW of gross generating capacity (the “Ivanpah Facility”). The Project Company owns all of the rights to the nominal 126 MW solar thermal electric generating plant comprising phase one of the Ivanpah Facility (the “Project”) and certain common facilities (the “Shared Facilities”) serving the Project and the two other related solar thermal electric generating facilities comprising phases two and three of the Ivanpah Facility (collectively, the “Other Projects”).

D. In connection with the closing of the transactions contemplated by this Participation Agreement, (i) Sponsor will cause its indirect interest in the Project Company to be contributed to Project Holdco through Master Holdco, (ii) on the Effective Date, each Investor, the Project Company, the U.S. Department of Energy (the “DOE”), and PNC Bank, National Association, acting through its Midland Loan Services, Inc. division, will enter into the Ivanpah I Equity Funding Agreement (the “Equity Funding Agreement”), and (iii) on the Effective Date, Sponsor Investor and each other Investor will enter into an Amended and Restated Limited Liability Company Agreement for Master Holdco (the “Master Holdco LLC Agreement”), pursuant to which each Investor will commit to make an investment and take an ownership interest in Master Holdco in connection with the development, construction, ownership and operation of the Project, the Shared Facilities and the Other Projects, in each case, subject to the conditions set forth herein and in the Equity Funding Agreement and the Master Holdco LLC Agreement.

F. The Parties are entering into this Participation Agreement to set forth the terms and conditions upon which they will cause the foregoing actions to occur.

AGREEMENT

In consideration of the respective representations, warranties, covenants, agreements, and conditions hereinafter set forth, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE 1

DEFINED TERMS

1.1 Defined Terms. Initially capitalized terms not otherwise defined in this Participation Agreement have the following meanings, unless the context clearly requires otherwise:

“Advances” has the meaning set forth in the Common Agreement.

“Affiliate” means, as to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this Participation Agreement, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) as used with respect to any Person means possession, directly or indirectly, of the power to direct or cause the direction of management or policies of such Person (whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise).

“ALTA Survey” means the ALTA survey prepared by VTN Surveyors with respect to the Site.

“Anti-Terrorism Order” has the meaning set forth in the Common Agreement.

“Applicable Regulations” has the meaning set forth in the Common Agreement.

“Approved Construction Changes” has the meaning set forth in the Common Agreement.

“Bankruptcy Law” means any insolvency, reorganization, moratorium or similar law for the general relief of debtors in any relevant jurisdiction.—

“Base Case Projections” means the projection of operating results for the Project with the file name “20110328 v32 Ivanpah I Base Case EQUITY.xlsm” dated as of March 30, 2011 and Made Available to Investors.

“Base Equity” has the meaning set forth in the Equity Funding Agreement.

“Base Equity Commitment” means the obligation of the Investors under the Equity Funding Agreement to fund an aggregate amount equal to the difference between (x) Base Project Costs, less (y) the amount of the DOE-Guaranteed Loan.

“Base Project Costs” has the meaning set forth in the Common Agreement.

“BLM” means the Bureau of Land Management of the U.S. Department of the Interior.

“BLM Right-of-Way” means one or more right-of-way grants from the BLM enabling the Project Company to use and occupy the Site and the Shared Facilities, consisting of a designated portion of certain lands that are owned by the U.S. government and managed by the BLM.

“BSCM” means BrightSource Construction Management, LLC, a Delaware limited liability company.

“BSCM Solar Field Agreement” means the Solar Field Supply Agreement dated as of the Effective Date, between the Project Company and BSCM.

“BSII” means BrightSource Industries (Israel) Ltd., a corporation organized and existing under the laws of Israel.

“BSOI” means BrightSource Operations (Israel) Ltd., a corporation organized and existing under the laws of Israel.

“BSOI/BSCM Solar Field Supply Subcontract” means the Solar Field Supply Subcontract dated as of the Effective Date, among the EPC Contractor, BSOI and BSCM.

“Business Day” means any day other than a Saturday, Sunday or any other day on which either FFB or the Federal Reserve Bank of New York are not open for business.

“Buy American Provisions” means Section 1605 of Title XVI of Division A of the Recovery Act 2 C.F.R. Sections 176.140 and 176.160, Office of Management and Budget’s Initial Implementing Guidance for the Recovery Act, M 09 10 (February 18, 2009) and Updated Implementing Guidance for the Recovery Act, M 09 15 (April 3, 2009) and, in each case, any amendment, supplement or successor thereto, including any relevant regulation or guidance which may be issued by the DOE.

“CAISO” means the California Independent System Operator.

“Capital Lease” means any lease of (or other agreement conveying the right to use) real or personal property, which would be required, in accordance with GAAP, to be capitalized and accounted for as a capital lease on a balance sheet of the lessee.

“Cash Grant” means any cash grant payable to the Project Company under Section 1603 of the Recovery Act or any similar provision.

“Cash Grant Guidance” means the program guidance publication entitled, “Payments for Specific Energy Property in Lieu of Tax Credits under the American Recovery and Reinvestment Act of 2009” dated July 2009 (as revised March 2010 and further revised January 2011), and any other guidance (including frequently asked questions and answers), instructions or terms and conditions published or issued by the U.S. Department of Treasury in respect of a Cash Grant or any application therefor and the terms and conditions that the Project Company must agree to in order to receive a Cash Grant.

“Cash Grant Disqualified Person” means at any time during the Recapture Period (a) a federal, state or local government (or political subdivision, agency or instrumentality thereof), (b) an organization described in Section 501(c) of the Code and exempt from tax under Section 501(a) of the Code, (c) an entity described in paragraph (4) of Section 54(j) of the Code, (d) a real estate investment trust, as defined in Section 856(a) of the Code, (e) a regulated investment company, as defined in Section 851(a) of the Code, (f) any Person who is not a United States person as defined in Section 7701(a)(30) of the Code (other than a foreign partnership or foreign pass-through entity) unless such person is subject to U.S. federal income tax on more than 50% of the gross income derived by such person from Master Holdco, or (g) a partnership or other “pass-thru entity” (within the meaning of paragraph (g)(4) of Section 1603 of division B of the Recovery Act, including a single member disregarded entity and a foreign partnership or foreign pass-through entity) any direct or indirect partner (or other holder of an equity or profits interest) of which is an organization described in (a) through (f) above unless such person owns an indirect interest in such partnership or pass-through entity through a “taxable C corporation” (other than a real estate investment trust or regulated investment company), as that term is used in the Cash Grant Guidance; provided, that if and to the extent the definition of “Disqualified Person” under Section 1603(g) Division B of the Recovery Act is amended after the Financial Closing Date (as defined in the Common Agreement) and such amendment is applicable to the Cash Grant, the definition of “Cash Grant Disqualified Person” provided in this Participation Agreement shall be interpreted to conform to such amendment and any U.S. Department of Treasury Cash Grant Guidance with respect thereto.

“Cash Grant Loss” means an obligation to make a payment to the United States of America (or any agency or instrumentality thereof) as a result of a recapture or disallowance of all or any portion of the Cash Grant set forth in a final notification from the U.S. Department of Treasury for the Cash Grant application filed for the Project, whether as a result of the Project or any interest therein being disposed of, the Project ceasing to be specified energy property, or otherwise.

“Change in Tax Law” means any amendment to, or change in, the Code or final and temporary Treasury Regulations issued thereunder and any amendment to, or change in, Section 1603 of the Recovery Act, in each case enacted, adopted or promulgated after the Effective Date.

“Code” means the United States Internal Revenue Code of 1986.

“Collateral Security” has the meaning set forth in the Common Agreement.

“Commercially Reasonable Efforts” means the exercise of commercially reasonable and diligent efforts consistent with prudent management practices that do not require the performing Party to expend any funds or assume liabilities, other than expenditures and liabilities that are customary and reasonable in nature and amounts for transactions like those contemplated by this Participation Agreement or for the performance of the obligations set forth herein.

“Commercial Operation Date” has the meaning set forth in the Power Purchase Agreement.

“Common Agreement” means that certain Common Agreement, dated as of the Effective Date, among the Project Company, the DOE and the Administrative Agent thereunder.

“Common Class A Shares” has the meaning set forth in the Master Holdco LLC Agreement.

“Common Class B Shares” has the meaning set forth in the Master Holdco LLC Agreement.

“Common Class C Shares” has the meaning set forth in the Master Holdco LLC Agreement.

“Common Projects Contract” means the Common Projects Contract, dated as of September 29, 2010, among the Project Company, the owners of the Other Projects and the EPC Contractor, which provides, among other things, for the purchase, installation and construction of the Shared Facilities.

“Company Group Indemnified Members” has the meaning set forth in Section 6.2(c).

“Construction Budget” means the Construction Budget Made Available by the Project Company to each Investor, as amended from time to time by Approved Construction Changes, setting forth Total Project Costs (including Owner’s Contingency, all construction costs and specified soft costs) and a detailed budget (each by category on an aggregate basis) to design, develop, construct, and start up the Project through “Final Completion” under the Construction Documents (inclusive of the cost of all punch list items) and in accordance with the Construction Plans.

“Construction Documents” means the documents identified in Section 4.1.2(c) of the Common Agreement, together with any additional Project Document identified as a “Construction Document” under the Common Agreement.

“Construction Management Agreement” means the Construction Management Agreement, dated as of the date of the Common Agreement, between Construction Manager and the Project Company.

“Construction Manager” means NRG Construction LLC.

“Construction Milestone Schedule” means the schedule of significant development and construction milestones Made Available by the Project Company to each Investor, as amended from time to time by Approved Construction Changes, for the design, development, construction, and start up of the Project through “Final Construction Completion” under the Construction Documents and in accordance with the Construction Plans.

“Construction Plan Budget & Schedule” has the meaning set forth in the Common Agreement.

“Construction Plans” means, collectively, (i) the Financial Plan, (ii) the Construction Budget, and (iii) the Construction Milestone Schedule, each as amended from time to time by Approved Construction Changes, for the design, development and construction of the Project.

“Contingent Obligation” means as to any Person, any obligation of such Person with respect to any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, as a guarantee or otherwise: (i) for the purchase, payment or discharge of any such primary obligation; (ii) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, including the obligation to make take-or-pay or similar payments; (iii) to advance or supply funds; (iv) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor; (v) to purchase property, securities or services primarily for the purpose of assuring the holder of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (vi) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof, including with respect to letter of credit obligations, swap agreements, foreign exchange contracts and other similar agreements (including agreements relating to derivative instruments); provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the Ordinary Course of Business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Corrupt Practices Laws” means (i) the Foreign Corrupt Practices Act of 1977 (Pub. L. No. 95-213, §§101-104), as amended, and (ii) any equivalent U.S. or foreign Governmental Rule.

“Cost Overrun” means any Project Cost in excess of the amount budgeted for Base Project Costs as in effect on the date of the Common Agreement (after taking into account any reallocations of Owner’s Contingency among line items in accordance with Section 2.1 and Section 6.8(b) of the Common Agreement.)

“Debarment” has the meaning set forth in the Common Agreement.

“Debarment Regulations” has the meaning set forth in the Common Agreement.

“Debt Collection Improvement Act” has the meaning set forth in the Common Agreement.

“Depreciation Disqualified Person” means a “tax-exempt entity” within the meaning of Code Section 168(h), provided that such a tax-exempt entity shall not be a Depreciation Disqualified Person after expiration of the period when the portion of the Project eligible for the Cash Grant is depreciable.

“Disqualified Person” means a Person that is either a Cash Grant Disqualified Person or a Depreciation Disqualified Person.

“Disclosure Order” has the meaning set forth in Section 4.3(a).

“Document Closing” has the meaning set forth in Section 2.1(a).

“Document Closing Actions” has the meaning set forth in Section 2.1(b).

“Document Closing Date” means the date on which the Document Closing occurs.

“DOE” has the meaning set forth in the recitals to this Participation Agreement.

“DOE Credit Facility” means the loan facility available to the Project Company under the DOE Credit Facility Documents.

“DOE Credit Facility Documents” means the documents identified in Section 4.1.1(b) of the Common Agreement, together with any additional Loan Document identified as a “DOE Credit Facility Document” under the Common Agreement.

“DOE-Guaranteed Loan” means the loan provided by FFB pursuant to the DOE Credit Facility Documents and as the context requires, the amount of such loan outstanding from time to time, including principal and Capitalized Interest (as defined in the Common Agreement).

“Dollars” or “$” means the lawful currency of the United States of America.

“Effective Date” has the meaning set forth in the preamble of this Participation Agreement.

“Environmental Approvals” has the meaning set forth in Section 3.2(n)(i).

“Environmental Laws” means any Governmental Rule in effect from time to time regulating, relating to or imposing obligations, liability or standards of conduct concerning pollution, protection of human or animal health or the environment or Releases or threatened Releases of pollutants, contaminants, chemicals, radiation or industrial, toxic or hazardous substances or wastes, including Hazardous Substances, or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, recycling, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, including Hazardous Substances.

“EPC Contract” means, collectively, (i) the Master Services Contract, (ii) the Equipment and Construction Contract, and (iii) the Common Projects Contract.

“EPC Contractor” means Bechtel Power Corporation, a Nevada corporation.

“Equipment and Construction Contract” means the Equipment and Construction Contract dated as of September 29, 2010 between the EPC Contractor and the Project Company.

“Equity Contributor Guaranty” means the Equity Contributor Guaranty, dated as of the Effective Date, among Sponsor, BSCM and PNC Bank, National Association.

“Equity Documents” means this Participation Agreement, the Equity Funding Agreement, the Equity Termination Agreement and the Master Holdco LLC Agreement.

“Equity Funding Agreement” has the meaning set forth in the recitals to this Participation Agreement.

“Equity Interests” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the common or preferred equity or equity or preference share capital of a Person, including partnership interests and limited liability company interests.

“Equity Termination Agreement” means that certain Equity Termination Agreement, dated as of the Effective Date, among Sponsor, the Investors, Master Holdco, the Project Company, Solar Partners I, LLC, Solar Partners VIII, LLC, Project Manager, Construction Manager, and Operator.

“ERISA” means the Employee Retirement Income Security Act of 1974 of the United States, as amended from time to time, and the regulations promulgated, and any publicly available rulings issued, thereunder.

“ERISA Affiliate” means, as applied to any person (as defined in Section 3(9) of ERISA), (i) any corporation that is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that person is a member, (ii) any trade or business (whether or not incorporated) that is a member of a group of trades or business under common control within the meaning of Section 414(c) of the Code or Section 4001(b) of ERISA of which that person is a member, (iii) any member of an affiliated service group within the meaning of Section 414(m) and (o) of the Code of which that person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

“Escrow Account” means the account established with the Escrow Agent pursuant to the Escrow Agreement, into which the Escrow Funds will be deposited at Document Closing and from which amounts will be paid, in each case pursuant to Section 2.1(c)(ii).

“Escrow Agent” means Stewart Title Guaranty Company.

“Escrow Agreement” means that certain Escrow Agreement to be executed in connection with the Document Closing among the Project Company, Solar Partners I, LLC, Solar Partners VIII, LLC, the Investors, Goldman Sachs Bank USA, Hercules Technology Growth Capital, LLC, PNC Bank National Association, doing business as Midland Loan Services, a division of PNC Bank, National Association, Escrow Agent and Chicago Title Insurance Company.

“Escrow Funds” has the meaning set forth in Section 2.1(c)(ii).

“Escrow Release” has the meaning set forth in Section 2.1(c)(ii).

“Event of Default” means any of the events described in Section 8.1 of the Common Agreement.

“Event of Force Majeure” has the meaning set forth in the Common Agreement.

“Event of Loss” means any event that causes any portion of the Project (including the Shared Facilities) or any other property of the Project Company to be damaged, destroyed or rendered unfit or unavailable for normal use for any reason whatsoever, including through a failure of title or any loss of such property, in each case to the extent that such casualty damage, loss or other event has (x) a Material Adverse Effect, or (y) an adverse effect on the Project in excess of $1,000,000.

“Exempt Holding Company” has the meaning set forth in the Common Agreement.

“Exempt Wholesale Generator” means an “exempt wholesale generator” as such term is defined in Section 1262(5) of PUHCA and section 366.1 of the FERC’s regulations thereunder, 18 C.F.R.§366.1.

“Exhibits” means the exhibits attached to this Participation Agreement.

“Fee Contributions” has the meaning set forth in Section 2.1(b)(i).

“FERC” means the Federal Energy Regulatory Commission and any successor thereto.

“FFB” means the Federal Financing Bank, a body corporate and instrumentality of the United States of America.

“Financial Plan” means the Financial Plan attached as Exhibit A1 to the Common Agreement, as amended from time to time by Approved Construction Changes, setting forth in summary format all sources of funds needed to pay Total Project Costs, including DOE-Guaranteed Loan, Base Equity and Overrun Equity, contingent liabilities and letters of credit.

“Financial Statements” means, with respect to any Person, such Person’s quarterly or annual balance sheet and statements of income, retained earnings, and sources and application of funds for such fiscal period, together with all notes thereto and with comparable figures for the corresponding period of its previous fiscal period, each prepared in Dollars and in accordance with GAAP (except for the absence of footnotes and normal year-end adjustments in the case of unaudited financial statements), it being agreed that for purposes of the Transaction Documents the Financial Statements of the Sponsor shall be prepared on a consolidated basis (including the Project Company).

“Fiscal Year” means the accounting year of the Project Company, which is a calendar year.

“Foreign Asset Control Regulations” has the meaning set forth in the Common Agreement.

“Fundamental Representation” means the representations and warranties set forth in Sections 3.1(a), 3.1(c), 3.2(a), 3.2(b), 3.2(c), 3.2(d), 3.2(dd), 3.3(a), and 3.3(b).

“GAAP” means generally accepted accounting principles in the United States in effect from time to time including, where appropriate, generally accepted auditing standards, including the pronouncements and interpretations of appropriate accountancy administrative bodies (including the Financial Accounting Standards Board and any predecessor and successor thereto), applied on a consistent basis both as to classification of item and amounts, it being understood that unaudited Financial Statements will not include footnotes and will be subject to normal year-end adjustments.

“Google Closing Date Contribution Amount” means [*].

“Google Closing Date Interest” has the meaning set forth in Section 2.1(c)(i).

“Google Investor” has the meaning set forth in the preamble to this Participation Agreement.

“Governmental Approvals” means any approval, consent, authorization, license, permit, order, certificate, qualification, waiver, exemption, or variance, or any other action of a similar nature, of or by a Governmental Authority, whether granted directly to the Project Company or to a third party, necessary or advisable for (i) the Loan Documents and the payment of all amounts due or to become due with respect thereto, (ii) the execution, delivery and performance by the Project Company of each Transaction Document to which it is a party, or (iii) carrying out the business of the Project Company and the Project, including any of the foregoing that are or may be deemed given or withheld by failure to act within a specified time period, including with respect to NEPA.

“Governmental Authority” means any federal, state, county, municipal, or regional authority, or any other entity of a similar nature, exercising any executive, legislative, judicial, regulatory, or administrative function of government.

“Governmental Judgment” means with respect to any Person, any judgment, order, decision, or decree, or any action of a similar nature, of or by a Governmental Authority having jurisdiction over such Person or any of its properties.

“Governmental Rule” means with respect to any Person, any statute, Law, rule, regulation, code, or ordinance of a Governmental Authority having jurisdiction over such Person or any of its properties.

“Hazardous Substances” means any hazardous or toxic substances, chemicals, materials, pollutants or wastes defined, listed, classified or regulated as such in or under any Environmental Laws, including (i) any petroleum or petroleum products (including gasoline, crude oil or any fraction thereof), flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and polychlorinated biphenyls; (ii) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or

*	Confidential Treatment Requested

words of similar import, under any applicable Environmental Law; and (iii) any other chemical, material or substance, import, storage, transport, use or disposal of, or exposure to or Release of which is prohibited, limited or otherwise regulated under any Environmental Law.

“Hedging Agreement” means, with respect to any Person, any agreement or instrument in respect of any interest rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions entered into by such Person.

“Indebtedness” means, as to any Person, and at any date, without duplication, (i) all Indebtedness for Borrowed Money of such Person; (ii) all obligations of such Person evidenced by bonds, debentures, notes, letters of credit, or other similar instruments; (iii) all obligations of such Person to purchase securities (or other property) that arise out of or in connection with the sale or acquisition of the same or similar securities (or property); (iv) all obligations of such Person issued, undertaken or assumed as the deferred purchase price of property or services other than trade credit in the Ordinary Course of Business; (v) all obligations of such Person under leases that are or should be, in accordance with GAAP, recorded as Capital Leases in respect of which such Person is liable; (vi) all deferred obligations of such Person to reimburse any bank or other Person in respect of amounts paid or advanced under a letter of credit or other instrument; (vii) the currently available amount of all surety bonds, performance bonds, letters of credit or other similar instruments issued for the account of such Person; (viii) all liabilities secured by (or for which the holder of such liabilities has an existing right, contingent, or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such liabilities (other than the Power Purchase Agreement); (ix) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or bank under such agreement in the event of any default are limited to repossession or sale of such property); (x) obligations pursuant to any agreement to purchase materials, supplies or other property if such agreement provides that payment shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered (which, for the avoidance of doubt, excludes obligations under the Project Documents); (xi) all obligations in respect of any Hedging Agreement or similar arrangement between such Person and a financial institution providing for the transfer or mitigation of interest risks either generally or under specific contingencies (but without regard to any notional principal amount relating thereto); and (xii) all Contingent Obligations of such Person with respect to Indebtedness of the types specified in clauses (i) through (xi) above.

“Indebtedness for Borrowed Money” means, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees, and charges) of such Person for borrowed money or for the deferred purchase price of property or services (other than any deferral (x) in connection with the provision of credit in the Ordinary Course of Business by any trade creditor or utility or (y) of any amounts payable under the Project Documents), and (ii) the aggregate amount required to be capitalized under any Capital Lease under which such Person is the lessee.

“Indemnified Party” has the meaning set forth in Section 6.1.

“Indemnitor” has the meaning set forth in Section 6.1.

“Indemnity Maximum Amount” means, with respect to any Indemnified Party and all other Company Group Indemnified Members associated with such Indemnified Party, an amount equal to [*] of, without duplication, (i) all capital contributions made, deemed to be made or required to be made by the Investor associated with such Indemnified Party pursuant to the Master Holdco LLC Agreement and the Equity Funding Agreement, reduced by, (ii) if such Investor is Sponsor Investor, any distribution made to Sponsor Investor pursuant to Section 3.2(j) of the Master Holdco LLC Agreement (relating to True-Up Amounts as defined therein).

“Indemnity Threshold Amount” means, with respect to any Indemnified Party and all other Company Group Indemnified Members associated with such Indemnified Party, an amount equal to [*] of, without duplication, (i) all capital contributions made, deemed to be made or required to be made by the Investor associated with such Indemnified Party pursuant to the Master Holdco LLC Agreement and the Equity Funding Agreement, reduced by, (ii) if such Member is Sponsor Investor, any distribution made to Sponsor Investor pursuant to Section 3.2(j) of the Master Holdco LLC Agreement (relating to True-Up Amounts as defined therein).

“Insolvency Proceedings” means any bankruptcy, insolvency, liquidation, controlled management, suspension of payments, scheme of arrangement, appointment of provisional liquidator, receiver or administrative receiver, notification, resolution, or petition for winding up or similar proceeding, under any applicable Law, in any jurisdiction and whether voluntary or involuntary.

“Intellectual Property Rights” means any and all rights in, arising out of, or associated with any or all of the following, whether now or hereafter existing, created, acquired or held: (i) all U.S., international and foreign patents and patent applications (including provisional applications) and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof and all inventions (whether or not patentable, reduced to practice or made the subject of a pending patent application), invention disclosures and improvements; (ii) trade secrets, confidential information and data and know-how; (iii) works of authorship, including all copyrights, copyright registrations and applications for copyright registration, renewals and extensions thereof, and all other rights corresponding thereto throughout the world; (iv) mask works, including mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology; (v) industrial designs, including any registrations and applications therefor throughout the world; (vi) trade names, logos, trademarks and service marks and other indicia of ownership, including registered trademarks and service marks, all applications to register trademarks and service marks throughout the world, including intent to use registrations, and all goodwill symbolized or associated therewith; (vii) databases and data collections throughout the world; (viii) all moral and economic rights of authors and inventors, however denominated, throughout the world; and (ix) any similar or equivalent rights to any of the foregoing anywhere in the world.

“Investments” means for any Person: (i) the acquisition (whether for cash, property, services or securities or otherwise) or holding of Equity Interests, bonds, notes, debentures,

*	Confidential Treatment Requested

partnership or other ownership interests or other securities of or in any other Person; (ii) the making of any deposit with, or advance, loan or other extension of credit to, any other Person or any guarantee of, or other Contingent Obligation with respect to, any Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to any other Person; and (iii) the acquisition of any similar property, right or interest of or in any other Person.

“Investor” and “Investors” are defined in the preamble to this Participation Agreement.

“Investor Cure Period” has the meaning set forth in Section 5.1(d).

“Investor Required Approvals” has the meaning set forth in Section 3.3(c).

“IRR” has the meaning set forth in Section 2.3(b).

“Ivanpah Facility” has the meaning set forth in the recitals of this Participation Agreement.

“Knowledge” means the actual knowledge of the Principal Persons of the referenced party or any knowledge which should have been obtained by any of the Principal Persons of such party upon reasonable investigation and inquiry.

“Law” means any applicable statute, law (including common law), constitution, treaty, charter, ordinance, code, order, rule, regulation, Permit, or other binding requirement or determination of any Governmental Authority.

“Lease” means any agreement that would be characterized under GAAP as an operating lease.

“Liability” means any Indebtedness, liability or obligation of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether matured or unmatured, and whether due or to become due), including any liabilities for Taxes.

“Liens” means any lien (statutory or other), pledge, mortgage, charge, security interest, deed of trust, assignment, hypothecation, title retention, fiduciary transfer, deposit arrangement, easement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever in respect of an asset, whether or not filed, recorded or otherwise perfected or effective under applicable Law, as well as the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset, (including any conditional sale or other title retention agreement, any Capital Lease having substantially the same economic effect as any of the foregoing, or any preferential arrangement having the practical effect of constituting a security interest with respect to the payment of any obligation with, or from the proceeds of, any asset or revenue of any kind).

“Loan Documents” means, collectively, all of the documents referred to in the Common Agreement as “Loan Documents” but in all cases excluding the Project Documents and Equity Documents.

“Loss” means the amount of (a) any out of pocket loss, cost, expense, damage or Liability, including interest, fines, reasonable legal and accounting fees and expenses, but excluding consequential, indirect, special or punitive damages of Indemnified Parties (unless such damages are payable to a third party (including any Governmental Authority)), reduced by (b) any amounts actually received by the Indemnified Parties as a result of any recovery, settlement, or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement, or payment by or against any other Person in connection with the circumstances giving rise to such Loss (net of the costs and expenses of obtaining such amounts, including any increased premiums directly resulting from a payment pursuant to any insurance coverage).

“Loss Proceeds” means all proceeds (other than any proceeds of business interruption insurance, advance loss of profit insurance, and proceeds covering liability of the Project Company to third parties) resulting from a Event of Loss.

“Made Available” means the respective materials that were (i) posted to the Deal Interactive BrightSource data room or delivered to each of the Investors (other than Sponsor Investor) by the Sponsor Parties, in each case no later than two (2) business days prior to the Effective Date, or (2) posted to the “SharePoint BrightSource Ivanpah Equity Transaction Data Site” or the “Morrison & Foerster Extranet - US DEPARTMENT OF ENERGY-066423 – BRIGHTSOURCE 000002” as final documents.

“Major Project Participant” means each of (i) the Project Company, (ii) the Sponsor, (iii) BSII, (iv) BSOI, (v) BSCM, (vi) BLM, (vii) the Power Purchaser, (viii) the EPC Contractor, (ix) the Turbine Supplier, (x) the SRSG Supplier, (xi) the Operator, (xii) any other Sponsor Affiliate designated by the DOE as being material to the success of the Project, and (xiii) any other Project Participant (as defined in the Common Agreement) designated by DOE on or before the Document Closing Date as providing significant construction or engineering services to the Project Company or as otherwise being material to the success of the Project, as set forth in Schedule 4.1 to the Common Agreement.

“Master Advance Notice” has the meaning set forth in the Common Agreement.

“Master Holdco” has the meaning set forth in the recitals to this Participation Agreement.

“Master Holdco LLC Agreement” has the meaning set forth in the recitals to this Participation Agreement.

“Master Services Contract” means the Amended and Restated Master Services Contract dated as of July 23, 2010, among the Project Company, the owners of the Other Projects and the EPC Contractor, including certain related contracts among such parties.

“Material Adverse Effect” means, as of any date of determination, a material adverse effect on (i) the Project, (ii) the ability of the Project Company or any other Major Project Participant to observe and perform its material obligations in a timely manner under any Transaction Document to which it is a party, or (iii) the business, operations, condition (financial or otherwise) or property of the Project Company, except any material and adverse effect caused by: (a) any event or condition resulting from or relating to changes or developments, in each case after the Effective Date, in Governmental Rules, (b) any event or condition resulting from or relating to changes or developments, in each case after the Effective Date, in the economy, financial markets, energy commodity markets or power transmission markets, (c) any event or condition generally applicable to the industries in which the Project operates (including the solar, electric generating, transmission or distribution industries), whether international, national, regional, state or local; (d) changes after the Effective Date in general regulatory or political conditions, including any acts of war or terrorist activities; (e) strikes, work stoppages or other labor disputes; (f) effects of weather, meteorological or geological events; or (g) any change, financial or otherwise, to the business, affairs or operation of any Investor (other than Sponsor Investor) or any of its Affiliates; so long as, in the case of clauses (a), (b), (c), (d), (e) and (f), the Project, the Project Company or any other Major Project Participant, as the case may be, is not affected thereby in a materially disproportionate manner relative to other businesses in the utility-scale solar thermal electric generation industry in the southwest United States.

“Multiemployer Plan” means a “multiemployer plan” (within the meaning of Section 3(37) of ERISA) which the Project Company or any ERISA Affiliate contributes to or participates in, or with respect to which the Project Company or any ERISA Affiliate has any material liability or other obligation (whether accrued, absolute, contingent or otherwise).

“NEPA” means the National Environmental Policy Act.

“Non-Sponsor Investor Status” means the (i) status, assets and activities of any Investor (other than Sponsor Investor) and its Affiliates except to the extent arising solely by reason of the ownership by such Investor of an interest in the Project Company, or (ii) direct or indirect ownership of any Investor (other than Sponsor Investor).

“NRG Closing Date Contribution Amount” means [*].

“NRG Closing Date Interest” has the meaning set forth in Section 2.1(c)(i).

“NRG Investor” has the meaning set forth in the preamble to this Participation Agreement.

“OFAC” has the meaning set forth in the Common Agreement.

“O&M Agreement” means the Operations and Maintenance Agreement between the Operator and the Project Company, pursuant to which, among other things, a major parts inventory and such other spare parts and other items as are necessary for the maintenance of the Project are maintained.

*	Confidential Treatment Requested

“O&M Guarantee” means the guarantee made by the O&M Guarantor in favor of the Project Company with respect to the payment and performance obligations of the Operator under the O&M Agreement.

“O&M Guarantor” means the parent entity of the Operator acting as guarantor of the obligations of the Operator and otherwise as set forth under the O&M Guarantee.

“Operating Budget” has the meaning set forth in the Common Agreement.

“Operating Documents” means documents identified in Section 4.1.2(d) of the Common Agreement.

“Operating Plans” has the meaning set forth in the Common Agreement.

“Operational Completion Date” has the meaning set forth in the Equity Funding Agreement.

“Operator” means NRG Energy Services, LLC, a Delaware limited liability company.

“Ordinary Course of Business” means the ordinary conduct of business consistent with past custom and practice (including with respect to quantity and frequency) and that is consistent with the Prudent Operator Standard.

“Organizational Documents” means with respect to any Person, its charter, articles of incorporation and by-laws, memorandum and articles of association, statute, partnership agreement, limited liability company agreement or similar instruments that are required to be registered or lodged in the place of organization of such Person and that establish the legal personality of such Person.

“Other Participation Agreements” means, collectively, the Ivanpah II Equity Participation Agreement, dated as of the date hereof, among Sponsor, Sponsor Investor, NRG Investor and Google Investor, and the Ivanpah III Equity Participation Agreement, dated as of the date hereof, among Sponsor, Sponsor Investor, NRG Investor and Google Investor.

“Other Projects” has the meaning set forth in the recitals to this Participation Agreement.

“Outside Date” has the meaning set forth in Section 2.1(c)(ii).

“Overrun Equity” has the meaning set forth in the Equity Funding Agreement.

“Overrun Equity Commitments” has the meaning set forth in the Equity Funding Agreement.

“Owner’s Contingency” has the meaning set forth in the Common Agreement.

“Owner’s Title Policy” means an ALTA (2006 Form) owner’s policy of title insurance to be issued by each of the Title Companies in the form attached hereto as Exhibit H.

“Participation Agreement” has the meaning set forth in the first paragraph hereof.

“Party” means a party to this Participation Agreement.

“Patriot Act” has the meaning set forth in the Common Agreement.

“Pension Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan (i) that is or was at any time maintained or Sponsored by the Project Company or any ERISA Affiliate or to which the Project Company or any ERISA Affiliate has ever made, or was obligated to make, contributions, and (ii) that is or was subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA.

“Permitted Indebtedness” has the meaning set forth in the Common Agreement.

“Permitted Investments” has the meaning set forth in the Common Agreement.

“Permitted Liens” means (i) the rights and interests of the Secured Parties as provided in the Loan Documents; (ii) Liens for any tax, assessment or other governmental charge not yet due, or being contested in good faith and by appropriate proceedings timely instituted, so long as (A) such proceedings shall not involve any danger of the sale, forfeiture or loss of the Project, or any easements, as the case may be, title thereto or any interest therein and shall not interfere with the use or disposition of any material part of the Project or any material easement; and (B) a bond, adequate reserves or other security has been posted or provided in such manner and amount as to assure that any taxes, assessments or other charges determined to be due will promptly be paid in full when such contest is determined; (iii) Liens in favor of materialmen, workers or repairmen, or other like Liens arising in the Ordinary Course of Business or in connection with the construction of the Project, either for amounts not yet due or for amounts being contested in good faith and by appropriate proceedings timely instituted so long as (x) such proceedings shall not involve any danger of the sale, forfeiture or loss of any material part of the Project or any material easement, as the case may be, title thereto or any interest therein and shall not interfere with the use or disposition of any material part of the Project or any material easement, and (y) a bond or other security has been posted or provided in such manner and amount as to assure that any amounts determined to be due will promptly be paid in full when such contest is determined; (iv) matters disclosed in the ALTA Survey, to the extent such matters do not and will not materially impair the use, development or operation by Project Company of the Site for its intended purpose; (v) zoning, entitlement, building and other land use regulations imposed by Governmental Authorities having jurisdiction over the Site which do not and will not materially impair the use, development or operation by Project Company of the Site for its intended purpose; (vi) covenants, conditions, restrictions, easements and other similar matters of record disclosed in the Owner’s Title Policy and approved by Investors or which are specifically identified as encumbrances in the BLM Right-of-Way to be recorded against the Site; (vii) any other non-monetary Lien affecting the Site, the existence of which does not and will not materially impair the use, development or operation by the Project Company of the Site for their intended purpose; (viii) Liens (not securing Indebtedness) of depository institutions and securities intermediaries (including rights of set-off or similar rights) with respect to deposit accounts or securities accounts; (ix) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.1(l) of the Common Agreement or securing appeal or other surety bonds related to such judgments; (x) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the Ordinary Course of Business; (xi) pledges or deposits or other Liens in the Ordinary Course of Business in connection with worker’s compensation, unemployment insurance, social security and other Governmental Rules; (xii) Liens granted to the Power Purchaser under the Power Purchase Agreement; and (xiii) Liens on personal property or fixtures of the Project Company not essential for the operation of the Project and having a fair market value of less than one hundred thousand dollars ($100,000) in the aggregate, (xiv) Liens securing purchase money obligations of the Project Company in an aggregate amount of less than $500,000, and (xv) other BLM rights of way for the use of the Shared Facilities by the Other Projects and Liens created by the Shared Facilities Agreement; provided, however, that, notwithstanding the foregoing, Permitted Liens shall not include any Lien on any Pledged Equity Interests.

“Person” means any individual, firm, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization, Governmental Authority, committee, department, authority or any other body, incorporated or unincorporated, whether having distinct legal personality or not.

“Pledged Equity Interests” means the Equity Interests of the Project Company.

“Potential Default” has the meaning set forth in the Common Agreement.

“Power Purchase Agreement” means the Power Purchase and Sale Agreement, dated as of April 28, 2009, as amended by that First Amendment to the April 28, 2009 Power Purchase and Sale Agreement, dated as of July 7, 2010, between the Project Company and the Power Purchaser.

“Power Purchaser” means Pacific Gas and Electric Company, acting as purchaser and otherwise as set forth under the Power Purchase Agreement.

“Pre-Funding Encumbrances” has the meaning set forth in the Common Agreement.

“Principal Persons” means any officer, director, owner, key employee or other Person with primary management or supervisory responsibilities with respect to a Project Entity or Sponsor, or any other Person (whether or not an employee) who has critical influence on or substantive control over the Project. For the avoidance of doubt, each of the Sponsor’s Principal Persons is a Principal Person of each of the Project Entities.

“Prohibited Jurisdiction” has the meaning set forth in the Common Agreement.

“Prohibited Person” has the meaning set forth in the Common Agreement.

“Project” has the meaning set forth in the recitals to this Participation Agreement.

“Project Company” has the meaning set forth in the recitals to this Participation Agreement.

“Project Costs” has the meaning set forth in the Common Agreement.

“Project Documents” means the documents identified in Section 4.1.2 of the Common Agreement.

“Project Entities” has the meaning set forth in the recitals to this Participation Agreement.

“Project Equipment Supply Agreements” means, collectively, (i) the Turbine Purchase Agreement, (ii) the Turbine Purchase Agreement Assignment, (iii) the SRSG Product Purchasing Agreement, (iv) the BSCM Solar Field Agreement, and (v) the BSOI/BSCM Solar Field Supply Subcontract.

“Project Management Agreement” means the Asset Management Agreement to be entered into on the Document Closing Date between the Project Manager and the Project Company.

“Project Manager” means NRG Solar Asset Management LLC, a Delaware limited liability company and an affiliate of NRG Investor.

“Project Holdco” has the meaning set forth in the recitals to this Participation Agreement.

“Proposed Change in Tax Law” means a proposal for a Change in Tax Law publicly endorsed by the U.S. Department of Treasury or another Executive Department or Executive Office of the President of the United States, the Chair or Ranking Member of the United States House of Representatives Committee on Ways & Means or the Chair or Ranking Member of the United States Senate Finance Committee.

“Prudent Electric Power Industry Standards” means any of the practices, methods and acts engaged in or approved by a significant portion of the electric power industry in the same region as the Project that, at a particular time, in the exercise of reasonable judgment would have been expected to accomplish the desired result in a manner consistent with applicable Laws, standards, equipment manufacturers’ recommendations, reliability, safety, environmental protection, economy and expedition. With respect to the Project, Prudent Electric Power Industry Standards include taking reasonable steps to ensure that: (a) equipment, materials, resources and supplies are available to meet the needs of the Project; (b) the equipment will function properly under both normal and emergency conditions at the Project; (c) appropriate monitoring and testing are performed to ensure equipment is functioning as designed; and (d) equipment is not operated in a negligent manner, or in a manner unsafe to workers, the general public, or contrary to applicable Law (including Environmental Laws) or regulations or without regard to defined limitations such as flood conditions, safety inspection requirements, operating voltage, current, volt-ampere reactive (VAR) loading, frequency, rotational speed, polarity, synchronization, and/or control system limits.

“Prudent Operator Standard” means that a Person shall (a) perform its duties in good faith and as a reasonably prudent operator, (b) perform its duties in compliance with the requirements of the Project Documents, (c) exercise at least such care, skill and diligence as a reasonably prudent business company of established reputation engaged in the solar thermal energy generation business would exercise in the conduct of its business and for the advancement or protection of its own interests, and as would ordinarily be expected in the solar thermal energy generation industry from a prudent contractor, owner and/or operator acting lawfully, reliably and safely in connection with solar thermal energy generation facilities and equipment similar to the Project, (d) perform the duties in accordance with commercially reasonable solar thermal energy industry standards, (e) use sufficient and properly trained and skilled personnel, and (f) use parts and supplies that meet the specifications set forth in the Project Documents, in all cases with respect to (a) through (f) herein, taking into account all of the costs and expenses of operation of the Project.

“PUHCA” means the Public Utility Holding Company Act of 2005, as amended from time to time.

“PUHCA Holding Company” has the meaning set forth in the Common Agreement.

“Recapture Period” means the earlier of (i) the expiration of the five (5) year period commencing on the date on which the Project is reported as “placed in service” in the relevant Cash Grant application for such Project, in accordance with the Cash Grant Guidance, or (ii) the date that the Project Company has become obligated to repay the Cash Grant.

“Recoveries” has the meaning set forth in Section 6.3(b).

“Recovery Act” means the American Recovery and Reinvestment Act of 2009, P.L. No. 111-5.

“Release” means disposing, discharging, injecting, spilling, leaking, leaching, dumping, pumping, pouring, emitting, escaping, emptying, seeping, placing and the like, into or upon any land or water or air, or otherwise entering into the environment.

“Representatives” means, with respect to any Person, the managing member(s), the officers, directors, employees, representatives or agents (including investment bankers, financial advisors, attorneys, accountants, brokers and other advisors) of such Person, to the extent that such officer, director, employee, representative or agent of such Person is acting in his or her capacity as an officer, director, employee, representative or agent of such Person.

“Required Consents” has the meaning set forth in Section 3.2(i)(i).

“Required Insurance” means insurance coverage for the Project satisfying the requirements set forth in Schedule 6.3(b) of the Common Agreement.

“Schedules” means the schedules attached to this Participation Agreement.

“Secured Parties” means the DOE and the Collateral Agent (as defined in the Common Agreement), as their respective interests may appear.

“Shared Facilities” has the meaning set forth in the recitals to this Participation Agreement.

“Shared Facilities Agreement” means a joint operating agreement among the Project Company and the owners of the Other Projects, providing for the joint ownership of the Shared Facilities and certain other provisions regarding the Shared Facilities that are necessary for the consummation of the Project.

“Site” means the real property where the Project and the Shared Facilities are located, which real property is subject to the BLM Right-of-Way.

“Source Code Escrow Agreement” means the Master Escrow Service Agreement among the Project Company, Solar Partners I, LLC, Solar Partners VIII, LLC, BSII and Iron Mountain Intellectual Property Management, Inc. that provides terms for the deposit, maintenance and release of the source code of BSII proprietary software provided under the BSCM Solar Field Agreement and the BSOI/BSCM Solar Field Supply Subcontract.

“Sponsor” has the meaning set forth in the preamble of this Participation Agreement.

“Sponsor Affiliate” means the Project Company, BSII, BSOI, Project Holdco, Master Holdco, Sponsor Investor and each other Person that is an Affiliate of the Sponsor.

“Sponsor Confidential Information” means any information relating to (1) the proprietary, nonpublic inputs to the Base Case Projections, (2) the Project Documents, (3) the Construction Plans, and (4) the Financial Statements of the Sponsor Parties.

“Sponsor Cure Period” has the meaning set forth in Section 5.1(c).

“Sponsor Disclosure Schedules” means the schedules delivered by Sponsor pursuant to Section 3.2.

“Sponsor Investor” has the meaning set forth in the preamble of this Participation Agreement.

“Sponsor Lenders” means, collectively, each Person serving as an agent or lender (or any representative thereof) from time to time under a Sponsor Loan.

“Sponsor Loan” means the loan to Sponsor under that certain Credit and Guaranty Agreement, dated as of October 4, 2010 (as amended, supplemented or otherwise modified from time to time), among Sponsor, certain wholly-owned subsidiaries of Sponsor, as guarantors, the lenders party thereto from time to time and Goldman Sachs Bank USA, as administrative agent and as collateral agent.

“Sponsor Parties” means, individually and collectively, Sponsor, Sponsor Investor, the Project Entities and any other Affiliate of Sponsor who is a party under any Transaction Document.

“Sponsor Support Agreement” has the meaning set forth in the Common Agreement.

“Sponsor Warranty Support Agreement” means the Security Escrow Agreement, dated as of the Effective Date, among Sponsor, Investors, BSCM, BSOI, the Project Company and Wells Fargo Bank, N.A.

“SRSG Product Purchasing Agreement” means the Purchasing Agreement dated as of August 12, 2010, between BSCM and the SRSG Supplier.

“SRSG Supplier” means Riley Power, Inc., a corporation organized and existing under the laws of the Commonwealth of Massachusetts.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, joint venture or other entity of which such Person (either alone or through or together with any other Person pursuant to any agreement, arrangement, contract or other commitment) owns, directly or indirectly, 10% or more of the stock or other Equity Interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

“Tax” (and, with correlative meaning, “Taxes”) means:

(a) any taxes, customs, duties, charges, fees, levies, penalties or other assessments, fees and other governmental charges imposed by any Governmental Authority, including, but not limited to, income, profits, gross receipts, net proceeds, windfall profit, severance, property, personal property (tangible and intangible) production, sales, use, leasing or lease, license, excise, duty, franchise, capital stock, net worth, employment, occupation, payroll, withholding, social security (or similar), unemployment, disability, payroll, fuel, excess profits, occupational, premium, severance, estimated, alternative or add-on minimum, ad valorem, value added, turnover, transfer, stamp, or environmental tax, or any other tax, custom, duty, fee, levy or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax, or additional amount attributable thereto; and

(b) any liability for the payment of amounts with respect to payment of a type described in clause (a), including as a result of being a member of an affiliated, consolidated, combined or unitary group, as a result of succeeding to such liability as a result of merger, conversion or asset transfer or as a result of any obligation under any tax sharing arrangement or tax indemnity agreement.

“Tax Returns” means any return, report, statement, information return or other document (including any amendments thereto and any related or supporting information) filed or required to be filed with any Governmental Authority in connection with the determination, assessment, collection or administration of any Taxes or the administration of any Laws, regulations or administrative requirements relating to any Taxes, information return, claim for refund, amended return or declaration of estimated Tax.

“Technology” means, regardless of form, (i) any invention (whether or not patentable or reduced to practice), discovery, information, work of authorship, articles of manufacture, machines, methods, processes, models, procedures, protocols, designs, diagrams, drawings, documentation, flow charts, network configurations and architectures, schematics, specifications, concepts, data, databases and data collections, algorithms, formulas, know-how and techniques, software code, including all source code, object code, firmware, development tools and application programming interfaces (APIs), tools, materials, marketing and development plans, and all other forms of technology, (ii) any improvements to any of the foregoing, and (iii) all media on which any of the foregoing is recorded.

“Terminating Investor Breach” has the meaning set forth in Section 5.1(d).

“Terminating Sponsor Breach” has the meaning set forth in Section 5.1(c).

“Title Companies” means, collectively, Stewart Title Guaranty Company, a corporation organized and existing under the laws of the State of Texas, Old Republic National Title Insurance Company, a corporation organized and existing under the laws of the State of Minnesota, and Chicago Title Insurance Company, a corporation organized and existing under the laws of the State of Nebraska.

“Total Funding Available” means the aggregate of all funds that are (i) undrawn but committed, or reasonably expected to be available, under the DOE Credit Facility and the Base Equity Commitments, (ii) received or receivable delay payments and Loss Proceeds, (iii) standing to the credit of the Project Revenue Account and the Disbursement Account established pursuant to the Common Agreement, and (iv) all unused Overrun Equity Commitments and any other unused equity funding that is committed or reasonably expected to be available.

“Total Project Costs” has the meaning set forth in the Common Agreement.

“Transaction Documents” means, collectively, the Loan Documents, the Equity Documents and the Project Documents.

“Treasury Yield” means the yield appearing in the most recently published statistical release designated “H.15 (519)” (or any successor publication that is published in its place by the Federal Reserve) and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury constant maturities” for the maturity most closely corresponding to the expected date of the realization of the expected income tax benefit.

“Turbine Purchase Agreement” means the Amended and Restated Supply Contract, dated as of August 8, 2008 and executed as of January 7, 2011, between the Sponsor and the Turbine Supplier with respect to a turbine generator for the Project.

“Turbine Purchase Agreement Assignment” means the assignment of the Turbine Purchase Agreement to the EPC Contractor.

“Turbine Supplier” means Siemens Industrial TurboMachinery, Inc.

1.2	Interpretation.

(a) All terms in this Participation Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

(b) As used in this Participation Agreement and in any certificate or other documents made or delivered pursuant thereto, accounting terms not defined in this Participation Agreement or in any such certificate or other document, and accounting terms partly defined in this Participation Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms in this Participation Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Participation Agreement or in any such certificate or other document shall control.

(c) The words “hereof”, “herein”, “hereunder”, and words of similar import when used in this Participation Agreement shall refer to this Participation Agreement, as a whole and not to any particular provision of this Participation Agreement.

(d) The words “includes” or “including” when used in this Participation Agreement mean “including, for example and without limitation”.

(e) The definitions contained in this Participation Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(f) Any agreement, instrument, statute or regulation defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument, statute or regulation as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein.

(g) Any references to a Person are also to its permitted successors and assigns.

(h) All Article and Section titles or captions contained in this Participation Agreement, or in any Exhibit or Schedule referred to therein and the table of contents of this Participation Agreement are for convenience only and shall not be deemed a part of this Participation Agreement, or affect the meaning or interpretation of this Participation Agreement. Unless otherwise specified, all references in this Participation Agreement to numbered Articles and Sections are to Articles and Sections of this Participation Agreement, and all references herein to Schedules or Exhibits are to Schedules and Exhibits to this Participation Agreement.

(i) Unless otherwise specified, all references contained in this Participation Agreement in any Exhibit or Schedule referred to therein or in any instrument or document delivered pursuant thereto to dollars or “$” shall mean United States dollars.

(j) The Parties to this Participation Agreement have participated jointly in the negotiation and drafting of this Participation Agreement. In the event an ambiguity or question of intent or interpretation arises, this Participation Agreement shall be construed as if drafted jointly by the Parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Participation Agreement.

ARTICLE 2

DOCUMENT CLOSING

2.1 Document Closing.

(a) Document Closing. The Document Closing Actions shall take place at the offices of Orrick, Herrington & Sutcliffe LLP, 405 Howard Street, San Francisco, California 94105 at 10:00 a.m. (prevailing Pacific time) or at such other place and time as the Parties may agree in writing, on a date to be specified by the Parties, which shall be (unless waived by each of the Parties) no earlier than the third Business Day after satisfaction or waiver of the conditions specified in Section 2.2, Section 2.3 and Section 2.4 of this Participation Agreement (other than conditions which can only be satisfied at closing), which execution and delivery shall nevertheless occur prior to the initial funding of the DOE Credit Facility. The closing of such transaction is referred to herein as the “Document Closing”.

(b) Closing Actions at Document Closing. Subject to the terms and conditions of this Participation Agreement, at the Document Closing, or at such earlier time as specified below, the Parties shall take or cause to be taken the following actions (the “Document Closing Actions”):

(i) each Investor shall (x) execute and deliver the Equity Funding Agreement and take such actions described therein to be taken by such Investor on such date, including, in the case of Google Investor and NRG Investor, making a capital contribution to Master Holdco pursuant to Section 3.2(b)(i) of the Master Holdco LLC Agreement in order to fund the payment of a portion of certain fees, commissions and expenses due under the DOE Credit Facility Documents (the “Fee Contributions”), and (y) execute and deliver to the DOE all certificates, notices and other documents required to be delivered by such Investor under the DOE Credit Facility Documents, in each case, at the Document Closing;

(ii) each Investor shall provide the credit support required under the Equity Funding Agreement to support such Investor’s performance of its obligations thereunder;

(iii) Sponsor shall cause the Project Company to execute and deliver the Equity Funding Agreement with respect to the Project, and shall cause the Project Company to take such actions described therein to be taken by the Project Company at Document Closing;

(iv) each Investor shall execute and deliver the Master Holdco LLC Agreement and make its contributions and take such other actions described therein to be taken by such Investor at Document Closing that relate to the Project;

(v) Sponsor shall cause the Project Company to execute and deliver the DOE Credit Facility Documents not already executed and delivered, and shall cause the

Project Company to take such actions described therein to be taken by the Project Company at Document Closing;

(vi) Sponsor shall cause the Project Company to issue and deliver a Master Advance Notice and related certificates under the Common Agreement for the initial advance under the DOE Credit Facility;

(vii) Sponsor shall cause the Project Company to execute and deliver each of the Project Management Agreement, the Construction Management Agreement, the O&M Agreement and the O&M Guarantee, and shall cause the Project Company to take such actions described in each such agreement to be taken by the Project Company at Document Closing, if any;

(viii) Sponsor shall, and shall cause each applicable Sponsor Affiliate to, execute and deliver the Sponsor Warranty Support Agreement, the Equity Contributor Guaranty, the Source Code Escrow Agreement and the Sponsor Support Agreement;

(ix) each Investor shall execute and deliver the Escrow Agreement;

(x) Sponsor shall cause the Project Company, Solar Partners I, LLC and Solar Partners VIII, LLC to execute and deliver the Escrow Agreement;

(xi) Sponsor shall, and shall cause each applicable Sponsor Affiliate to, execute and deliver all other documents, certificates, notices and instruments required to be delivered pursuant to any of the foregoing documents.

(c) Capital Contributions to Master Holdco.

(i) General. At the Document Closing, in addition to making the Fee Contributions as described in Section 2.1(b)(i)(x) above, NRG Investor and Google Investor shall make the following capital contributions in the manner described in clause (ii) below: (x) NRG Investor shall make a capital contribution to Master Holdco equal to the NRG Closing Date Contribution Amount in exchange for an ownership interest in Master Holdco (the “NRG Closing Date Interest”) pursuant to Section 3.2(b)(ii)(A) of the Master Holdco LLC Agreement, and (y) Google Investor shall make a capital contribution to Master Holdco equal to the Google Closing Date Contribution Amount in exchange for an ownership interest in Master Holdco (the “Google Closing Date Interest”) pursuant to Section 3.2(b)(ii)(B) of the Master Holdco LLC Agreement.

(ii) Escrow of NRG Closing Date Contribution Amount and Google Closing Date Contribution Amount. On the Document Closing Date, NRG Investor shall pay the NRG Closing Date Contribution Amount and Google Investor shall pay the Google Closing Date Contribution Amount into the Escrow Account in immediately available funds in accordance with the terms of the Escrow Agreement (such aggregate amount, the “Escrow Funds”). Upon satisfaction of the “First Advance Conditions” (as defined in the Escrow Agreement), Escrow Agent will release such funds in accordance with the terms of paragraph 4 of the Escrow Agreement (the “Escrow Release”); provided, that if the Escrow Release has not occurred within thirty (30) days of the Document Closing Date (the “Outside Date”), Escrow

Agent shall disburse from the Escrow Account the NRG Closing Date Contribution Amount to NRG Investor and the Google Closing Date Contribution Amount to Google Investor in accordance with the terms of the Escrow Agreement. Upon release of the Escrow Fund on the Outside Date, the terms of the Equity Termination Agreement shall take effect.

(iii) Issuance of Equity Interests in Master Holdco. After giving effect to the Document Closing and the execution and delivery of the Master Holdco LLC Agreement by all Investors, effective as of the Document Closing Date, (x) NRG Investor shall receive Common Class B Shares in Master Holdco as set forth on Schedule 1 to the Master Holdco LLC Agreement, (y) Google Investor shall receive Common Class C Shares in Master Holdco as set forth on Schedule 1 to the Master Holdco LLC Agreement, and (z) Sponsor Investor shall hold all issued and outstanding Common Class A Shares, NRG Investor shall hold all issued and outstanding Common Class B Shares and Google Investor shall hold all issued and outstanding Common Class C Shares in Master Holdco. On the Document Closing Date, Sponsor Investor shall cause Master Holdco to issue certificates evidencing the interests set forth in this Section 2.1(c)(iii) pursuant to Section 2.2(b) of the Master Holdco LLC Agreement.

2.2 Conditions Precedent to the Obligation of Each Investor (other than Sponsor Investor) at the Document Closing. The obligation of each Investor (other than Sponsor Investor) to consummate its respective Document Closing Actions at the Document Closing shall be subject to the fulfillment, at or before Document Closing, of each of the following conditions (any or all of which may be waived in whole or in part by any such Investor in its sole discretion):

(a) Document Closing Actions. Each of the Sponsor Parties and each other Investor shall have tendered performance of the Document Closing Actions applicable to it.

(b) Other Participation Agreements. The Other Participation Agreements shall have been executed and delivered by the Parties thereto and the “Document Closings” described therein shall have occurred simultaneously with the Document Closing described herein.

(c) Representations and Warranties. (i) Each of the Fundamental Representations of the Sponsor and each other Investor shall be true and correct in all respects at and as of the Effective Date and at and as of the Document Closing and (ii) each of the representations and warranties of the Sponsor and each other Investor set forth in the Transaction Documents (other than the Fundamental Representations) shall be true and correct in all respects at and as of the Effective Date and at and as of the Document Closing (except in the case of any representation or warranty that by its terms is made as of a date specified therein, in which case any such representation or warranty shall be true and correct in all respects as of such date), except where the failure of such representations or warranties to be in compliance with the standard set forth in this clause (ii) has not had and would not reasonably be expected to have a Material Adverse Effect, it being understood that, for purposes of determining the accuracy of such representations and warranties in connection with this clause (ii), any materiality or Material Adverse Effect qualifications set forth in any such representation or warranty shall be disregarded.

(d) Officer’s Certificates. Sponsor shall have delivered to each Investor an officer’s certificate of an authorized officer of Sponsor (i) certifying that each of the relevant conditions in Section 2.4 has been fulfilled to the satisfaction of Sponsor or has been waived by Sponsor, (ii) certifying that each of the Sponsor Parties’ representations and warranties in this Participation Agreement was true and correct at and as of the Effective Date and is true and correct at and as of the Document Closing Date (as provided in Section 2.2(c)), (iii) certifying that each of Sponsor Parties’ covenants have been performed and complied with as required by Section 2.2(i) and (iv) attaching (A) accurate and complete copies of the organizational documents of each Sponsor Party, (B) resolutions of each Sponsor Party authorizing the execution of the Transaction Documents to which each such Person is a party and (C) good standing or similar certificates of each Sponsor Party.

(e) Incumbency Certificates. Sponsor shall have delivered to each Investor a certificate of incumbency from the secretary or assistant secretary of each Sponsor Party as to the officers of such Sponsor Party, as applicable, who sign the Transaction Documents on behalf of such Sponsor Party.

(f) No Material Changes to Documentation.

(i) Loan Documents. Sponsor shall have Made Available fully executed copies of each of the documents listed on Schedule 2.2(f)(i) attached hereto, each of which shall be certified by the Sponsor that (v) such document is a true, complete and correct copy of such document (including all schedules, exhibits, attachments, supplements and amendments thereto and any related side letters), (w) such document has been duly executed and delivered by (A) the Project Company and each Affiliate of the Project Company, as applicable, and (B) to Sponsor’s Knowledge, each other party thereto, (x) such document is in full force and effect subject only to achievement of the Document Closing Actions, and no Sponsor Party is, and but for the passage of time or giving of notice or both will be, in breach of any representation, warranty, covenant or obligation thereunder, (y) to Sponsor’s Knowledge, no party (other than any Sponsor Party) to such document is, or but for the passage of time or giving of notice or both will be, in breach of any representation, warranty, covenant or obligation thereunder, and (z) there has been no material change to any such document from the forms of such documents most recently Made Available to the Investors prior to the Effective Date.

(ii) Project Documents. Sponsor shall have Made Available fully executed copies of each of the Project Documents listed on Schedule 2.2(f)(ii) attached hereto, each of which shall be certified by Sponsor that (v) such document is a true, complete and correct copy of such document (including all schedules, exhibits, attachments, supplements and amendments thereto and any related side letters), (w) such document has been duly executed and delivered by (A) the Project Company and each Affiliate of the Project Company, as applicable, and (B) to Sponsor’s Knowledge, each other party thereto, (x) such document is in full force and effect, if applicable subject only to the achievement of the Document Closing Actions, and no Sponsor Party is, and but for the passage of time or giving of notice or both will be, in breach of any representation, warranty, covenant or obligation thereunder, (y) to Sponsor’s Knowledge, no party (other than any Sponsor Party) to such document is, or but for the passage of time or giving of notice or both will be, in breach of any representation, warranty, covenant or obligation thereunder, and (z) there has been no material change to any such Project Document from the forms of such Project Documents most recently Made Available to the Investors prior to the Effective Date.

(g) Sufficiency of Debt/Equity Commitments. There shall have been no material change in facts or circumstances that results in any change to Investors’ determination that, in their reasonable discretion, there are adequate debt and equity funding commitments to complete construction of the Project and achieve the Commercial Operation Date no later than December 31, 2013.

(h) Exempt Wholesale Generator Status. The Project Company shall have filed a notice of self-certification of status as an Exempt Wholesale Generator with FERC in compliance with 18 C.F.R.§ 366.7, and the notice shall have been deemed to be effective, as provided therein.

(i) Compliance with Covenants. Each of the Sponsor Parties and each other Investor shall have performed and complied in all material respects with all agreements and covenants required to be performed and complied with by such Party under the Transaction Documents at or prior to the Document Closing.

(j) Owner’s Title Policy. Each of the Title Companies shall be irrevocably committed to issue to Project Company, collectively as equal co-insurers, the Owner’s Title Policy, effective as of the Document Closing Date, insuring the Project Company’s interest in the Site, with full gap coverage in an amount no less than the maximum amount of the DOE Credit Facility.

(k) Proposed Change in Tax Law. There shall have been no material adverse Proposed Change in Tax Law.

(l) Change in Tax Law. There shall have been no material adverse Change in Tax Law that has not already been taken into account as an adjustment to the Base Case Projections to the reasonable satisfaction of Google Investor and NRG Investor.

(m) Absence of Restraints. No Governmental Rule shall have been enacted, entered or promulgated prohibiting the consummation of the transactions contemplated hereby or the construction, operation or maintenance of the Project, and no Governmental Judgment shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby or the construction, operation or maintenance of the Project.

(n) Absence of Material Adverse Effect. Since the Effective Date, there shall not have been any event, change, occurrence or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

(o) Insurance. Each Investor shall have received reasonably satisfactory evidence that the Required Insurance is in full force and effect.

(p) Satisfaction of DOE Loan Conditions. Each of the following shall have been satisfied: (A) the conditions precedent required by FFB and DOE to execute and deliver the DOE Credit Facility Documents and the Common Agreement, (B) each of the conditions precedent set forth in Article 4 of the Common Agreement to make DOE’s and FFB’s funding commitment effective as set forth in such documents, and (C) the conditions precedent to submission of a Master Advance Notice and related certifications by the Project Company, which Master Advance Notice and related certifications will be submitted at the Document Closing pursuant to Section 2.1(b)(vi), in each case other than (1) each of Google Investor’s and NRG Investor’s completion of the Document Closing Actions for which it is responsible and (2) conditions that will be satisfied upon or prior to the Escrow Release.

(q) Delivery of Financial Statements. Sponsor shall have provided each of the Investors with accurate and complete copies of its most recent unaudited quarterly Financial Statements and any other financial information delivered to the DOE or any Investor no later than ten (10) Business Days prior to the Document Closing Date.

(r) Release of Sponsor Lender’s Security Interests. The documentation required to release all Liens on the assets of, and any equity interests in, the Project Company held by the lenders under the Sponsor Loan shall have been prepared and delivered to Escrow Agent in order to enable Escrow Agent to release such Liens concurrently with the Escrow Release in accordance with the Escrow Agreement.

(s) Opinions. Sponsor shall have delivered to each Investor each of the following legal opinions dated the Document Closing Date, addressed to each Investor and in form and substance reasonably acceptable to each Investor:

(i) from Orrick, Herrington & Sutcliffe LLP, a legal opinion substantially in the form attached hereto as Exhibit A with respect to this Participation Agreement;

(ii) from in house counsel to Sponsor, a legal opinion substantially in the form attached hereto as Exhibit B with respect to this Participation Agreement;

(iii) from Chadbourne & Parke LLP or another law firm reasonably acceptable to each Investor, a legal opinion substantially in the form attached hereto as Exhibit C with respect to each Project Entity and the enforceability of certain Transaction Documents under California law;

(iv) from Chadbourne & Parke LLP or another law firm reasonably acceptable to each Investor, a legal opinion substantially in the form attached hereto as Exhibit D with respect to each Project Entity and the enforceability of certain Transaction Documents under New York law;

(v) from Ellison, Schneider & Harris L.L.P. or another law firm reasonably acceptable to each Investor, a legal opinion substantially in the form attached hereto as Exhibit E with respect to permitting matters;

(vi) from Chadbourne & Parke LLP or another law firm reasonably acceptable to each Investor, a legal opinion substantially in the form attached hereto as Exhibit F, with respect to eligibility for the Cash Grant; and

(vii) from KPMG LLP, a reliance letter in the form attached hereto as Exhibit G with respect to the report, dated January 21, 2011, delivered by KPMG LLP on the costs of the Project that are eligible for the Cash Grant.

2.3 Additional Conditions Precedent to the Obligations of Google Investor and NRG Investor at Document Closing.

(a) Google Investor Determination of Cash Grant Amount. The obligations of Google Investor to consummate its Document Closing Actions at the Document Closing shall be subject to the additional condition, at Document Closing, that Google Investor shall not have determined in good faith that the Cash Grant for which the Project is eligible is less than the amount specified in the Base Case Projections, except to the extent that the terms of Google Investor’s equity investment being made pursuant hereto has been adjusted to its reasonable satisfaction to take into account such lower amount.

(b) NRG Investor Internal Rate of Return. The obligation of NRG Investor to consummate its Document Closing Actions at the Document Closing shall be subject to the additional condition, at Document Closing, that the project and partnership financial model referenced in excel file “20110402 Partnership Modelv7.xlsx” used by Sponsor and NRG Investor as of the Effective Date to determine NRG Investor’s levered after-tax internal rate of return (“IRR”) for the Project continues to show an IRR to NRG Investor over the life of the Power Purchase Agreement for the Project of no less than [*] and, if not, the Class B Adjustment Percentage (as defined in the Master Holdco LLC Agreement) shall be established at a level such that NRG Investor is projected to achieve a [*] IRR for the Project.

(c) Google Investor Internal Rate of Return. The obligation of Google Investor to consummate its Document Closing Actions at the Document Closing shall be subject to the additional condition, at Document Closing, that the project and partnership financial model referenced in excel file “20110402 Partnership Modelv7.xlsx” used by Sponsor and Google Investor as of the Effective Date to determine Google Investor’s IRR for the Project and the Other Projects continues to show an IRR to Google Investor over the life of the Power Purchase Agreement for the Project and the Other Projects of no less than [*] in the aggregate and, if not, the Class C Adjustment Percentage (as defined in the Master Holdco LLC Agreement) shall be established at a level such that Google Investor is projected to achieve a [*] IRR for the Project and the Other Projects in the aggregate.

2.4 Conditions Precedent to the Obligations of Sponsor and Sponsor Investor at Document Closing. The obligations of Sponsor and Sponsor Investor to cause the Sponsor Parties to consummate their applicable Document Closing Actions at the Document Closing shall be subject to the fulfillment, at or before Document Closing, of each of the following conditions (any or all of which may be waived in whole or in part by Sponsor and Sponsor Investor in their sole discretion):

(a) Document Closing Actions. Each Investor (other than Sponsor Investor) shall have tendered performance of its respective Document Closing Actions.

*	Confidential Treatment Requested

(b) Representations and Warranties. Each of the representations and warranties of each Investor (other than Sponsor Investor) set forth in this Participation Agreement shall be true and correct in all material respects as of the Document Closing. Sponsor shall have received, reviewed and approved the form and substance of any disclosure schedules delivered by each Investor (other than Sponsor Investor) in connection with its respective representations and warranties under this Participation Agreement.

(c) Officer’s Certificates. Each Investor (other than Sponsor Investor) shall have delivered to Sponsor an officer’s certificate of an authorized officer of such Investor (i) certifying that each of the relevant conditions in Section 2.2 has been fulfilled to the satisfaction of such Investor, as applicable, or has been waived by such Investor, (ii) certifying that each of its representations and warranties in this Participation Agreement was true and correct at and as of the Effective Date and is true and correct at and as of the Document Closing Date (as provided in Section 2.4(b)) and (iii) attaching (A) accurate and complete copies of the organizational documents of such Investor, (B) resolutions of such Investor authorizing the execution of the Transaction Documents to which such Investor is a party, and (C) good standing or similar certificates of such Investor.

(d) Incumbency Certificates. Each Investor shall have delivered to Sponsor certificates of incumbency from the secretary or assistant secretary of such Investor as to the officers of such Investor who sign the Transaction Documents on behalf of such Investor, as applicable.

(e) Compliance with Covenants. Each Investor (other than Sponsor Investor) shall have performed and complied in all material respects with all agreements and covenants required to be performed and complied with by such Party under this Participation Agreement at or prior to the Document Closing.

(f) Absence of Restraints. No Governmental Rule shall have been enacted, entered or promulgated prohibiting the consummation of the transactions contemplated hereby or the construction, operation or maintenance of the Project, and no Governmental Judgment shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby or the construction, operation or maintenance of the Project.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of All Parties. Each Party hereby represents and warrants to each other Party as of the Effective Date and the Document Closing Date as follows (unless another date is specified, in which case such Party so represents and warrants only as of such date), except as set forth in the applicable disclosure schedule that corresponds to the subsection of this Section 3.1; provided that any matter disclosed in any disclosure schedules shall be deemed disclosed for purposes of all representations and warranties under this Participation Agreement to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other Sections.

(a) Authority. Such Party has the requisite power and authority to enter into this Participation Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby, and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries or other applicable Persons necessary for the due authorization, execution, delivery and performance of this Participation Agreement have been duly taken. This Participation Agreement has been duly executed and delivered by such Party and (assuming due authorization, execution and delivery by the other Parties) constitutes the valid and binding obligations of such Party, enforceable against it in accordance with its terms, subject to the effects of Insolvency Proceedings, reorganization, moratorium and similar Laws affecting enforcement of creditors’ rights and remedies generally and to general principals of equity.

(b) Absence of Litigation. No litigation, action, investigation, event, or proceeding is pending or, to the best of such Party’s knowledge is threatened by any Person or Governmental Authority against such Party, that, if adversely resolved, would result in a Material Adverse Effect.

(c) No Brokers. No Person has or will have, as a result of any act or omission of the Party, any right, interest or valid claim against any other Party for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Participation Agreement.

(d) Insolvency Proceedings. No Insolvency Proceedings have been commenced or are continuing with respect to such Party.

(e) Disqualified Person. Such Party is not a Disqualified Person.

3.2 Representations and Warranties Relating to the Project Entities and Project. Sponsor represents and warrants to each Investor on the Effective Date and the Document Closing Date as follows (unless another date is specified, in which case such Party so represents and warrants only as of such date), except as set forth in the applicable Sponsor Disclosure Schedule that corresponds to the subsection of this Section 3.2; provided that any matter disclosed in any disclosure schedules shall be deemed disclosed for purposes of all representations and warranties under this Participation Agreement to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other Sections:

(a) Organization. Each Sponsor Party (i) is a limited liability company duly organized, validly existing and in good standing under the Laws of Delaware, (ii) where required, is duly qualified to do business in Delaware, California and in each other jurisdiction where the failure to so qualify could reasonably be expected to have a Material Adverse Effect, and (iii) has all requisite limited liability company power and authority to (w) own or hold under lease or other contractual agreements and operate the property it purports to own or hold under lease or other contractual agreements, (x) carry on its business as now being conducted and as now proposed to be conducted in respect of the Project, (y) incur Indebtedness and create Liens on its properties, and (z) execute, deliver, perform and observe the terms and conditions of each of the Transaction Documents to which it is a party.

(b) Authorization; No Conflict. Each Sponsor Party has all requisite power and authority to execute and deliver the Transaction Documents to which it is a party, and neither its execution and delivery thereof nor its consummation of the transactions contemplated thereby nor its compliance with the terms thereof (i) does or will contravene its Organizational Documents or any other Governmental Rules, (ii) does or will contravene or result in any breach or constitute any default under any Governmental Judgment, (iii) does or will contravene or result in any breach or constitute any default under, or result in or require the creation of any Lien upon any of its revenues, properties or assets under any agreement or instrument to which it is a party or by which it or any of its revenues, properties or assets may be bound, except for Permitted Liens, or (iv) does or will require the consent or approval of any Person other than the Required Consents and any other consents or approvals that have been obtained, and are in full force and effect.

(c) Legality, Validity and Enforceability.

(i) Each Transaction Document to which a Sponsor Party is or will be a party shall, upon execution and delivery by the relevant parties thereto, be a legal, valid and binding obligation of such Sponsor Party enforceable against such Sponsor Party in accordance with its terms, subject to Bankruptcy Laws and general principles of equity regardless of whether enforcement is considered in a proceeding at Law or in equity.

(ii) To Sponsor’s Knowledge, each Transaction Document is, or upon the execution and delivery by the relevant parties thereto will be, the legal, valid and binding obligation of each other party thereto (other than each Sponsor Party), enforceable against such party in accordance with its terms, subject to Bankruptcy Laws and general principles of equity regardless of whether enforcement is considered in a proceeding at Law or in equity.

(d) Capitalization.

(i) Ownership. As of the Effective Date and through the period ending immediately prior to the Document Closing, (i) Sponsor Investor will own 100% of the issued and outstanding Equity Interests of Master Holdco, (ii) Master Holdco will own 100% of the issued and outstanding Equity Interests of Project Holdco, and (iii) Project Holdco will own 100% of the issued and outstanding Equity Interests of the Project Company.

(ii) Options, Etc. Other than the Equity Interests to be issued by Master Holdco at the Document Closing contemplated by this Participation Agreement, (i) there are no outstanding options or rights for conversion into or acquisition, purchase or transfer of Equity Interests in any Project Entity, (ii) there are no agreements or arrangements for the issuance by any Person of additional Equity Interests in any Project Entity, and (iii) no Person has outstanding (x) any securities convertible into or exchangeable for any Project Entity’s Equity Interests, or (y) any rights to subscribe for or to purchase, or any option for the purchase of, or any agreement, arrangement or understanding providing for the issuance (contingent or otherwise) of, or any call, loan commitment or claims of any character relating to, any Project Entity’s Equity Interests.

(iii) Valid Interests. The NRG Closing Date Interest, the Google Closing Date Interest, and all Equity Interests to be issued by Master Holdco at the Document Closing will, when issued, constitute a limited liability company interest in Master Holdco, free and clear of any Liens except for obligations imposed on members of Master Holdco under the Master Holdco LLC Agreement.

(e) Investments; Subsidiaries. None of the Project Entities has made any Investments other than Permitted Investments. None of the Project Entities has any subsidiaries or beneficially owns the whole or any part of the Equity Interests of any other Person except as described in clause (d) of this Section 3.2.

(f) Title. The Project Company owns and has, or as of the Document Closing Date will have, a valid right-of-way interest in the Site, and will have valid and beneficial title to all of its other real and personal property and other assets, rights and revenues, of the Project, in each case free and clear of any Lien of any kind except for Permitted Liens, and (ii) each Project Entity owns and has, or will have, valid legal and beneficial title to, 100% of the issued and outstanding Equity Interests of its respective Subsidiary (as described in Section 3.2(d)(i)), in each case free and clear of any Lien of any kind other than the Liens of the Pledged Equity Interests granted under the DOE Credit Facility Documents at the Document Closing Date.

(g) Leases. Without limiting the generality of Section 3.2(c), any Leases or Capital Leases material to the Project in existence on the date of this representation and under which the Project Company is a lessee are valid and subsisting, the Project Company is not in default in any material respect under any of such Leases or Capital Leases, and the Project Company enjoys peaceful and undisturbed possession of the property subject to the terms of such Leases or Capital Leases and the right to continue to enjoy such possession of such property during the time when such property is necessary for the Project.

(h) Liens. Except for Permitted Liens, none of the Project Entities has created, or is under any agreement to create, nor does there exist, any Lien upon any of its revenues, properties or assets. As of the Document Closing Date, there are no Liens on the Pledged Equity Interests other than Liens granted under the DOE Credit Facility Documents as of the Document Closing Date and the Pre-Funding Encumbrances and those certain Liens granted to the Power Purchaser in connection with the Power Purchase Agreement.

(i) Governmental Approvals; Other Required Consents.

(i) Disclosure. Schedule 3.2(i)(i) to this Participation Agreement sets forth all consents and approvals, including all Governmental Approvals, that are required in connection with the Transaction Documents and to construct, operate, and maintain the Project (other than authorizing resolutions and similar corporate matters) (the “Required Consents”), in a format:

(A) distinguishing (x) each Governmental Approval that is discretionary, from (y) each Governmental Approval that is ministerial, from (z) each other Required Consent that is not a Governmental Approval;

(B) distinguishing (x) each Governmental Approval and other Required Consent required to be obtained on or before the Document Closing Date, from (y) each Governmental Approval and other Required Consent that, to Sponsor’s Knowledge, is required to be obtained at a later stage in the development of the Project, and identifying the stage at which it is required to be obtained;

(C) identifying each Governmental Approval and other Required Consent to be obtained (w) by the Project Company, (x) by the EPC Contractor, (y) by the Operator, and (z) by any other Person whose performance is required in order for the Project Company to construct, operate and maintain the Project;

(D) identifying each Governmental Approval and other Required Consent that has been obtained or will have been obtained as of the Document Closing Date, and each application for a Governmental Approval or other Required Consent that has been submitted as of the Document Closing Date;

(E) identifying each Governmental Approval and other Required Consent that (x) has been obtained but is no longer in full force and effect, (y) is under appeal or subject to other proceedings that could reasonably be expected to result in a material modification or cancellation thereof, or (z) is subject to unsatisfied conditions, with a general description of such conditions.

(ii) Status. The Governmental Approvals and other Required Consents specified pursuant to Section 3.2(i)(i) together constitute all of the Governmental Approvals and other Required Consents necessary under the applicable laws to construct, operate, and maintain the Project, except for permits and approvals required for non-routine maintenance outside the Ordinary Course of Business.

(A) (x) Each Governmental Approval specified pursuant to Section 3.2(i)(i)(A)(x) as being discretionary has been obtained as of the Document Closing Date; (y) each Governmental Approval specified pursuant to Section 3.2(i)(i)(A)(y) as being ministerial either (i) has been obtained as of the date of the representation, or (ii) is not required to have been obtained as of the date of the representation, and can reasonably be obtained as a matter of course upon performance of certain pre-defined conditions and at nominal or budgeted cost on or before the date such Governmental Approval will be required to permit the timely construction, operation, use, ownership, and routine maintenance (including routine major maintenance) of the Project; and (z) each Required Consent specified pursuant to Section 3.2(i)(i)(A)(z) as not being a Governmental Approval that is required as of the Document Closing Date has been obtained as of the Document Closing Date.

(B) Each Governmental Approval specified pursuant to Section 3.2(i)(i)(B)(x) as being required to be obtained as of the Document Closing Date has been obtained.

(C) Each Governmental Approval and other Required Consent specified pursuant to Section 3.2(i)(i)(C) as being required to be obtained by the EPC Contractor, the Operator, or any other Person (other than the Project Company) either (x) has been obtained as of the date of the representation, or (y) is not required to have been obtained as of the date of the representation, and is required pursuant to the terms of the Project Documents to be obtained by such Person on or before the date such Governmental Approval will be required to permit the timely construction, operation, use, ownership, and routine maintenance (including routine major maintenance) of the Project.

(D) The Project Company has Made Available to the Investors a true and complete copy of (x) each Governmental Approval and each other Required Consent that has been obtained as of the date of the representation, and (y) each application for a Governmental Approval or other Required Consent that has been submitted as of the date of the representation; and the Project Company has not done or omitted to do anything that would jeopardize the issuance of a Required Consent for which the Project Company has applied.

(E) With respect to each Governmental Approval and other Required Consent required to have been obtained as of the date of this representation, (x) such Governmental Approval or other Required Consent has been issued by the appropriate governmental authority or other Person, is in full force and effect, and is not then under appeal or subject to other proceedings or unsatisfied conditions that as of such date could reasonably be expected to result in a material modification or cancellation of it; (y) the Project Company is in material compliance with such Governmental Approval or other Required Consent, and any non-compliance by the Project Company with such Governmental Approval or other Required Consent could not reasonably be expected to have a Material Adverse Effect; and (z) with respect to each Governmental Approval, the Sponsor has no Knowledge of any material failure to comply with the procedural requirements of the applicable laws governing the issuance of such Governmental Approval, and the time period under applicable law within which a third party could commence a legal proceeding challenging the issuance of such Governmental Approval has lapsed. With respect to each Governmental Approval and other Required Consent required to be obtained following the date of this representation, to Sponsor’s Knowledge, all such Governmental Approvals and other Required Consents are capable of being obtained on or prior to the date on which such Governmental Approvals and other Required Consents will be required to have been obtained.

(j) Litigation; Labor Disputes.

(i) Except as set forth on Schedule 3.2(j)(i) to this Participation Agreement, none of the Sponsor Parties has received written notice of, nor to the Sponsor’s Knowledge does their exist, any pending or threatened action, suit, proceeding, or investigation by, of or before a Governmental Authority, of any kind (i) that relates to any transactions contemplated by any of the Transaction Documents or (ii) to which such Sponsor Party or, to Sponsor’s Knowledge, any Major Project Participant is a party, in either case, that has had or could reasonably be expected to have a Material Adverse Effect.

(ii) None of the Sponsor Parties has received written notice, and Sponsor does not otherwise have Knowledge, of any injunction, writ, or preliminary restraining order of any nature issued by an arbitrator, court or other Governmental Authority directing that any of the transactions provided for in any of the Transaction Documents not be consummated as herein or therein provided. To Sponsor’s Knowledge, no such injunction, writ, or preliminary restraining order exists.

(iii) There has been no strike, slowdown or work stoppage by the employees of any of the Sponsor Parties or, to Sponsor’s Knowledge, any Major Project Participant that is ongoing, or, to Sponsor’s Knowledge, currently threatened, that has caused, or could reasonably be expected to cause, a Material Adverse Effect.

(iv) Each of the Sponsor, BSII, BSCM and BSOI has valid and binding non-disclosure and assignment of invention agreements with all of its respective employees.

(v) None of the Project Entities has any employees.

(k) Tax.

(i) General. Each Project Entity has filed all material tax returns required by Governmental Rules to be filed by it and has paid (i) all income taxes payable by it that have become due pursuant to such tax returns and (ii) all other taxes and assessments payable by it that have become due (other than those taxes that it is contesting in good faith and by appropriate proceedings, for which reserves have been established to the extent required by GAAP) except for those taxes and assessments the non-payment of which would not result in a Material Adverse Effect. Each Project Entity has paid or has provided cash or cash-equivalent reserves adequate in the reasonable judgment of such Project Entity’s management and consistent with GAAP for the payment of all income and other material taxes imposed on it by the applicable Governmental Authority for all prior Fiscal Years and accrued for the current Fiscal Year to the date of such representation, which reserves shall be in an amount at least equal to the full assessed amount of such tax. None of the Project Entities has any current or accrued material tax liability that is not specifically reflected in the Base Case Projections as in effect at and as of the Document Closing Date and in the Construction Plan Budget & Schedule or as reflected in the assumptions in the then applicable Operating Plans, as the case may be. Each Project Entity does and has always qualified as an entity disregarded as separate from its owner for federal income tax purposes.

(ii) None of the Project Entities has requested or had requested on its behalf or agreed to any waivers or comparable consents to extension of the statute of limitation with respect to Taxes and is not currently the subject of any audit or other examination or other administrative or court proceeding with respect to Taxes and none have been threatened in writing. None of the Project Entities has received any notice or inquiry from any jurisdiction where Tax Returns have not been filed that Tax Returns may be required. None of the Project Entities has any powers of attorney relating to Taxes in effect.

(iii) Withholding Tax. Except as set forth on Schedule 3.2(k)(iii) to this Participation Agreement, at and as of the Document Closing Date, no withholding taxes are payable by any Project Entity to any Governmental Authority in connection with any amounts payable by such Project Entity under or in respect of the Equity Documents; provided that each Investor has qualified and provided for the appropriate forms for waiver of California state income tax withholding.

(l) Business, Indebtedness, Contracts, Etc. None of the Project Entities has conducted any business other than the business contemplated by the Transaction Documents and such other business as may be related to the Project. None of the Project Entities is a party to or bound by any contract other than those contracts permitted under the Transaction Documents, as applicable.

(m) Transactions with Affiliates. Except for the Project Documents and Transaction Documents as in effect on the Document Closing Date, none of the Project Entities is a party to any of the following, whether or not in the Ordinary Course of Business: (i) any loan commitment to any Affiliate of such Project Entity, (ii) any other contract or agreement with any Affiliate of such Project Entity, or (iii) any agreement requiring the payment of development fees or success fee to any Affiliate of such Project Entity or any other Person.

(n) Environmental Laws.

(i) The Project Company (i) has been issued all Governmental Approvals required as of the time of this representation pursuant to Environmental Law (“Environmental Approvals”) except to the extent non-issuance of such Governmental Approval could not reasonably be expected to result in a Material Adverse Effect, and (ii) has received no complaint, order, directive, claim, citation or notice by any Governmental Authority (that has not been disclosed to the extent required by the Equity Documents), in each case relating to its then-existing obligations or liabilities with respect to: (A) air emissions, (B) discharges to surface water or ground water, (C) noise emissions, (D) solid or liquid waste disposal, (E) the presence, use, generation, storage, transportation or disposal of or exposure to Hazardous Substances, or (F) other environmental, health or safety matters and, except to the extent such complaint, order, directive, claim, citation or notice by any Governmental Authority could not reasonably be expected to result in a Material Adverse Effect.

(ii) Except as set forth on Schedule 3.2(n)(ii), there is no action, suit, proceeding or investigation pursuant to Environmental Law by, of or before a Governmental Authority with respect to the Project, the Project Company or the Project Site that is either pending or threatened in writing.

(iii) Except as set forth on Schedule 3.2(n)(iii) to this Participation Agreement, neither the Project Company nor, to Sponsor’s Knowledge, any Person, has used, Released, discharged, generated, manufactured, produced, stored, or disposed of in, on, under or about the Site or transported thereto or therefrom, any Hazardous Substances in a manner that could reasonably be expected to have a Material Adverse Effect.

(iv) Schedule 3.2(n)(iv) to this Participation Agreement discloses, to Sponsor’s Knowledge, each condition, circumstance, action, activity or event with respect to the Project, the Project Company or the Site that is a violation of any Environmental Law or Environmental Approval. No such condition, circumstance, action, activity or event could reasonably be expected to result in an enforcement of any Environmental Law against the Project Company or with regard to the Project or have a Material Adverse Effect.

(v) Sponsor has Made Available to Investors true and complete copies of all material environmental reports, studies, assessments and audits, and any other material documents and correspondence, in each case relating to environmental matters in connection with the Site.

(o) Investment Company Act; PUHCA; Public Utility.

(i) None of the Project Entities is, or will be, as a result of its participation in the transactions contemplated by the Transaction Documents, (i) required to register as an “investment company” (ii) “controlled” by a company required to register as an “investment company” under the Investment Company Act, or (iii) a “holding company” as defined in PUHCA and 18 C.F.R. § 366.1 that is not entitled to the exemptions and waivers set forth in 18 C.F.R.§366.3.

(ii) No Equity Interest of the Project Company is owned directly or indirectly by a Person that is a PUHCA Holding Company that is not an Exempt Holding Company.

(p) Regulation of Parties. None of the Investors shall, solely by reason of its ownership or operation of the Project, be subject to regulation as a PUHCA Holding Company that is not entitled to the exemptions and waivers set forth in 18 C.F.R.§366.3, and other than as a result of the Non-Sponsor Investor Status.

(q) Corrupt Practices Laws.

(i) Each Project Entity, the Sponsor and each of its Affiliates, and each of their respective Principal Persons, employees and agents have complied with all applicable Corrupt Practices Laws in obtaining any consents, licenses, approvals, authorizations, rights, or privileges with respect to the Project.

(ii) Each Project Entity, the Sponsor and each of its Affiliates, and each of their respective Principal Persons, employees and agents are conducting the Project and the Project Company’s business in compliance with all applicable Corrupt Practices Laws.

(iii) The internal management and accounting practices and controls of each Project Entity, the Sponsor and each of its Affiliates, are adequate to ensure compliance with all Corrupt Practices Laws.

(r) ERISA.

(i) No Project Entity or any of its respective ERISA Affiliates sponsors, maintains, participates in, contributes to or has any liability in respect of any Pension Plan or Multiemployer Plan.

(ii) Except to the extent required under Sections 601 through 609 of ERISA and Section 4980B of the Code (or comparable state Laws), no Project Entity provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee nor is it obligated to provide health or welfare benefits to any active employee following such employee’s retirement or other termination of service.

(iii) To the Knowledge of Sponsor, the execution and delivery of this Participation Agreement and the consummation of the transactions contemplated hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which taxes could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code.

(iv) (A) None of the Project Entities is or will be a “plan” within the meaning of Section 4975(e) of the Code; (B) the assets of each Project Entity do not and will not constitute “plan assets” within the meaning of the United States Department of Labor Regulations set forth in 29 C.F.R. 2510.3-101; and (C) none of the Project Entities is or will be a “governmental plan” within the meaning of Section 3(32) of ERISA, in each case other than as a result of the Non-Sponsor Investor Status.

(s) Insurance. As of the Document Closing, all Required Insurance to be obtained and maintained for the Project pursuant to Section 6.3 of the Common Agreement is in full force and effect.

(t) Intellectual Property.

(i) The Project Company owns or holds a valid and enforceable license or right to use the Technology and the Intellectual Property Rights necessary to conduct the business of the Project Company, including to (i) construct, operate, use and maintain the Project including using software, equipment and materials supplied under the Project Equipment Supply Agreements and the Construction Documents; and (ii) exercise its rights and perform its obligations under the Operating Documents, the Project Equipment Supply Agreements and the Construction Documents in connection with the Project.

(ii) (A) The Technology and Intellectual Property Rights (i) owned by the Project Company; (ii) licensed or otherwise made available to the Project Company under the Project Equipment Supply Agreements, the Construction Documents and the Source Code Escrow Agreement, or (iii) delivered to the Project Company in connection with the Project Equipment Supply Agreements, the Construction Documents or the Source Code Escrow Agreement, as applicable, and the use thereof by the Project Company, and (B) the conduct of the business of the Project Company, including to carry out and operate the Project and any process, method, substance, part or other material currently employed or presently contemplated to be employed by the Project Company, do not infringe upon or misappropriate the Intellectual Property Rights of any other Person, except where such infringement or misappropriation of such Intellectual Property Rights or such other rights could not reasonably be expected to have a Material Adverse Effect.

(iii) The Project Company has the right to receive and, at the times required for operation of the Project will be in possession of, copies of the software, documentation, drawings, designs, processes, procedures and other tangible embodiments of the Technology necessary to complete development of and operate the Project.

(u) No Defaults. No Event of Default or Potential Default has occurred and is continuing. There is no breach by any Sponsor Party of any material obligation under any Project Document, as applicable, and no notice of breach of any material obligation under any Project Document has been issued, entered or received by any Sponsor Party and, to Sponsor’s Knowledge, no party (other than any Sponsor Party) is in breach of any material obligation under any Project Document.

(v) No Judgment Liens; No Indebtedness.

(i) None of the Project Entities has (i) a judgment lien against any of its respective property, including for a debt owed to the United States of America or any other Person or (ii) an outstanding debt (other than a debt under the Code) owed to the United States of America or any agency thereof that is in delinquent status, as the term “delinquent status” is defined in 31 C.F.R. § 285.13(d).

(ii) None of the Project Entities, in accordance with Section 609.10(d)(21) of the Applicable Regulations, has owed any delinquent Indebtedness to any Governmental Authority of the United States, including tax liabilities, unless the delinquency (and all associated penalties and interest) has been resolved with the appropriate Governmental Authority pursuant to the standards of the Debt Collection Improvement Act.

(iii) None of the Project Entities has outstanding Indebtedness other than Permitted Indebtedness and none of the Project Entities has other liabilities other than those permitted under the Loan Documents.

(w) Sufficiency of Project Documents.

(i) The Project Documents, collectively, constitute all documents necessary for the construction, completion and operation of the Project, except for additional documents for the procurement of those items commercially available to the Project at the Site on terms consistent with the Construction Plan Budget & Schedule and the Base Case Projections.

(ii) All easements, leasehold and other property interests, including with respect to the Shared Facilities, and all utility and other services, means of transportation, facilities, other materials and other rights that could reasonably be expected to be necessary for the construction, completion and operation of the Project in accordance with Governmental Rules and the Transaction Documents (including gas, electrical, water and sewage services and facilities) have been procured under the Project Documents or are commercially available to the Project at the Site on terms consistent with the Construction Plan Budget & Schedule and the Base Case Projections and, to the extent appropriate, arrangements have been made on terms consistent with the Construction Plan Budget & Schedule and the Base Case Projections for such easements, interests, services, means of transportation, facilities, materials and rights.

(iii) A true, complete and correct copy of each of the Project Documents has been Made Available to each Investor (including all exhibits, schedules, protocols and side letters referred to therein or delivered pursuant thereto, if any, and all amendments, modifications, additions, waivers thereto or thereof). No Project Document has been amended or modified since such Project Document was Made Available to each Investor. Prior to the execution of each such Project Document entered into on or prior to the date this representation is made, the Sponsor believed, after having made a reasonable investigation with respect thereto, that each party to each such Project Document would be able to carry out its obligations in accordance therewith and nothing has come to the attention of the Sponsor to cause it to believe that any such party will not be able to carry out its obligations in accordance therewith except as has been disclosed to the extent required under the Transaction Documents.

(iv) All Project Documents listed on Schedule 2.2(f)(ii) to this Participation Agreement required or necessary for the Project at the time of this representation have been executed by each Person that is a party thereto, and as of the time of this representation all conditions precedent to the obligations of the respective parties under such Project Documents that are intended to be effective as of the time of this representation have been satisfied or where required, waived.

(v) To Sponsor’s Knowledge, all representations, warranties and other factual statements made by each party to each of the Project Documents (other than the Project Company) are true and correct in all material respects.

(vi) After conducting due inquiry in accordance with Prudent Electric Power Industry Standards, Sponsor has a reasonable belief that the Project will fulfill in all material respects the design specifications and requirements contained in the Transaction Documents and deliver electric power in the quantities and at the times set forth in the Base Case Projections.

(x) Financial Statements. Each of the Financial Statements of the Project Entities and the Sponsor Made Available to the Investors has been prepared in accordance with GAAP applied on a consistent basis both as to classification of item and amounts (except for the absence of footnotes and normal year-end adjustments in the case of unaudited financial statements) and presents fairly in all material respects the financial condition of such Project Entity or the Sponsor, as applicable, as of the respective dates of the balance sheets included therein and the results of operations of such Project Entity or the Sponsor for the respective periods covered by the statements of income included therein. The Financial Statements of the Sponsor have been prepared on a consolidated basis (including the Project Company), and a separate balance sheet of the Project Company has been prepared and Made Available. In the case of the Project Company, except as reflected in such Financial Statements, there are no liabilities or obligations of any nature whatsoever for the period to which such Financial Statements relate that are required to be disclosed in accordance with GAAP.

(y) Construction Plan Budget & Schedule; Operating Budget and Base Case Projections.

(i) The Construction Plan Budget & Schedule as amended by Approved Construction Changes, the current Base Case Projections and the current Operating Budget (i) are complete in all material respects and based on reasonable assumptions, (ii) are consistent with the provisions of the Project Documents in all material respects, (iii) have been prepared in good faith and with due care, and (iv) fairly represent the Sponsor’s expectation as to the matters covered thereby as of the date of the representation. The Parties hereby acknowledge and agree that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Base Case Projections may materially vary from the projected results.

(ii) The Construction Plan Budget & Schedule, as amended or supplemented by Approved Construction Changes, accurately specifies in summary form the Construction Work that each Construction Contractor proposes to complete on or before the deadlines specified therein.

(iii) The Construction Budget, as amended or supplemented by Approved Construction Changes, represents the Sponsor’s reasonable estimate of all costs and expenses anticipated by the Sponsor to be incurred to construct the Project in the manner contemplated by the Construction Plan Budget & Schedule and the Transaction Documents.

(iv) Sponsor’s good faith estimate and belief is that (i) Physical Completion and Operational Completion will occur no later than the Anticipated Operational Completion Date, (ii) Total Project Costs will not exceed Base Project Costs, and (iii) each of Total Project Costs, Base Project Costs, Eligible Base Project Costs and Ineligible Base Project Costs will not exceed the respective amounts therefor set forth in the Financial Plan. Nothing has occurred to cause Sponsor to believe that the Construction Plan Budget & Schedule, as amended or supplemented by Approved Construction Changes, and Base Case Projections are unreasonable in any material respect.

(iv) Defined terms used in this Section 3.2(y), but not defined herein, shall have the meanings given to such terms in the Common Agreement.

(z) Sufficient Funds. The Sponsor estimates in good faith that the Total Funding Available to the Project Company (i) will be sufficient to carry out the Project in accordance with the Construction Milestone Schedule, including adequate contingency funds for identified Cost Overruns and (ii) equals or exceeds Total Project Costs.

(aa) Fees and Enforcement. Other than amounts that have been paid in full or with respect to which arrangements satisfactory to the affected credit parties under the DOE Credit Facility have been made, no fees or taxes including documentary, stamp, transaction, registration, or similar taxes are required to be paid to ensure the legality, validity, enforceability, priority or admissibility in evidence in applicable jurisdictions of any Transaction Documents.

(bb) Immunity. In any proceedings in connection with any Transaction Document to which a Sponsor Party is a party, such Sponsor Party has not been and will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal processes, subject to Bankruptcy Law.

(cc) No Other Powers-of-Attorney, Etc. None of the Project Entities has executed and delivered any powers of attorney or similar documents, except the power of attorney granted to DOE with respect to the Cash Grant and except as provided (i) to its respective directors, agents, representatives and employees in the Ordinary Course of Business, and (ii) in connection with Permitted Liens.

(dd) No Additional Fees. Except as set forth on Schedule 3.2(dd), none of the Sponsor Parties has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of arranging the financing of the transactions contemplated by the Transaction Documents.

(ee) Insolvency Proceedings. None of the Sponsor Parties (i) is, to Sponsor’s Knowledge, the subject of any pending or threatened Insolvency Proceedings, and (ii) is in the process of instituting, and has no current intention of instituting, any Insolvency Proceeding.

(ff) No Material Adverse Effect; No Event of Force Majeure.

(i) Material Adverse Effect. Since the date of the most recent Financial Statements that have been Made Available, no Material Adverse Effect has occurred and is continuing nor is there currently any event, change, occurrence or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

(ii) Force Majeure. No Event of Force Majeure has occurred and is continuing.

(gg) Buy American Provisions. The Project does not involve the construction, alteration, maintenance, or repair of a “public building” or “public work” within the meaning of the Buy American Provisions, and therefore is not subject to the Buy American Provisions.

(hh) Full Disclosure.

(i) The representations and warranties of Sponsor contained in this Participation Agreement, taken together with any other information, statements and documents Made Available to the Investors by or on behalf of the Sponsor either pursuant to this Participation Agreement or to induce the Investors to enter into this Participation Agreement, the Master Holdco LLC Agreement or the other Equity Documents, are, taken as a whole, true and correct in all material respects and do not contain any material misstatement of fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made (it being understood that such representations, warranties, information, statements and documents are subject to any disclaimers noted therein, that the accuracy of measurements is limited by the measuring equipment used, and that items that are estimates, projections or probability assessments or that are stated to be opinions have been prepared in good faith, but are only estimates, projections, probability assessments or opinions and may not be realized).

(ii) Other than the Equity Documents, there are no agreements between a Sponsor Party on the one side and any other Investor or any Affiliate of an Investor on the other side that is materially related to or contingent upon the Projects.

(iii) None of the Project Entities has entered into any agreement other than the Project Documents and the Loan Documents.

(ii) Cash Grant Application.

(i) The Sponsor Investor is not a Disqualified Person.

(ii) Each of the Project Entities has retained its respective rights to apply for the Cash Grant and has not entered into any agreement to sell any such rights.

(iii) The materials submitted to the U.S. Department of Treasury related to establishing whether the Project had “commenced construction” according to the Cash Grant Guidance, which materials have been Made Available to the Investors, at the time submitted, were in all material respects based on information that was complete and accurate as of the date provided. There are no other written materials that have been submitted to the U.S. Department of Treasury with respect to the Cash Grant other than the materials referred to in the immediately preceding sentence, which materials have been Made Available to the Investors.

(iv) With respect to the factual information provided by Sponsor to support the opinion set forth in Section 2.2(s)(vii):

(A) such information is, in all material respects, based on information that was complete and accurate as of the date provided; and

(B) such information has not changed since the date such information was provided, except:

(1) as reflected in the Base Case Projections; and

(2) to the extent such information is the product of a projection or an estimate, in which case (x) the projection or estimate is Sponsor’s best estimate based on sound reasoning and all of the facts known to the Sponsor (or facts which the Sponsor should know after reasonable investigation) or reasonably expected by Sponsor as of the date made, and (y) such projections or estimates have not changed since the date made except as reflected in the Base Case Projections.

(jj) Foreign Assets Control Regulations, Etc.

(i) To the extent applicable, each Sponsor Party is in compliance, in all material respects, with (i) all Foreign Asset Control Regulations, (ii) all applicable orders, rules and regulations of OFAC, and (iii) the Patriot Act.

(ii) Neither the making of any Advances (as such term is defined in the Common Agreement) nor the use of the proceeds thereof will violate any Foreign Asset Control Regulations or any anti-boycott laws and regulations, other than as a result of the Non-Sponsor Investor Status.

(iii) Neither any Project Entity, the Sponsor, nor any Person who controls a Project Entity or the Project Company, nor any of their members, directors, officers, parents or subsidiaries: (x) is subject to United States or multilateral economic or trade sanctions in which the United States participates, (y) is owned or controlled by, or acts on behalf of, any governments, corporations, entities or individuals that are subject to United States or multilateral economic or trade sanctions in which the United States participates, or (z) is a Prohibited Person or otherwise is named, identified or described on any blocked persons list, designated nationals list, denied persons list, entity list, debarred party list, unverified list, sanctions list or other list of individuals or entities with whom United States persons may not conduct business, including lists published or maintained by OFAC, lists published or maintained by the U.S. Department of Commerce, and lists published or maintained by the U.S. Department of State.

(iv) No event has occurred and no condition exists that is likely to result in any Project Entity, the Sponsor, any Sponsor Affiliate, nor any Person who controls a Project Entity or the Sponsor, nor any of their members, directors, officers, parents or subsidiaries, becoming a Prohibited Person.

(v) To Sponsor’s Knowledge without independent investigation, no Major Project Participant, no Person who owns or Controls any Major Project Participant, nor any of their members, directors, officers, parents or subsidiaries, is a Prohibited Person or otherwise is named, identified or described on any blocked persons list, designated nationals list, denied persons list, entity list, debarred party list, unverified list, sanctions list or other list of individuals or entities with whom United States persons may not conduct business, including lists published or maintained by OFAC, lists published or maintained by the U.S. Department of Commerce, and lists published or maintained by the U.S. Department of State.

(vi) None of the Collateral Security is traded or used, directly or indirectly, by a Prohibited Person or by a Person organized in a Prohibited Jurisdiction.

(vii) Debarment. No event has occurred and no condition exists that is likely to result in the Debarment or suspension of the Project Company from contracting with the U.S. Government or any agency or instrumentality thereof, and the Project Company is not now and has not been subject to any such Debarment or suspension. Neither the Project Company nor any of its Principal Persons are (i) debarred, suspended, proposed for Debarment with a final determination still pending, declared ineligible or voluntarily excluded (as such terms are defined in any of the Debarment Regulations) from participating in procurement or non-procurement transactions with any United States federal government department or agency pursuant to any of the Debarment Regulations, or (ii) indicted, convicted or had a Governmental Judgment rendered against the Project Company or any of its Principal Persons for any of the offenses listed in any of the Debarment Regulations and no event has occurred and no condition exists that is likely to result in the Debarment or suspension of the Project Company from contracting with the U.S. Government or any agency or instrumentality thereof.

(viii) Anti-Terrorism Order. Each Sponsor Party and each of their respective Principal Persons, is in compliance with the Anti-Terrorism Order and has not previously violated the Anti-Terrorism Order.

(ix) No Ownership by Disqualified Person. As of the Document Closing Date, the Project Company is not a Disqualified Person.

3.3 Representations and Warranties of Each Investor. Each Investor (other than Sponsor Investor) hereby represents and warrants to Sponsor and each other Investor on the Effective Date and the Document Closing Date as follows (unless another date is specified, in which case such Party so represents and warrants only as of such date), except as set forth in the applicable disclosure schedule that corresponds to the subsection of this Section 3.3; provided that any matter disclosed in any disclosure schedules shall be deemed disclosed for all representations and warranties under this Participation Agreement to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other Sections:

(a) Organization. Such Investor (i) is a limited liability company duly organized, validly existing and in good standing under the Laws of Delaware, and (ii) has all requisite limited liability company power and authority to (x) own or hold under lease or other contractual agreements and operate the property it purports to own or hold under lease or other contractual agreements, (y) carry on its business as now being conducted and as now proposed to be conducted in respect of the Project, and (z) execute, deliver, perform and observe the terms and conditions of this Participation Agreement.

(b) Legality, Validity and Enforceability. Each Equity Document to which such Investor is or will be a party shall, upon execution by the relevant parties thereto, be a legal, valid and binding obligation of such Investor enforceable against such Investor in accordance with its terms, subject to Bankruptcy Laws and general principles of equity regardless of whether enforcement is considered in a proceeding at Law or in equity.

(c) Third Party Approvals and Filings. No third party notice, consent, approval or filing (including with any Governmental Authority) is required to be obtained or made by such Investor for the execution, delivery and performance by such Investor of this Participation Agreement or the consummation of the transactions contemplated herein, other than notices, consents, filings or approvals listed on Schedule 3.3(c), and no third party notice, consent, approval or filing (including with any Governmental Authority) is required to be obtained or made by such Investor for the execution, delivery and performance by such Investor of any other Equity Document or the consummation of the transactions contemplated therein, other than notices, consents, filings or approvals listed on Schedule 3.3(c) (collectively, the “Investor Required Approvals”).

(d) No Conflicts. Assuming receipt of board approval of such Investor as delivered to Sponsor pursuant to Section 2.4(b)(iii)(B), as the case may be, the execution and delivery of this Participation Agreement and the other Equity Documents and the consummation of all transactions contemplated herein and therein does not and will not result in any material breach or violation of, or default under, any organizational document of such Investor or any material agreements by which such Investor is a party or by which it is bound or to which any of its assets is subject, or, subject to obtaining Investor Required Approvals, under any Governmental Rules.

ARTICLE 4

CERTAIN COVENANTS

4.1 Consummation of Transactions and Obtaining Approvals. Each Party shall coordinate and cooperate with the other Parties in providing such information and supplying such assistance as may be reasonably requested by such other Party in connection with the consummation of the Document Closing Actions. Without limiting the generality of the foregoing or any other provision of this Participation Agreement regarding approvals, each Party shall use its Commercially Reasonable Efforts to obtain all authorizations, consents, orders, and approvals of, and to give all notices to and make all filings with, all Governmental Authorities (including those pertaining to the Governmental Approvals) and third parties that may be or become necessary for its performance of its obligations under this Participation Agreement and shall cooperate fully with the other Parties in promptly seeking to obtain all such authorizations, consents, orders, and approvals, giving such notices, and making such filings.

4.2 Pre-Document Closing Actions. Except as otherwise expressly contemplated herein or taken with the written consent of each Investor, prior to the Document Closing, Sponsor shall not permit or cause any Project Entity to (i) conduct any business other than business related to the development, construction, financing, ownership and operation of the Project or the Other Projects, as applicable, (ii) take actions which are outside of the ordinary course of its business or inconsistent with past practice and prudent utility practice, (iii) amend or modify its Organizational Documents in any material respect except as required in connection with the consummation of the transactions contemplated by the Transaction Documents, (iv) issue any Equity Interests, (v) agree to convey, sell, lease or otherwise transfer any of its real property interests in the Site, (vi) borrow money or otherwise incur (or enter into any arrangement for the incurrence of) Indebtedness or allow any Lien to be filed against the Project, (vii) wind up, liquidate, or dissolve itself, commence an insolvency proceeding or file any petition or pass a resolution seeking the same, (viii) commit to or make any capital expenditure inconsistent with the Construction Plans, or (ix) take any other action that would require Super-Majority Approval of the Members, Super-Majority Approval of the Directors, Eighty Percent Approval of the Members or Eighty Percent Approval of the Directors (each as defined in the Master Holdco LLC Agreement) under the Master Holdco LLC Agreement if, as of the date of such action, such agreement was in effect.

4.3 Confidentiality.

(a) Confidentiality. No Party shall disclose the non-public terms and conditions of this Participation Agreement, any Transaction Document, any Project Document or any transaction hereunder or thereunder to a third party, other than, and with respect to each Investor, subject to the further restrictions set forth in Section 4.4(c) (i) to its employees, consultants, legal counsel, finance parties, lenders or other agents provided that such Investor informs each such person who has access to such information of the confidential nature of such information, and that each such person is under an obligation to keep such information confidential, (ii) in order to comply with any Governmental Rule, regulation or any exchange, control area or CAISO rule, (iii) in order to comply with any order issued by a court or entity with competent jurisdiction over the disclosing party, (iv) in order to comply with any applicable regulation, rule or order of FERC, (v) information that is available to the public on the Effective Date or thereafter becomes available to the public other than as a result of a breach of this Section 4.3, (vi) in connection with any public release or announcement permitted under Section 7.10, (vii) as necessary to obtain the consent of any third party required under the terms of this Participation Agreement, or by Sponsor in connection with Section 8.9 of the Master Holdco LLC Agreement, (viii) in connection with any Tax reporting obligation, or (ix) to DOE or FFB as required under the Loan Documents. In connection with requests made pursuant to clauses (iii) or (iv) of this Section 4.3(a) (a “Disclosure Order”), each Party shall use Commercially Reasonable Efforts to notify the other Party prior to disclosing any non-public term or condition of any of the Participation Agreement, Transaction Documents or any Sponsor Confidential Information and use Commercially Reasonable Efforts to prevent or limit such disclosure. After providing notification and using such Commercially Reasonable Efforts to prevent or limit such disclosure, the Party so obligated to disclose such information shall not be (i) prohibited from complying with a Disclosure Order or (ii) liable to the other Party for monetary or other damages incurred in connection with the disclosure of the confidential information. Except as provided in the preceding sentence, each Investor and Sponsor shall be entitled to all remedies available at Law or in equity to enforce, or seek relief in connection with, this confidentiality obligation.

(b) Use of Confidential Information. Nothing in Section 4.3(a) shall be construed as prohibiting a Party hereunder from using any confidential information in connection with (i) any claim against another Party hereunder or (ii) any exercise by a Party hereunder of any of its rights hereunder.

(c) Termination at Document Closing. This Section 4.3 shall terminate and be superseded at the Document Closing by the confidentiality provisions of the Master Holdco LLC Agreement.

4.4 Information Rights.

(a) Access to Information. Prior to the Document Closing, Sponsor, upon reasonable prior written notice, shall give to each Investor, during normal business hours access to the books and records of the Project Entities and the offices, properties, employees and personnel.

(b) Other Information. Prior to the Document Closing, without limiting Sponsor’s obligations under this Section 4.4, Sponsor shall keep each Investor fully informed as to all material developments regarding the Project, including (i) material developments with respect to the Project Documents, (ii) a report on the development status of the Project not less than once each month after the Effective Date, (iii) any comments to the Equity Documents provided by any other Investor, and (iv) all agreements between Sponsor or any Sponsor Affiliate and any Investor or any Affiliate of an Investor that is materially related to or contingent upon the Project.

(c) Confidentiality. Information furnished pursuant to this Section 4.4 shall be held in confidence by each Investor, its respective counsel, financial advisors, auditors and other authorized Representatives in accordance with the provisions of Section 4.3.

4.5 Compliance With Governmental Rules. Prior to the Document Closing, Sponsor shall cause the Project Entities to comply with all Governmental Rules and shall cause the Project Company to maintain its status as an Exempt Wholesale Generator.

4.6 Disqualified Person. Prior to the Document Closing, no Party shall become a Disqualified Person.

4.7 DOE Credit Facility Funding. Each Party shall use its commercially reasonable efforts to take all reasonable actions within its control to cause the anticipated initial funding under the DOE Credit Facility to be made.

ARTICLE 5

TERMINATION

5.1 Termination of Agreement. Without limiting a Party’s ability to exercise any right or remedy to which it is entitled hereunder or under any of the Transaction Documents, this Participation Agreement may be terminated:

(a) by any Party if the Document Closing has not been consummated by 5:00 p.m. (prevailing Eastern time) on the Outside Date; provided, that the right to terminate this Participation Agreement under this Section 5.1(a) shall not be available to any Party whose breach of any obligation under this Participation Agreement has been the cause of, or resulted in, the failure of the Document Closing to occur on or prior to the Outside Date;

(b) by any Party if (i) a Governmental Rule shall have been enacted, entered or promulgated prohibiting the consummation of the transactions contemplated hereby or the construction, operation or maintenance of the Project or (ii) a Governmental Judgment shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby or the construction, operation or maintenance of the Project, and (x) such Governmental Judgment shall have become final and non appealable, (y) the Party seeking to terminate this Participation Agreement pursuant to this Section 5.1(b) shall have used Commercially Reasonable Efforts to remove the effects of such Governmental Judgment, and (z) such Party shall have complied with its obligations under Section 4.1;

(c) by written notice to Sponsor from any Investor (other than Sponsor Investor) if there is any breach of any representation, warranty, covenant or agreement on the part of any Sponsor Party set forth in this Participation Agreement, such that the conditions specified in Sections 2.2(c) or 2.2(i) would not be satisfied at the Document Closing (a “Terminating Sponsor Breach”), except that, if such Terminating Sponsor Breach is curable by Sponsor through the exercise of its Commercially Reasonable Efforts, then, for a period of up to twenty (20) days following written notice of such breach from any Investor to Sponsor, but only as long as Sponsor continues to use its Commercially Reasonable Efforts to cure such breach (the “Sponsor Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Sponsor Breach is not cured within the Sponsor Cure Period;

(d) by written notice to the Investors from Sponsor if there is any breach of any representation, warranty, covenant or agreement on the part of any Investor (other than Sponsor Investor) set forth in this Participation Agreement, such that the conditions specified in Sections 2.4(b) or 2.4(e) would not be satisfied at the Document Closing (a “Terminating Investor Breach”), except that, if such Terminating Investor Breach is curable by the Investor (other than Sponsor Investor) in breach through the exercise of its Commercially Reasonable Efforts, then, for a period of up to twenty (20) days following written notice of such breach from Sponsor to such breaching Investor, but only as long as such Investor continues to use its Commercially Reasonable Efforts to cure such Terminating Investor Breach (the “Investor Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Investor Breach is not cured within the Investor Cure Period. Immediately following any such termination pursuant to this Section 5.1(d), each remaining Investor shall reasonably cooperate to identify a replacement investor or, if a replacement investor cannot be identified prior to the Outside Date, each remaining Investor shall have the right, but not the obligation, to undertake the obligations of the Investor in breach hereunder and under the other Equity Documents and to acquire the Equity Interests of Master Holdco that would have been issued to the Investor in breach on a pro rata basis based on relative Ownership Percentages (as defined in the Master Holdco LLC Agreement) of each non-defaulting Investors (assuming the Master Holdco LLC Agreement had been executed) in accordance with the terms of this Participation Agreement;

(e) pursuant to the Equity Termination Agreement; or

(f) by the written consent of all Parties.

5.2 Procedure and Effect of Termination.

(a) Procedure. The Party desiring to terminate this Participation Agreement pursuant to Section 5.1 shall give written notice of such termination to the other Parties in accordance with Section 7.6, specifying the provision hereof pursuant to which such termination is effected.

(b) Effect of Termination. If this Participation Agreement is terminated by Sponsor, by any Investor (other than Sponsor Investor), or both pursuant to Section 5.1, this Participation Agreement shall thereupon become void and of no effect with no liability on the part of any Party, except that (i) the agreements contained in Section 4.3, this Section 5.2(b), Article 6 and Article 7 shall survive the termination and (ii) subject to Article 6, no such termination shall relieve any Party of any liability or damages resulting from any breach by that Party of this Participation Agreement.

ARTICLE 6

INDEMNIFICATION

6.1 General. To the fullest extent permitted by applicable Law, each Party (an “Indemnitor”), shall defend, indemnify and hold harmless each other Party and its Affiliates, and their respective directors, officers, partners, managers, members, shareholders, employees, consultants, agents, other Representatives, advisors, successors and assigns (each, an “Indemnified Party”) from and against any Loss suffered or incurred by any Indemnified Party to the extent arising out of, or resulting from (i) the inaccuracy of any representation or warranty of the Indemnitor to an Indemnified Party contained in this Participation Agreement, or in any certificate delivered in connection herewith, or (ii) the breach or default by the Indemnitor of any covenant or agreement of such Indemnitor for the benefit of an Indemnified Party contained in this Participation Agreement. For purposes of this Article 6, (a) Sponsor and Sponsor Investor shall be considered a single Party and (b) any Loss shall be calculated without giving regard to any materiality or Material Adverse Effect qualification set forth in any such representation, warranty, covenant or agreement.

6.2 Limitations on Indemnification. Notwithstanding any other provision of this Participation Agreement, except for any claims for indemnification arising out of or related to willful misconduct or fraud (which are not subject to any of the following limitations):

(a) Time Period for Claims. No Indemnified Party shall be entitled to make any claim for indemnification for the inaccuracy of any representation or warranty unless such claim shall have been made in writing [*], except that (i) a claim for the inaccuracy of a Fundamental Representation or any representation relating to Tax matters (including the representations made in Section 3.2(k)), may be made [*], (ii) a claim regarding any representation relating to environmental matters (including the representations made in Section 3.2(n)) may be made [*] and (iii) a claim regarding any representation relating to the Cash Grant (including the representations made in Section 3.2(ii)) may be made [*].

(b) De Minimis Amounts. No Party shall be entitled to make any indemnity claim under Section 6.1(i) above with respect to the inaccuracy of any representation or warranty unless and until such claim (or series of related claims by such Party and any related Company Group Indemnified Member) is greater than [*], provided that this Section 6.2(b) shall not apply to the inaccuracy of any Fundamental Representation or any representation relating to Tax matters.

(c) Indemnity Threshold Amount. An Indemnified Party shall not be entitled to make any claim for indemnification under Section 6.1(i) above with respect to the inaccuracy of any representation or warranty unless and until the aggregate amount of all such claims made in good faith for indemnification by such Indemnified Party and all other Persons that are such Indemnified Party’s Affiliates, and each of their respective directors, officers, partners, managers, members, shareholders, employees, consultants, agents, other Representatives, advisors, successors and assigns (collectively, the “Company Group Indemnified Members”) exceeds an amount equal to the Indemnity Threshold Amount for Indemnified Party, but then such Indemnified Party shall be entitled to make a claim for indemnification for all claims with respect to the inaccuracy of all such representations or warranties for the amount of all such claims (without any deduction of the Indemnity Threshold

*	Confidential Treatment Requested

Amount). Notwithstanding the foregoing, an Indemnified Party may make an indemnity claim solely with respect to the inaccuracy of any Fundamental Representation or any representation relating to Tax matters or the Cash Grant irrespective of whether the claim or claims are less than, equal to or greater than the respective Indemnity Threshold Amount.

(d) Indemnity Maximum Amount. No Indemnitor shall be subject to any indemnity claim under Section 6.1(i) above with respect to the inaccuracy of any representation or warranty to the extent that the amount of such claim, taken together with all other claims made in good faith against such Indemnitor by an Indemnified Party and all other Company Group Indemnified Members associated with such Indemnified Party, exceed an amount equal to the Indemnity Maximum Amount for such Indemnified Party. Notwithstanding the foregoing, an Indemnified Party may make an indemnity claim solely with respect to the inaccuracy of any Fundamental Representation or any representation relating to Tax matters or the Cash Grant irrespective of whether the claim or claims are less than, equal to or greater than the respective Indemnity Maximum Amount.

(e) Cash Grant Loss.

(i) To the extent that there is a Cash Grant Loss as the result of a breach of a representation, warranty or covenant of the Sponsor, the Sponsor Investor, the NRG Investor or the Google Investor under this Participation Agreement, then the Sponsor or Investor to which such breach is attributable shall, on an individual, and not joint and several basis, pay to the U.S. Department of Treasury, on behalf of the Project Company, an amount equal to the Cash Grant Loss resulting from such breach.

(ii) Any indemnification required under this Section 6.2(e) shall not be subject to any of the provisions or limits set forth in Sections 6.2(a), 6.2(c) or 6.2(d).

6.3 Mitigation and Limitation of Claims.

(a) Reasonable Steps to Mitigate. Each Indemnified Party shall take all commercially reasonable steps to mitigate all Losses relating to a claim, including availing itself of any defenses, limitations, rights of contribution, claims against third Persons and other rights at Law or equity, and shall provide such evidence and documentation of the nature and extent of the claim as may be reasonably requested by the Indemnitor.

(b) Subsequent Recoveries. If the amount of any Indemnified Party’s Loss, at any time subsequent to an Indemnitor’s making a payment under Section 6.1, is reduced by recovery, settlement or otherwise under or pursuant to any applicable insurance coverage or pursuant to any applicable claim, recovery, settlement or payment by or against any other Person, without duplication of any amount already reducing such Loss pursuant to clause (b) of the definition of “Loss” (collectively, “Recoveries”), the amount of such Recoveries (but not to exceed the amount of such Recoveries) net of the costs and expenses directly resulting from obtaining such Recoveries, including increased premiums shall be repaid by such Indemnified Party to such Indemnitor within fifteen (15) days after receipt thereof by such Indemnified Party, up to the aggregate amount of (i) the payments made by such Indemnitor to such Indemnified

Party plus (ii) any costs or expenses incurred by such Indemnitor in connection with its indemnification obligations with respect thereto.

(c) No Set-Off. No Indemnitor shall have any right to set-off any Loss for which it has an obligation to indemnify any Indemnified Party under this Article 6 against any payments to be made pursuant to this Participation Agreement or any other agreement.

6.4 Exclusive Remedy. The indemnification provisions of this Article 6 shall be the sole and exclusive remedy of each Party (including Indemnified Parties) for the inaccuracy of any Party’s representations and warranties, or the breach of any Party’s covenants, contained in this Participation Agreement. In furtherance of the foregoing, each Party hereby waives, to the fullest extent permitted under applicable Law, any and all rights, claims and causes of action it or any of its Affiliates may have against another Party hereunder or under applicable Law with respect to the claims described in the preceding sentence.

6.5 Procedure for Indemnification with Respect to Third-Party Claims.

(a) Notice of Claim. If any legal proceeding is instituted or any claim or demand is asserted by any third party in respect of which indemnification may be sought by any Indemnified Party under this Article 6, such Indemnified Party shall, within twenty (20) days of the actual receipt thereof by a responsible officer, cause written notice of such legal proceedings or the assertion of such claim or demand to be forwarded to the Indemnitor. Such notice shall specify the nature of such legal proceedings, claim or demand and the amount or the estimated amount thereof to the extent then feasible, which estimate shall not be binding upon the Indemnified Party, in its effort to collect the final amount arising out of such legal proceedings, claim or demand; provided, that the failure of an Indemnified Party to give timely notice shall not affect its rights to indemnification under this Article 6 except to the extent the Indemnitor has been actually damaged by such failure.

(b) Conduct of Claim. If any claim of the kind described in Section 6.5(a) above is made by a third party against an Indemnified Party, the Indemnitor shall have the right, at its option and expense, to be represented by the counsel of its choice and to participate in, or take control of, the defense, negotiation and/or settlement of any proceeding, claim or demand that relates to any amounts indemnifiable or potentially indemnifiable under this Article 6; provided, that the Indemnified Party may participate in, and take control of, any such proceeding with counsel of its choice, at the expense of the Indemnitor, if (i) the Indemnitor does not pursue with reasonable diligence such defense, negotiation or settlement, or (ii) in the reasonable opinion of such Indemnified Party and its counsel, such action, suit or proceeding involves the potential imposition of criminal liability upon such Indemnified Party or a conflict of interest between such Indemnified Party and the Indemnitor; provided, further, that the Indemnitor may take control of such defense, negotiation and/or settlement only if (x) such claim seeks only money damages in an amount no greater than, taken together with all other claims made in good faith against such Indemnitor by an Indemnified Party and all other Company Group Indemnified Members associated with such Indemnified Party, the Indemnity Maximum Amount for such Indemnified Party, and (y) the Indemnitor accepts liability to the Indemnified Party for such claim. The Indemnified Party shall have a right to notice of any settlement, and the Indemnitor shall not execute or otherwise agree to any consent decree that (1) provides for other than monetary payment without the Indemnified Party’s prior written consent, which consent shall not be unreasonably withheld, or (2) does not include as an unconditional term thereof the giving of a release from all liability with respect to such claim by each claimant or plaintiff to each Indemnified Party that is or may be subject to the third-party claim, without the Indemnified Party’s prior written consent. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any claim made by a third party; provided that in such event it shall waive any right to indemnity therefor from the Indemnitor unless the Indemnitor has not pursued with reasonable diligence the defense, negotiation or settlement of such claim. If the Indemnitor elects not to defend or settle such proceeding, claim or demand or is prohibited from doing so because such claim seeks damages other than only money damages or damages in an amount greater than, taken together with all other claims made in good faith against such Indemnitor by an Indemnified Party and all other Company Group Indemnified Members associated with such Indemnified Party, the Indemnity Maximum Amount for such Indemnified Party, and the Indemnified Party defends, settles or otherwise deals with any such proceeding, claim or demand directly, the Indemnified Party shall provide fifteen (15) days advance written notice of any settlement to the Indemnitor and shall act reasonably and in accordance with the Indemnified Party’s good faith business judgment. The Indemnitor and the Indemnified Party shall cooperate fully with each other in connection with the defense, negotiation or settlement of any legal proceeding, claim or demand described in this Section 6.5, including keeping each other fully informed regarding material developments relating to the claim.

(c) Payment of Claim. After final judgment or award has been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement has been consummated, or the Indemnified Party and the Indemnitor have arrived at a mutually binding agreement with respect to each separate matter indemnified by the Indemnitor, the Indemnified Party shall forward to the Indemnitor notice of any sums due and owing by the Indemnitor with respect to such matter, and the Indemnitor shall pay all of the sums so owing to the Indemnified Party by cash in immediately available funds within twenty (20) days after the date of such notice.

(d) Access to Information. If any claim is made by a third party against an Indemnified Party, the Indemnified Party shall use Commercially Reasonable Efforts to make available to the Indemnitor those partners, members, officers and employees whose assistance, testimony or presence is necessary to assist the Indemnitor in evaluating and defending such claims; provided, that any such access shall be conducted in such a manner as not to interfere unreasonably with the operations of the business of the Indemnified Party, and any out of pocket expenses incurred by any Indemnified Party in connection therewith shall be included in such Indemnified Party’s Losses.

(e) Subrogation. Upon payment of a Loss by an Indemnitor to an Indemnified Party pursuant to this Article 6, such Indemnitor, without any further action, shall be subrogated to any and all claims that such Indemnified Party may have against third parties relating to such Loss, and such Indemnified Party shall use Commercially Reasonable Efforts to cooperate with such Indemnitor, at the expense of such Indemnitor, in order to enable such Indemnitor to pursue such claims; provided, however, that until the Indemnified Party recovers full payment of its Loss, any and all claims of the Indemnitor against any such third party on account of said payment are hereby made expressly subordinated and subject in right of payment to the Indemnified Party’s rights against such third party.

6.6 Tax Consequences.

(a) After-Tax Payments. For tax reporting purposes, to the maximum extent permitted by the Code, each Party shall treat all amounts paid under any of the provisions of this Article 6 as an adjustment to the purchase price for interest in Master Holdco transferred pursuant to this Participation Agreement (or otherwise as a non-taxable reimbursement, contribution or return of capital under the Master Holdco LLC Agreement, as the case may be). To the extent any such indemnification payment is includable as income of the Indemnified Party, the amount of the payment shall be increased by the amount of any income tax (using the assumed rates described below) required to be paid by the Indemnified Party or its Affiliates on the receipt or accrual of the indemnification payment, including, for this purpose, the amount of any such Tax required to be paid by the Indemnified Party on the receipt or accrual of the additional amount required to be added to such payment pursuant to this Section 6.6, using an assumed tax rate equal to the highest marginal federal income tax rate applicable to corporations generally (currently 35 percent). Any payment made under this Article 6 shall be reduced by the present value (as determined on the basis of a discount rate percent per annum equal to the Treasury Yield and the same assumptions about taxability and tax rates) of any income tax benefit to be realized by the Indemnified Party or its Affiliates by reason of the facts and circumstances giving rise to such indemnification.

(b) Taxes Not Consequential Damages. For the avoidance of doubt, the loss of Tax benefits or Cash Grants shall not be considered as punitive, consequential or exemplary damages.

6.7 Credit Support for Indemnification Claims against Sponsor. If any Investor (other than Sponsor Investor) makes an indemnification claim against Sponsor or Sponsor Investor under this Article 6, such Investor shall provide notification to the escrow agent under the Sponsor Warranty Support Agreement of the existence of such claim; provided, that the failure of such Investor to give timely notice shall not affect its rights to indemnification under this Article 6. As provided in the Sponsor Warranty Support Agreement, escrowed amounts may not be released to Sponsor or any of its Affiliates under the Sponsor Warranty Support Agreement if there is any unpaid or pending indemnity claim against Sponsor or Sponsor Investor under this Article 6 and amounts that would otherwise be released to Sponsor or any of its Affiliates under the Sponsor Warranty Support Agreement shall either (a) be paid to each Investor (other than Sponsor Investor) in satisfaction of any unpaid indemnity claim under this Article 6 that has been finally determined to be owing by Sponsor or Sponsor Investor to such Investor, or (b) if an indemnity claim under this Article 6 is pending, to the extent required to pay such pending indemnity claim if determined in favor of any Investor (other than Sponsor Investor), be transferred to a separate escrow account governed by an escrow agreement attached (in form) to the Sponsor Warranty Support Agreement to support such pending indemnity claim until released from such separate escrow account pursuant to such escrow agreement.

ARTICLE 7

GENERAL PROVISIONS

7.1 Exhibits and Schedules. All Exhibits and Schedules are incorporated herein by reference.

7.2 Amendment, Modification and Waiver. Except to the extent herein provided for, no amendment or modification to this Participation Agreement shall be enforceable unless reduced to writing and executed by all Parties. Any waiver shall be valid only if set forth in an instrument in writing signed by the Party against whom such waiver is to be effective.

7.3 Severability. If any term or other provision of this Participation Agreement is invalid, illegal, or incapable of being enforced by any Governmental Rule, or public policy, all other conditions and provisions of this Participation Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any Party.

7.4 Expenses. Sponsor shall be responsible for paying all of its expenses and the expenses of any Sponsor Party in connection with the transactions contemplated by this Participation Agreement. Each Investor (other than Sponsor Investor) shall be responsible for paying all of its respective expenses in connection with the transactions contemplated by this Participation Agreement.

7.5 Parties in Interest. This Participation Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and assigns, and nothing in this Participation Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Participation Agreement.

7.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by a nationally recognized overnight courier, by facsimile, or mailed by registered or certified mail (return receipt requested) to all Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a) If to Sponsor, to:

BrightSource Energy, Inc.

1999 Harrison St., Suite 2150

Oakland CA 94612

Attn: Chief Financial Officer

Telephone: 510-550-8161

Fax: 510-550-8165

With a copy to (which copy shall not constitute notice):

BrightSource Energy, Inc.

1999 Harrison St., Suite 2150

Oakland CA 94612

Attn: General Counsel

Telephone: 510-550-8161

Fax: 510-550-8165

(b) If to Sponsor Investor, to:

Sponsor Investor

c/o BrightSource Energy, Inc.

1999 Harrison St., Suite 2150

Oakland CA 94612

Attn: Chief Financial Officer

Telephone: 510-550-8161

Fax: 510-550-8165

With a copy to (which copy shall not constitute notice):

Sponsor Investor

c/o BrightSource Energy, Inc.

1999 Harrison St., Suite 2150

Oakland CA 94612

Attn: General Counsel

Telephone: 510-550-8161

Fax: 510-550-8165

(c) If to NRG Investor, to:

NRG Solar Ivanpah LLC

5790 Fleet Street, Suite 200

Carlsbad, CA 92008

[*]

With a copy to (which copy shall not constitute notice):

NRG Energy, Inc.

211 Carnegie Center

Princeton, NJ 08540

[*]

(d) If to Google Investor, to:

Danke Schoen Project LLC

c/o Google Inc.

1600 Amphitheatre Parkway

*	Confidential Treatment Requested

Mountain View, CA 94043

[*]

With a copy to (which copy shall not constitute notice):

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

[*]

All notices and other communications given in accordance herewith shall be deemed given (i) on the date of delivery, if hand delivered, (ii) on the date of receipt, if faxed (provided a hard copy of such transmission is dispatched by first class mail within 48 hours), (iii) if mailed by registered or certified mail, return receipt requested, the date of the return receipt and (iv) one Business Day after the date of sending, if sent by a nationally recognized overnight courier; provided, that a notice given in accordance with this Section 7.6 but received on any day other than a Business Day or after business hours in the place of receipt, will be deemed given on the next Business Day in that place.

7.7 Counterparts. This Participation Agreement may be executed and delivered (including by electronic transmission) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Signatures of the Parties transmitted by facsimile or electronic mail shall be deemed to be their original signatures for all purposes.

7.8 Entire Agreement. This Participation Agreement (together with the other Transaction Documents) constitutes the entire agreement of the Parties and supersedes all prior agreements, letters of intent and understandings, both written and oral, among the Parties with respect to the subject matters expressly addressed herein.

7.9 Governing Law; Choice of Forum; Waiver of Jury Trial. THIS PARTICIPATION AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED, ENFORCED AND PERFORMED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW. TO THE EXTENT ENFORCEABLE AT SUCH TIME, EACH PARTY WAIVES ITS RESPECTIVE RIGHT TO ANY JURY TRIAL WITH RESPECT TO ANY LITIGATION ARISING UNDER OR IN CONNECTION WITH THIS PARTICIPATION AGREEMENT. THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE NON EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN NEW YORK COUNTY, NEW

*	Confidential Treatment Requested

YORK WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PARTICIPATION AGREEMENT. EACH PARTY WAIVES ANY OBJECTION IT MAY HAVE NOW OR HEREAFTER TO THE VENUE OF ANY SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT AND ANY CLAIM THAT ANY OF THE FOREGOING HAVE BEEN BROUGHT IN AN INCONVENIENT FORUM.

7.10 Public Announcements. The Parties may make public statements or issue press releases (i) pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, (ii) pursuant to any listing agreement with any national securities exchange or (iii) as otherwise required by Governmental Rule. Except as set forth in the immediately preceding sentence, no Party shall (either directly or indirectly), and no Party shall permit any of its Affiliates to, issue or make any press release or public announcement regarding the Project and the transactions contemplated by the Transaction Documents without the prior approval of the other Parties, such approval not to be unreasonably withheld or delayed; provided, however, that any Party may withhold its consent to the release of any press release or other public statement that identifies such Party or any of its Affiliates by name in its sole discretion.

7.11 Assignment. This Participation Agreement may not be assigned by any Party without the consent of each other Party. Any attempted assignment of this Participation Agreement other than in strict accordance with this Section 7.11 shall be null and void and of no force or effect.

7.12 Relationship of Parties. This Participation Agreement does not constitute a joint venture, association or partnership among the Parties. No express or implied term, provision or condition of this Participation Agreement shall create, or shall be deemed to create, an agency, joint venture, partnership or any fiduciary relationship among the Parties.

[Remainder of page intentionally left blank. Signature pages to follow.]

IN WITNESS WHEREOF, each Party hereto has caused this Ivanpah I Equity Participation Agreement to be signed on its behalf as of the Effective Date.

BrightSource Energy, Inc., a Delaware corporation

By:	/s/ Natalie Schaefer
	Name:	Natalie Schaefer
	Title:	Vice President, Project and Structured Finance

[Signature Page to Ivanpah I Equity Participation Agreement]

BrightSource Ivanpah Holdings, LLC, a Delaware limited liability company

By:	/s/ Natalie Schaefer
	Name:	Natalie Schaefer
	Title:	Authorized Signatory

[Signature Page to Ivanpah I Equity Participation Agreement]

NRG Solar Ivanpah LLC, a Delaware limited liability company

By:	/s/ Thomas P. Doyle
	Name:	Thomas P. Doyle
	Title:	President

[Signature Page to Ivanpah I Equity Participation Agreement]

Danke Schoen Project LLC, a Delaware limited liability company

By: Google Inc, a Delaware corporation, its Managing Member

By:	/s/ Matthew Stepka
	Name:	Matthew Stepka
	Title:	VP Business Operations

[Signature Page to Ivanpah I Equity Participation Agreement]

Exhibit A

Form of Orrick, Herrington & Sutcliffe LLP Opinion

[See attached.]

April 5, 2011

To the Parties Listed on Attached Schedule I

Re:	Equity Documents

Ladies and Gentlemen:

We have acted as special counsel to BrightSource Ivanpah Holdings, LLC, a Delaware limited liability company (“Sponsor Member”) and BrightSource Energy, Inc., a Delaware corporation (“Sponsor”, and together with Sponsor Member, the “Opinion Parties”), in connection with the transactions contemplated by (a) that certain Ivanpah [I, II, III] Equity Participation Agreement, by and among Sponsor, Sponsor Member, Danke Schoen Project LLC, a Delaware limited liability company (“Google Investor”), and NRG Solar Ivanpah LLC, a Delaware limited liability company (“NRG Investor”), dated as of the date hereof (the “Equity Participation Agreement”) (b) that certain Ivanpah [I, II, III]1 Equity Funding Agreement, by and among Sponsor, Sponsor Member, NRG Investor, Google Investor, [Solar Partners II, LLC]/[Solar Partners I, LLC]/[Solar Partners VIII, LLC], U.S. Department of Energy (“DOE”) and PNC Bank, National Association, doing business as Midland Loan Services, a division of PNC Bank, National Association (“PNC”), dated as of the date hereof (the “Equity Funding Agreement”), (c) that certain Amended and Restated Limited Liability Company Agreement of Ivanpah Master Holdings, LLC, by and among Sponsor Member, NRG Investor and Google Investor, dated as of the date hereof (the “Master Holdco LLC Agreement”), (d) that certain Equity Contribution Guaranty (ITC Compensation), by and among Sponsor, [Solar Partners II, LLC]/[Solar Partners I, LLC]/[Solar Partners VIII, LLC] and PNC, dated as of the date hereof (the “Guaranty (ITC Compensation)”), (e) that certain Equity Contribution Guaranty (Recapture Indemnification), by and among Sponsor, [Solar Partners II, LLC]/[Solar Partners I, LLC]/[Solar Partners VIII, LLC] and PNC, dated as of the date hereof (the “Guaranty (Recapture Indemnification)”, and (f) that certain Blocked Account Control Agreement, by and among Sponsor Member, PNC Bank, National Association, in its capacity as securities intermediary, and PNC, as collateral agent (the “Blocked Account Control Agreement”, and together with the Equity Funding Agreement, the Equity Participation Agreement, the Master Holdco LLC Agreement and the Guaranty (ITC Compensation), individually, an “Equity Document,” and, collectively, the “Equity Documents”). This opinion is being delivered to you pursuant to Section 2.2(s)(i) of the Equity Participation Agreement.

[1]	To be broken out into three separate opinions.

April [    ], 2011

Terms used in paragraph 5 below and any qualifications and assumptions applicable to the opinions expressed in such paragraph that are defined in the New York Uniform Commercial Code (the “NYUCC”) shall have the meanings assigned to them in the NYUCC. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Equity Participation Agreement, either as defined therein or by reference to another document.

Materials Examined

In connection with this opinion, we have examined executed copies of each of the Equity Documents. We have also examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, instruments and certificates (including certificates of public officials and of officers of the parties) and such other documents as we have deemed relevant for the opinions set forth herein. In rendering the opinions expressed below, we have examined only executed counterparts or copies of the Equity Documents that were provided to us. We have also made such other investigations of fact and law as we have considered necessary or appropriate for the purposes of the opinions set forth herein. As to factual matters, we have relied without investigation on the representations and warranties set forth in the Equity Documents.

In addition, we have reviewed (a) the Factual Certificates of Sponsor Member and Sponsor, respectively, attached to this opinion as Schedule II (each, a “Factual Certificate” and, collectively, the “Factual Certificates”), and (b) copies of each of the contracts listed on Schedule III (each, a “Material Financing Contract” and, collectively, the “Material Financing Contracts”) made available to us by Sponsor.

Our opinion in paragraph 4 below relating to the Material Financing Contracts is based on the assumption that, in each case pursuant to the Escrow Agreement, by and among (i) Solar Partners I, LLC, (ii) Solar Partners II, LLC, (iii) Solar Partners VIII, LLC, (iv) Sponsor Member, (v) Sponsor, (vi) NRG Investor, (vii) Google Investor, (viii) Goldman Sachs Bank USA, (ix) Hercules Technology Growth Capital, Inc., (x) Hercules Technology II, L.P., (xi) PNC Bank National Association, doing business as Midland Loan Services, a division of PNC Bank, National Association, (xii) Stewart Title Guaranty Company, and (xiii) Chicago Title Insurance Company, dated as of April [    ], 2011 (the “Equity Escrow Agreement”), (a) DOE has funded the amounts requested in the initial FFB Advance Requests (as referred to and provided in Section 3.b of the Equity Escrow Agreement), (b) funds have been released from escrow pursuant to Section 4 of the Equity Escrow Agreement, (c) a portion of the funds so released have been applied to repay in full the loan to Sponsor under the Credit Facility Agreement (as

April [    ], 2011

defined in Schedule III of this opinion) pursuant to Section 4.a of the Equity Escrow Agreement, and (d) the UCC Termination Statements/UCC Amendments (as defined in the Equity Escrow) have been filed pursuant to Section 4.b of the Equity Escrow Agreement.

Our opinion in paragraph 5 below is based on the following assumptions: (i) the bank’s jurisdiction of any applicable securities intermediary is the State of New York; (ii) the securities intermediary is not a party to any agreement that would limit, condition or conflict with any provision of the Blocked Account Control Agreement with respect to the “control” (within the meaning of Section 8-106(d) or Section 9-104 of the NYUCC) of the Blocked Account; and (iii) Sponsor Member does not control, is not controlled by and is not under common control with the securities intermediary.

Opinions

Based upon such examination, and having regard for legal considerations we deem relevant, we are of the opinion, subject to the qualifications and assumptions set forth below, that:

1. Enforceability. Each of the Equity Participation Agreement, Equity Funding Agreement, Guaranty (ITC Compensation), Guaranty (Recapture Indemnification) and Blocked Account Control Agreement constitutes the valid and binding obligation of the Opinion Parties, enforceable against the Opinion Parties in accordance with its terms.

2. No Violation of Laws or Organizational Documents. The execution, delivery and performance by each Opinion Party of the Equity Documents to which it is a party do not and will not violate (a) the provisions of (i) any federal law of the United States of America, or any rule or regulation thereunder, (ii) any law of the State of New York, or any rule or regulation thereunder, (iii) the Delaware General Corporation Law (the “DGCL”), or (iv) the Delaware Limited Liability Company Act (the “DLLCA”), (b) such Opinion Party’s certificate of incorporation, certificate of formation, bylaws or operating agreement, as applicable, or (c) based solely on our review of the Factual Certificates, any order of any Governmental Authority known to us to be applicable to such Opinion Party.

3. No Further Action. Neither the execution and delivery by each Opinion Party of the Equity Documents to which it is a party, nor the performance by such Opinion Party of its obligations thereunder, requires any consents, approvals or authorizations to be obtained by such Opinion Party from, or any registrations, declarations or filings to be made by such Opinion Party with, any federal, New York or Delaware Governmental Authority under (a) any federal

April [    ], 2011

law of the United States of America, or any rule or regulation thereunder, (b) any law of the State of New York, or any rule or regulation thereunder, (c) the DGCL, or (d) the DLLCA, in each case as applicable to such Opinion Party.

4. No Conflict with Material Financing Contracts. The execution and delivery by each Opinion Party of the Equity Documents to which it is a party does not, and the performance by it of its obligations thereunder will not, violate, breach or result in a default under any of the Material Financing Contracts.

5. Perfection of Security Interest in the Blocked Account. The security interest created by the Equity Funding Agreement in such of Sponsor Member’s rights in the Blocked Account (as defined in the Blocked Account Control Agreement) and the financial assets held therein or credited thereto and the proceeds thereof as consists of securities accounts is perfected by the execution and delivery of the Blocked Account Control Agreement.

Certain Assumptions and Limitations

In rendering the opinions stated above, we have, with your consent, assumed (i) the due organization, valid existence and good standing of each party to the Equity Documents (other than the Opinion Parties), (ii) the authority of each party to the Equity Documents to do business in each relevant jurisdiction (other than the Opinion Parties), (iii) the legal capacity and authority of all natural persons executing any documents, (iv) the truth, accuracy and completeness of the information, factual matters, representations and warranties as to matters of fact contained in the records, documents, instruments and certificates we have reviewed, (v) the due authorization, execution and delivery of the Equity Documents by each party thereto (other than each Opinion Party with respect to the Equity Documents to which it is a party), (vi) the power and authority of each party to the Equity Documents to execute and deliver and perform its respective obligations under the Equity Documents (other than each Opinion Party with respect to the Equity Documents to which it is a party), (vii) except with respect to each Opinion Party to the extent set forth in paragraph 2 above, that the execution and delivery of the Equity Documents will not breach, conflict with or constitute a violation of, the laws or governmental rules or regulations of any jurisdiction, or of any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority, (viii) that the execution and delivery of the Equity Documents does not require the consent or approval of any person or entity (other than, with respect to each Opinion Party to the extent set forth in paragraph 3 above, any Governmental Authority of the State of New York, the State of Delaware or of the United States of America) that has not already been obtained, (ix) the absence of any evidence extrinsic to the provisions of each Equity Document between the parties to such Equity Document that such parties intended a meaning

April [    ], 2011

contrary to that expressed by those provisions, (x) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies, (xi) the genuineness of all signatures, and (xii) except with respect to the Opinion Parties under the Equity Participation Agreement, Equity Funding Agreement, Guaranty (ITC Compensation), Guaranty (Recapture Indemnification) and Blocked Account Control Agreement that each Equity Document constitutes the legal, valid and binding obligation of the parties thereto, and is enforceable against such parties in accordance with the respective terms thereof. With respect to the matters described in clauses (i), (ii), (iii), (iv), (v) and (vi) of this paragraph as they relate to the Opinion Parties, we are relying on the in-house legal opinion of Daniel T. Judge, General Counsel of Sponsor.

Our opinion in paragraph 1 above that the Equity Participation Agreement, Equity Funding Agreement, Guaranty (ITC Compensation), Guaranty (Recapture Indemnification) and Blocked Account Control Agreement are valid, binding or enforceable in accordance with their terms is qualified as to: (a) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, receivership, assignment for the benefit of creditors or other laws relating to or affecting the rights of creditors generally; (b) limitations that may be imposed by statutory law and equitable principles on indemnification and contribution rights and provisions purporting to exempt a party from liability for its own conduct; (c) the unenforceability under certain circumstances of provisions imposing liquidated damages, penalties, forfeiture, late payment charges, or an increase in interest rate upon delinquency in payment or the occurrence of any event of default; and (d) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

Insofar as our opinion in paragraph 1 above that the Equity Participation Agreement, Equity Funding Agreement, Guaranty (ITC Compensation), Guaranty (Recapture Indemnification) and Blocked Account Control Agreement are legal, valid, binding and enforceable pertains to the parties’ agreement that the law of the State of New York shall be the governing law of such document, our opinion is based solely on Section 5-1401 of the New York General Obligations Law. We express no opinion as to the validity of such statute under the Constitution of the United States of America, particularly in circumstances where the Equity Participation Agreement, Equity Funding Agreement, Guaranty (ITC Compensation), Guaranty (Recapture Indemnification) and Blocked Account Control Agreement bear no reasonable relation to the State of New York.

We are not opining in paragraphs 1 through 5 on any law other than (i) the laws of the

April [    ], 2011

State of New York, as applied by courts located in New York, without regard to choice of law, (ii) to the extent set forth in paragraphs 2(a)(iii), 2(a)(iv), 2(b), 3(c) and 3(d) above, the DGCL and the DLLCA, (iii) to the extent set forth in paragraphs 2(a)(i), and 3(a) the federal laws of the United States of America, and (iv) to the extent set forth in paragraph 5, the NYUCC. In addition, with respect to the laws, rules and regulations of the State of New York and the United States of America, our opinions herein relate only to those laws, rules and regulations of the State of New York and the United States of America which, in our experience, are normally applicable to transactions of the type provided for in the Equity Documents or the Material Financing Contracts (as applicable) without having made any investigation concerning any other law, rule or regulation; provided, however, that no opinion is expressed with respect to any law, statute, rule or regulation relating to banks, fiduciaries or financial institutions, taxation, antitrust, the environment, environmental conservation, energy, public utilities, health and safety, sanitation, land use, zoning, construction or related transportation matters or any federal or state securities laws, or the necessity of obtaining the approval of, or making any filing with, any governmental authority relating to any of the foregoing items contained in this proviso. We are not licensed to practice law in the State of Delaware, and as a result, our opinions herein as to such law are based solely on our review of a standard compilation of the DCGL and the DLLCA, in each case without regard to judicial or administrative interpretations of any Delaware law.

With respect to our opinion in paragraph 4, we inform you that we have not reviewed the covenants in the Material Financing Contracts that contain financial ratios and other similar financial restrictions, and no opinion is provided with respect thereto.

For purposes of the opinion set forth in paragraph 5 above, we have assumed that (i) the third-party institution where the Blocked Account is maintained is a “bank” as defined in Section 9-102(a)(8) of the NYUCC and is acting in such capacity with respect to the Blocked Account and (ii) the Blocked Account is a “securities account” as defined in Section 8-501(a) of the NYUCC.

We express no opinion herein as to (a) any collateral in which the Sponsor Member does not have rights or the power to transfer rights, (b) any security interest for which value has not been given to the debtor, (c) any consumer transaction, or (d) the creation or priority of any security interest. Any opinion expressed herein as to any security interest in proceeds is subject to the provisions of Section 9-315 of the NYUCC and Section 9-315 of the DUCC.

The opinions set forth in paragraph 5 above are limited to Article 9 of the NYUCC, and thus such opinions cover only security interests, collateral, transactions and perfection methods to the extent governed by Article 9 of the NYUCC. We express no opinion as to the effect of

April [    ], 2011

perfection or non-perfection or the priority of any security interest. Without limiting the generality of the foregoing, we note that all or part of Article 9 of the NYUCC may not apply to a federally regulated entity or any of its affiliates and that, as a result, the rights, remedies, and priorities afforded by Article 9 of the NYUCC (including the rights, remedies, and priorities afforded to a secured party with a perfected security interest) may not be enforceable against a federally regulated entity or any of its affiliates as debtor, as secured party, or otherwise. E.g., Crespo v. WFS Financial Inc., 580 F. Supp. 2d 614 (N.D. Ohio 2008) (portions of Article 9 of the Ohio UCC were preempted by regulations issued by the Office of Thrift Supervision and could not be enforced against a creditor that was a subsidiary of a federal savings association).

Use of Opinion

This opinion letter is solely for your benefit in connection with the transaction covered in the first paragraph of this opinion letter and may not be relied upon or used by, circulated, quoted or referred to, nor may copies hereof be delivered to, any other person without our prior written approval, except that copies of this opinion letter may be furnished to independent auditors and legal counsel in connection with their providing advice regarding such transaction and to appropriate regulatory authorities or pursuant to an order or legal process of any relevant governmental authority and to your permitted successors, assigns and participants, and prospective successors, assigns and participants. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof. At your request, we hereby consent to reliance hereon by your successors, permitted assigns or participants pursuant to the Equity Documents, on the condition and understanding that (i) this letter speaks only as of the date hereof, (ii) we have no responsibility or obligation to update this letter, to consider its applicability or correctness to other than its addressees, or to take into account changes in law, facts or any other developments of which we may later become aware, and (iii) any such reliance by a successor, assign or participant must be actual and reasonable under the circumstances existing at the time of assignment, including any changes in law, facts or any other developments known to or reasonably knowable by the successor, assign or participant at such time.

Very truly yours,

Orrick, Herrington & Sutcliffe LLP

SCHEDULE I

NRG Investor

Google Investor

DOE

PNC Bank, National Association, doing business as Midland Loan Services, a division of PNC Bank, National Association, in its capacity as Collateral Agent

SCHEDULE II

FACTUAL CERTIFICATES

SCHEDULE II

MATERIAL FINANCING DOCUMENTS

1.	Credit and Guaranty Agreement dated as of October 4, 2010 among BrightSource Energy, Inc., certain wholly-owned domestic subsidiaries of BrightSource Energy, Inc., as guarantors, various Lenders and Goldman Sachs Bank USA, as Administrative Agent and Collateral Agent (the “Credit Facility Agreement”).

2.	Pledge and Security Agreement dated October 4, 2010 among BrightSource Energy, Inc., each of the Guarantors under the Credit Agreement and Goldman Sachs Bank USA, as Collateral Agent, and associated security or deposit control agreements (the “Goldman Sachs Pledge Agreement”).

3.	Loan and Guaranty Agreement dated as of December 28, 2010 and by and among BrightSource Energy, Inc., certain wholly-owned Domestic Subsidiaries of BrightSource Energy, Inc., as Guarantors, and HERCULES TECHNOLOGY GROWTH CAPITAL, INC., and HERCULES TECHNOLOGY II, L.P., a Delaware limited partnership (the “Hercules Loan Agreement”).

4.	Pledge and Security Agreement dated December 28, 2010 among BrightSource Energy, Inc., each of the Guarantors under the Hercules Loan Agreement and Hercules Technology Growth Capital, Inc., as Collateral Agent, and associated security or deposit control agreements (the “Hercules Pledge Agreement”).

5.	Development Loan Agreement between Solar Partners II, LLC (as assignee of Solar Partners I, LLC) and Morgan Stanley BrightSource LLC, dated as of May 16, 2007, as amended by First Amendment dated as of October 30, 2009.

Exhibit B

Form of Sponsor In House Opinion

[See attached.]

[Company Letterhead]

April 5, 2011

TO THE ADDRESSEES LISTED ON SCHEDULE 1

RE:	Equity Documents

Ladies and Gentlemen:

This opinion is being delivered in connection with the transactions contemplated by (a) that certain Ivanpah [I, II, III] Equity Participation Agreement by and among BrightSource Energy, Inc., a Delaware corporation (“Sponsor”), BrightSource Ivanpah Holdings, LLC, a Delaware limited liability company (“Sponsor Member”, and together with Sponsor, the “Opinion Parties”), Danke Schoen Project LLC, a Delaware limited liability company (“Google Investor”), and NRG Solar Ivanpah LLC, a Delaware limited liability company (“NRG Investor”), dated as of the date hereof (the “Equity Participation Agreement”), (b) that certain Ivanpah [I, II, III] Equity Funding Agreement, by and among Sponsor, Sponsor Member, NRG Investor, Google Investor, [Solar Partners II, LLC]/[Solar Partners I, LLC]/[Solar Partners VIII, LLC], U.S. Department of Energy (“DOE”) and PNC Bank, National Association, doing business as Midland Loan Services, a division of PNC Bank, National Association (“PNC”), dated as of the date hereof (the “Equity Funding Agreement”), and (c) that certain Amended and Restated Limited Liability Company Agreement of Ivanpah Master Holdings, LLC, by and among Sponsor Member, NRG Investor and Google Investor, dated as of the date hereof (the “Master Holdco LLC Agreement”), (d) that certain Equity Contribution Guaranty (ITC Compensation), by and among Sponsor, [Solar Partners II, LLC]/[Solar Partners I, LLC]/[Solar Partners VIII, LLC] and PNC, dated as of the date hereof (the “Guaranty (ITC Compensation)”), and (e) that certain Equity Contribution Guaranty (Recapture Indemnification), by and among Sponsor, [Solar Partners II, LLC]/[Solar Partners I, LLC]/[Solar Partners VIII, LLC] and PNC, dated as of the date hereof (the “Guaranty (Recapture Indemnification)”, and together with the Equity Funding Agreement, the Equity Participation Agreement, the Master Holdco LLC Agreement and the Guaranty (ITC Compensation), individually, an “Equity Document,” and, collectively, the “Equity Documents”). This opinion is being delivered to you pursuant to Section 2.2(s)(i) of the Equity Participation Agreement.

As General Counsel, I have acted as counsel for the Opinion Parties in connection with the execution and delivery of, and the consummation of various transactions contemplated by, the Equity Documents. Capitalized terms used herein and not otherwise defined herein shall have the same meanings as are ascribed to them in the Equity Participation Agreement.

In connection with this opinion, I have examined executed copies of the following Equity Documents:

(i)	the Equity Participation Agreement;

(ii)	the Equity Funding Agreement;

(iii)	the Master Holdco LLC Agreement;

(iv)	the Guaranty (ITC Compensation); and

(v)	the Guaranty (Recapture Indemnification).

I have examined the Equity Documents and such other corporate and public records and agreements, instruments, certificates and other documents, and have made such investigations of law, as I have deemed necessary or appropriate for the purposes of this opinion.

The opinions expressed hereby are limited to (i) the law of Title 8, Chapter 1 of the Delaware Code (the General Corporation Law), (ii) the Delaware Limited Liability Company Act, and (iii) the laws of the State of California. I am not a member of the Bar of the State of Delaware, and I express no opinion as to the effect on the matters covered by this opinion letter of the laws of the State of Delaware to the extent it varies from the laws of the State of California.

This opinion is based on laws, rules and regulations in effect on the date hereof. Any changes therein may materially adversely affect the conclusions set forth in this opinion, but I disclaim any duty to advise you of any changes therein or to revise or supplement this opinion due to any changes therein.

In rendering this opinion I have assumed, with your permission and without independent verification, (1) the genuineness of all signatures (other than the signatures of the officials of the Opinion Parties), (2) the conformity to the originals of all documents reviewed by me as copies, (3) the authenticity and completeness of all original documents reviewed by me in original or copy form, and (4) the legal competence of each individual executing any document.

Based upon and subject to the foregoing, I am of the opinion that:

1.	Each Opinion Party is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation, and each has the requisite power and authority to execute, deliver and perform its respective obligations under the Equity Documents to which it is a party.

2.	Sponsor is duly qualified to do business as a foreign company and is in good standing in the State of California.

3.	Each of the Equity Documents to which any of the Opinion Parties is a party has been duly authorized by all required company action on behalf of such party and has been duly executed and delivered by such party.

I am furnishing this opinion to you at the express direction of the Opinion Parties. This opinion is for the benefit of, and may be relied upon by you and your successors and permitted

2

assigns and may not be relied upon by any other person or entity without my prior written consent. The matters addressed in this letter are as of the date of this letter and I undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein occurring after the date of this letter.

Very truly yours,

Daniel Judge
General Counsel

3

SCHEDULE 1

ADDRESSEES

NRG Investor

Google Investor

DOE

4

Exhibit C

Form of Chadbourne & Parke LLP California Law Opinion

[See attached.]

April 5, 2011

OPINION LETTER

To the Addressees listed on Schedule I

Re:	Solar Partners II, LLC

Ladies and Gentlemen:

We have acted as special counsel to Solar Partners II, LLC, a Delaware limited liability company (“Borrower”), Ivanpah I Project Holdings, LLC, a Delaware limited liability company (“Member”), BrightSource Energy, Inc., a Delaware corporation (“BSE”), BrightSource Construction Management, Inc., a Delaware corporation (“BSCM”), BrightSource Operations (Israel), Ltd., a corporation organized and existing under the laws of Israel (“BSOI”), and BrightSource Industries (Israel), Ltd., a corporation organized and existing under the laws of Israel (“BSII”) (Borrower, Member, BSE, BSOI, and BSII are referred to individually as an “Opinion Party” and collectively, the “Opinion Parties”), in connection with the preparation, execution and delivery of:

(X) that certain Common Agreement dated as of April 5, 2011 (the “Common Agreement”), by and among (i) Borrower, (ii) the U.S. Department of Energy, acting by and through the Secretary of Energy, (A) for itself as a Credit Party (in such capacity, “DOE”), (B) as guarantor (in such capacity, the “Guarantor”), and (C) as the initial loan servicer (in such capacity, the “Loan Servicer”), and (iii) PNC Bank, National Association, doing business as Midland Loan Services, a division of PNC Bank, National Association, as the initial administrative agent (in such capacity, the “Administrative Agent”); and

(Y) that certain Ivanpah Equity Participation Agreement dated as of April 5, 2011 (the “Equity Participation Agreement”) by and among (i) BSE, (ii) BrightSource Ivanpah Holdings, LLC, a Delaware limited liability company, (iii) NRG Solar Ivanpah, LLC, a Delaware limited liability company and (iv) Danke Schoen Project LLC, a Delaware limited liability company.

This opinion is being delivered pursuant to (a) Section 4.1.22(a) of the Common Agreement and (b) Section 2.2(s) of the Equity Participation Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in Exhibit A of the Common Agreement.

In connection with this opinion, we have examined and relied on originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

To the addressees listed in Schedule I hereto

April 5, 2011

(1)	those documents listed on Schedule II attached hereto (the “California Documents”);

(2)	documents listed on Schedule III attached hereto (the “New York/Federal Documents”); and

(3)	Certificate of Status for Borrower from the Secretary of State of California.

The documents referenced in Part A of Schedule II attached hereto are hereinafter referred to collectively as the “California Project Documents” and the documents referenced in Part B of Schedule II are hereinafter referred to as the “California Financing Documents.” The New York/Federal Documents and the California Documents are collectively referred to as the “Opinion Documents.”

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such organizational records, resolutions, documents and other instruments of the Opinion Parties, and such certificates and comparable documents of public officials, and of officers and representatives of the Opinion Parties, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In connection with rendering the opinions expressed below, we have assumed the genuineness of all signatures (other than the signatures of the officials of the Opinion Parties), the legal capacity of all natural persons, the identity and capacity of all individuals acting or purporting to act as public officials, the authenticity and accuracy of all documents submitted to us as originals, the conformity to the authentic original documents of all documents submitted to us as copies thereof and the authenticity of the originals of such copies. As to questions of fact material to the opinions expressed below, we have relied, with your consent and to the extent we deemed necessary or appropriate as a basis for such opinions, upon the representations, certificates and statements made or otherwise provided to us by Borrower and Member and their respective officers and other representatives, and of public officials, and upon such documents, records and instruments as we have deemed appropriate, in each case without independent check or verification of the accuracy of such documents, records and instruments.

In rendering our opinion, we have relied as to matters of fact, to the extent we deem necessary and proper, on representations and warranties of the Borrower contained in the Deed of Trust (as defined in Schedule II) and of the Borrower and the other Opinion Parties in the California Documents and the New York/Federal Documents as to certain factual matters and certificates of officers and representatives of the Opinion Parties and certificates of public officials. We have made no independent investigation as to whether the representations and warranties in the Deed of Trust, the California Documents, the New York/Federal Documents or any certificate referred to herein are accurate or complete.

To the addressees listed in Schedule I hereto

April 5, 2011

To the extent that the Opinion Parties’ obligations under the Opinion Documents may be dependent on such matters, with your permission, we have assumed that:

(a) The Collateral Agent is duly formed, validly existing, and in good standing under the laws of its jurisdiction of formation, that it has the requisite power under its organizational documents and applicable law to execute and deliver and to perform its obligations under the Deed of Trust, and that the Collateral Agent has complied with or is exempt from all state and federal laws and regulations and has obtained all regulatory approvals applicable to it arising out of the Deed of Trust or its status as the Collateral Agent under the Deed of Trust and the New York/Federal Documents;

(b) Except with respect to the Borrower and the Member, each of the counterparties to the Opinion Documents is duly formed, validly existing, and in good standing under the laws of its jurisdiction of formation and is qualified to do business in the State of California (except where such qualification is not required by the applicable laws of the State of California), and that it has the requisite power under its organizational documents and applicable law to execute and deliver and to perform its obligations under the respective Opinion Document;

(c) Except as otherwise provided in paragraph 3 below with respect to the Borrower and the Member, the parties to the Opinion Documents have received, or will receive by the time required, and will, to the extent required by any governmental requirement, maintain in full force and effect, all consents, approvals, filings, notices and other authorizations from any Government Authority (collectively, “Governmental Approvals”) which are required for the due execution, delivery and performance by the parties to the Opinion Documents and that, except as otherwise provided in paragraph 3 below with respect to the Borrower and Member, such execution, delivery and performance by the parties to the Opinion Documents does not and will not conflict with any provision of any governmental requirement or the terms of any Governmental Approval applicable to the parties to the Opinion Documents or the conduct of their respective businesses or any agreement or instrument to which they are a party or by which they or their property are bound;

(d) The Deed of Trust and each of the California Documents is valid and binding on, and enforceable against, all parties thereto other than the Opinion Parties that are a party thereto;

(e) At the time of recordation of the Deed of Trust the Borrower will have an interest of record in the real property described therein;

To the addressees listed in Schedule I hereto

April 5, 2011

(f) All conditions precedent to the closing of the transactions contemplated by the New York/Federal Documents have been satisfied or waived, the closing has occurred and all consideration required to be paid or delivered at such closing has been paid or delivered;

(g) The absence of any evidence extrinsic to the provisions of the Opinion Documents indicating that the parties thereto intended a meaning contrary to that expressed by those provisions;

(h) The accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; and

(i) The first Advance under the Common Agreement has occurred, and all documents and funds have been released from escrow pursuant to that certain Escrow Agreement listed as item 13 on Schedule III attached hereto.

We express no opinion as to the laws of any jurisdiction other than (a) the Laws of the State of California, (b) the Delaware Limited Liability Company Act (“DLLCA”) and (c) the Federal Laws of the United States of America, as all of which are in effect on the date hereof and our opinion is limited to and applies only insofar as such laws may be concerned.

We have assumed that all governmental requirements have been duly enacted and validly promulgated, that all Government Authorities have been duly constituted and that all public officials and all members of said Government Authorities have been duly appointed and are lawfully holding the positions to which they have been elected or appointed, and that any actions taken by them under delegated authority are undertaken pursuant to properly delegated authority.

Based upon and subject to the foregoing, and to the limitations and qualifications described below, we are of the opinion that:

1.	Each of the California Documents to which Borrower or Member is a party has been duly authorized by all required limited liability company action on behalf of Borrower or Member, as applicable, and has been duly executed and delivered by such party.

2.	Each of the California Documents to which an Opinion Party is a party constitutes the legal, valid and binding obligation of such Opinion Party, as applicable, enforceable against it in accordance with the terms of the applicable California Document.

3.

No authorization, consent, waiver, approval or other action by any State of California or Federal governmental or regulatory authority, body or instrumentality under State of California or federal laws is required for (i) the due execution and delivery of the California Documents or the performance by Borrower or Member of its respective

To the addressees listed in Schedule I hereto

April 5, 2011

obligations thereunder or (ii) the grant by Borrower or Member of, or the validity or perfection of, the security interests and liens to Midland Bank, in its capacity as collateral agent for the benefit of the Secured Parties (“Collateral Agent”) pursuant to the Deed of Trust.

4.	Neither the execution and delivery of the California Documents, nor the consummation of the transactions or compliance with the provisions thereof, in each case by Borrower or Member, as applicable, (a) violates any provision of the certificate of formation or the company agreement of Borrower or Member, as applicable, or (b) violates the DLLCA or any California or federal law, rule of regulation or, to our knowledge, any order, writ, injunction or decree of any court or governmental instrumentality of the State of California, or the United States of America binding on Borrower or Member, as applicable.

5.	Except as set forth in Schedule 5.11 of the Disclosure Letter as of the Financial Closing Date, we have not been engaged to represent any Opinion Party in connection with any pending action or proceeding that seeks legal or equitable remedies against such Opinion Party as a result of the transactions contemplated by the Opinion Documents.

6.	The Deed of Trust is in form sufficient to (i) record in the land records of San Bernardino County located in the State of California, and (ii) create a lien on the real property described therein. In order to provide constructive notice of the lien created by such Deed of Trust, it is necessary to record such Deed of Trust in the real estate records of San Bernardino County. No other filings, recordations or re-filing or re-recording is necessary in order to provide such constructive notice of the lien created by such Deed of Trust.

7.	The Deed of Trust is in form sufficient to record as a fixture filing in the land records of San Bernardino County located in the State of California. The Deed of Trust is in form sufficient to create a security interest in the fixtures described therein (the “Fixtures”) in favor of the Collateral Agent. In order to perfect the security interest in the Fixtures created by the Deed of Trust, it is necessary to record such Deed of Trust in the real estate records of San Bernardino County. No other action is necessary to perfect a security interest in the Fixtures described in such Deed of Trust.

8.

Neither the execution and delivery of the New York/Federal Documents or the California Financing Documents by an Opinion Party, nor the consummation of the transactions specifically contemplated therein or compliance with the provisions thereof by such Opinion Party, (i) violates, results in a breach of, or constitutes a default of such Opinion Party under any of the Initial Project Documents (except as specifically contemplated in such Initial Project Document or the Common Agreement) or (ii) results in the creation of any liens or encumbrances upon any of the property of such Opinion Party pursuant to

To the addressees listed in Schedule I hereto

April 5, 2011

the terms of any of the Initial Project Documents (except as specifically contemplated in the Initial Project Document or the Common Agreement).

9.	The Borrower is duly qualified to do business in the State of California as a foreign limited liability company and is in good standing in the State of California. A copy of the Certificate of Status provided by the Secretary of State of the State of California is attached as Exhibit A hereto.

Our opinions expressed above are subject to the following exceptions, qualifications and limitations:

(a) For purposes of our opinions in paragraph 8 hereof, we are not giving any opinion with respect to any action taken by the Borrower as part of its ongoing compliance with covenants set forth in the Opinion Documents.

(b) For purposes of our opinions in paragraph 9 hereof as to the due qualification and good standing of the Borrower, we have relied solely upon the good standing certificate issued by the appropriate authorities in the State of California.

(c) The enforceability of the Deed of Trust and/or the California Documents may be limited by the effects of bankruptcy, insolvency, and reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination. In addition, the enforceability of the Deed of Trust and the California Documents is subject to the effect of California Civil Code 1670.5, which provides that a court may refuse to enforce, or may limit the application of, a contract or any clauses thereof which the court finds as a matter of law to have been unconscionable at the time it was made.

(d) The availability of equitable remedies, including without limitation, specific enforcement and injunctive relief, is subject to the discretion of the court before which any proceedings therefor may be brought.

(e) The enforceability of the Deed of Trust and/or the California Documents may be limited by statutory requirements with respect to good faith, fair dealing and commercial reasonableness, by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and by the effect of judicial decisions that have held that certain provisions are unenforceable where enforcement

To the addressees listed in Schedule I hereto

April 5, 2011

would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where a default is not material.

(f) For the purposes of the opinions set forth in paragraph 4 concerning no violation of California law or Federal law, we have considered only such laws and regulations that in our experience are typically applicable to a transaction of the nature contemplated by the Opinion Documents. Without limiting the foregoing, we express no opinion with respect to (i) the effect of any land use, safety, hazardous material, environmental or similar law, or any local or regional law; (ii) the effect of or compliance with any state or federal laws or regulations applicable to the transactions contemplated by the Opinion Documents because of the nature of the business of any party other than the Opinion Parties; (iii) any antitrust, antifraud, patent, copyright, trademark or other intellectual property matter; or (iv) any energy regulatory law, rule, or regulation that may be applicable to any of the Opinion Parties or to the Project.

(g) Notwithstanding certain language of the Deed of Trust, the Collateral Agent may be limited to recovering only reasonable expenses with respect to the taking, holding, preparing, selling, leasing and the like of the collateral, and only reasonable compensation for funding losses, increased costs or yield protection.

(h) We note the existence of certain waivers by the Borrower in the Deed of Trust and/or by the Opinion Parties in the California Documents that cannot, as a matter of law, be effectively waived. Without limiting the foregoing, we note that under applicable law guarantors may be entitled to certain rights or protections which as a matter of statutory or common law may not be waived or altered. We express no opinion herein as to the enforceability of any provisions of the Deed of Trust and/or the California Documents which purport to waive or alter such rights or protections, except to the extent permitted by law.

(i) We note that the enforceability of the Deed of Trust and/or the California Documents may be limited by the unenforceability under certain circumstances of provisions imposing penalties, forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or an occurrence of default.

(j) We note that Section 1717 of the California Civil Code provides that where a contract permits one party to the contract to recover attorneys’ fees, the prevailing party in any action to enforce any provision of the contract shall be entitled to recover its reasonable attorneys’ fees.

To the addressees listed in Schedule I hereto

April 5, 2011

(k) We express no opinion on the validity or enforceability of any contractual provision in the Deed of Trust and/or the California Documents that, in effect, liquidates damages for the breach of a contract, including the effect of Section 1671 of the California Civil Code, which, in essence, provides that a provision in a contract liquidating the damages for a breach of the contract is valid unless the party seeking to invalidate the provision establishes that the provision was unreasonable under the circumstances existing at the time the contract was made.

(l) We advise you of the effect of Section 2954.5 of the California Civil Code, which, in essence, prescribes certain procedures that must be followed by a creditor in connection with the imposition of default, delinquency, or late payment charges.

(m) We express no opinion on the validity or enforceability of any provision of the Deed of Trust and/or the California Documents that seeks to define what constitutes good faith or commercially reasonable behavior. We do believe, however, that subject to the qualifications, limitations and exceptions expressed elsewhere in this opinion, enforcement or acceleration would be available if an event of default occurs as a result of a material breach of a material covenant contained in the Deed of Trust.

(n) In circumstances where the Collateral Agent’s security is not materially impaired, we do not render any opinion on the validity or enforceability of the Deed of Trust to the extent that it purports to prohibit or restrict the creation or existence of liens junior to the liens in favor of the Collateral Agent, or to the extent that it purports to grant to the Collateral Agent the right to accelerate maturity of the obligations secured thereby by reason of the creation of any such encumbrances. See La Sala v. American Sav. & Loan Assn., 5 Cal. 3d 864, 880-882 (1971) (materiality of impairment of security); 12 U.S.C. § 1701j-3 (the “Garn-St. Germain Depository Institutions Act of 1982”) (insofar as said statute does not specifically include the creation of junior liens as a type of transfer permitting acceleration).

(o) We do not render any opinion as to the validity or enforceability of any “due-on-sale” clause or similar provision contained in the Deed of Trust permitting the acceleration of the obligations under the Deed of Trust upon the transfer of an interest in any real or personal property collateral for the obligations under the Deed of Trust, insofar as the type of transfer permitting acceleration of the loan under the Participation Agreement is not a type of transfer permitting acceleration of the Loan pursuant to the Garn-St. Germain Depository Institutions Act of 1982.

To the addressees listed in Schedule I hereto

April 5, 2011

(p) We do not render any opinion as to the validity or enforceability of various provisions of the Deed of Trust and/or the California Documents to the extent such provisions purport to indemnify or otherwise exonerate the Collateral Agent or any other indemnified party thereunder from the consequences of its inadvertent failure to take actions required to be taken by the Collateral Agent or such indemnified party thereunder, it being acknowledged that certain defenses, such as waiver, estoppel, and laches, may not be waivable in any event.

(q) Any opinion to the effect that the Deed of Trust and/or the California Documents constitute valid and binding obligations, enforceable in accordance with their terms, does not include an opinion as to the enforceability of indemnification provisions and exculpatory clauses to the extent (i) they may be limited by applicable principles of public policy or Sections 1668 and 2773 of the California Civil Code or (ii) such provisions indemnify the Collateral Agent or any other indemnified party thereunder for its negligence or misconduct.

(r) We do not render any opinion as to the validity or enforceability under certain circumstances of any provision in the Deed of Trust and/or the California Documents purporting to grant to any counterparty therein any “self-help” or summary remedies, including, but not limited to, permitting the Collateral Agent, in the absence of an enforceable judicial order, to enter upon and take possession of the real property subject to the Deed of Trust, to collect rents and to exercise the other rights of the debtor prior to judicial or non-judicial foreclosure thereupon.

(s) We do not render any opinion as to the title to or the descriptions of the real property described in the Deed of Trust or any other property described in the Opinion Documents in which a security interest has been granted pursuant to the Opinion Documents (the “Security”); the existence or effect of liens, security interests, charges, encumbrances or claims of right or ownership with respect to the Security; whether the Security is the property intended to secure the obligations of the debtor under the Opinion Documents; and any matter affecting or in any way related to title.

(t) We do not render any opinion as to the invalidity or unenforceability as a matter of public policy under certain circumstances of any provision in the Deed of Trust and/or the California Documents purporting to grant the Collateral Agent or the respective counterparty thereto a power of attorney.

(u) We do not render any opinion as to the validity or enforceability under certain circumstances of provisions waiving vaguely or broadly stated rights, including, without limitation, any purported waiver of the provisions of Section 1542 of the

To the addressees listed in Schedule I hereto

April 5, 2011

California Civil Code and the effect of statutes or public policy limiting a party’s right to waive unknown claims, or the benefits of statutory provisions or common law rights, and of provisions stating that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, or that the election of some particular remedy or remedies does not preclude recourse to other remedies.

(v) We do not render any opinion as to the validity or enforceability of any provision in the Deed of Trust and/or the California Documents that allows the Collateral Agent or the relevant counterparty thereto to withhold “unreasonably” or in its “sole discretion” its consent to or approval of any action or proposed action of the Opinion Party that is a party thereto.

(w) We do not render any opinion as to the effect of Section 726 of the California Code of Civil Procedure, which provides, in essence, that any action to recover on a debt or other right secured by a mortgage or a deed of trust on real property must comply with the provisions of that section, which provisions relate to and specify the procedures for the sale of encumbered property, the application of proceeds, the rendition in certain cases of a deficiency judgment, and other related matters. We advise you that in such an action or proceeding, the debtor may require the creditor to exhaust all of its security before a personal judgment may be obtained against the debtor for a deficiency. We also advise you that a failure to comply with the provisions of Section 726 (including an attempt to exercise a right of set off with respect to any funds of the debtor that may be deposited with you from time to time and with respect to which you do not hold a perfected security interest under Division 9 of the CUCC) may result in the loss of the Collateral Agent’s liens on the real and personal property collateral and the loss of your right to a deficiency judgment. See, e.g., Walker v. Community Bank, 10 Cal. 3d 729, 518 P.2d 329, 111 Cal. Rptr. 897 (1974); Security Pacific National Bank v. Wozab, 51 Cal. 3d 991 (1990).

(x) We advise you of the effect of Sections 2924, 2924b and 2924c of the California Civil Code, which, among other things, prescribe certain procedures that must be followed by the holder of a mortgage or deed of trust before exercising a power of sale included under such mortgage or deed of trust and permit the defaulting mortgagor or trustor to reinstate the obligations secured thereby under certain circumstances.

(y) We advise you of the effect of any limitations imposed by law on a lender’s ability to require, maintain, handle and disburse proceeds of an impound, trust or other type of account for the payment of real property taxes and assessments, insurance

To the addressees listed in Schedule I hereto

April 5, 2011

premiums and other purposes relating to such property (e.g., California Civil Code § 2954.1).

(z) We do not render any opinion as to the validity or enforceability as a matter of public policy under certain circumstances of any provision of the Deed of Trust to the effect that notwithstanding certain acts of the Collateral Agent, the Collateral Agent shall not be deemed to be a mortgagee-in-possession.

(aa) We do not render any opinion as to the validity or enforceability of any provisions of the Deed of Trust and/or the California Documents that purport to waive the right of the Opinion Party that is a party thereto to object to jurisdiction or venue or to assert any defense based on lack of jurisdiction or venue.

(bb) We do not render any opinion as to the effect of Section 2955.5 of the California Civil Code, which restricts the right of a lender to require hazard insurance in amounts that exceed the value of the improvements on real property collateral.

(cc) We do not render any opinion as to the effect of Section 564 of the California Code of Civil Procedure, which describes the cases in which the appointment of a receiver is authorized.

(dd) We do not render any opinion as to the effect of limitations imposed by law, and the judicial decisions interpreting same, on the use of insurance proceeds and condemnation proceeds by a lienholder (e.g., California Code of Civil Procedure §§ 1265.210 through 1265.250); and limitations imposed by California law (e.g., California Financial Code §§ 1227.2, 7461) and court decisions restricting the ability of a creditor to enforce certain covenants in debt and security instruments absent a showing of damage to the creditor, impairment of the value of collateral or impairment of the debtor’s ability to pay, e.g., Schoolcraft v. Ross, 81 Cal. App. 3d 75 (1978); Milstein v. Security Pacific National Bank, 27 Cal. App. 3d 482 (1972); and, in addition, the effect of certain California court decisions, indicating that a California court would probably refuse to give effect to provisions permitting a creditor to accelerate the maturity of indebtedness under certain circumstances if enforcement of such provisions, on the basis of the facts and circumstances then before such court, was not reasonably necessary to protect against impairment of the creditor’s security or the risk of payment default. Depending on the particular facts of such a hypothetical instance, such refusal might rest on one or more public policies disfavoring forfeitures, penalties and restraints against, or the imposition of burdens upon, the alienation of property. We also note the effect of case authority indicating that a creditor may be precluded from exercising its remedies under a mortgage or deed of trust if a court determines that the quantum of harm suffered by a

To the addressees listed in Schedule I hereto

April 5, 2011

creditor as a result of the default or breach upon which the exercise of remedies is premised is outweighed by the quantum of harm that would be suffered by a debtor as a result of such exercise. See Baypoint Mortgage Corp. v. Crest Premium Real Estate Investments Retirement Trust, 168 Cal. App. 3d 818 (1985).

(ee) We advise you of the effect of Section 2889 of the California Civil Code, which provides, among other things, that all contracts in restraint of the right of redemption from a lien are void. We do not believe, however, that Section 2889 invalidates a private power of sale in a deed of trust as provided for in Section 2924 et seq. of the California Civil Code. We do believe, however, that subject to the qualifications, limitations and exceptions expressed elsewhere in this opinion, enforcement or acceleration would be available if an event of default occurs as a result of a material breach of a material covenant contained in the Deed of Trust.

(ff) We advise you of the effect of California Code of Civil Procedure Section 726 and Sections 729.010 through 729.090, which grant certain rights of redemption in the event of a judicial foreclosure of a mortgage or deed of trust.

(gg) We advise you of the effect of Sections 2903 through 2905 of the California Civil Code, which, in essence, grant the owner, junior lienholders and other persons having an interest in the property encumbered by a lien certain rights to redeem that property from the lien at any time after the claim is due and before the right of redemption is foreclosed by performing or offering to perform the act for the performance of which the lien is security and paying or offering to pay certain damages.

(hh) We advise you of the effect of certain court decisions in California, including, but not limited to, Fletcher v. Security Pacific National Bank, 23 Cal. 3d 442 (1979), suggesting that, to the extent that interest paid by a debtor based upon a 360-day year exceeds interest that would accrue at the same rate but computed upon a 365-day year, a California court would enjoin collection of such excess interest and award restitution thereof to the debtor.

(ii) We advise you of the effect of Sections 726.5 and 736 of the California Code of Civil Procedure, which, in essence, specify certain rights and remedies available to a “secured lender” for breach of an “environmental provision” relating to “real property security” (as such terms are defined in Section 736), which provisions may, among other things, limit the Collateral Agent’s rights and remedies under the Deed of Trust.

To the addressees listed in Schedule I hereto

April 5, 2011

(jj) We advise you of the effect of Sections 580b and 580d of the California Code of Civil Procedure, which limit or prohibit a secured party in certain circumstances from recovering a deficiency after foreclosure of a deed of trust or mortgage.

(kk) We advise you of the effect of Section 2938 of the California Civil Code, which governs, among other things, the effect of an assignment of an interest in leases, rents, issues or profits; the method of perfecting such an assignment; the enforcement of an assignee’s rights thereunder; and the rights of tenants, the assignor, the assignee and any other assignees with respect to such leases, rents, issues and profits.

(ll) We do not render any opinion as to the validity or enforceability of any provision in the Deed of Trust and/or the California Documents purporting to waive the right to a jury trial of the Opinion Party that is a party thereto or which specifies a specific venue or jurisdiction for the resolution of disputes.

(mm) We do not render any opinion as to the validity or enforceability of any provision in the Deed of Trust that purports to create security for future advances to be made by the Credit Parties to the Borrower (pertaining to credit accommodations which are not specifically described in the Deed of Trust or the New York/Federal Documents).

(nn) We advise you of the fact that, to the extent that any of the provisions of the Deed of Trust and/or the California Documents are construed as suretyship obligations, sureties (including guarantors, third party pledgors and co-borrowers) have various rights and defenses to suretyship obligations under the laws of the State of California. See, e.g., California Civil Code §§ 2819-2854. California statutes and cases provide that a surety may be exonerated if the creditor materially alters the original obligation of the obligor (such as the Borrower) without the consent of any guarantor or third party pledgor, elects remedies for default which impair the subrogation rights of the guarantor against the obligor, or otherwise takes any action without notifying the guarantor which materially prejudices the guarantor. See, e.g., Cal. Civil Code §§ 2810 and 2819; Union Bank v. Gradsky, 265 Cal. App. 2d 40, 71 Cal. Rptr. 64 (1968); Sumitomo Bank of California v. Iwasaki, 70 Cal. 2d 81, 447 P.2d 956, 73 Cal. Rptr. 564 (1968); Durgin v. Kaplan, 68 Cal. 2d 81, 65 Cal. Rptr. 158 (1968). However, there is authority to the effect that a guarantor may validly waive such rights if the waivers are expressly set forth in the guaranty. Cal. Civil Code § 2856; Krueger v. Bank of America, 145 Cal. App. 3d 204, 193 Cal. Rptr. 322 (1983). Section 2856 of the California Civil Code, in subsection (b), states that any language that expresses an intent to waive certain specified suretyship rights and defenses shall be effective to waive such rights and defenses, and subsections (c) and (d) set forth specific “safe-harbor” language that is deemed to create an effective waiver of the rights and defenses specified therein. We

To the addressees listed in Schedule I hereto

April 5, 2011

express no opinion with respect to the effect on the enforceability of any provisions in the Deed of Trust and/or the California Documents with respect to (i) any modification or amendment of the obligation of the obligor(s) that materially increases such obligations, (ii) rights and defenses of any surety that a California court may deem fundamental, or (iii) any other action by the Collateral Agent or any counterparty to the California Documents which materially prejudices the surety unless such modification, amendment, election or other action is made with the written consent of such surety.

(oo) We do not render any opinion as to the enforceability of any provision of the Deed of Trust and/or the California Documents permitting modification thereof only by means of an agreement in writing signed by the parties thereto. Section 1698 of the California Civil Code provides that an oral modification to a contract may be enforced if the oral modification was performed notwithstanding a contrary provision in the document.

(pp) We note limitations on the Collateral Agent’s lien upon collateral imposed in some circumstances by applicable California statutes or judicial decisions, including without limitation by Sections 9307 and 9308 of the CUCC, and the resulting possibility that buyers and purchasers of the collateral in some circumstances may acquire the collateral free of the Collateral Agent’s lien.

(qq) We do not render any opinion as to the enforceability of any provision in the Deed of Trust and/or the California Documents that purports to be binding on third parties.

(rr) We note that to the extent provided by Division 9 of the California Uniform Commercial Code, additional filings with respect to the Fixtures may also be necessary to continue perfection of all or certain of the Fixtures if the Borrower changes its name (or the Deed of Trust otherwise becomes seriously misleading) or if the Borrower changes its jurisdiction of organization.

(ss) In giving the opinions set forth above relating to the liens or security interests created by the Deed of Trust, we express no opinion as to the Borrower’s right, title or interest in or to any collateral or the description thereof in the Deed of Trust.

(tt) We express no opinion as to:

i.	The enforceability of any provisions contained in the Deed of Trust and/or the California Documents that purport to establish (or may be construed to establish) evidentiary standards;

To the addressees listed in Schedule I hereto

April 5, 2011

ii.	The enforceability of forum selection clauses;

iii.	The enforceability of any provision of the Deed of Trust and/or the California Documents insofar as it provides that the Collateral Agent or any other Person may exercise set-off or similar rights other than in accordance with applicable law;

iv.	The legality, validity, binding effect or enforceability of any provision of the Deed of Trust and/or the California Documents insofar as it provides for the payment or reimbursement of costs and expenses or indemnification for claims, losses, or liabilities in excess of a reasonable amount determined by any court or other tribunal;

v.	The efficacy of any provisions in the Deed of Trust and/or the California Documents that purport to be agreements by the parties but that are, in effect, legal conclusions regarding the characterization of certain provisions in the Deed of Trust and/or the California Documents;

vi.	Whether any divisions of real property or any interests therein contemplated by the Deed of Trust comply with the Subdivision Map Act (as defined in Section 66410 et seq. of the California Government Code) or any city, county or other local rules, ordinances or regulations promulgated by authority thereof or in connection therewith;

vii.	The enforceability under certain circumstances of provisions indemnifying a party against liability for its own wrongful or negligent acts;

viii.	The effect of the compliance or non-compliance of the Collateral Agent or any counterparty to the California Documents with any state or federal laws or regulations (including, without limitation, any unpublished order, decree, or directive issued by any governmental authority) applicable to the Collateral Agent or such counterparty because of its legal or regulatory status, the nature of its business, or its authority to conduct business in any jurisdiction;

ix.	The binding effect or enforceability of negative pledge clauses contained in the Deed of Trust and/or the California Documents;

To the addressees listed in Schedule I hereto

April 5, 2011

x.	The enforceability of any provisions of the Deed of Trust and/or the California Documents that provide that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that each and every remedy shall be cumulative and in addition to every other remedy, or that any delay or omission to exercise any right or remedy shall not impair any other right or remedy or constitute a waiver thereof; or

xi.	The creation, attachment or perfection of any lien or security interest except as expressly set forth in paragraphs 6 and 7 above, or the priority of any lien or security interest.

To the addressees listed in Schedule I hereto

April 5, 2011

This opinion is rendered to each of the parties listed on Schedule I attached hereto and their successors and permitted assigns, and may not be relied upon by any other person or entity without our prior written consent. This opinion may be relied upon solely as of the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for any addressee or any other person; provided, however, that any assignee of a Lender pursuant to Section 7.22 of the Common Agreement may rely on this opinion with the same effect as if it were originally addressed and delivered to such assignee on the date hereof.

Very truly yours,

Schedule I

Addressees

U.S. Department of Energy, acting by and through the Secretary of Energy

PNC Bank, National Association, doing business as Midland Loan Services, a division of PNC Bank, National Association

NRG Solar Ivanpah LLC, a Delaware limited liability company

Danke Schoen Project LLC, a Delaware limited liability company

Schedule II

California Documents

All terms used herein and not defined or otherwise specified below or in the opinion letter to which this Schedule is attached have the meanings assigned to them in the

Common Agreement.

Part A – California Project Documents

1.	Amended and Restated Master Services Contract among the Project Companies and EPC Contractor, dated as of July 23, 2010 (including items (a) through [(i)]below).

a.	Master Services Contract Change Order No. 001, dated November 19, 2009.

b.	Master Services Contract Change Order No. 002, dated February 24, 2010.

c.	Master Services Contract Change Order No. 003, dated February 25, 2010.

d.	Master Services Contract Change Order No. 004, dated March 26, 2010.

e.	Master Services Contract Change Order No. 005, dated June 30, 2010.

f.	Master Services Contract Change Order No. 006, dated July 16, 2010.

g.	Master Services Contract Change Order No. 007, dated September 14, 2010.

h.	Master Services Contract Change Order No. 008, dated November 8, 2010.

i.	[Master Services Contract Change Order No. 009, (withdrawn).]

2.	Amended and Restated Supply Contract between Sponsor and Siemens Energy, Inc., a Delaware corporation (“Siemens”), dated as of August 8, 2008.

a.	Change Order Number 32-003, dated April 28, 2009 (Turbine Supply Contract)

b.	Change Order Number 32-006, dated September 30, 2009 (Turbine Supply Contract)

c.	Change Order Number 32-007, dated September 25, 2009 (Turbine Supply Contract)

d.	Change Order Number 32-008, dated January 27, 2010 (Turbine Supply Contract)

e.	Change Order Number 32-009, dated October 8, 2009 (Turbine Supply Contract)

f.	Change Order Number 32-010, dated October 12, 2009 (Turbine Supply Contract)

g.	Change Order Number 32-012, dated November 3, 2009 (Turbine Supply Contract)

h.	Change Order Number 32-013, dated November 16, 2009 (Turbine Supply Contract)

i.	Change Order Number 32-014, dated February 4, 2010 (Turbine Supply Contract)

j.	Change Order Number 32-015, dated February 23, 2010 (Turbine Supply Contract)

k.	Change Order Number 32-016, dated October 28, 2010 (Turbine Supply Contract)

l.	Change Order Number 32-017, dated May 18, 2010 (Turbine Supply Contract)

m.	Change Order Number 32-018, dated August 19, 2010 (Turbine Supply Contract)

n.	Change Order Number 32-019, dated October 18, 2010 (Turbine Supply Contract)

3.	Change Order Number 32-020, dated December 21, 2010 (Turbine Supply Contract)

4.	Assignment of Supply Contract between Sponsor and Borrower, dated February 14, 2011 (Turbine Supply Contract).

5.	Assignment of Supply Contract between Borrower and EPC Contractor, dated as of April , 2011.[1]

6.	Base Contract for Sale and Purchase of Natural Gas between Borrower and Shell Energy North America (US), L.P., dated March 1, 2011.

7.	BLM Right-of-Way Grant among the BLM, Solar Partners II, LLC, Solar Partners I, LLC and Solar Partners VIII, LLC (together, Solar Partners II, LLC, Solar Partners I, LLC and Solar Partners VIII, LLC, the “Project Companies”) (ROW CACA-49502), dated October 7, 2010.

a.	BLM Right-of-Way Grant CACA-49502 Amendment #1, dated March 14, 2011.

8.	BLM Right-of-Way Grant between the BLM and Borrower (ROW CACA-49504), dated October 7, 2010.

9.	Common Projects Contract among EPC Contractor and the Project Companies, dated as of September 29, 2010.

10.	Common Projects Solar Field Agreement among BSCM and the Project Companies, dated as of April 5, 2011.

11.	Compliance Services Agreement between Sponsor and Borrower, dated as of April 5, 2011.

[1]	To be dated the date of the first funding under the Common Agreement.

12.	Construction Management Agreement between Construction Manager and Borrower, dated as of April 5, 2011.

a.	Non-Disclosure Agreement between Construction Manager and Borrower dated as of April 5, 2011.

13.	Continuing General Services Agreement between BSCM and Borrower, dated as of April 5, 2011.

14.	Equipment and Construction Contract between EPC Contractor and Borrower, dated as of September 29, 2010.

a.	Equipment and Construction Contract Change Order No. 10, dated January 26, 2011.

b.	Equipment and Construction Contract Change Order No. 11, dated January 19, 2010 [sic].

c.	Equipment and Construction Contract Change Order No. 12, dated February 3, 2011.

15.	Facilities Agreement – Ivanpah Meter Station between Kern River Gas Transmission Company, a Texas general partnership, and Sponsor, dated September 10, 2010.

16.	Assignment and Assumption of Facilities Agreement among Sponsor and Project Companies, dated as of November 12, 2010.

17.	Fair-Share Contribution Agreement among the San Bernardino County Fire Protection District, the County of San Bernardino, and the Project Companies, dated as of December 14, 2010.

18.	Operation and Maintenance Agreement between Operator and Borrower, dated as of April 5, 2011

a.	Non-Disclosure Agreement between Operator and Borrower, dated as of April 5, 2011.

19.	Power Purchase and Sale Agreement between PG&E and Borrower, dated April 28, 2009.

a.	First Amendment to Power Purchase and Sale Agreement, dated July 7, 2010.

20.	Project Management Agreement between Administrator and Borrower, dated as of April 5, 2011.

a.	Non-Disclosure Agreement between Administrator and Borrower, dated as of April 5, 2011.

21.	Shared Facilities and Co-Tenancy Agreement among the Project Companies, dated as of April 5, 2011.

a.	Memorandum of Shared Facilities and Co-Tenancy Agreement among the Project Companies, dated as of April 5, 2011.

22.	Shared Facilities O&M Agreement among the Project Companies and Operator, dated as of April 5, 2011.

a.	Non-Disclosure Agreement between each Project Company and Operator, dated as of April 5, 2011.

23.	Solar Field Agreement between BSCM and Borrower, dated as of April 5, 2011.

24.	Solar Field Supply Subcontract among EPC Contractor, BSOI, and BSCM for the Ivanpah I Project, dated as of September 29, 2010.

25.	Standard Large Generator Interconnection Agreement among SCE, California Independent System Operator Corporation, a California nonprofit public benefit corporation (“CAISO”) and Borrower, dated July 30, 2010.

a.	First Amendment to Standard Large Generator Interconnection Agreement, dated January 26, 2011.

26.	Unit 1 Purchasing Agreement between BSCM and SRSG Supplier for Ivanpah I, dated August 12, 2010.

a.	Change Order Number 100473-005 dated November 16, 2010 (SRSG Purchasing Agreement).

b.	Change Order Number 100473-006 (Unit 1) dated January 18, 2011 (SRSG Purchasing Agreement)

c.	Change Order Number 100473-007 dated March 21, 2011 (SRSG Purchasing Agreement)

d.	Change Order Number 100473-009 (Unit 1) dated February 22, 2011 (SRSG Purchasing Agreement)

e.	Change Order Number 100473-010 dated November 1, 2010 (SRSG Purchasing Agreement)

f.	Change Order Number 100473-013 dated November 1, 2010 (SRSG Purchasing Agreement)

g.	Change Order Number 100473-016 dated March 21, 2011 (SRSG Purchasing Agreement)

h.	Change Order Number 100473-018 (Unit 1) dated January 20, 2011 (SRSG Purchasing Agreement)

i.	Change Order Number 100473-019 dated February 22, 2011 (SRSG Purchasing Agreement)

j.	Change Order Number 100473-021 dated November 29, 2010 (SRSG Purchasing Agreement)

k.	Change Order Number 100473-023 (Unit 1) dated February 22, 2011 (SRSG Purchasing Agreement)

l.	Change Order Number 100473-024 dated December 10, 2010 (SRSG Purchasing Agreement)

m.	Change Order Number 100473-025 (Unit 1) dated February 25, 2011 (SRSG Purchasing Agreement)

n.	Change Order Number 100473-031 dated March 12, 2011 (SRSG Purchasing Agreement)

o.	Change Order Number 100473-032 (Unit 1) dated February 25, 2011 (SRSG Purchasing Agreement)

p.	Change Order Number 100473-034 dated March 9, 2011 (SRSG Purchasing Agreement)

q.	Change Order Number 100473-039 dated March 10, 2011 (SRSG Purchasing Agreement)

r.	Change Order Number 100473-041 dated March 18, 2011 (SRSG Purchasing Agreement)

s.	Change Order Number 100497-001 dated November 23, 2010 (SRSG Purchasing Agreement)

Part B – California Financing Documents

1.	BrightSource Energy, Inc. Ivanpah 1 Parent Company Guarantee by Sponsor for the benefit of EPC Contractor, dated September 29, 2010 (Solar Field Supply Subcontract).

2.	Consent and Agreement between PG&E and Collateral Agent, dated as of April 5, 2011.

3.	Consent and Direct Agreement (EPC Contractor) among Borrower, Collateral Agent and EPC Contractor, dated as of April 5, 2011.

4.	Consent and Direct Agreement (NRG Affiliates) among Borrower, Collateral Agent, Operator, Shared Facilities Operator, Construction Manager and Asset Manager, dated as of April 5, 2011.

5.	Consent and Direct Agreement (SFA Contractors) among BSCM, Sponsor and Collateral Agent, dated as of April 5, 2011.

6.	Consent and Direct Agreement (SRSG Supplier) among Borrower, Collateral Agent and SRSG Supplier, dated as of April 5, 2011.

7.	Consent and Direct Agreement (STG Supplier) among Borrower, EPC Contractor, Siemens and Collateral Agent, dated as of April 5, 2011.

8.	Construction and Permanent Leasehold Deed of Trust with Assignment of Rents and Fixture Filing (California) made by Borrower, for the benefit of Stewart Title Insurance Company of California, Inc., as Trustee, and Collateral Agent, as beneficiary, dated as of April 5, 2011.

9.	Deferred Contract Amount Promissory Note by Borrower, for the benefit of and acknowledged by EPC Contractor, dated April 5, 2011 (Equipment and Construction Contract).

10.	Environmental Indemnity Agreement by Borrower for the benefit of Collateral Agent, dated as of April 5, 2011.

11.	Indemnity Agreement among EPC Contractor, DOE, and Collateral Agent, dated as of April 5, 2011.

12.	Indemnity Agreement among Sponsor, DOE, and Collateral Agent, dated as of April 5, 2011.

13.	Parent Company Guaranty by Sponsor, for the benefit of EPC Contractor, dated April 5, 2011.

14.	Parent Company Guarantee by Sponsor, for the benefit of SRSG Supplier, dated August 12, 2010.

15.	Parent Guarantee by Sponsor for the benefit of Borrower, dated April 5, 2011 (Solar Field Agreement).

16.	Securities Account Control Agreement among Borrower, PG&E and Wells Fargo Bank National Association, dated as of March 25, 2008.

17.	Security Escrow Agreement among BSCM, BSOI, Sponsor, Collateral Agent and Borrower, dated as of April 5, 2011.

18.	Subordination Agreement by BSCM for the benefit of Collateral Agent, dated as of April 5, 2011.

19.	Subordination Agreement by BSOI for the benefit of Collateral Agent, dated as of April 5, 2011.

20.	Subordination Agreement by EPC Contractor for the benefit of Collateral Agent, dated as of April 5, 2011.

21.	Subordination Agreement by Siemens for the benefit of Collateral Agent, dated as of April 5, 2011.

22.	Subordination Agreement by SRSG Supplier for the benefit of Collateral Agent, dated as of April 5, 2011.

Schedule III

New York/Federal Documents

All terms used herein and not defined or otherwise specified below or in the opinion letter to which this Schedule is attached have the meanings assigned to them in the

Common Agreement.

1.	Blocked Account Control Agreement among Borrower, PNC Bank, National Association, Collateral Agent and DOE, dated as of April 5, 2011.

2.	Common Agreement among Borrower, DOE and Administrative Agent, dated as of April 5, 2011.

3.	Equity Contributor Guaranty Agreement among Google, Borrower and Collateral Agent, dated as of April 5, 2011 (Supporting the Equity Commitment of Google Ivanpah under the Equity Funding Agreement).

4.	Equity Contributor Guaranty Agreement among Google, Borrower and Collateral Agent, dated as of April 5, 2011 (Supporting the Recapture Indemnity from Google Ivanpah under the Equity Funding Agreement).

5.	Equity Contributor Guaranty Agreement among Google, Borrower and Collateral Agent, dated as of April 5, 2011 (Supporting the ITC Compensation Payment of Google Ivanpah under the Equity Funding Agreement).

6.	Equity Contributor Guaranty Agreement among NRG, Borrower and Collateral Agent, dated as of April 5, 2011 (Supporting the Recapture Indemnity from NRG Solar under the Equity Funding Agreement).

7.	Equity Contributor Guaranty Agreement among NRG, Borrower and Collateral Agent, dated as of April 5, 2011 (Supporting the ITC Compensation Payment of NRG Solar under the Equity Funding Agreement).

8.	Equity Contributor Guaranty Agreement among Sponsor, Borrower and Collateral Agent, dated as of April 5, 2011 (Supporting the Recapture Indemnity from BrightSource Ivanpah under the Equity Funding Agreement).

9.	Equity Contributor Guaranty Agreement among Sponsor, Borrower and Collateral Agent, dated as of April 5, 2011 (Supporting the ITC Compensation Payment from BrightSource Ivanpah under the Equity Funding Agreement).

10.	Equity Funding Agreement among Borrower, Sponsor, Equity Contributor, Collateral Agent and DOE, dated as of April 5, 2011.

11.	Equity Pledge Agreement between Project Holding Company and Collateral Agent, dated as of April 5, 2011.

12.	Equity Termination Agreement among Sponsor, BrightSource Ivanpah, NRG Solar, Google Ivanpah, Project Companies, Asset Manager, Construction Manager and Operator, dated as of April 5, 2011.

13.	Escrow Agreement among Project Companies, BrightSource Ivanpah, Sponsor, NRG Solar, Google Ivanpah, Goldman Sachs Bank USA, Hercules, Administrative Agent, Stewart Title Guaranty Company and Chicago Title Insurance Company, dated as of April 5, 2011.

14.	Financing Statements attached as Exhibit A to the opinion letter to which this Schedule II is attached.

15.	Fee Letter Agreement by Borrower for the benefit of Collateral Agent, dated February 16, 2011.

16.	Future Advance Promissory Note entered into Borrower for the benefit of FFB and guaranteed by DOE, dated April 5, 2011 (Short Term Advance).

17.	Future Advance Promissory Note entered into by Borrower for the benefit of FFB and guaranteed by DOE, dated April 5, 2011 (Long Term Advance).

18.	Ivanpah I Equity Participation Agreement among Sponsor, BrightSource Ivanpah, NRG Solar and Google Ivanpah, dated as of April 5, 2011.

19.	Note Purchase Agreement among Borrower, FFB and DOE, dated April 5, 2011.

20.	Power of Attorney executed by Borrower for the benefit of Collateral Agent, dated as of April 5, 2011.

21.	Security Agreement between Borrower and Collateral Agent, dated as of April 5, 2011.

22.	Services and Indemnity Agreement among Bernard J. Angelo, a natural person, Global Securitization Services, LLC, a Delaware limited liability company (“Global”), Borrower and Member, dated as of April 5, 2011.

23.	Sponsor Support Agreement among Borrower, the BrightSource Parties, Collateral Agent and DOE, dated as of April 5, 2011.

24.	Equity Contribution Guaranty Agreement among Sponsor, Borrower and Collateral Agent, dated as of April 5, 2011.

25.	Subordination Agreement among Morgan Stanley BrightSource, LLC, a Delaware limited liability company (“MS BrightSource”), Borrower and DOE dated as of April 5, 2011

a.	Second Amendment to Development Loan Agreement between Borrower and MS BrightSource

Exhibit A

Status Certificate of Borrower

See attached.

Exhibit B

Financing Statements

See attached.

Exhibit D

Form of Chadbourne & Parke LLP New York Law Opinion

[See attached.]

April 5, 2011

OPINION LETTER

To the Addressees listed on Schedule I

Re:	Solar Partners II, LLC

Ladies and Gentlemen:

We have acted as special counsel to Solar Partners II, LLC, a Delaware limited liability company (“Borrower”), Ivanpah I Project Holdings, LLC, a Delaware limited liability company (“Member”), BrightSource Energy, Inc., a Delaware corporation (“Sponsor”), BrightSource Construction Management, Inc., a Delaware corporation (“BSCM”), BrightSource Operations (Israel), Ltd., a corporation organized and existing under the laws of Israel (“BSOI”), and BrightSource Industries (Israel), Ltd., a corporation organized and existing under the laws of Israel (“BSII”) (Borrower, Member, Sponsor, BSCM, BSOI, and BSII are referred to individually as an “Opinion Party” and collectively, the “Opinion Parties”), in connection with the preparation, execution and delivery of:

(X) that certain Common Agreement dated as of April 5, 2011 (the “Common Agreement”), by and among (i) Borrower, (ii) the U.S. Department of Energy, acting by and through the Secretary of Energy, (A) for itself as a Credit Party (in such capacity, “DOE”), (B) as guarantor (in such capacity, the “Guarantor”), and (C) as the initial loan servicer (in such capacity, the “Loan Servicer”), and (iii) PNC Bank, National Association, doing business as Midland Loan Services, a division of PNC Bank, National Association, as the initial administrative agent (in such capacity, the “Administrative Agent”); and

(Y) that certain Ivanpah Equity Participation Agreement dated as of April 5, 2011 (the “Equity Participation Agreement”) by and among (i) Sponsor, (ii) BrightSource Ivanpah Holdings, LLC, a Delaware limited liability company, (iii) NRG Solar Ivanpah, LLC, a Delaware limited liability company and (iv) Danke Schoen Project LLC, a Delaware limited liability company.

This opinion is being delivered pursuant to (a) Section 4.1.22(a) of the Common Agreement and (b) Section 2.2(s) of the Equity Participation Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in Exhibit A of the Common Agreement.

To the Addressees listed on Schedule I	-2-	April 5, 2011

In connection with this opinion, we have examined and relied on originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

(1) the documents listed on Schedule II attached hereto;

(2) a copy of the certificate of formation, dated as of January 4, 2007, of Borrower, as certified by the Secretary of State of the state of Delaware on March 15, 2011;

(3) a copy of the certificate of formation, dated as of February 23, 2011, of Member, as certified by the Secretary of State of the state of Delaware on March 21, 2011;

(4) Certificate of Good Standing for Borrower from the Secretary of State of Delaware;

(5) Certificate of Good Standing for Member from the Secretary of State of Delaware;

(6) Third Amended and Restated Limited Liability Company Agreement of Solar Partners II, dated March 24, 2011 (the “LLC Agreement”); and

(7) unfiled copies of UCC financing statements in the form attached hereto as Exhibit A with respect to Borrower as the “Debtor” (the “Borrower Financing Statement”) and Member as the “Debtor” (the “Member Financing Statement” and together with the Borrower Financing Statement, the “Financing Statements”).

The documents referenced in Part A of Schedule II attached hereto are hereinafter referred to collectively as the “Opinion Documents.” The documents referenced in Part B of Schedule II attached hereto are hereinafter referred to collectively as the “New York/Federal Opinion Documents.”

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates and comparable documents of public officials and of officers and representatives of the Opinion Parties, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

“New York UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in the state of New York (without regard to laws referenced in Section 9-201 thereof).

“Delaware UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in the state of Delaware (without regard to laws referenced in Section 9-201 thereof).

To the Addressees listed on Schedule I	-3-	April 5, 2011

In connection with rendering the opinions expressed below, we have assumed the genuineness of all signatures (other than the signatures of the officials of Borrower and Member), the legal capacity of all natural persons, the identity and capacity of all individuals acting or purporting to act as public officials, the authenticity and accuracy of all documents submitted to us as originals, the conformity to the authentic original documents of all documents submitted to us as copies thereof and the authenticity of the originals of such copies. As to questions of fact material to the opinions expressed below, we have relied, with your consent and to the extent we deemed necessary or appropriate as a basis for such opinions, upon the representations, certificates and statements made or otherwise provided to us by the Opinion Parties and their respective officers and other representatives, and of public officials, and upon such documents, records and instruments as we have deemed appropriate, in each case without independent check or verification of the accuracy of such documents, records and instruments.

Further, we have assumed (i) that each of the parties (other than Borrower and Member) to the Opinion Documents (A) is duly organized or formed and validly existing under the laws of its respective jurisdiction of organization or formation and has full power, authority, and legal right to enter into and perform its obligations under the Opinion Documents to which it is a party, (B) has duly authorized each of the Opinion Documents to which it is a party, and (C) has duly executed and delivered each of the Opinion Documents to which it is a party, (ii) that each of the Opinion Documents constitutes the legal, valid and binding obligation of each of the parties thereto (other than the Opinion Parties), enforceable against such parties in accordance with its terms, (iii) that, except as otherwise provided in paragraph 3 below with respect to the Opinion Parties, the parties to the Opinion Documents have received, or will receive by the time required, and will, to the extent required by any governmental requirement, maintain in full force and effect, all consents, approvals, filings, notices and other authorizations from any Government Authority (collectively, “Governmental Approvals”) which are required for the due execution, delivery and performance by the parties to the Opinion Documents and that, except as otherwise provided in paragraph 3 below with respect to the Opinion Parties, such execution, delivery and performance by the parties to the Opinion Documents does not and will not conflict with any provision of any governmental requirement or the terms of any Governmental Approval applicable to the parties to the Opinion Documents or the conduct of their respective businesses or any agreement or instrument to which they are a party or by which they or their property are bound, (iv) the absence of any evidence extrinsic to the provisions of the Opinion Documents indicating that the parties thereto intended a meaning contrary to that expressed by those provisions, and (v) the accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

We have also assumed that the first Advance under the Common Agreement has occurred and all documents and funds have been released from escrow pursuant to that certain Escrow Agreement listed as item 13 on Part A of Schedule II attached hereto.

To the Addressees listed on Schedule I	-4-	April 5, 2011

We express no opinion as to the laws of any jurisdiction other than (a) the laws of the state of New York, (b) the Delaware Limited Liability Company Act (the “DLLCA”), (c) subject to the qualification in paragraph (h) below, the Delaware UCC, and (d) the federal laws of the United States of America, as all of which are in effect on the date hereof, and our opinion is limited to and applies only insofar as such laws may be concerned.

We have assumed that all governmental requirements have been duly enacted and validly promulgated, that all Government Authorities have been duly constituted and that all public officials and all members of said Government Authorities have been duly appointed and are lawfully holding the positions to which they have been elected or appointed, and that any actions taken by them under delegated authority are undertaken pursuant to properly delegated authority.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. Each of Borrower and Member is a limited liability company validly existing and in good standing under the laws of the state of Delaware and has the requisite limited liability company power and authority to execute and deliver the Opinion Documents to which it is a party, to perform its obligations thereunder and to consummate the transactions contemplated thereby.

2. Each of the Opinion Documents to which Borrower or Member is a party has been duly authorized by all required limited liability company action on behalf of Borrower or Member, as applicable, and has been duly executed and delivered by such party.

3. No authorization, consent, waiver, registration, approval or other action by any state of New York or federal governmental or regulatory authority, body or instrumentality under state of New York or federal laws is required for (i) the due execution and delivery of the New York/Federal Opinion Documents or the performance by any Opinion Party of its respective obligations thereunder or (ii) the grant by Borrower or Member of, or the validity or perfection of, the security interests and liens to Midland Bank, in its capacity as collateral agent for the benefit of the Secured Parties (“Collateral Agent”).

4. Neither the execution and delivery of the New York/Federal Opinion Documents to which it is a party, nor the consummation of the transactions contemplated thereby or compliance with the provisions thereof in each case, by Borrower or Member, as applicable, (i) violates any provision of the certificate of formation or the company agreement of Borrower or Member, as applicable, or (ii) violates the DLLCA or any New York or federal law, rule or regulation or, to our knowledge, any order, writ, injunction or decree of any court or governmental instrumentality of the state of New York or the United States of America binding on Borrower or Member, as applicable.

To the Addressees listed on Schedule I	-5-	April 5, 2011

5. Neither the execution and delivery of the New York/Federal Opinion Documents to which it is a party, nor the consummation of the transactions contemplated thereby or compliance with the provisions thereof in each case, by BSII, BSOI, Sponsor or BSCM, as applicable, violates any New York or federal law, rule or regulation.

6. Each New York/Federal Opinion Document to which an Opinion Party is a party and the LLC Agreement constitutes the legal, valid and binding obligation of such Opinion Party enforceable against it in accordance with the terms of such New York/Federal Opinion Document or the LLC Agreement.

7. The provisions of the Security Agreement listed as document number 21 on Part B of Schedule II to this opinion letter (the “Security Agreement”) are effective to create in favor of Collateral Agent a valid security interest in all right, title and interest of Borrower in those items of the Collateral (as such term is defined in the Security Agreement) in which a security interest can be created under Article 9 of the New York UCC (the “Borrower Article 9 Collateral”), as security for the Secured Obligations.

8. The provisions of the Account Control Agreement listed as document 1 on Part B of Schedule II to this opinion letter (the “Account Control Agreement”) are effective to perfect a valid security interest in the Accounts (as such term is defined in the Account Control Agreement) (each, a “Relevant Account” and collectively, the “Relevant Accounts”) in favor of Collateral Agent in Borrower’s rights in the Relevant Accounts under the New York UCC and the financial assets (within the meaning of Section 8-102 (a)(9) of the New York UCC), as security for the Secured Obligations.

9. The provisions of the Equity Pledge Agreement listed as document 11 on Part B of Schedule II to this opinion letter (the “Equity Pledge Agreement”) are effective to create in favor of Collateral Agent a valid security interest in all right, title and interest of Member in those items of the Collateral (as defined in the Equity Pledge Agreement), in which a security interest can be created under Article 9 of the New York UCC (the “Member Article 9 Collateral”), as security for the Secured Obligations.

10. The location of Borrower and Member, for purposes of Section 9-307(e) of the New York UCC, is the state of Delaware, and the Financing Statements are each in appropriate form for filing in the office of the Secretary of State of the state of Delaware under the Delaware UCC, and upon the proper filing thereof, the security interest of Collateral Agent in the Borrower Article 9 Collateral and the Member Article 9 Collateral will be perfected to the extent that a security interest therein can be perfected by filing of a financing statement in the office of the Secretary of State of the state of Delaware.

11. Upon the delivery to Collateral Agent in the state of the New York of the certificate representing the membership interests in Borrower (the “Pledged Securities”) pursuant

To the Addressees listed on Schedule I	-6-	April 5, 2011

to the Equity Pledge Agreement and endorsed, by an effective endorsement, either in blank or to Collateral Agent, Collateral Agent will have a perfected security interest in the Pledged Securities under the New York UCC. In addition, if Collateral Agent has no notice of any adverse claims (within the meaning of Section 8-105 of the New York UCC) with respect to the Pledged Securities, Collateral Agent will acquire the Pledged Securities free of any adverse claims under Section 8-303 of the New York UCC.

Our opinions are subject to the following limitations, qualifications, exceptions and assumptions:

(a) Our opinion set forth in paragraph 1 above as to the existence and good standing of Borrower and Member under the laws of the state of Delaware is based solely on our review of the certificates enumerated as items (2) through (5) in the second paragraph hereof.

(b) Our opinions set forth in paragraphs 3 through 5 above are based upon a review of those statutes, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Opinion Documents.

(c) In giving the opinion set forth in paragraphs 4 and 5 above, we express no opinion as to any violation of the DLLCA, New York or United States federal law, statute, rule or regulation by any party other than the Opinion Parties, which is the result of the execution and delivery of the Opinion Documents, the consummation of the transactions contemplated therein or compliance with the provisions thereof.

(d) Our opinion set forth in paragraph 6 above with respect to the enforceability of the New York/Federal Opinion Documents and the LLC Agreement is subject to the following:

(i) the enforceability of the New York/Federal Opinion Documents and the LLC Agreement may be limited by the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

(ii) the enforceability of the New York/Federal Opinion Documents and the LLC Agreement may be limited by statutory requirements with respect to good faith, fair dealing and commercial reasonableness, by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and by the effect of judicial decisions that have held that certain provisions are unenforceable where their enforcement would violate the implied

To the Addressees listed on Schedule I	-7-	April 5, 2011

covenant of good faith and fair dealing, or would be commercially unreasonable, or where a default is not material, including those provisions regarding various self-help or summary remedies without notice or opportunity for hearing or correction, especially if their operation would work a forfeiture or impose a penalty upon the burdened party;

(iii) certain remedial provisions of the New York/Federal Opinion Documents may be unenforceable in whole or in part under the laws of the state of New York, including under Sections 9-602, 9-603, 9-624 or other applicable provisions of the New York UCC, but the inclusion of such provisions does not render the New York/Federal Opinion Documents otherwise unenforceable nor does such inclusion make the remedies afforded by the New York/Federal Opinion Documents inadequate for the practical realization of the rights and benefits purported to be provided thereby;

(iv) notwithstanding certain language of the New York/Federal Opinion Documents, the Secured Parties, each may be limited to recovering only reasonable expenses with respect to the taking, holding, preparing, selling, leasing and the like of any collateral pledged under Article 9 of the New York UCC, and only reasonable compensation for funding losses, increased costs or yield protection; and

(v) the availability of equitable remedies, including without limitation specific enforcement and injunctive relief, is subject to the discretion of the court before which any proceedings therefor may be brought.

(e) In giving the opinion set forth in paragraph 6 above with respect to the enforceability of the New York/Federal Opinion Documents and the LLC Agreement, we express no opinion as to:

(i) the enforceability of any provisions of the New York/Federal Opinion Documents and the LLC Agreement that purport to establish (or may be construed to establish) evidentiary standards;

(ii) the legality, validity, binding effect or enforceability of any provisions of the New York/Federal Opinion Documents and the LLC Agreement insofar as they provide for the payment or reimbursement of costs and expenses or indemnification for claims, losses or liabilities that are determined by any court or other tribunal to be in excess of a reasonable amount or to be against public policy, or in connection with

To the Addressees listed on Schedule I	-8-	April 5, 2011

willful, reckless or unlawful acts or gross negligence of the indemnified or exculpated party or the party receiving reimbursement or contribution;

(iii) the enforceability under certain circumstances of any provisions of the New York/Federal Opinion Documents and the LLC Agreement indemnifying a party against liability for its own wrongful or negligent acts;

(iv) the effect of the compliance or noncompliance by the Secured Parties with any state or federal laws or regulations (including, without limitation, any unpublished order, decree, or directive issued by any Government Authority) applicable to such Person because of its legal or regulatory status, the nature of its business or its authority to conduct business in any jurisdiction;

(v) the enforceability of any provision of the New York/Federal Opinion Documents that may be rendered unenforceable by operation of Sections 9-401, 9-406, 9-407, 9-408 and 9-409 of the New York UCC;

(vi) the enforceability of any provisions of the New York/Federal Opinion Documents and the LLC Agreement that provide that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that each and every remedy shall be cumulative and in addition to every other remedy or that any delay or omission to exercise any right or remedy shall not impair any other right or remedy or constitute a waiver thereof, but the inclusion of such provisions does not render the New York/Federal Opinion Documents and the LLC Agreement otherwise unenforceable nor does such inclusion make the remedies afforded by the New York/Federal Opinion Documents and the LLC Agreement inadequate for the practical realization of the rights and benefits purported to be provided thereby;

(vii) the enforceability of any provisions of any of the New York/Federal Opinion Documents and the LLC Agreement providing for indemnification to the extent such indemnification violates the United States Securities Act of 1933, as amended, the United States Securities Exchange Act of 1934, as amended, or the securities laws of any state;

(viii) the enforceability of any provisions of any of the New York/Federal Opinion Documents that purport to waive or vary any provisions that are not capable of waiver or variation under Sections 1-

To the Addressees listed on Schedule I	-9-	April 5, 2011

102, 9-602, 9-603, 9-624, or other applicable provisions of the New York UCC;

(ix) the enforceability of any waiver of defenses which cannot as a matter of law be effectively waived;

(x) the enforceability in the federal courts of the United States of America of any forum selection clause in any of the New York/Federal Opinion Documents and the LLC Agreement, except to the extent any such clause in any New York/Federal Opinion Document is made enforceable by New York General Obligations Law Section 5-1402, as applied by a New York state court or federal court sitting in New York and applying New York forum selection principles. We express no opinion as to the enforceability of any provision of the New York/Federal Opinion Documents and the LLC Agreement insofar as it purports to confer subject matter jurisdiction on any U.S. District Court to adjudicate any controversy relating to the New York/Federal Opinion Documents and the LLC Agreement in any circumstances in which such court would not have subject matter jurisdiction. In addition, our opinion is qualified by reference to the discretion that a federal court may exercise in light of 28 U.S.C. Section 1404(a) and relevant case law;

(xi) the enforceability of any choice of law provisions in the New York/Federal Opinion Documents and the LLC Agreement, except to the extent any such choice of law provision in any New York/Federal Opinion Document is made enforceable by New York General Obligations Law Section 5-1401, as applied by a New York state court or federal court sitting in New York or Washington, D.C. and applying New York choice of law principles;

(xii) the enforceability, legality, validity or sufficiency of any provision of the New York/Federal Opinion Documents and the LLC Agreement to the extent that the lack of enforceability, legality, validity or sufficiency under the laws or public policy of any jurisdiction other than New York would cause the New York/Federal Opinion Documents and the LLC Agreement to be unenforceable, illegal, invalid or insufficient under the laws of New York;

(xiii) the enforceability of any provision of the New York/Federal Opinion Documents and Delaware Opinion Documents purporting to (a) impose restrictions on non-written modifications and waivers, (b) authorize or validate conclusive or discretionary

To the Addressees listed on Schedule I	-10-	April 5, 2011

determinations, (c) provide proxies, powers (other than powers of attorney that are expressly coupled with an interest) and trusts to any party, (d) provide for liquidated damages, default interest, late charges, monetary penalties, prepayment premiums, make-whole premiums or other economic remedies, in each case to the extent determined to be unreasonable and thus confiscatory or in the nature of a penalty, (e) provide for the marshaling of assets or set-offs, (f) provide for certain acts or matters to be null and void automatically or ab initio in each case to the extent determined to constitute penalties or otherwise to violate public policy or (g) other than as permitted under Section 9-603 of the New York UCC (to the extent applicable), to define commercially reasonable actions or procedures;

(xiv) the enforceability of any “severability” clause;

(xv) the enforceability of any provisions in any of the New York/Federal Opinion Documents and the LLC Agreement purporting to create a trust or fiduciary relationship; or

(xvi) the creation, validity, perfection or priority of any lien or security interest except as expressly set forth in paragraphs 7 through 11 above.

(f) We note for purposes of our opinion set forth in paragraph 6 above insofar as it pertains to the LLC Agreement that such document is, by its terms, to be governed by and construed in accordance with the laws of the state of Delaware. We have assumed with your consent for purposes of such opinion that the laws of the state of Delaware relevant thereto are identical in all respects to the laws of the state of New York relevant thereto. We further note that for purposes of our opinion set forth in paragraph 5 above insofar as it pertains to the Fee Letter Agreement listed as document number 15 on Part B of Schedule II to this opinion letter (the “Fee Letter”), that such document contains no provision as to the governing law thereof. We express no opinion as to the governing law of the Fee Letter. We have assumed with your consent for purposes of such opinion that the laws relevant thereto of whatever state the laws of which are held to govern the Fee Letter are identical in all respects to the laws of the state of New York relevant thereto. We further advise you that we express no opinion as to the enforceability of the Fee Letter insofar as it provides that Borrower agrees to amend and/or amend and restate the Fee Letter as requested by DOE and PNC Bank National Association.

(g) Our opinions set forth in paragraphs 7 through 11 above are subject to the following additional assumptions and qualifications:

To the Addressees listed on Schedule I	-11-	April 5, 2011

(i) we express no opinion as to Borrower’s and Member’s title or interest to or in any Collateral or the factual accuracy or completeness of the description thereof in the Opinion Documents or the Financing Statements;

(ii) we express no opinion as to the laws of any state or as to the perfection and effect of perfection or non-perfection of a security interest subject to the laws of any state, other than New York and, subject to the qualification set forth in paragraph (h) below, Delaware;

(iii) we express no opinion as to whether the granting of security interests in any Collateral consisting of a governmental permit, license or other authorization is prohibited or restricted by law;

(iv) we call your attention to the fact that Article 9 of the New York UCC requires the filing of continuation statements within the period of six months prior to the expiration of each five-year period from the date of the original filing of the Financing Statements in order to maintain the effectiveness of such filings;

(v) we call your attention to the fact that additional filings may be necessary if either of Borrower or Member changes its name, type of legal entity or its “location” for purposes of Section 9-307 of the New York UCC; and

(vi) we have assumed that goods included in the Collateral referred to in paragraphs 7 and 9 above are located in the state of New York and are not goods (1) that have or will become so related to real estate that an interest in them arises under real estate law or (2) that are covered by a certificate of title.

(h) We are not admitted to practice in the state of Delaware, and we have not retained or relied on any opinion or advice of Delaware counsel in rendering our opinions. Our opinion set forth in paragraph 10 above as to any matters governed by the Delaware UCC is based solely upon our review of the Delaware UCC as reported in the treatise Secured Transactions Guide published by CCH with a publication revision date of January 4, 2011, and reviewed as of the date hereof, without any review or consideration of any decisions or opinions of courts or other adjudicative bodies or governmental authorities of the state of Delaware, whether or not reported or summarized in the foregoing publication.

(i) We have assumed that Borrower and Member have, or with respect to after-acquired property will have, rights in the Collateral or the power to transfer rights in the

To the Addressees listed on Schedule I	-12-	April 5, 2011

Collateral within the meaning of 9-203(b)(2) of the New York UCC, and we express no opinion as to the nature or extent of any such party’s rights in any of the Collateral. We note that, with respect to any after-acquired property, the security interest will not attach or be perfected until Borrower or Member, as the case may be, acquires rights or the power to transfer rights in the Collateral.

(j) We express no opinion with respect to the perfection of any security interest in the Collateral constituting (i) money (except to the extent it constitutes “cash proceeds”, within the meaning and subject to the provisions of Section 9-306 of the New York UCC), (ii) any goods covered by a certificate of title statute, (iii) any farm products, as-extracted collateral, timber to be cut and the like, or accounts resulting from the sale thereof, (iv) any property subject to a statute, regulation or treaty of the United States whose requirements for a security interest’s obtaining priority over the rights of a lien creditor with respect to the property preempt Section 9-310(a) of the New York UCC, (v) any policy of insurance, (vi) any goods subject to a negotiable document of title, (vii) any commercial tort claims, (viii) any copyrights, patents, trademarks, service marks or other intellectual property, (ix) any fixtures, (x) any consumer goods, (xi) any commodity contract or (xii) any interest in a trust or decedent’s estate.

(k) Our opinion with respect to proceeds is subject to the limitations set forth in Section 9-315 of the New York UCC. We also call to your attention that, in the case of certain types of proceeds, other parties such as holders in due course, protected purchasers of securities, persons who obtain control over securities entitlements and buyers in the ordinary course of business may acquire a superior interest or may take their interest free of the security interest of the Secured Parties.

(l) We express no opinion with respect to any goods which are accessions to, or commingled or processed with, other goods to the extent that the security interest is limited by Section 9-335 or 9-336 of the New York UCC.

(m) For purposes of our opinion set forth in paragraph 10 above, we have assumed that Borrower and Member are and will remain “organized solely” (within the meaning of Section 9-102(a)(70) of the New York UCC) under the laws of the state of Delaware.

(n) For purposes of our opinion set forth in paragraph 8 above, we have assumed that (i) each Relevant Account is either a “securities account” (as defined in Section 8-501(a) of the New York UCC) or a “deposit account” (as defined in Section 9-102(29) of the NY UCC), (ii) that the Relevant Accounts will be established and maintained as set forth in the applicable Account Control Agreement, (iii) Financial Institution (as defined in the Account Control Agreement), in the ordinary course of its business, maintains securities accounts and deposit accounts for customers; and (iv) is acting in the capacity of a “securities intermediary” (as defined in Section 8-102(a)(14) of the New York UCC) with respect to any Relevant Account that is a securities account, and is acting in the capacity of a “bank” (as defined in Section 9-

To the Addressees listed on Schedule I	-13-	April 5, 2011

102(a)(8) of the New York UCC) with respect to any Relevant Account that is a deposit account. In rendering our opinion set forth in paragraph 8 above, we express no opinion with respect to the nature or extent of Financial Institution’s rights in, or title to, the securities or other financial assets underlying any “security entitlement” now or hereafter credited to the Relevant Accounts. We note that to the extent Financial Institution maintains any financial asset in a “clearing corporation” (as defined in Section 8-102(5) of the New York UCC), under Section 8-111 of the New York UCC, the rules of the clearing corporation may affect the rights of Financial Institution.

(o) We wish to point out that our opinion set forth in paragraph 11 above is limited to the New York UCC, and the laws of the jurisdiction of the issuer of the Pledged Securities and any applicable securities or other laws may affect, among other things, the exercise of remedies with respect to such security and the exercise of voting or other rights with respect to such security.

(p) We have assumed that “value” as defined in Section 1-201(44) of the New York UCC was given.

(q) We express no opinion as to the creation, validity, perfection or enforceability of any security interests (i) in any part of the Collateral in which a security interest would not be covered by Article 8 or 9 of the New York UCC, (ii) except as provided in Sections 9-109(d)(8) and 9-315 of the New York UCC, with respect to insurance proceeds payable by reason of loss or damage to Collateral, in any interest in or claim in or under policies of insurance, (iii) in Collateral that consists of personal property that is subject to laws or regulations restricting or otherwise governing the assignment of receivables from, or contracts with, federal, state or local governments or governmental authorities, including the Federal Assignment of Claims Act of 1940, as amended, or (iv) in Collateral that consists of rights in any contract, if and to the extent (1) such security interests therein, or the perfection or enforceability of such security interests, is, or is construed to be, in violation of any prohibition, limitation or restriction contained in such contract, and (2) such prohibition, limitation or restriction is not rendered, or deemed to be rendered, ineffective under Section 9-406, 9-407 or 9-408 of the New York UCC.

(r) In the case of property which becomes Collateral after the date hereof, Section 552 of the United States Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the United States Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.

(s) We call to your attention that events occurring subsequent to the date hereof may affect any security interest subject to the Delaware UCC or the New York UCC including factors of the type identified in: Section 9-315 with respect to proceeds; Section 9-507 with respect to changes in name; Section 9-316 with respect to changes in the location of the collateral

To the Addressees listed on Schedule I	-14-	April 5, 2011

and changes in the location of the debtor, in each case, to the extent the same was relevant to the initial perfection of the applicable security interest; Section 9-339 with respect to subordination agreements; Section 9-515 with respect to continuation statements; and Sections 9-320, 9-321, 9-330, 9-331 and 9-332 with respect to subsequent purchasers of the Collateral. In addition, actions taken by the Secured Parties (e.g., releasing or assigning the security interest, delivering possession of the collateral to a debtor or another person or voluntarily subordinating a security interest) may affect any security interest subject to the Delaware UCC or New York UCC.

(t) As noted above, we do not express any opinion with respect to the law of any jurisdiction other than the federal laws of the United States of America, the laws of the state of New York, the DLLCA, and, subject to the qualification in paragraph (i) above, the Delaware UCC. Without limiting the generality of the foregoing, we express no opinion concerning the laws of any other jurisdiction in which any Secured Party may be located or in which enforcement of any of the Opinion Documents may be sought that limits the amount of interest that may be legally charged or collected. In rendering our opinions we have not made any investigation of, and express no opinion concerning, laws, rules and regulations of (1) the state of New York relating to land use or construction and all laws, rules and regulations promulgated by political subdivisions of the state of New York or (2) the United States or the state of New York relating to (i) insurance, securities, banking, (ii) taxes, (iii) utilities, energy or power generation, transmission or sale or (iv) health, safety, the environment or environmental contamination. In addition, we express no opinion concerning Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any rules, regulations or orders thereunder. We are not admitted to practice in the state of Delaware, and we have not retained or relied on any opinion or advice of Delaware counsel in reaching our opinions. Our opinion as to any matters of Delaware law have been provided without any review or consideration of any decisions or opinions of courts or other adjudicative bodies or governmental authorities of the state of Delaware.

(u) When in this opinion we have used the phrase “to our knowledge”, “known to us” or similar phrases we have not made any independent investigation of the relevant facts for purposes of this opinion, but we have relied on the representations made in the Opinion Documents and in certificates of officers and other agents of Borrower and Member and the attorneys involved in the review of the Opinion Documents are not aware of any facts inconsistent therewith.

To the Addressees listed on Schedule I	-15-	April 5, 2011

This opinion is rendered to each of the parties listed on Schedule I attached hereto and their successors and permitted assigns, and may not be relied upon by any other person or entity without our prior written consent. This opinion may be relied upon solely as of the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for any addressee or any other person; provided, however, that any assignee of a Lender pursuant to Section 7.22 of the Common Agreement may rely on this opinion with the same effect as if it were originally addressed and delivered to such assignee on the date hereof.

Very truly yours,

SCHEDULE I

Addressees

U.S. Department of Energy, acting by and through the Secretary of Energy

PNC Bank, National Association, doing business as Midland Loan Services, a division of PNC Bank, National Association

NRG Solar Ivanpah LLC, a Delaware limited liability company

Danke Schoen Project LLC, a Delaware limited liability company

SCHEDULE II

All terms used herein and not defined or otherwise specified below or in the opinion letter to which this Schedule is attached have the meanings assigned to them in the

Common Agreement (defined in item 2 below).

Part A – Opinion Documents

1.	Blocked Account Control Agreement among Borrower, PNC Bank, National Association, Collateral Agent and DOE, dated as of April 5, 2011.

2.	Common Agreement among Borrower, DOE and Administrative Agent, dated as of April 5, 2011.

3.	Equity Contributor Guaranty Agreement among Google, Borrower and Collateral Agent, dated as of April 5, 2011 (Supporting the Equity Commitment of Google Ivanpah under the Equity Funding Agreement).

4.	Equity Contributor Guaranty Agreement among Google, Borrower and Collateral Agent, dated as of April 5, 2011 (Supporting the Recapture Indemnity from Google Ivanpah under the Equity Funding Agreement).

5.	Equity Contributor Guaranty Agreement among Google, Borrower and Collateral Agent, dated as of April 5, 2011 (Supporting the ITC Compensation Payment of Google Ivanpah under the Equity Funding Agreement).

6.	Equity Contributor Guaranty Agreement among NRG, Borrower and Collateral Agent, dated as of April 5, 2011 (Supporting the Recapture Indemnity from NRG Solar under the Equity Funding Agreement).

7.	Equity Contributor Guaranty Agreement among NRG, Borrower and Collateral Agent, dated as of April 5, 2011 (Supporting the ITC Compensation Payment of NRG Solar under the Equity Funding Agreement).

8.	Equity Contributor Guaranty Agreement among Sponsor, Borrower and Collateral Agent, dated as of April 5, 2011 (Supporting the Recapture Indemnity from BrightSource Ivanpah under the Equity Funding Agreement).

9.	Equity Contributor Guaranty Agreement among Sponsor, Borrower and Collateral Agent, dated as of April 5, 2011 (Supporting the ITC Compensation Payment from BrightSource Ivanpah under the Equity Funding Agreement).

10.	Equity Funding Agreement among Borrower, Sponsor, Equity Contributor, Collateral Agent and DOE, dated as of April 5, 2011.

11.	Equity Pledge Agreement between Project Holding Company and Collateral Agent, dated as of April 5, 2011.

12.	Equity Termination Agreement among Sponsor, BrightSource Ivanpah, NRG Solar, Google Ivanpah, Project Companies, Asset Manager, Construction Manager and Operator, dated as of April 5, 2011.

13.	Escrow Agreement among Project Companies, BrightSource Ivanpah, Sponsor, NRG Solar, Google Ivanpah, Goldman Sachs Bank USA, Hercules, Administrative Agent, Stewart Title Guaranty Company and Chicago Title Insurance Company, dated as of April 5, 2011.

14.	Financing Statements attached as Exhibit A to the opinion letter to which this Schedule II is attached.

15.	Fee Letter Agreement by Borrower for the benefit of Collateral Agent, dated February 16, 2011.

16.	Future Advance Promissory Note entered into Borrower for the benefit of FFB and guaranteed by DOE, dated April 5, 2011 (Short Term Advance).

17.	Future Advance Promissory Note entered into by Borrower for the benefit of FFB and guaranteed by DOE, dated April 5, 2011 (Long Term Advance).

18.	Ivanpah I Equity Participation Agreement among Sponsor, BrightSource Ivanpah, NRG Solar and Google Ivanpah, dated as of April 5, 2011.

19.	Note Purchase Agreement among Borrower, FFB and DOE, dated April 5, 2011.

20.	Power of Attorney executed by Borrower for the benefit of Collateral Agent, dated as of April 5, 2011.

21.	Security Agreement between Borrower and Collateral Agent, dated as of April 5, 2011.

22.	Services and Indemnity Agreement among Bernard J. Angelo, a natural person, Global Securitization Services, LLC, a Delaware limited liability company (“Global”), Borrower and Member, dated as of April 5, 2011.

23.	Sponsor Support Agreement among Borrower, the BrightSource Parties, Collateral Agent and DOE, dated as of April 5, 2011.

24.	Equity Contribution Guaranty Agreement among Sponsor, Borrower and Collateral Agent, dated as of April 5, 2011.

25.	Subordination Agreement among Morgan Stanley BrightSource, LLC, a Delaware limited liability company (“MS BrightSource”), Borrower and DOE dated as of April 5, 2011.

a.	Second Amendment to Development Loan Agreement between Borrower and MS BrightSource.

26.	Amended and Restated Master Services Contract among the Project Companies and EPC Contractor, dated as of July 23, 2010 (including items (a) through (i) below).

a.	Master Services Contract Change Order No. 001, dated November 19, 2009.

b.	Master Services Contract Change Order No. 002, dated February 24, 2010.

c.	Master Services Contract Change Order No. 003, dated February 25, 2010.

d.	Master Services Contract Change Order No. 004, dated March 26, 2010.

e.	Master Services Contract Change Order No. 005, dated June 30, 2010.

f.	Master Services Contract Change Order No. 006, dated July 16, 2010.

g.	Master Services Contract Change Order No. 007, dated September 14, 2010.

h.	Master Services Contract Change Order No. 008, dated November 8, 2010.

i.	Master Services Contract Change Order No. 009, (withdrawn).

27.	Amended and Restated Supply Contract between Sponsor and Siemens Energy, Inc., a Delaware corporation (“Siemens”), dated as of August 8, 2008.

a.	Change Order Number 32-003, dated April 28, 2009 (Turbine Supply Contract)

b.	Change Order Number 32-006, dated September 30, 2009 (Turbine Supply Contract)

c.	Change Order Number 32-007, dated September 25, 2009 (Turbine Supply Contract)

d.	Change Order Number 32-008, dated January 27, 2010 (Turbine Supply Contract)

e.	Change Order Number 32-009, dated October 8, 2009 (Turbine Supply Contract)

f.	Change Order Number 32-010, dated October 12, 2009 (Turbine Supply Contract)

g.	Change Order Number 32-012, dated November 3, 2009 (Turbine Supply Contract)

h.	Change Order Number 32-013, dated November 16, 2009 (Turbine Supply Contract)

i.	Change Order Number 32-014, dated February 4, 2010 (Turbine Supply Contract)

j.	Change Order Number 32-015, dated February 23, 2010 (Turbine Supply Contract)

k.	Change Order Number 32-016, dated October 28, 2010 (Turbine Supply Contract)

l.	Change Order Number 32-017, dated May 18, 2010 (Turbine Supply Contract)

m.	Change Order Number 32-018, dated August 19, 2010 (Turbine Supply Contract)

n.	Change Order Number 32-019, dated October 18, 2010 (Turbine Supply Contract)

o.	Change Order Number 32-020, dated December 21, 2010 (Turbine Supply Contract)

28.	Assignment of Supply Contract between Sponsor and Borrower, dated February 14, 2011 (Turbine Supply Contract).

29.	Assignment of Supply Contract between Borrower and EPC Contractor, dated as of April , 2011.[1]

30.	Base Contract for Sale and Purchase of Natural Gas between Borrower and Shell Energy North America (US), L.P., dated March 1, 2011.

31.	BLM Right-of-Way Grant among the BLM, Solar Partners II, LLC, Solar Partners I, LLC and Solar Partners VIII, LLC (together, Solar Partners II, LLC, Solar Partners I, LLC and Solar Partners VIII, LLC, the “Project Companies”) (ROW CACA-49502), dated October 7, 2010.

a.	BLM Right-of-Way Grant CACA-49502 Amendment #1, dated March 14, 2011.

32.	BLM Right-of-Way Grant between the BLM and Borrower (ROW CACA-49504), dated October 7, 2010.

33.	BrightSource Energy, Inc. Ivanpah 1 Parent Company Guarantee by Sponsor for the benefit of EPC Contractor, dated September 29, 2010 (Solar Field Supply Subcontract).

34.	Common Projects Contract among EPC Contractor and the Project Companies, dated as of September 29, 2010.

35.	Common Projects Solar Field Agreement among BSCM and the Project Companies, dated as of April 5, 2011.

36.	Compliance Services Agreement between Sponsor and Borrower, dated as of April 5, 2011.

37.	Consent and Agreement between PG&E and Collateral Agent, dated as of April 5, 2011.

38.	Consent and Direct Agreement (EPC Contractor) among Borrower, Collateral Agent and EPC Contractor, dated as of April 5, 2011.

39.	Consent and Direct Agreement (NRG Affiliates) among Borrower, Collateral Agent, Operator, Shared Facilities Operator, Construction Manager and Asset Manager, dated as of April 5, 2011.

40.	Consent and Direct Agreement (SFA Contractors) among BSCM, Sponsor and Collateral Agent, dated as of April 5, 2011.

41.	Consent and Direct Agreement (SRSG Supplier) among Borrower, Collateral Agent and SRSG Supplier, dated as of April 5, 2011.

[1]	To be dated the date of the first funding under the Common Agreement.

42.	Consent and Direct Agreement (STG Supplier) among Borrower, EPC Contractor, Siemens and Collateral Agent, dated as of April 5, 2011.

43.	Construction and Permanent Leasehold Deed of Trust with Assignment of Rents and Fixture Filing (California) made by Borrower, for the benefit of Stewart Title Insurance Company of California, Inc., as Trustee, and Collateral Agent, as beneficiary, dated as of April 5, 2011.

44.	Construction Management Agreement between Construction Manager and Borrower, dated as of April 5, 2011.

a.	Non-Disclosure Agreement between Construction Manager and Borrower dated as of April 5, 2011.

45.	Continuing General Services Agreement between BSCM and Borrower, dated as of April 5, 2011.

46.	Deferred Contract Amount Promissory Note by Borrower, for the benefit of and acknowledged by EPC Contractor, dated April 5, 2011 (Equipment and Construction Contract).

47.	Environmental Indemnity Agreement by Borrower for the benefit of Collateral Agent, dated as of April 5, 2011.

48.	Equipment and Construction Contract between EPC Contractor and Borrower, dated as of September 29, 2010.

a.	Equipment and Construction Contract Change Order No. 10, dated January 26, 2011.

b.	Equipment and Construction Contract Change Order No. 11, dated January 19, 2010 [sic].

c.	Equipment and Construction Contract Change Order No. 12, dated February 3, 2011.

49.	Facilities Agreement–Ivanpah Meter Station between Kern River Gas Transmission Company, a Texas general partnership, and Sponsor, dated September 10, 2010.

50.	Assignment and Assumption of Facilities Agreement among Sponsor and Project Companies, dated as of November 12, 2010.

51.	Fair-Share Contribution Agreement among the San Bernardino County Fire Protection District, the County of San Bernardino, and the Project Companies, dated as of December 14, 2010.

52.	Indemnity Agreement among EPC Contractor, DOE, and Collateral Agent, dated as of April 5, 2011.

53.	Indemnity Agreement among Sponsor, DOE, and Collateral Agent, dated as of April 5, 2011.

54.	Operation and Maintenance Agreement between Operator and Borrower, dated as of April 5, 2011.

a.	Non-Disclosure Agreement between Operator and Borrower, dated as of April 5, 2011.

55.	Parent Company Guaranty by Sponsor, for the benefit of EPC Contractor, dated April 5, 2011.

56.	Parent Company Guarantee by Sponsor, for the benefit of SRSG Supplier, dated August 12, 2010.

57.	Parent Guarantee by Sponsor for the benefit of Borrower, dated April 5, 2011 (Solar Field Agreement).

58.	Power Purchase and Sale Agreement between PG&E and Borrower, dated April 28, 2009.

a.	First Amendment to Power Purchase and Sale Agreement, dated July 7, 2010.

59.	Project Management Agreement between Administrator and Borrower, dated as of April 5, 2011.

a.	Non-Disclosure Agreement between Administrator and Borrower, dated as of April 5, 2011.

60.	Securities Account Control Agreement among Borrower, PG&E and Wells Fargo Bank National Association, dated as of March 25, 2008.

61.	Security Escrow Agreement among BSCM, BSOI, Sponsor, Collateral Agent and Borrower, dated as of April 5, 2011.

62.	Shared Facilities and Co-Tenancy Agreement among the Project Companies, dated as of April 5, 2011.

a.	Memorandum of Shared Facilities and Co-Tenancy Agreement among the Project Companies, dated as of April 5, 2011.

63.	Shared Facilities O&M Agreement among the Project Companies and Operator, dated as of April 5, 2011.

a.	Non-Disclosure Agreement between each Project Company and Operator, dated as of April 5, 2011.

64.	Solar Field Agreement between BSCM and Borrower, dated as of April 5, 2011.

65.	Solar Field Supply Subcontract among EPC Contractor, BSOI, and BSCM for the Ivanpah I Project, dated as of September 29, 2010.

66.	Standard Large Generator Interconnection Agreement among SCE, California Independent System Operator Corporation, a California nonprofit public benefit corporation (“CAISO”) and Borrower, dated July 30, 2010.

a.	First Amendment to Standard Large Generator Interconnection Agreement, dated January 26, 2011.

67.	Subordination Agreement by BSCM for the benefit of Collateral Agent, dated as of April 5, 2011.

68.	Subordination Agreement by BSOI for the benefit of Collateral Agent, dated as of April 5, 2011.

69.	Subordination Agreement by EPC Contractor for the benefit of Collateral Agent, dated as of April 5, 2011.

70.	Subordination Agreement by Siemens for the benefit of Collateral Agent, dated as of April 5, 2011.

71.	Subordination Agreement by SRSG Supplier for the benefit of Collateral Agent, dated as of April 5, 2011.

72.	Unit 1 Purchasing Agreement between BSCM and SRSG Supplier for Ivanpah I dated August 12, 2010.

a.	Change Order Number 100473-005 dated November 16, 2010 (SRSG Purchasing Agreement).

b.	Change Order Number 100473-006 (Unit 1) dated January 18, 2011 (SRSG Purchasing Agreement)

c.	Change Order Number 100473-007 dated March 21, 2011 (SRSG Purchasing Agreement)

d.	Change Order Number 100473-009 (Unit 1) dated February 22, 2011 (SRSG Purchasing Agreement)

e.	Change Order Number 100473-010 dated November 1, 2010 (SRSG Purchasing Agreement)

f.	Change Order Number 100473-013 dated November 1, 2010 (SRSG Purchasing Agreement)

g.	Change Order Number 100473-016 dated March 21, 2011 (SRSG Purchasing Agreement)

h.	Change Order Number 100473-018 (Unit 1) dated January 20, 2011 (SRSG Purchasing Agreement)

i.	Change Order Number 100473-019 dated February 22, 2011 (SRSG Purchasing Agreement)

j.	Change Order Number 100473-021 dated November 29, 2010 (SRSG Purchasing Agreement)

k.	Change Order Number 100473-023 (Unit 1) dated February 22, 2011 (SRSG Purchasing Agreement)

l.	Change Order Number 100473-024 dated December 10, 2010 (SRSG Purchasing Agreement)

m.	Change Order Number 100473-025 (Unit 1) dated February 25, 2011 (SRSG Purchasing Agreement)

n.	Change Order Number 100473-031 dated March 12, 2011 (SRSG Purchasing Agreement)

o.	Change Order Number 100473-032 (Unit 1) dated February 25, 2011 (SRSG Purchasing Agreement)

p.	Change Order Number 100473-034 dated March 9, 2011 (SRSG Purchasing Agreement)

q.	Change Order Number 100473-039 dated March 10, 2011 (SRSG Purchasing Agreement)

r.	Change Order Number 100473-041 dated March 18, 2011 (SRSG Purchasing Agreement)

s.	Change Order Number 100497-001 dated November 23, 2010 (SRSG Purchasing Agreement)

Part B - New York/Federal Documents

1.	Blocked Account Control Agreement among Borrower, PNC Bank, National Association, Collateral Agent and DOE, dated as of April 5, 2011.

2.	Common Agreement among Borrower, DOE and Administrative Agent, dated as of April 5, 2011.

3.	Equity Contributor Guaranty Agreement among Google, Borrower and Collateral Agent, dated as of April 5, 2011 (Supporting the Equity Commitment of Google Ivanpah under the Equity Funding Agreement).

4.	Equity Contributor Guaranty Agreement among Google, Borrower and Collateral Agent, dated as of April 5, 2011 (Supporting the Recapture Indemnity from Google Ivanpah under the Equity Funding Agreement).

5.	Equity Contributor Guaranty Agreement among Google, Borrower and Collateral Agent, dated as of April 5, 2011 (Supporting the ITC Compensation Payment of Google Ivanpah under the Equity Funding Agreement).

6.	Equity Contributor Guaranty Agreement among NRG, Borrower and Collateral Agent, dated as of April 5, 2011 (Supporting the Recapture Indemnity from NRG Solar under the Equity Funding Agreement).

7.	Equity Contributor Guaranty Agreement among NRG, Borrower and Collateral Agent, dated as of April 5, 2011 (Supporting the ITC Compensation Payment of NRG Solar under the Equity Funding Agreement).

8.	Equity Contributor Guaranty Agreement among Sponsor, Borrower and Collateral Agent, dated as of April 5, 2011 (Supporting the Recapture Indemnity from BrightSource Ivanpah under the Equity Funding Agreement).

9.	Equity Contributor Guaranty Agreement among Sponsor, Borrower and Collateral Agent, dated as of April 5, 2011 (Supporting the ITC Compensation Payment from BrightSource Ivanpah under the Equity Funding Agreement).

10.	Equity Funding Agreement among Borrower, Sponsor, the Equity Contributor, Collateral Agent and DOE, dated as of April 5, 2011.

11.	Equity Pledge Agreement between Project Holding Company and Collateral Agent, dated as of April 5, 2011.

12.	Equity Termination Agreement among Sponsor, BrightSource Ivanpah, NRG Solar, Google Ivanpah, Project Companies, Asset Manager, Construction Manager and Operator, dated as of April 5, 2011.

13.	Escrow Agreement among Project Companies, BrightSource Ivanpah, Sponsor, NRG Solar, Google Ivanpah, Goldman Sachs Bank USA, Hercules, Administrative Agent, Stewart Title Guaranty Company and Chicago Title Insurance Company, dated as of April 5, 2011.

14.	Financing Statements attached as Exhibit A to the opinion letter to which this Schedule II is attached.

15.	Fee Letter Agreement by Borrower for the benefit of Collateral Agent, dated February 16, 2011.

16.	Future Advance Promissory Note entered into Borrower for the benefit of FFB and guaranteed by DOE, dated April 5, 2011 (Short Term Advance).

17.	Future Advance Promissory Note entered into by Borrower for the benefit of FFB and guaranteed by DOE, dated April 5, 2011 (Long Term Advance).

18.	Ivanpah I Equity Participation Agreement among Sponsor, BrightSource Ivanpah, NRG Solar and Google Ivanpah, dated as of April 5, 2011.

19.	Note Purchase Agreement among Borrower, FFB and DOE, dated April 5, 2011.

20.	Power of Attorney executed by Borrower for the benefit of Collateral Agent, dated as of April 5, 2011.

21.	Security Agreement between Borrower and Collateral Agent, dated as of April 5, 2011.

22.	Services and Indemnity Agreement among Bernard J. Angelo, a natural person, Global, Borrower and Member, dated as of April 5, 2011.

23.	Sponsor Support Agreement among Borrower, the BrightSource Parties, Collateral Agent and DOE dated as of April 5, 2011.

24.	Equity Contribution Guaranty Agreement among Sponsor, Borrower and Collateral Agent, dated as of April 5, 2011.

25.	Subordination Agreement among MS BrightSource, Borrower and DOE dated as of March 31, 2011.

a.	Second Amendment to Development Loan Agreement between Borrower and MS BrightSource.

Prepared By:
Krystyn Tendy

Reviewed By:
Edward P. Smith

Signed By:
Paul L. Weber

Exhibit E

Form of Ellison, Schneider & Harris L.L.P. Permitting Opinion

[See attached.]

ANNE J. SCHNEIDER 1947-2010 CHRISTOPHER T. ELLISON JEFFERY D. HARRIS DOUGLAS K. KERNER ROBERT E. DONLAN ANDREW B. BROWN GREGGORY L. WHEATLAND CHRISTOPHER M. SANDERS LYNN M. HAUG PETER J. KIEL	ATTORNEYS AT LAW 2600 CAPITOL AVENUE, SUITE 400 SACRAMENTO, CALIFORNIA 95816 TELEPHONE: (916) 447-2166 FACSIMILE: (916) 447-3512 http://www.eslawfirm.com	BRIAN S. BIERING KATHRYN C. COTTER JEDEDIAH J. GIBSON CHASE B. KAPPEL SHANE E. C. MCCOIN SAMANTHA G. POTTENGER OF COUNSEL: ELIZABETH P. EWENS CHERYL L. KING MARGARET G. LEAVITT RONALD LIEBERT

April 5, 2011

U.S. Department of Energy, acting by and

through the Secretary of Energy

PNC Bank, National Association,

doing business as Midland Loan Services,

a Division of PNC Bank, National Association

NRG Solar LLC, a Delaware limited liability company

Danke Schoen Project LLC, a Delaware limited liability company

Re:	Solar Partners, I, LLC, Solar Partners II, LLC and Solar Partners VIII, LLC Ivanpah Solar Electric Generating System

Ladies and Gentlemen:

We have acted as special counsel to Solar Partners, I, LLC, Solar Partners II, LLC and Solar Partners VIII, LLC, Delaware limited liability companies (each a “Project Company” or collectively the “Project Companies”), in connection with the permits required by the California Energy Commission (“CEC”), the U.S. Bureau of Land Management (“BLM”) and certain other governmental entities for three concentrating solar thermal power plants (each a “Project”) – referred to as the Ivanpah Solar Electric Generating System (“ISEGS” or the “Projects”) – with a collective gross capacity of 392 megawatts (“MW”) on a site (the “Ivanpah Site”) in Ivanpah, California, 45 miles southwest of Las Vegas, Nevada. BrightSource Energy, Inc. (“BrightSource”) is a Delaware corporation, a technology and development company, and the parent company of the Project Companies. The Project Companies have each executed a long-term Power Purchase Agreement (“PPA”) with either Pacific Gas & Electric Company (“PG&E”) or Southern California Edison Company (“SCE”) for their full generating capacity.

This opinion is furnished to you in connection with Section 4.1.22(a) of the Common Agreement dated as of March 31, 2011 (the “Common Agreement”), by and among (i) Borrower, (ii) the U.S. Department of Energy, acting by and through the Secretary of Energy, (A) for itself as a Credit Party (in such capacity, “DOE”), (B) as guarantor (in such capacity, the “Guarantor”), and (C) as the initial loan servicer (in such capacity, the “Loan Servicer”), and (iii) PNC Bank, National Association, doing business as Midland Loan Services, a division of

April 5, 2011

PNC Bank, National Association, as the initial administrative agent (in such capacity, the “Administrative Agent”).

In delivering this Opinion, we have made such examination of the relevant environmental laws and related regulations relevant to the Environmental Permits (as defined herein) as required for the lawful use, possession, construction, ownership, operation and maintenance of the Projects, which environmental laws are set forth in Exhibit A (the “Environmental Laws”). We render this Opinion only with respect to the legal issues specifically addressed herein related to Environmental Permits. This Opinion expressly excludes any review, analysis or opinions as to any terms or conditions of the Common Agreement or any related documents or agreements, and we express no opinions as to any issues or matters arising from or related to the Common Agreement or any related documents or agreements.

We have examined the documents listed in Exhibit B hereto for the purposes of giving the opinion stated in this letter. As to questions of fact relevant to this Opinion, we have relied only upon our examination of the Environmental Permits, and written representations and verbal statements by representatives of the Projects, and representations by certain public officials. We believe that these representations or statements are true and correct. We believe that our review as described in this paragraph is sufficient to allow us to render this opinion. With respect to the Environmental Permits, we have no knowledge of any outstanding mitigation measures or conditions of approval that cannot be satisfied in due course (i.e., without undue risk, expense or delay).

Based on the foregoing and subject to the assumptions, qualifications, limitations, matters of reliance and exceptions stated herein (the “Limitations” as defined herein), and a review of the Environmental Permits, with regard to the Projects, we are of the opinion that:

1. Except as set forth in the permit schedule attached hereto as Exhibit B, as of the date of this opinion and under the current plan for design, construction, and operation of the Projects, there are no Environmental Permits to be obtained by Project Companies for the Projects other than the Environmental Permits described in Exhibit B hereto. Exhibit B lists all the Environmental Permits required to construct, own and/or operate the Projects under the Environmental Laws listed in Exhibit A. Each Environmental Permit identified on Part I of Exhibit B is vested in the Projects, is in full force and effect and is not subject to any appeals or further proceedings or to any unsatisfied condition that may allow material modification, suspension or revocation and all applicable administrative or judicial review periods have expired. Each Environmental Permit identified in Part II of Exhibit B is not currently required under Environmental Laws, given the Projects’ current state of construction, test and operation. We have no reason to believe that the Environmental Permits identified in Part II of Exhibit B will not be timely obtained in the ordinary course of business without material difficulty or delay prior to the time the Projects are required to obtain such Environmental Permits.

April 5, 2011

2. To the best of our knowledge, based solely upon our review of the Environmental Permits, written representations and verbal statements by representatives of Project Companies, and written representations and verbal statements of certain public officials, there is no project-specific proceeding pending or threatened which seeks to rescind, terminate, suspend, or materially and adversely modify any Environmental Permits identified in Part I or Part II of Exhibit B, except as described in Opinion paragraph 6 below.

3. For the purposes of this Opinion, the term “Environmental Permits” means those environmental permits, licenses, or approvals necessary to be obtained by or on behalf of the Projects at such time in light of the stage of development, construction, or operation of the Projects.

4. The CEC has exclusive siting jurisdiction over thermal powerplants, defined as “any stationary or floating electrical generating facility using any source of thermal energy, with a generating capacity of fifty (50) megawatts or more, and any facilities appurtenant thereto.” (California Public Resources Code Section 25120.) Further, the issuance of a certificate by the California Energy Commission shall be in lieu of any permit, certificate or similar document required by any state, local or regional agency. (California Public Resources Code Section 25500.) Accordingly, local permits that would be required but for the CEC’s jurisdiction are not required for the Projects and thus are not Environmental Permits.

5. We render this Opinion only with respect to the Environmental Laws in effect on the date hereof as applied to the Projects. We undertake no obligation and expressly disclaim any obligation to advise you of any subsequent changes or developments in any laws or facts that may affect any matters or opinions set forth herein. Further, we express no opinion regarding any matter, activity, undertaking or project other than the Projects. This Opinion is being delivered to you upon the express direction and request of the Project Companies. The foregoing Opinion is being delivered solely to the addressees hereof and to the persons or entities that may become parties to the Common Agreement and may not be relied on by any other person or entity without our written consent.

6. We have performed an electronic search of the dockets of certain State and Federal courts for lawsuits or other or legal actions that challenge the Ivanpah Solar Electric Generating System or otherwise allege non-compliance with the Environmental Permits for the Project.

An electronic search was conducted on March 25, 2011 in the dockets of the following courts: (1) United States Court of Appeals, 9th Circuit, (2) United States District Court, Central District of California, (3) United States District Court, District of Columbia, (4) California Supreme Court, (5) California Court of Appeal, 4th District, Division 2 and (6) San Bernardino Superior Court. The search was conducted electronically by searching each court’s docket for party name using the terms “Brightsource” and “Solar Partners.” We were unable to perform an

April 5, 2011

electronic search of the docket of the Alameda County Superior Court because this court’s docket only allows searches by case number or date of filing.

Our search identified two lawsuits filed in the Federal District Court, Central District of California. These lawsuits are: (1) La Cuna De Aztlan Sacred Sites Protection Circle Advisory Committee et al v. United States Department of the Interior et al, 2:11-cv-00400-GW –SS. filed January 13, 2011, (2) Western Watersheds Project v. Ken Salazar et al, 2:11-cv-00492-GW –SS, filed January 14, 2011.

No other lawsuits or legal actions relating to the Project were identified in any of the other dockets which we searched.

ASSUMPTIONS, LIMITATIONS, MATTERS

OF RELIANCE AND QUALIFICATIONS

The following sets forth the assumptions, qualifications, limitations, matters of reliance and exceptions (collectively, the “Limitations”) with respect to our opinion for the Projects:

A. Except to the extent set forth in Opinion paragraphs 1-6, we do not issue any opinion herein except with respect to the Environmental Permits listed on Exhibit B hereto which would be required for the construction, use, ownership, possession, operation and maintenance of the Projects under the Environmental Laws. Our opinions set forth herein are expressly limited to requirements imposed by the Environmental Laws applicable to the Environmental Permits and by the terms and conditions of the Environmental Permits listed on Exhibit B hereto. For purposes of this Opinion, the term “Environmental Laws” specifically excludes, without limitation, the following: environmental laws and regulations unrelated to siting and licensing of the Projects; occupational health or safety laws; laws concerning the ownership, transfer or use of real property; and zoning, county, and local building and construction laws preempted by the licensing authority of the CEC pursuant to Public Resources Code Section 25500 et seq. Further, we have assumed that the constitutionality or validity of Environmental Laws, relevant statutes, rules, regulations or agency actions is not an issue unless a reported decision has pointedly addressed, but not resolved, or has established, its unconstitutionality or invalidity. We render this Opinion only with respect to the legal issues specifically addressed herein related to Environmental Permits, and we express no opinion as to any terms or conditions of the Common Agreement.

B. In our examination of the Environmental Permits, we have assumed the genuineness of all signatures, the legal capacity and authority of all natural persons signing the Environmental Permits, the authenticity of those Environmental Permits submitted to us as originals, the conformity to originals of those Environmental Permits submitted to us as copies, and the authenticity of the originals of such copies, and the accuracy and completeness of the Environmental Permits.

April 5, 2011

C. We have assumed that each document obtained from public records is accurate, complete, and authentic, and all official public records (including their proper indexing and filing) are accurate and complete.

D. We have assumed that any certificate, correspondence or other document, or any verbal or written representation or statement, on which we have relied that was given or dated on or earlier than the date of this Opinion was accurate on the date(s) thereof, and, except to the extent we otherwise have actual knowledge, continued to remain accurate insofar as relevant to our Opinion from such earlier date through and including the date of this Opinion. Nevertheless, we have no reason to believe that any such documents, representations or statements are incorrect.

E. We have assumed that the agencies pursuant to its authority or responsibility pursuant to the Environmental Laws for reviewing, issuing, granting or otherwise processing Environmental Permits for the operation of the Projects has fully and properly done so and has fully and properly performed its duties and obligations with respect to the review, issuance, granting or other processing and approval of the applications, permits, licenses and approvals in connection with the Projects, and that the natural persons signing the Environmental Permits possess the requisite legal capacity and authority to do so. We have assumed that the agencies have followed all required internal procedures in connection with the processing and issuance of the Environmental Permits.

F. We have assumed that any representations, statements, or assurances made or given to us by any representatives of public agencies with respect to compliance with applicable procedural or substantive requirements for the transfer or reissuance of any Environmental Permits are true and correct. Nevertheless, we have no reason to believe that any of the representations, statements or assurances are incorrect.

G. We have assumed that all information and representations (including all data, assumptions, computations, calculations and mathematical or scientific models) contained in any and all applications, notices, petitions, filings or submittals to any public agency or governmental entity in connection with the Projects are true and correct. We have relied only upon our examination of those documents, and we have made no independent verification of the factual matters set forth therein.

H. We are not qualified to comment upon the technical, engineering, or other scientific aspects of any Environmental Permits issued or to be issued for the Projects, including the feasibility of compliance with all conditions set forth in any Environmental Permits.

I. We have made no independent review of the manner in which each application has been processed with respect to the Environmental Permits, and have reviewed only copies of the originals of the Environmental Permits and related correspondence which have been provided to us by Project Companies, public agencies and/or governmental entities. Our opinions herein are based solely upon our review of information and documents provided to us by Project Companies, and their representatives and consultants, as well as various public agencies and governmental entities, and our independent review regarding Environmental Laws which may affect the use or operation of the Projects.

April 5, 2011

J. In issuing this Opinion, we have made no physical or engineering analysis of the Projects, and have relied on the representations, statements and assurances made to us by Project Companies, and various of their consultants in that regard. Nevertheless, we have no reason to believe that any of the representations, statements or assurances are incorrect.

K. We have assumed that the Projects have been and will be designed and constructed in compliance with the terms and conditions of the Environmental Permits, and any other governmental permits, licenses or approvals issued or granted pursuant to the Environmental Laws relating to the Projects.

L. We have assumed that the Projects have been and will be operated, used and maintained solely as the Projects, and it has not, does not and will not engage in any activities other than as contemplated and permitted by the Environmental Permits.

M. We express no opinion regarding the status of any Federal Energy Regulatory Commission (“FERC”) certifications, licenses, permits or approvals or compliance with FERC’s guidelines, rules and regulations.

N. This Opinion speaks as of the date hereof and not to any prior or subsequent date, and we have no obligation to advise you of any changes in any relevant laws, rules or regulations (including, without limitation, any Environmental Laws) or any judicial or regulatory interpretation thereof or any facts or circumstances discovered subsequent to the date hereof that may affect the opinions expressed herein.

O. We are qualified to practice law in the State of California, and we express no opinion on the laws of any jurisdiction other than the federal laws of the United States and the laws of the State of California which are the Environmental Laws applicable to the Environmental Permits. We express no opinion as to any other laws, including, but not limited to, the following: (i) any applicable laws or regulations relating to (A) bankruptcy, insolvency, reorganization or similar laws relating to the enforcement of creditor’s rights; (B) labor, employee rights and benefits, and worker or occupational safety and health, including, without limitation, ERISA; (C) taxation; (D) planning, zoning, land use, county and local building or construction matters preempted by the licensing authority of the CEC pursuant to Public Resources Code Section 25500 et seq.; (E) the ownership, transfer, use, sale or subdivision of real property; (F) Federal Energy Regulatory Commission (“FERC”) approvals, requirements or regulations; (G) California Independent System Operator approvals, requirements or regulations; (H) California Public Utilities Commission (“CPUC”) approvals, requirements or regulations; and (I) any regulation or exemption from regulation of, or other regulatory matter relating to or affecting any public utility, electric utility, electric utility holding company, public utility holding company or other holding company or heat corporation, or any subsidiary or affiliate of any of the foregoing, under any federal or state applicable laws or regulations, including without limitation, the Public Utility Regulatory Policies Act (“PURPA”), the Public Utility Holding Company Act of 1935 (“PUHCA”), the Federal Power Act, each as amended, and any rules or regulations of FERC; (ii) any other governmental permits, licenses or other approvals except as expressly set forth in the Opinion paragraphs 1-6 above related to the Environmental Permits for the Projects ; (iii) the priority of any security interest or lien, including, without limitation, any

April 5, 2011

security interest or lien granted or created or purported to be granted or created pursuant to any document; (iv) any patent, trademark or copyright statutes, rules or regulations; (v) any time-is-of-the-essence provision in any document; (vi) any provision in any document appointing one party as an attorney-in-fact of any adverse party; (vii) any provision in any document providing for interest after judgment or purporting to grant or waive rights of setoff; (viii) any state securities or “blue sky” laws, including, without limitation, the laws and regulations of the California Department of Corporations and any other state agencies with jurisdiction over securities, or federal securities laws, including without limitation, the laws and regulations of the Securities and Exchange Commission or any other federal agencies with jurisdiction over securities; (ix) federal and state anti-trust laws and regulations, including, but not limited to, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any regulation promulgated thereunder; and (x) as to the applicability of the laws of any jurisdiction that may limit the maximum rate or amount of interest that may be charged, taken, collected or received with respect to the obligations under any document, or as to the effect of such laws if applicable.

This Opinion is delivered as of the date hereof and is based on the facts and circumstances and upon the current state of the law existing as of the date hereof. It is possible that future changes or developments in facts, circumstances, or the laws of the United States or the State of California, could alter or affect such opinions; however, we undertake no obligation to update or supplement this Opinion. You may rely upon this letter only for the purpose served by the provisions in the Common Agreement in response to which it has been delivered. Without our prior written consent: (i) no person or entity other than you may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or entity or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance; provided, however, that, (a) subject to the limitations contained in the first sentence of this paragraph, this Opinion may be used (i) in connection with review of such transaction by a regulatory agency having supervisory authority over you for the purpose of confirming the existence of this Opinion, or (ii) in response to a court order and as may otherwise be required by applicable law, and (b) any person or entity which, on or after the date hereof, becomes a party to the Common Agreement may rely on this Opinion as if it were addressed to such person or entity on and as of the date hereof, subject to the Limitations contained in this Opinion.

Very truly yours,

Ellison, Schneider & Harris L.L.P.

April 5, 2011

EXHIBIT A

SCHEDULE OF THE ENVIRONMENTAL LAWS

Federal Laws/Regulations

Clean Air Act, as amended, 42 U.S.C.A. § 7401 et seq.; Water Pollution Control Act, as amended, 33 U.S.C.A. § 1251 et seq.; Rivers and Harbors Act of 1899, as amended, 33 U.S.C.A. § 403; Solid Waste Disposal Act, as amended and recodified in the Resource Conservation and Recovery Act of 1976, 42 U.S.C.A. § 6901 et seq.; Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C.A. § 9601 et seq.; Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C.A. § 11001 et seq.; Pollution Prevention Act of 1990, 42 U.S.C.A. § 13101 et seq.; Safe Drinking Water Act, as amended, 42 U.S.C.A. § 300f et seq.; Toxic Substances Control Act, 15 U.S.C.A. § 2601 et seq.; Hazardous Material Transportation Act, as amended, 49 U.S.C.A. § 5101 et seq.; Title 14 Code of Federal Regulations, Federal Aviation Administration Regulations; Endangered Species Act of 1973, as amended, 16 U.S.C.A. § 1531 et seq.; National Environmental Policy Act of 1969, 42 U.S.C.A. § 4321 et seq.; and the regulations promulgated under the above statutes applicable to the Environmental Permits.

California State Laws

Clean Air Act, as amended, Health and Safety Code Sections 39000 et seq.; Endangered Species Act of 1984, as amended, Fish and Game Code Sections 2050 et seq.; Fish and Game Code § 1600 et seq.; California Environmental Quality Act, as amended, Public Resources Code Sections 21000 et seq.; Integrated Waste Management Act of 1989, as amended, Public Resources Code Sections 40000 et seq.; Hazardous Waste Control Act of 1972, as amended, Health and Safety Code Sections 25100 et seq.; Health and Safety Code § 25280 et seq.; Health and Safety Code § 25500 et seq. (relating to hazardous materials response plans and inventory and Risk Management Plans); Porter-Cologne Water Quality Control Act, as amended, Water Code Sections 13000 et seq.; Safe Drinking Water and Toxic Enforcement Act of 1986, as amended, Health and Safety Code Sections 116720 et seq.; Warren-Alquist State Energy Resources Conservation and Development Act, as amended, Public Resources Code Sections 25000 et seq. ; California Fish and Game Code § 1600 et seq. (relating to protection of stream beds); and the regulations promulgated under the above statutes applicable to the Environmental Permits.

Local Laws/Regulations

Mojave Air Quality Management District Rules and Regulations; and the regulations promulgated under the above local laws applicable to the Environmental Permits.

April 5, 2011

EXHIBIT B

NECESSARY BORROWER GOVERNMENTAL APPROVALS

I.	REQUIRED TO BE OBTAINED PRIOR TO THE CONVERSION DATE

Issuing Authority	Type of Approval	Ministerial or Discretionary	Name in Which Held

Bureau of Land Management (BLM)	Record of Decision, dated October 7, 2010	Discretionary	Borrower

California Energy Commission (CEC)	CEC Decision/ Certification, dated September 22, 2010	Discretionary	Borrower

BLM	Right-of-Way Grants, dated October 7, 2010 (CACA-48668, CACA-49502, CACA-49503, CACA-49504); all re-executed on March 14, 2011 for recording in the public records of San Bernardino County	Discretionary	Borrower

US Fish and Wildlife Service (USFWS)	Endangered Species Act, Section 7 Consultation and Biological Opinion, dated October 1, 2010	Discretionary	Borrower

Mojave Desert Air Quality Management District (MDAQMD)	Air Quality Construction Permit, Final Determination of Compliance dated December 3, 2008; Rev. A, dated April 9, 2009; Rev. B, dated July 15, 2009; and Rev. C, dated April 13, 2010	Discretionary	Borrower

April 5, 2011

Issuing Authority	Type of Approval	Ministerial or Discretionary	Name in Which Held

FAA	No Hazard Determination Ivanpah 1 extension dated June 16, 2010; Ivanpah 2 extension dated June 23, 2010; Ivanpah 3 extension dated June 16, 2010	Discretionary	Borrower

BLM and USFWS	ISEGS Desert Tortoise Translocation/ Relocation Plan, dated October 13, 2010	Discretionary	Borrower

CEC (State Law) USFWS/BLM (Federal Law)	Threatened and Endangered Species Determination CEC (State Law): CEC Decision/ Certification, dated September 22, 2010 USWFS/BLM (Federal Law): Biological Opinion, dated October 1, 2010	Discretionary	Borrower

BLM	BLM Desert Conservation Plan Amendment Approval, Section 6.1 of the ROD, dated October 7, 2010	Discretionary	Borrower

CEC and BLM	Contractor Health and Safety Standards, per Worker Safety Conditions in CEC Decision/ Certification, dated September 22, 2010	Discretionary	Borrower

CEC and BLM	Water Withdrawal Use Approval--Ground Water Well Construction, per email from BLM’s T. Hurshman, dated November 3, 2010	Discretionary	Borrower

United States Environmental Protection Agency (USEPA)	Hazardous Waste Identification Number, EPA ID Number CAR000215400	Ministerial	Borrower

April 5, 2011

II.	NECESSARY GOVERNMENTAL APPROVALS NOT
REQUIRED TO BE OBTAINED PRIOR TO THE CONVERSION DATE

Issuing Authority	Type of Approval	Comments

MDAQMD	Title IV Acid Rain Permit

The overall goal of the Acid Rain Program is to achieve significant environmental and public health benefits through reductions in emissions of sulfur dioxide (SO2) and nitrogen oxides (NOx), the primary causes of acid rain.

Acid rain permit applications for new units are due 24 months before the unit commences operation. According to the Disclosure Supplement to Schedule 5.10, the Borrower has applied for the Title IV permit from Mojave Desert Air Quality Management District.

This permit is discretionary.

Regional Water Quality Control Board (RWQCB)	NPDES Permit for Stormwater Discharges during Industrial Activities

As authorized by the Clean Water Act, the National Pollutant Discharge Elimination System (NPDES) permit program controls water pollution by regulating point sources that discharge pollutants into waters of the United States.

Sixty days prior to commercial operations, a Stormwater Pollution Prevention Plan (SWPPP) and Monitoring Program must be submitted to BLM’s Authorized Officer and CEC’s Compliance Project Manager for review and approval.

According to the Disclosure

April 5, 2011

Issuing Authority	Type of Approval	Comments

Supplement to Schedule 5.10 the SWPPP for construction activity is current. This permit is discretionary.

MDAQMD	Title V Permit to Operate

Operating permits are legally enforceable documents that permitting authorities issue to air pollution sources after the source has begun to operate.

Sources subject to the permit program must submit a permit application within 12 months after becoming subject to the permit program, or on or before such earlier date as the permitting authority may establish.

According to the Disclosure Supplement to Schedule 5.10, the Borrower will apply for the Title V Permit to Operate within 12 months of initial operation of the first unit.

This permit is discretionary.

Exhibit F

Form of Chadbourne & Parke LLP Cash Grant Opinion

[See attached.]

April 5, 2011

OPINION LETTER

To:	The persons listed on Schedule A attached hereto

Re:	Ivanpah Solar Power Complex – Cash Grant Opinion

Ladies and Gentlemen:

We are acting as counsel to Solar Partners I, LLC, Solar Partners II, LLC and Solar Partners VIII, LLC, in connection with three substantially similar credit facilities with the Federal Financing Bank. Under the credit facility for each of these “project companies,” the Federal Financing Bank will provide one or more loans to the applicable project company to construct, own and operate a solar thermal power project.

Solar Partners I will own project II, Solar Partners II will own project I and Solar Partners VIII will own project III.

The U.S. Department of Energy will guarantee the repayment of the loans. In connection with the applicable credit facility and guarantee, the applicable project company and the U.S. Department of Energy plan to enter into a “Common Agreement” that will govern certain representations, warranties, covenants and conditions relevant to the loans made under the facility.

We have advised the project companies on certain matters pertaining to the “cash grant” available under section 1603 of the American Recovery and Reinvestment Tax Act of 2009, as amended, (“ARRA”) with respect to the transactions contemplated by the loan and Common Agreement (and related documents).

This opinion is provided to you under section 4.1.36 of each Common Agreement. This opinion considers: (i) whether each project company should be eligible to receive a cash grant with respect to the solar thermal power generation facility that it is developing, (ii) whether the amount of the grant would be 30% of the eligible basis of the specified energy property that is part of each project and (iii) the applicable rules for determining when each project should be considered to be placed in service for purposes of qualifying for a cash grant.

We have made certain assumptions relating to future actions and elections that each project company and others (both within and outside the control of the project companies) are expected or intend to take. We have not independently verified whether

Cash Grant Opinion - Ivanpah	2	April 5, 2011

these parties are capable of or authorized to undertake these future actions or elections, and we assume no obligation to audit or otherwise verify whether these actions or elections have in fact been taken.

Capitalized terms that are not defined in this letter have the same meaning given to them in Exhibit A to the Common Agreement.

A. Summary of Facts

The Ivanpah solar power complex will consist of three solar thermal power generation projects. Each project company owns one of the projects.

At the moment, the project companies are wholly owned by BrightSource Energy, Inc. (“BSE”). Each is a disregarded entity for federal income tax purposes.

BSE may sell down its interest in a holding company to which it will contribute the membership interests in the project companies. BSE expects this holding company to be treated as a partnership for federal income tax purposes, upon such a sell-down. BSE intends to restrict ownership of the holding company (initially and going forward) to entities that would be eligible to receive a cash grant themselves had they owned a project directly. Each project company would continue to be a disregarded entity for federal income tax purposes.

Project I is intended to have a gross capacity of 126 MW. Each of project II and project III is intended to have a gross capacity of 133 MW.

Each project will consist of thousands of heliostats in a solar field that will reflect and concentrate solar radiation onto a central point in a “power tower.”

At the top of the tower, there is a boiler system. The concentrated solar radiation will heat water to generate superheated and pressurized steam. The steam will be used to power a standard steam turbine generator to produce electricity.

All three projects will be located on a 3600 acre site controlled by the Bureau of Land Management and that is just west of the Ivanpah dry lake in Southern California. The projects also will use certain common equipment that is located on the same site in a “common area.” Each project company will own a direct and undivided interest in this common equipment that is based on its expected percentage of use.

The construction of each project principally requires the delivery and installation of heliostats, a boiler system, a conventional steam turbine generator set and a control system that will compute the optimal positioning of the heliostats to provide the boiler system with the required intensity and distribution of light to optimize steam output.

Cash Grant Opinion - Ivanpah	3	April 5, 2011

CONSTRUCTION CONTRACT STRUCTURE

The construction contract structure for each project is the same. There are two principal contractors building each of the projects: (i) BrightSource Construction Management, Inc. (“BSCM”) and (ii) Bechtel Power Corporation (“Bechtel”).

BSCM is a US subsidiary of BSE and both are included in a group of corporations that file a consolidated federal income tax return.

Each project will enter into a contract with BSCM for certain solar field design and engineering services and the supply of the solar receiver steam generator that Bechtel will use in the project’s construction. The major equipment subcontract under each solar field agreement is a solar receiver steam generator supplied under a supply contract with Riley Power Inc.

The project company then will provide equipment supplied under the subcontract to Bechtel for incorporation into the project.

Each project company has entered into an equipment and construction contract with Bechtel for the purchase, installation, assembly and, in some cases, commissioning of equipment provided by the project company as well as procurement and construction of the balance of plant.

Under a “common projects agreement” with all three project companies, Bechtel will construct the property in the common area and perform certain other site work. The work under this contract will include, among other things, construction of: (i) plant roads and paths, (ii) a water system with two permanent wells of up to 1,000 feet in depth to supply water to the projects and heliostat assembly area, (iii) 33KV power distribution lines from five Southern California Edison overhead interfaces to the common facilities, (iv) heliostat assembly building, (v) construction power transformers in the common area, (vi) station transformers and construction power transformers in the projects and (vii) relocation and paving of a public access road.

Road construction includes clearing, grading, grubbing and excavation of the plant roads.

A public road (Colosseum Road) enters the area in which all three projects are located from Yates Well Road (just West of Interstate 15 South of the Primm Valley Country Club) and proceeds West through such area. The project companies intend to use this road to transport equipment used in the projects and to operate and perform maintenance for the projects. The site design requires Bechtel to reconstruct portions of this road and reroute others to the South and through the common area. Four spurs will

Cash Grant Opinion - Ivanpah	4	April 5, 2011

be constructed off of this access road. Three run from the common area to the various projects and will be used for delivery of equipment and maintenance of the facilities. One of the three roads runs South through the common area past a temporary heliostat assembly building and to project I’s power block. The project companies intend this road to be part of a road network in the common area that will be used to transport equipment used in the projects and to operate and perform maintenance of the projects. The fourth also will be part of the common area road network; it will run through the common area to the switchyard, the wells and an administration building. The roads will be paved with asphalt and will be approximately 20 feet wide, with 3 foot shoulders on either side.

In addition, the project companies collectively have entered into a master services contract with Bechtel, dated as of August 14, 2009 and amended and restated on July 23, 2010. Under this agreement, Bechtel will provide design, engineering, and procurement services for all three projects.

The major equipment supply subcontracts under each equipment and construction contract with Bechtel will be: (i) a steam turbine supply contract for each project with either Siemens Industrial Turbomachinery, Inc. or Siemens Energy, Inc. for the supply of a standard steam turbine and generator set and (ii) a solar field supply subcontract between Bechtel and BrightSource Operations (Israel), Ltd. (“BSOI”), an Israeli subsidiary of BSE, for the supply of certain solar field equipment, consisting principally of heliostats and related equipment, documentation and services.

Siemens initially entered into individual turbine supply agreements with each project company; however, these will be assigned to Bechtel.

CONSTRUCTION PROCESS

Bechtel commenced work under the common projects agreement during the first week of October 2010 under a limited notice to proceed, and among other things has begun:

1. Grubbing, clearing, and subgrade development for a new 24 foot wide, 2 mile long segment of Colosseum Road, located between project II and the administration building, that the projects intend to use for maintenance and operation of all three projects. Subgrade development involves excavating below grade, laying base materials and compacting such materials prior to paving.

2. Grubbing, clearing and subgrade development for a new 24 foot wide road that runs through the common area and is approximately 1/2 mile long from the relocated Colosseum Road. The road will run through the common area and connect project I’s power block to certain facilities necessary to operate and maintain the project.

Cash Grant Opinion - Ivanpah	5	April 5, 2011

3. Grubbing, clearing and subgrade development of an area for two water supply wells in the common area shared by all three projects which are designated and installed to supply water necessary to produce steam for the projects’ power block to generate electricity.

4. Drilling operations and casing installation for one of two water supply wells in the common area shared by all three projects. Each well is designed to be installed to a depth of approximately 800 feet.

Through the date hereof, Bechtel continued environmental impact mitigation measures, such as desert tortoise and rare plant protection and relocation. As areas were opened for construction, Bechtel continued to clear, grub, grade and excavate the access road and three of the four spurs from that road that the projects need for maintenance and equipment delivery. Bechtel noted in its February 2011 monthly progress report that “construction activities at the jobsite are ramping up in accordance with the project schedule.” See Feb. 2011 Becthel Monthly Project Report, at pg. 1. Among other things, Bechtel specifically noted that it completed excavation related to the phase one solar receiver steam generator tower foundation and pre-assembly of the phase one solar receiver steam generator tower foundation formwork. See id., at pg 14. The report also noted that Bechtel continued subgrade earthwork development of Colosseum road and what it refers to as the common area access road. Additionally, according to the report, it started setting the formwork for the phase one solar receiver steam generator tower’s foundation and preparing certain roads within the phase one and phase two specific areas. See id.

Appendix E1 to Bechtel’s report shows that Bechtel expects construction of the projects, as a whole, to be more than 20% complete by the end of 2011.

After the date hereof, the project companies expect work to proceed continuously under the common projects contract and other construction contracts until the projects are completed. R.W. Beck, an independent engineer, attested under penalty of perjury that the construction schedule provides for work to continue in an uninterrupted manner until work is completed. Any pauses in construction activities are expected to be outside of the control of the project companies and their owners. However, a full notice to proceed is contingent on closing the financing with the Department of Energy. No other notices to proceed have been issued.

COMMISSIONING PROCESS

The work under the equipment and construction contracts with Bechtel also started under a limited notice to proceed on October 1, 2010. This work will proceed in

Cash Grant Opinion - Ivanpah	6	April 5, 2011

stages with a series of milestones. A full notice to proceed is expected to be given subsequent to closing on financing with the Department of Energy.

The first stage is mechanical completion.

This involves installing the equipment (other than the heliostats), checking for leaks and doing initial point-to-point wiring tests and other calibration tests. Heliostats are turned over to the relevant project company in groups as they are installed. Once a group of heliostats is turned over, the project company will complete acceptance testing of the heliostats. BSE has informed us that approximately sixty percent of the heliostats for a phase are necessary for the phase to produce steam at the full capacity.

Once the solar field is commissioned and capable of delivering heat to the steam generator and the power block has operated (without the turbine generator) for 15 days to demonstrate the ability to run steam through the system, the contractor can begin the first synchronization with the grid. This enables the phase to put power on the grid.

The common facilities are expected to be completed prior to synchronization of the first project with the grid.

Any time after the first synchronization, the contractor can begin performance testing to demonstrate the minimum performance levels. This work will be performed for a given project after the relevant project company gives a full notice to proceed to Bechtel.

The next milestone is substantial completion, after which title to and control over equipment passes to the relevant project company.

The contractor will achieve substantial completion on the earlier of (i) the date the owner issues a notice of substantial completion or (ii) the date mechanical completion and synchronization have occurred, power block performance tests have been completed successfully (demonstrating performance at minimum performance levels), the contractor has delivered owner manuals and special tools and the relevant project company has all permits and approvals to operate the project.

The power block tests must show that it can perform, at a minimum, at 95% of approximately 121 MW for project I and 127 MW for projects II and III. This is roughly 91% of each phase’s nameplate capacity. The heat rate produced by the solar field during performance tests also must demonstrate a minimum heat level. The minimum is 105% of approximately 8600 Btu/kWh for project I and 8700 Btu/kWh for projects II and III, which can be achieved with roughly 60-65% of the heliostats in place, depending on the season.

Cash Grant Opinion - Ivanpah	7	April 5, 2011

The tests can be up to 1% off the mark for the heat rate test and 0.8% off the mark for capacity test.

These guarantees provide each phase with the ability to start at a relatively low capacity factor and ramp up quickly from there as various adjustments are made to enhance performance. The contractor has 365 days after substantial completion to remedy the last 5% on the power guarantee or pay performance damages to achieve final completion.

If substantial completion is not reached by a certain date, then delay damages must be paid.

If Bechtel achieves mechanical completion, but it cannot achieve first synchronization or meet minimum performance levels due to inadequate steam input because of a defect in the solar field equipment or solar receiver steam generator, then the guaranteed substantial completion date and the contract price will be adjusted equitably. Substantial completion is deemed to occur and guaranteed performance levels are deemed to be achieved if the contractor cannot meet minimum performance levels by 90 days after the guaranteed substantial completion date due to a defect in either the solar field equipment or solar receiver steam generator.

The last stage is final completion. It occurs after substantial completion is achieved, the contractor and all subcontractors have been paid in full, punch list items have been completed and any delay or performance damages have been paid.

Each project company has a right to terminate the construction contracts for convenience, but it must pay for costs incurred to date and a reasonable wind down charge. In addition, a project company will have to pay Bechtel a substantial liquidated damages amount if the project company terminates for convenience, but then starts construction again within five years. On the other side, the Bechtel faces steep liquidated damages if it causes a delay to the placed in service date for any of the projects. While these items indicate it may be unlikely for a project company to stop work on the project (either permanently or temporarily), there can be no assurance that such work will be continuous.

POWER CONTRACTS

Each project company has entered into a separate agreement with a utility under which the utility will purchase power produced by the phase owned by the project company. Solar Partners I entered into a power contract with Southern California Edison Company and Solar Partners II and VIII entered into power contracts with Pacific Gas & Electric Company.

Cash Grant Opinion - Ivanpah	8	April 5, 2011

SCE POWER CONTRACT

For Solar Partners I, the forecasted initial operation date is September 30, 2013.

The project company has 120 days after it synchronizes with the grid to begin delivering power to the grid. By that time, the project needs CPUC approval and CAISO authorization to schedule power, and the facility has to generate in parallel with the transmission provider’s system and post security.

The term of the agreement starts on a date designated by the project company on which it will start forecasting and delivering power to the grid. Prior to that, there is an initial period when “test” energy is delivered. SCE is not required to pay for test energy.

Contract capacity is 117 MW. Within 24 months prior to the forecasted initial operation date, the seller can increase the contract capacity up to 128.7 MW.

Starting with the beginning of the third year of operation, the project company will have to demonstrate that it has met a minimum production standard. This standard is based on a two-year rolling look-back period.

The first look-back period ends on the first day of the third year and looks back to the total production in the first two years of operation. For that period, the project company is required to deliver 70% of the power expected for each year. At the end of year three and each year thereafter, the requirement increases to 80%.

If these production levels are not met, the project company will have to pay SCE for replacement power.

In addition, it will be an event of default if the power production in a six-month period falls below 10% of expected annual production without a legitimate reason.

PG&E POWER CONTRACTS

For Solar Partners II and VIII, the term of each power contract starts when the project has CPUC approval and gets a final order that finds that the agreement is reasonable and amounts paid can be put into rate base.

There will be an initial period when test energy is delivered before the phase is considered in commercial operation. This phase will run for up to 90 days after synchronization.

The project will be considered to be in commercial operation no earlier than when it is placed in service for tax purposes. The project company must declare that

Cash Grant Opinion - Ivanpah	9	April 5, 2011

commercial operation has begun and certify that the field and power block have been assembled and the turbine has been commissioned by July 1, 2013 for Solar Partners II and by December 31, 2013 for Solar Partners VIII.

The “contract quantity” for each year is expected to be 304,000 MWH for Solar Partners II and 335,600 MWH for Solar Partners VIII throughout the delivery term, and the seller must deliver a guaranteed amount of energy in two-year measuring periods.

The production guarantee generally is 140% of the contract quantity during the first measuring period after the commercial operation date and 160% in subsequent measuring periods, subject to reduction if the project company is unable to deliver power due to a force majeure or curtailment.

The guarantee will change if contract quantity changes.

If less than the guaranteed amount of power is delivered, then the buyer can declare a default.

The base capacity that the PG&E contracts assume is 118 MW for Solar Partners II and 130 MW for Solar Partners VIII. The capacity factor at each project is 29.47.

One year after the initial delivery date, the project company can make a one-time adjustment to this base capacity by no more than 3%.

The financial models assume that projects I, II and III will be placed into service on January 31, 2013, May 31, 2013 and September 30, 2013, respectively.

We have reviewed the certifications of the project companies, Bechtel and the independent engineer, and we are relying on them for purposes of rendering this opinion. We have not independently verified whether these certifications are true and correct.

After a project is placed in service (as described below), the relevant project company will apply for a cash grant and use the proceeds to pay obligations per the applicable Common Agreement and potentially to make distributions to equity holders.

Cash Grant Opinion - Ivanpah	10	April 5, 2011

B.	Cash Grant Qualification

Under ARRA § 1603(a), the owner of newly-placed-in-service solar generation assets that qualify as “specified energy property” may receive a cash payment from the Treasury if certain timing requirements (described below) are met. The cash grant is for 30% of the applicant’s basis (i.e., cost) in such property. See ARRA § 1603(b)(2)(A) and section 48(d)(3)(A)1. The basis used to calculate the cash grant is reduced by gain realized by one member of a consolidated group on a sale of property to another member. See Treas. Reg. § 1.1502-3(a)(2). Although not explicitly covered in the regulations, it can be expected that Treasury would apply a similar rule to income from services performed by a member of an applicant’s consolidated group.

The statute requires the Treasury to pay the cash grant within 60 days after a complete application is filed for a project that has been placed into service.

SOLAR PROPERTY

Solar generation assets qualify for a cash grant only if they are specified energy property. That term includes property that uses solar energy to generate electricity (i.e., property described in section 48(a)(3)(a)(i)). See guidance issued by the Treasury in July 2009 (revised March 2010 and January 2011) (“Treasury Guidance”), at pg. 14. It does not include any equipment that transmits or uses electricity.

IRS regulations from the 1980’s when the government offered a separate energy tax credit for installing equipment “which uses solar energy to generate electricity, to heat or cool (or provide hot water for use in) a structure” noted that this property included storage devices, power conditioning equipment, transfer equipment and parts related to the functioning of those items. See Treas. Reg. § 1.48-9(d)(3).2 This rule applied to a

[1]	Unless noted otherwise, “section” refers to a section of the Internal Revenue Code of 1986, as amended.
[2]

Congress intended the cash grant program to mimic the investment tax credit available under section 48. See the Joint Explanatory Statement of the Committee of Conference for Division B of the American Recovery and Reinvestment Act of 2009, at pg. 115. Where the Treasury’s has not stated a different rule for the cash grant program, we have assumed that rules similar to those applicable to the investment

(Cont’d on following page)

Cash Grant Opinion - Ivanpah	11	April 5, 2011

general investment credit that was available to depreciable tangible personal property (except land and inherently permanent structures such as buildings) or other tangible property used as an integral part of, among other things, the production of electricity. See Treas. Reg. § 1.48-1(a).

The rules for the general investment credit also applied to the energy credit. See Treas. Reg. § 1.48-9(b)(2). However, energy property included a slightly broader realm of property, including in some cases, structural components. See Treas. Reg. § 1.48-9(b)(1)(i). The Notice of Proposed Rulemaking with which the old regulations were issued noted that the rules emphasize that all of the basic rules of old section 48 (i.e., the general investment credit rules) apply to the energy credit, except as specifically modified by the energy credit provisions. See Notice of Proposed Rulemaking, 45 F.R. 62496 (Sept. 19, 1980).

The IRS has said little about what equipment at a large-scale solar project qualifies as energy property. However, in the last year, it has applied the regulations issued while the old investment credit was in effect (i.e., Treas. Reg. 1.48-9) to at least one solar project with respect to the current investment credit. See PLR 201043023 (Oct. 29, 2010) (holding that certain structural components (a PV curtain wall) of a building can qualify as energy property under the current investment credit).

Moreover, the IRS has recognized that the basic rules of the old general investment credit apply to the energy credit in the context of a hydroelectric facility. It held that a hydroelectric facility qualified for an energy credit because it met the requirements in old section 48(l) (the energy credit provisions) and consisted of tangible personal property and other property that is integral to the production of electricity. See Private Letter Ruling 8628033 (Apr. 11, 1986).

Equipment is integral where it is essential to the completeness of an activity. See Treas. Reg. § 1.48-1(d)(4).

Equipment that is integral to production/manufacturing activities includes roads used to transport raw materials, supplies and finished and semi-finished products. Rev. Rul. 71-55, 1971-2 C.B. 65. Roads used solely for employee and visitor vehicle traffic

(Cont’d from preceding page)

credit or its predecessors will apply. It is unclear whether and to what extent the Treasury will choose, or have the authority to choose, to follow these rules.

Cash Grant Opinion - Ivanpah	12	April 5, 2011

are not integral to the production activity. Id. Water wells used to supply a project also should be integral to the project if it uses steam to generate electricity.

The Treasury Guidance says, “Specified energy property includes only tangible property (not including a building) that is an integral part of the facility.” See Treasury Guidance, at pg. 10. This suggests that Treasury understands that the energy credit rules are merely an expansion of the old general investment credit. There is some ambiguity in the language because it uses the term facility, which is more commonly thought of as a section 45 production tax credit concept. Some commentators have suggested that the ambiguity is continued in FAQs # 3 and # 6 where the Treasury describes specified energy property in the context of a qualified facility under section 45 to include tangible personal property and other tangible property used as an integral part of the activity performed by the facility, such as roads. However, neither the Treasury Guidance nor the FAQs say that solar energy property does not include tangible personal property and other tangible personal property that is integral to the operations of the solar plant.

Thus, in addition to equipment such as heliostats, power towers, steam generators and turbine steam generators that produce power directly from solar energy, property such as roads and wells that are integral to the production activities of a solar project also should be treated as specified energy property because the cash grant program applies to the same property for which an investment credit would be available. See ARRA § 1603(d)(3).

This was confirmed by an email from Ellen Neubauer the cash grant program director to Jack Jenkins-Stark of BSE stating that the start of work on certain roads and wells would constitute the start of physical work at the site of the Ivanpah complex (discussed below). The project companies have informed us that the roads under construction at the Ivanpah site, as discussed below, are intended to be used by them for for the purpose of maintaining the project. Treasury stated specifically that roads used in this manner are integral to the activity performed at a plant.

In addition, each of the project companies submitted a preliminary application to the Treasury. In response to these applications, the National Renewable Energy Lab, which administers the application process for the Treasury, sent an email to Jack Jenkins-Stark and Jordan Roberts of BSE on December 23, 2010 stating, “In reviewing this application we have preliminarily determined that the property:

•	Began construction in 2009-2010

•	Is expected to be placed in service before the credit termination date.”

These emails have been shared with the parties listed on Schedule A.

Cash Grant Opinion - Ivanpah	13	April 5, 2011

While specified energy property does not include any electrical transmission equipment, it should include transfer equipment and power conditioning equipment, such as transformers on the low side of a project’s busbar. See Treas. Reg. § 1.48-9(d).

KPMG has delivered cash grant cost reports (based on facts provided by the project companies) relating to the types of assets (and costs associated with those assets) that it projects to constitute the cash grant eligible equipment that is part of each project. Of these, among other things, it treated certain common projects costs, including site work and plant roads, as cash grant eligible solar field site work. See Exhibit V of the KPMG’s preliminary cash grant eligibility analysis, at pg. 2.

DUAL-USE EQUIPMENT

Certain auxiliary equipment will only qualify as specified energy property to the extent it uses solar energy as an input, and then, only if at least 75% of its energy inputs are from solar energy (the “75% rule”).

The 75% rule first appeared in the IRS regulations from a former energy tax credit for installing equipment “which uses solar energy to generate electricity, to heat or cool (or provide hot water for use in) a structure.” See Treas. Reg. § 1.48-9(d).

Application of the rule was illustrated by an example in those regulations. In the example, the owner of an apartment building installs a solar hot water heating system as the primary source of hot water for the building but also installs an oil-fired water heater as a backup system. The same pipes serve both. The pipes are “dual use equipment.” The solar hot water heater qualifies for a credit. The oil-fired heater does not. The pipes qualify only if at least 75% of the water they carry in the year they go into service is to or from the solar water heater and only to the extent of that use. Treas. Reg. § 1.48-9(d)(8). In applying the 75% rule, energy use is allocated between the solar and nonsolar portions of dual-use equipment by comparing the overall input of BTUs of energy from each source during a year. See Treas. Reg. §1.48-9(d)(6).

Our discussions with the IRS national office have suggested that the same principle should be used for the cash grant program. The cash grant program is supposed to mimic the investment credit. See Joint Explanatory Statement of the Committee Conference, to ARRA, at pg. 115. Treasury has not stated whether it plans to adopt the 75% rule. There are other precedents the Treasury might apply to allow a full credit as long as the primary energy source is sunlight.

The equipment that uses solely natural gas does not qualify for the cash grant. Equipment that uses solely solar energy exclusively does. The 75% rule is relevant for equipment that uses both.

Cash Grant Opinion - Ivanpah	14	April 5, 2011

Gas used as a preheater for the Ivanpah projects provides heat that reduces the amount of heat a project needs to generate from solar energy. Thus, because gas is used to preheat the boiler may cause certain equipment that uses both solar and nonsolar energy to be disqualified in whole or in part from qualifying for the cash grant if the Treasury applies the 75% rule.

C.	Timing Requirements for Cash Grant Qualification

To qualify for a cash grant, a solar project must be either placed in service in 2009, 2010 or 2011, or placed in service prior to 2017 if construction of such property began in 2009, 2010 or 2011. The Ivanpah projects are not expected to be placed in service before January 1, 2012. It is also clear that the projects did not commence construction before 2010 because no work was performed on site before October 2010 and no work was performed under a binding written contract prior to 2010. It is necessary, then, that construction commences with respect to the project’s solar generation assets in 2010 or 2011, in order for the project to qualify for a cash grant. A project will be considered to have started construction when “physical work of a significant nature” commences. See Treasury Guidance, at pg. 6. There are two ways to meet this test. First, an applicant may rely on a safe harbor that deems physical work of a significant nature to have begun when the applicant has incurred more than five percent of the total cost of the eligible property.

An applicant may also demonstrate that physical work of a significant nature has commenced in 2010 or 2011 and qualify for a cash grant even if it does not satisfy the safe harbor requirements. This opinion letter analyzes whether the project companies are expected to satisfy the physical work test.

Under the physical work test, construction is deemed to commence when physical work of a significant nature has commenced at the project site or, in some cases, at an offsite location. See id. The Treasury Guidance includes an example that says physical work of a significant nature begins at a wind farm with the beginning of the excavation of a turbine’s foundation, the setting of anchor bolts in the ground, or the pouring of concrete pads of the foundation. Physical work does not include preliminary activities such as planning or designing, securing financing, exploring, researching, clearing a site, test drilling to determine soil condition or excavation to change the contour of the land. See id. Treasury expanded on this example in a set of frequently asked questions (“FAQs”). It said that laying a single turbine’s foundation that will be a part of larger wind farm will generally be treated as the start of construction of the larger project’s specified energy property.

Because Treasury was concerned about applicants starting construction in 2010 (and now 2011, with the amendment of section 1603 of the American Recovery and

Cash Grant Opinion - Ivanpah	15	April 5, 2011

Reinvestment Tax Act of 2009 by section 707 of the Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010) without a purposeful commitment to complete the project on a timely basis, the Treasury Guidance and other materials issued by Treasury require this physical work to be continuous. The frequently asked questions eased this requirement for projects where there is a contractual obligation to undertake and complete a continuous program of construction within a reasonable time. See FAQs # 5.

Physical work performed at the applicant’s project site is taken into account under the physical work test, whether performed by the applicant or on the applicant’s behalf by a third party. See Treasury Guidance, at pg. 6. If an applicant contracts with another person to construct property on the applicant’s behalf away from the applicant’s project site, then the work performed under the contract may be taken into account in determining when physical work of a significant nature begins only if the contract is a “binding” written contract signed before the work commences.

A contract is “binding” only if it is enforceable under state law and does not limit damages to a specified amount of less than 5% of the contract price. A contract may be binding if it is subject to a condition, as long as the condition is outside the control of either party. If a contract entitles an applicant to be refunded its deposits or payments in lieu of any damages in the event the contract is breached or cancelled, the contract may not be considered binding.

In this case, work performed on the site of the projects should be sufficient to meet the physical work test, so it should not be necessary to determine whether the construction contracts are “binding” for cash grant purposes. FAQs # 2 says physical work includes “any physical work on the specified energy property at the site.” In addition, because the project companies have only given limited notices to proceed, the project companies would not be able to rely on the presumption that work is continuous if there is a contractual obligation to complete the project within a reasonable time. However, the project companies expect to give a full notice to proceed under the Bechtel contracts after the financial closing with the Department of Energy and that work will proceed substantially in accordance with the schedule set forth in the contracts, except for any construction interruption caused by events outside of the control of the relevant project company and its direct and indirect owners.

BSE has informed us that construction first began on the project in October 2010 under limited notices to proceed and Bechtel has begun excavating for roads and wells that will constitute specified energy property for each project company. Based upon the description of the start of construction in the Treasury Guidance and other materials issued by Treasury, the start of work described in Section A (e.g., excavation and drilling for wells that are necessary to the production of power for each of the projects, road

Cash Grant Opinion - Ivanpah	16	April 5, 2011

construction and certain foundation excavation) should constitute the start of physical work of a significant nature for each of the Ivanpah projects.

The project companies expect work to proceed on a continuous basis until all three projects are completed. An independent engineer has confirmed that the schedule provides for construction to continue uninterrupted until completion. Accordingly, assuming construction of each project does not extend materially beyond the schedule set forth in the applicable contract and construction of the applicable project proceeds in an uninterrupted manner as shown in such schedule, the start of physical work of a significant nature should be considered to occur by December 31, 2011 for each project.

D.	Disqualified Persons

An applicant is treated as a “disqualified person,” meaning it is disqualified from receiving a cash grant if, at the time it applies for the cash grant, it is (a) a federal, state or local government, including any political subdivision, agency or instrumentality thereof (b) an organization that is described in section 501(c) of the Code and is exempted from tax under section 501(a) of the Code, (c) an entity referred to in paragraph (4) of section 54(j) of the Code or (d) a partnership or other pass-through entity (including a single-member disregarded entity) any direct and indirect partner (or other holder of an equity or profits interest) of which is described in clauses (a) through (c). However, if an otherwise disqualified person owns its interest in specified energy property entirely through an entity taxable as a corporation, no disqualification will apply.

The project companies will be the applicants in this case. Each currently is a disregarded entity wholly owned by BSE, a US corporation. However, it is expected that BSE will sell down its interest in a holding company to which it will assign its interests in the project companies prior to the date the projects are placed into service. The draft operating agreement for this holding company, dated March 14, 2011, requires each member to covenant not to take any action (or permit an affiliate to take any action) that would cause the member to be a disqualified person. See Section 9.2. In addition, section 8.4 of that agreement restricts transfers of membership interests in the holding company to persons that are not disqualified persons. Further, each Common Agreement requires each project company to represent that it is not a disqualified person and generally prohibits any project company from causing or permitting a transfer of an interest in the project company that would cause it to be a disqualified person during the recapture period. See sections 5.42 and 7.8(e) of the Common Agreements. Thus, each project company should be eligible to apply for and receive a cash grant.

The Treasury Guidance says that if an applicant disposes of property with respect to which a cash grant was paid to a disqualified person or the property ceases to qualify as specified energy property within five years from the date the property is placed into

Cash Grant Opinion - Ivanpah	17	April 5, 2011

service, the unvested portion of the cash grant must be repaid to the Treasury. The cash grant vests at the rate of 20% a year. Thus, if the cash grant is recaptured in the fifth year, only 20% of it would have to be repaid.

On an annual basis for five years, an applicant must certify to the Treasury that a project still qualifies for the cash grant in the amount claimed on the initial application.

If the Treasury elects to apply the 75% rule (discussed above) with respect to dual use property, then the full unvested portion of a cash grant paid with respect to dual-use equipment would be recaptured if, during any of the five years after a project went into service, the non-energy input for the dual use equipment exceeds 25%.

However, only part of the unvested cash grant would be recaptured if the percentage of non-solar energy inputs exceeds the amount of non-solar energy assumed in the application, as long as that amount does not exceed a maximum of 25% of the total energy inputs for the dual-use equipment.

Applying these rules, the current models assume that a fairly small amount of the energy inputs for dual-use equipment will be from nonsolar sources (1.29% for project I, 0.5% for project II and 1.07% for project III) and the projected cash grant assumed for dual use property is reduced accordingly. These percentages are dynamic and may vary throughout the operating phase of the project.

This variance may result in a partial or full recapture depending on the rule implemented by Treasury.

BSE has indicated to us that it will not take any action that would cause a cash grant to be recaptured. In addition, each Common Agreement requires the applicable project company to be qualified to receive a cash grant during the recapture period, to comply with all Treasury Guidance, not to dispose of any specified energy property to a disqualified person or to take any other action that would cause specified energy property to cease to be qualified as specified energy property. Further, each member of the holding company to which BSE expects to sell an interests will agree not to take any action (or permit an affiliate to take an action) that will cause the member to be a disqualified person, and no member will be permitted (under the operating agreement of the holding company) to transfer its interest to a disqualified person.

PLACED IN SERVICE

The financial models assume that each project is placed into service separately when it reaches substantial completion under the relevant equipment and construction contract. You asked us to analyze whether reaching substantial completion under these

Cash Grant Opinion - Ivanpah	18	April 5, 2011

contracts is sufficient to treat each project as placed into service for purposes of the cash grant program, as it exists today.

Currently, a solar power project may qualify for a cash grant only in the year that the project is placed in service). See ARRA § 1603.

The Treasury Guidance says that all components of a larger unit of property are treated as a single unit if they are functionally interdependent. See Treasury Guidance, at p. 7-8. Two different phases of a solar project should be considered functionally interdependent only if one could not be put to use without the other. In that case, the components of the unit will be placed in service when the larger unit goes on line. See Treasury Guidance, at p. 8.

In cases where phases are not functionally interdependent, each phase would have an independent in service date. Id. However, the owner can elect to treat one or more of the phases as a single unit of property provided the phases are on the same site and will be operated as a larger unit. Id. In that case, the combined units would be considered to have the same start date for the rule that property must be under construction by December 2011 to qualify for a cash grant and for the rule that one cannot apply for a cash grant until the entire property is in service. Id. An example of operating as a larger unit is where all the phases sell their output under the same power contract, connect to the grid through the same intertie and are run from a central control room.

The Treasury Guidance states that “placed in service” means that the property is ready and available for its specific use. See Treasury Guidance, at p. 5. This corresponds with the legislative history that said that the cash grant program was intended to mimic the investment tax credit. See H.R. Conf. Rep. No. 111-16 (Feb. 12, 2009). The investment credit rules use a similar rule. See Treas. Reg. § 1.46-3(d); see also Treas. Reg. § 1.167(a)-11(e)(1) (using a similar rule for depreciation purposes).

The IRS and the courts generally treat the following five factors as being relevant to when a power plant is placed in service:

1. Physical construction must have been completed, although contractor personnel can still be at the site in support of start up and maintenance and completion of minor tasks like painting and attending to the punch list.

2. The taxpayer must have taken legal title and control of the facility.

3. The taxpayer must have the licenses and permits needed to operate the facility.

Cash Grant Opinion - Ivanpah	19	April 5, 2011

4. Pre-operational tests must have demonstrated that the facility can serve its intended function (other testing to determine whether a facility can operate at the design capacity and to identify and eliminate defects can occur after the facility is in service).

5. The facility must be synchronized to the utility grid so that it is able to deliver its electricity to market. See, e.g., Rev. Rul. 76-256, 1976-2 C.B. 46 (list of five tests for a power plant to be considered in service).

The IRS often takes the position that the facility must also be in “daily operation.” See, e.g., Private Letter Ruling 200334031 (Aug. 22, 2003) (holding that “[s]ubject to exceptions that are beyond the taxpayer’s control, the IRS has generally required actual operational use as a prerequisite for an asset to be deemed placed in service”); see also Private Letter Ruling 9414004 (Dec. 17, 1993) (holding that a power plant needed to commence daily operation to be considered to be placed into service).

In Private Letter Ruling 9414004, the IRS said that a power plant “is considered in daily operation when it is routinely operating to supply power to the transmission grid for sale to customers.” See also Technical Advice Memorandum 9405006 (October 15, 1993). (A technical advice memorandum is a ruling issued by the national office to settle a dispute between a taxpayer and an IRS agent stemming from an audit.) This reflects a conservative view of the law. The real issue is whether the facility is capable of being used for its intended purpose. The fact that it is in daily operation is proof that it is. There may be other ways to demonstrate that fact. See Rev. Rul. 79-98, 1979-1 C.B. 103 (facility is placed in service when “‘a state of readiness and availability for a specifically assigned function’, such as ‘daily operation’, has been demonstrated”).

The ability to operate at full capacity or any specific percentage of full capacity is not a prerequisite to be considered in service. The IRS treats power plants as in service when they are still ramping up after initial start up and testing. For example, a nuclear generating unit was in service after it had been synchronized, was delivering power at greater than 17% of capacity and was continuing to ramp up from there. See Rev. Rul 76-428, 1976-2 C.B. 47. In Sealy Power Ltd. v. Comm’r, 45 F.3d 396 (5th Cir. 1995), a federal appeals court said an incinerator-to-energy project that produced less than the designed capacity of electricity was in service even though the volume of output was “disappointing.” The court said it met its specifically-designed function by generating power and that the level of power did not matter. The court said it was not clear how much power was being produced. (The IRS said it would not follow the opinion issued in the Sealy Power case. See Action on Decision 1995-010 (Sept. 15, 1995). It noted that the project only generated $5.34 worth of electricity and a project without meaningful production cannot be “in service.” ) A wind farm is in service as long as it is ready and available for use and producing commercial output on a regular basis; operating at full rated capacity is not necessary to establish that the wind farm is placed in

Cash Grant Opinion - Ivanpah	20	April 5, 2011

service. See Private Letter Ruling 200334031 (Aug. 22, 2003). A solid waste disposal facility that produced saleable steam was considered in service despite operational problems that made it unable to operate at its rated capacity. See Rev. Rul. 84-85, 1984-1 C.B. 10.

Serious mechanical problems later may suggest a facility was not in service when originally thought. For example, in the Oglethorpe Power case, a power plant had to be shut down four months after it was first synchronized into the utility grid so that part of the plant essentially could be rebuilt. The stacks vibrated so violently that workers became nauseated if they were in the area more than about two minutes. See Oglethorpe Power Corp. v. Comm’r, T.C. Memo. 1990-505 (1990); see also Consumers Power Co. v. Comm’r, 89 TC 710 (1987) (pumped-storage facility built, tested, synchronized and sold 4,447 MWH of electricity during 1972, but not in service until 1973 after accident in December 1972 forced one-month shut-down and resynchronization).

The bar is higher for a taxpayer entering a new business than for a taxpayer already in that business. In the case of someone going into a new business, the courts have held that he must actually have put the equipment to use. It is not enough merely show it was capable of operating. See, e.g., Piggly Wiggly Southern, Inc. v. Comm’r, 84 TC 739 (1985) (refrigerators installed in new stores not in service until the stores opened to customers); compare General Counsel Memorandum 37449 (March 6, 1978) (taxpayer already in the trade or business does not have to use equipment before it is in service, unlike taxpayers entering a new business).

If a project has started operations, but its production is so minimal that it is not operating in an economically-sustainable manner, it will not be considered in service. See, e.g., Valley Natural Fuels, T.C. Memo. 1991-341 (1991). In Valley Natural Fuels, the court determined that an ethanol plant was not in service until it produced fuel of a quality that had a viable market. Like in Sealy, revenue from ethanol sales were exceptionally low ($250 in 1983, $772 in 1984 and $920 in 1985).

In this case, each project should be treated as a separate unit, and it should be considered in service when it reaches substantial completion under the relevant construction contract.3

[3]	We are assuming that no project company will attempt to elect to treat the project it is developing as part of any other Ivanpah project for cash grant purposes.

Cash Grant Opinion - Ivanpah	21	April 5, 2011

Although the projects are on one site and use some common facilities, each project will operate independently. Each phase will be owned by a separate limited liability company and will sell power under a separate power contract. Also, the phases will not share interconnections.

The power industry has traditionally treated large thermal power plants as in service when substantial completion is reached under the engineering, procurement and construction contract. In this case, all five tests to be considered in service are expected to be reached at substantial completion of each phase. Physical construction will have been complete since mechanical completion. Legal title and control pass at substantial completion as well. The project company will have had the permits and licenses to operate by then. The phase will have been fully tested. It will have been synchronized to the grid and is expected to be in regular operation delivering electricity to the utility with whom it has contracted to sell its power. The common facilities are expected to be completed prior to synchronization of the first project with the grid.

It is not a requirement that the plant be operating at full capacity.

A plant can be in service when it is operating at a lower level of capacity as long as the power output increases to a level at which the plant is economic to run within a reasonable period. See, for example, Rev. Rul. 76-428. Whether the ramp up period is reasonable is based on industry practice and takes all relevant facts and circumstances into account. The power contracts in this case will have started to run when each phase reaches substantial completion. In fact, the terms of these contracts begin just after synchronization with the grid, and the start of commercial operations under these contracts is not dependent on a specific level of production. Each phase can function at full steam when only 60-65% of its solar field is functioning.

E.	Opinions and Assumptions

For the purpose of rendering our opinion, we have examined and are relying upon the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the Common Agreements and other transaction and project documents. Any representation or statement in any document upon which we relied that is made “to the best of our knowledge” or otherwise similarly qualified is assumed to be correct. Additionally, we have assumed (a) the authenticity and completeness of all original documents reviewed by us in original or copy form, (b) the conformity to the original documents of all documents reviewed by us as copies, including electronic copies, (c) the authority and capacity of the individual or individuals who executed any document on behalf of any person or entity to so execute such document, (d) the genuineness of all signatures on documents examined by us, (e) the accuracy and completeness of all records made available to us and (f) that each unexecuted document

Cash Grant Opinion - Ivanpah	22	April 5, 2011

submitted to us for our review will be executed in a form materially identical to the form we reviewed. We have also assumed and are relying upon, without any independent investigation or review, the following:

1.	Each project company will submit a “start of construction” cash grant application prior to October 1, 2012 and a final cash grant application after the date on which the project is placed in service for federal income tax purposes, in each case completed in accordance and in full compliance with the Treasury’s cash grant guidance, to the Treasury (or its designate)

2.	Each project company (or a subsequent transferee that is not a person who is described in ARRA § 1603(g) or otherwise ineligible to receive a cash grant) will be the legal and beneficial owner of its interest in the project at all times through the recapture period for the project.

3.	On the date of this opinion, no person other than BSE is a member of a project company or has an equity or profits interest in the project company within the meaning of ARRA § 1603(g)(4).

4.	A full notice to proceed under the Bechtel contracts will be given as expected immediately following financial closing with the Department of Energy and work will proceed substantially in accordance with the schedule set forth in the contracts, except for any construction interruption caused by events outside of the control of the relevant project company and its direct and indirect owners.

5.	The construction schedules under the construction contracts are reasonable and will be met other than as a result of circumstances outside the control of the project company.

6.	Each project will achieve substantial completion under the equipment and construction contract with Bechtel by the date specified in the financial model for placement in service of the relevant project.

7.	No serious mechanical issue arises after substantial completion under the relevant equipment and construction contract that would call into question whether the project had in fact gone into operation.

8.	Any ramp-up period after substantial completion under the relevant equipment and construction contract and prior to the date the project is economically viable will occur within a reasonable time.

Cash Grant Opinion - Ivanpah	23	April 5, 2011

9.	Each project will achieve substantial completion under the relevant construction contract no later than December 31, 2016.

10.	Each project company will comply with ongoing reporting obligations with respect to any cash grant it receives.

11.	The nonsolar input assumed in the financial model for any dual use property is correct in each of the five years following the date the relevant project was placed into service for federal income tax purposes.

12.	The facts and conclusions provided by KPMG and the project companies (including, without limitation, projections related to the schedule of construction and commissioning of the project, delivery of equipment and the correct division between property that is eligible and ineligible for the cash grant) are true, correct and complete.

13.	Each project will be located entirely within the United States and will not be removed from that location during the recapture period.

14.	On the date on which it is placed into service and continuing through the recapture period, none of the project companies will be a person described in ARRA §1603(g), and no transferee of a direct or indirect equity interest in a project company will be a person described in ARRA §1603(g), other than an indirect interest acquired through ownership of stock in a C corporation.

15.	During the recapture period, the projects will be used only as solar power generation facilities, the projects will not cease operations and no specified energy property will be taken out of service.

16.	No interest in the project assets will be transferred to any person described in ARRA §1603(g) or a person that does not agree to joint liability with the relevant project company for any cash grant recapture liability at any time during the recapture period.

17.	Neither a project company nor any direct or indirect holders of equity in the project company (or transferee thereof) has claimed or will claim production tax credits under section 45 of the Code or an investment tax credit under section 48 of the Code (other than for a progress expenditure) with respect to the project the company owns or any electricity generated by that project.

18.	None of the project companies will make any election to pass through the cash grant to any lessee of a project.

Cash Grant Opinion - Ivanpah	24	April 5, 2011

19.	The summary of facts in section A (above) and certified as true, correct and complete by the project companies in the certifications, attached as Exhibits A, B and C, is true, correct and complete in all material respects.

Based on the foregoing and subject to the assumptions, exceptions, limitations and qualifications in this letter, we are of the opinion that, as of the date hereof,

A. Each project company should be eligible to receive a cash grant under ARRA § 1603, as amended.

B. The cash grants should be 30% of the basis of the specified energy property that is part of each project.4

C. Assuming that each project reaches substantial completion under the relevant equipment and construction contract on the date projected for the project in the relevant financial model prepared by BSE, each project should be considered to be placed into service on or before such date.

We are not rendering an opinion as to the Borrower’s eligible tax basis in the specified energy property included in the project.

This opinion is rendered only as of the date hereof, and we assume no obligation to update our opinion to address other facts or any changes in law or interpretation thereof that may hereafter occur or hereafter come to our attention. Because our opinion relies upon the accuracy of certain assumptions on a date in the future, no assurance can be given that these assumptions will continue to be true as of the date on which a project company applies for the cash grant.

The foregoing opinions are limited to the matters set forth herein, and no other opinion is rendered with respect to other matters, including any United States federal income tax matters or to any issues arising under the laws of any other country, or any state or locality. The foregoing opinion is based on ARRA § 1603, as amended, the Treasury’s guidance with respect to the cash grant, current (and former) provisions of the Code and the Treasury regulations thereunder, published administrative interpretations

[4]	The components of each project that are specified energy property are set forth in the cash grant reports prepared by KPMG.

Cash Grant Opinion - Ivanpah	25	April 5, 2011

thereof, and published court decisions, all of which are subject to change and new interpretation, both prospectively and retroactively.

This letter is for the sole benefit of the addressees and may not be quoted, filed with any governmental authority, or otherwise circulated or relied upon by any other person or for any other purposes without our prior written consent.

We are required by IRS Circular 230 to advise you of the following. Any US tax advice contained in this opinion is not intended or written to be used, and cannot be used, for the purpose of avoiding penalties under the Code, except with respect to the issues addressed in the opinion.

In addition, we are furnishing this opinion to you to support the promotion or marketing of the transaction addressed in the opinion. This advice was not intended or written by us to be used, and it cannot be used by any taxpayer other than BrightSource for the purpose of avoiding penalties that may be imposed on the taxpayer. Any other taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

Very truly yours,

Cash Grant Opinion - Ivanpah	26	April 5, 2011

Schedule A

Solar Partners I, LLC

Solar Partners II, LLC

Solar Partners VIII, LLC

U.S. Department of Energy

Danke Schoen Project, LLC

NRG Solar Ivanpah LLC

Exhibit G

Form of KPMG LLP Reliance Letter

[See attached.]

KPMG LLP	Telephone	+1 213 972 4000
Suite 2000	Fax	+1 213 622 1217
355 South Grand Avenue	Internet	www.us.kpmg.com
Los Angeles, CA 90071-1568

April 4, 2011

PRIVATE

To the Parties Listed on Attached Schedule I

Re:	BrightSource Ivanpah Projects 1, 2 and 3

LGPO Loan #s 1009, 1059, 1109

Dear Sir or Madam:

Reference is made to the engagement letter (the “Engagement Letter”), dated September 9, 2010, between KPMG LLP (“KPMG”) and BrightSource Energy, Inc. (the “Company”). The Company has requested that KPMG agree to add the following entities as additional parties to the Engagement Letter:

a)	Solar Partners I, LLC (“SPI”),

b)	Solar Partners II, LLC (“SPII”),

c)	Solar Partners VIII, LLC (“SPVIII”),

d)	BrightSource Ivanpah Holdings, LLC (“Sponsor Member”),

e)	Danke Schoen Project LLC (“Danke LLC”), and

f)	NRG Solar Ivanpah LLC (“NRG Solar”, and together with SPI, SPII, SPVIII, Sponsor Member and Danke LLC, the “Additional Parties”).

The Additional Parties have each agreed to become party to the Engagement Letter subject to the consent of KPMG. In furtherance of the foregoing, KPMG and the Company hereby agree to amend the Engagement Letter to add the Additional Parties as the Client (as such term is defined in Paragraph 1(a) of the Standard Terms and Conditions for Advisory and Tax Services (the “STCs”) attached to the Engagement Letter) and the Additional Parties hereby agree to be bound to the terms of the Engagement Letter in all respects in the capacity of the Client, subject to all of the rights and obligations of the Client under the terms of the Engagement Letter; provided that KPMG hereby agrees that the Company and not the Additional Parties shall have the sole responsibility for (A) the payment of KPMG’s fees owed to KPMG under the engagement letter and (B) the indemnification obligations of Client under the second sentence of Paragraph 8(a) of the STCs and that, in each such case, KPMG shall have no recourse against the Additional Parties with respect to the payment of such fees or such

KPMG LLP is a Delaware limited liability partnership, the U.S. member firm of KPMG International Cooperative (“KPMG International”), a Swiss entity.

indemnification obligations. KPMG hereby agrees that each of the Additional Parties are added as addressees of each of the cash grant cost reports that have been delivered by KPMG pursuant to the Engagement Letter and any additional cash grant cost reports that may be delivered by KPMG pursuant to the Engagement Letter as if such reports were addressed and delivered to the Company and each of the Additional Parties and for the benefit of the Company and each of the Additional Parties as of the date thereof.

This letter shall form a part of the Engagement Letter. The Engagement Letter is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

If this letter accurately states our understanding, please sign the enclosed copy of this letter and return it to us.

Very truly yours,

KPMG LLP

By:
Name: Howard J. Weiner
Title: Partner

The Additional Parties

RE: BrightSource Ivanpah Projects 1, 2 and 3 LGPO Loan #s 1009, 1059, 1109

April 4, 2011

ACCEPTED AND AGREED TO AS OF THE DATE FIRST WRITTEN ABOVE:

BrightSource Energy, Inc.

By:
Name:
Title:

BrightSource Ivanpah Holdings, LLC

By:
Name:
Title:

Solar Partners I, LLC

By:
Name:
Title:

Solar Partners II, LLC

By:
Name:
Title:

The Additional Parties

RE: BrightSource Ivanpah Projects 1, 2 and 3 LGPO Loan #s 1009, 1059, 1109

April 4, 2011

Solar Partners VIII, LLC

By:
Name:
Title:

The Additional Parties

RE: BrightSource Ivanpah Projects 1, 2 and 3 LGPO Loan #s 1009, 1059, 1109

April 4, 2011

Danke Schoen Project LLC

By:
Name:
Title:

The Additional Parties

RE: BrightSource Ivanpah Projects 1, 2 and 3 LGPO Loan #s 1009, 1059, 1109

April 4, 2011

NRG Solar Ivanpah LLC

By:
Name:
Title:

The Additional Parties

RE: BrightSource Ivanpah Projects 1, 2 and 3 LGPO Loan #s 1009, 1059, 1109

April 4, 2011

Schedule I

Mr. Larry Stritch

Controller

BrightSource Energy, Inc.

1999 Harrison Street

Suite 2150

Oakland, CA 94612

Solar Partners I, LLC

Solar Partners II, LLC

Solar Partners VIII, LLC

c/o NRG Solar Asset Management LLC

5790 Fleet Street, Suite 200

Carlsbad, CA 92008

[*]

BrightSource Ivanpah Holdings, LLC

c/o BrightSource Energy, Inc.

1999 Harrison St., Suite 2150

Oakland CA 94612

Attn: General Counsel

Telephone: 510-550-8161

Fax: 510-550-8165

Danke Schoen Project LLC

c/o Google Inc.

1600 Amphitheatre Parkway

Mountain View, CA 94043

[*]

NRG Solar Ivanpah LLC

c/o NRG Solar Asset Management LLC

5790 Fleet Street, Suite 200

*	Confidential Treatment Requested

The Additional Parties

RE: BrightSource Ivanpah Projects 1, 2 and 3 LGPO Loan #s 1009, 1059, 1109

April 4, 2011

Carlsbad, CA 92008

[*]

*	Confidential Treatment Requested

Exhibit H

Form of Title Insurance Policy

[See attached.]

ALTA Owner’s Policy (6-17-06)

POLICY OF TITLE INSURANCE ISSUED BY

Any notice of claim and any other notice or statement in writing required to be given the Company under this Policy must be given to the Company at the address shown in Section 18 of the Conditions.

COVERED RISKS

SUBJECT TO THE EXCLUSIONS FROM COVERAGE, THE EXCEPTIONS FROM COVERAGE CONTAINED IN SCHEDULE B AND THE CONDITIONS, STEWART TITLE GUARANTY COMPANY, a Texas corporation, (the “Company”) insures, as of Date of Policy and, to the extent stated in Covered Risks 9 and 10, after Date of Policy, against loss or damage, not exceeding the Amount of Insurance, sustained or incurred by the insured be reason of:

1.	Title being vested other than as stated in Schedule A.

2.	Any defect in or lien or encumbrance on the Title. This Covered Risk includes but is not limited to insurance against loss from

(a)	A defect in the Title caused by

(i)	forgery, fraud, undue influence, duress, incompetency, incapacity, or impersonation;

(ii)	failure of any person or Entity to have authorized a transfer or conveyance;

(iii)	a document affecting Title not properly created, executed, witnessed, sealed, acknowledged, notarized, or delivered;

(iv)	failure to perform those acts necessary to create a document by electronic means authorized by law

(v)	a document executed under a falsified, expired, or otherwise invalid power of attorney

(vi)	a document not properly filed, recorded, or indexed in the Public Records including failure to perform those acts by electronic means authorized by law; or

(vii)	a defective judicial or administrative proceeding.

(b)	The lien of real estate taxes or assessments imposed on the Title by a governmental authority due or payable, but unpaid.

(c)	Any encroachment, encumbrance, violation, variation, or adverse circumstance affecting the Title that would be disclosed by an accurate and complete land survey of the Land. The term “encroachment” includes encroachments of existing improvements located on the Land onto adjoining land, and encroachments onto the Land of existing improvements located on adjoining land.

3.	Unmarketable Title.

4.	No right of access to and from the Land.

5.	The violation or enforcement of any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to

(a)	the occupancy, use, or enjoyment of the Land;

(b)	the character, dimensions, or location of any improvement erected on the Land;

(c)	the subdivision of land; or

(d)	environmental protection

if a notice, describing any part of the Land, is recorded in the Public Records setting forth the violation or intention to enforce, but only to the extent of the violation or enforcement referred to in that notice.

6.	An enforcement action based on the exercise of a governmental police power not covered by Covered Risk 5 if a notice of the enforcement action, describing any part of the Land, is recorded in the Public Records, but only to the extent of the enforcement referred to in that notice.

7.	The exercise of the rights of eminent domain if a notice of the exercise, describing any part of the Land, is recorded in the Public Records.

8.	Any taking by a governmental body that has occurred and is binding on the rights of a purchaser for value without Knowledge.

Countersigned by:

Authorized Countersignature STEWART TITLE OF CALIFORNIA, INC

File No.: 7034-353340.1

Part 1 of Policy Serial No.	O-9301-276404

If you want information about coverage or need assistance to resolve complaints, please call our toll free number: 1-800-729-1902. If you make a claim under your policy, you must furnish written notice in accordance with Section 3 of the Conditions. Visit our Word-Wide Web site at http://www.stewart.com

COVERED RISKS (Continued)

9.	Title being vested other than as stated in Schedule A or being defective

(a)	as a result of the avoidance in whole or in part, or from a court order providing an alternative remedy, of a transfer of all or any part of the title to or any interest in the Land occurring prior to the transaction vesting Title as shown in Schedule A because that prior transfer constituted a fraudulent or preferential transfer under federal bankruptcy, state insolvency, or similar creditors’ rights laws; or

(b)	because the instrument of transfer vesting Title as shown in Schedule A constitutes a preferential transfer under federal bankruptcy, state insolvency, or similar creditors’ rights laws by reason of the failure of its recording in the Public Records
(i)	to be timely, or

(ii)	to impart notice of its existence to a purchaser for value or to a judgment or lien creditor.

10.	Any defect in or lien or encumbrance on the Title or other matter included in Covered Risks 1 through 9 that has been created or attached or has been filed or recorded in the Public Records subsequent to Date of Policy and prior to the recording of the deed or other instrument of transfer in the Public Records that vests Title as shown in Schedule A.

The Company will also pay the costs, attorneys’ fees, and expenses incurred in defense of any matter insured against by this Policy, but only to the extent provided in the Conditions.

EXCLUSIONS FROM COVERAGE

The following matters are expressly excluded from the coverage of this policy, and the Company will not pay loss or damage, costs, attorneys’ fees, or expenses that arise by reason of:

1.	(a) Any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to

(i)	the occupancy, use, or enjoyment of the Land;

(ii)	the character, dimensions, or location of any improvement erected on the Land;

(iii)	the subdivision of land; or

(iv)	environmental protection;

or the effect of any violation of these laws, ordinances, or governmental regulations. This Exclusion 1(a) does not modify or limit the coverage provided under Covered Risk 5.

(b)	Any governmental police power. This Exclusion 1(b) does not modify or limit the coverage provided under Covered Risk 6.

2.	2. Rights of eminent domain. This Exclusion does not modify or limit the coverage provided under Covered Risk 7 or 8.

3.	Defects, liens, encumbrances, adverse claims, or other matters

(a)	created, suffered, assumed, or agreed to by the Insured Claimant;

(b)	not Known to the Company, not recorded in the Public Records at Date of Policy, but Known to the Insured Claimant and not disclosed in writing to the Company by the Insured Claimant prior to the date the Insured Claimant became an Insured under this policy;

(c)	resulting in no loss or damage to the Insured Claimant;

(d)	attaching or created subsequent to Date of Policy (however, this does not modify or limit the coverage provided under Covered Risk 9 and 10); or

(e)	resulting in loss or damage that would not have been sustained if the Insured Claimant had paid value for the Title.

4.	Any claim, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors’ rights laws, that the transaction vesting the Title as shown in Schedule A, is

(a)	a fraudulent conveyance or fraudulent transfer; or

(b)	a preferential transfer for any reason not stated in Covered Risk 9 of this policy.

5.	Any lien on the Title for real estate taxes or assessments imposed by governmental authority and created or attaching between Date of Policy and the date of recording of the deed or other instrument of transfer in the Public Records that vests Title as shown in Schedule A.

CONDITIONS

1.	DEFINITION OF TERMS

The following terms when used in this policy mean:

(a)	“Amount of Insurance”: The amount stated in Schedule A, as may be increased or decreased by endorsement to this policy, increased by Section 8(b), or decreased by Sections 10 and 11 of these Conditions.

(b)	“Date of Policy”: The date designated as “Date of Policy” in Schedule A.

(c)	“Entity”: A corporation, partnership, trust, limited liability company, or other similar legal entity.

(d)	“Insured”: The Insured named in Schedule A.

(i)	The term “Insured” also includes

(A)	successors to the Title of the Insured by operation of law as distinguished from purchase, including heirs, devisees, survivors, personal representatives, or next of kin;

(B) successors to an Insured by dissolution, merger, consolidation, distribution, or reorganization;

(C) successors to an Insured by its conversion to another kind of Entity;

(D) a grantee of an Insured under a deed delivered without payment of actual valuable consideration conveying the Title

(1) if the stock, shares, memberships, or other equity interests of the grantee are wholly-owned by the named Insured,

(2) if the grantee wholly owns the named Insured,

(3) if the grantee is wholly-owned by an affiliated Entity of the named Insured, provided the affiliated Entity and the named Insured are both wholly-owned by the same person or Entity, or

(4) if the grantee is a trustee or beneficiary of a trust created by a written instrument established by the Insured named in Schedule A for estate planning purposes.

(ii)	With regard to (A), (B), (C), and (D) reserving, however, all rights and defenses as to any successor that the Company would have had against any predecessor Insured.

(e)	“Insured Claimant”: An Insured claiming loss or damage.

(f)	“Knowledge” or “Known”: Actual knowledge, not constructive knowledge or notice that may be imputed to an Insured by reason of the Public Records or any other records that impart constructive notice of matters affecting the Title.

(g)	“Land”: The land described in Schedule A, and affixed improvements that by law constitute real property. The term “Land” does not include any property beyond the lines of the area described in Schedule A, nor any right, title, interest, estate, or easement in abutting streets, roads, avenues, alleys, lanes, ways, or waterways, but this does not modify or limit the extent that a right of access to and from the Land is insured by this policy.

(h)	“Mortgage”: Mortgage, deed of trust, trust deed, or other security instrument, including one evidenced by electronic means authorized by law.

(i)	“Public Records”: Records established under state statutes at Date of Policy for the purpose of imparting constructive notice of matters relating to real property to purchasers for value and without Knowledge. With respect to Covered Risk 5(d), “Public Records” shall also include environmental protection liens filed in the records of the clerk of the United States District Court for the district where the Land is located.

(j)	“Title”: The estate or interest described in Schedule A.

(k)	“Unmarketable Title”: Title affected by an alleged or apparent matter that would permit a prospective purchaser or lessee of the Title or lender on the Title to be released from the obligation to purchase, lease, or lend if there is a contractual condition requiring the delivery of marketable title.

CONDITIONS (Continued)

2.	CONTINUATION OF INSURANCE

The coverage of this policy shall continue in force as of Date of Policy in favor of an Insured, but only so long as the Insured retains an estate or interest in the Land, or holds an obligation secured by a purchase money Mortgage given by a purchaser from the Insured, or only so long as the Insured shall have liability by reason of warranties in any transfer or conveyance of the Title. This policy shall not continue in force in favor of any purchaser from the Insured of either (i) an estate or interest in the Land, or (ii) an obligation secured by a purchase money Mortgage given to the Insured.

3.	NOTICE OF CLAIM TO BE GIVEN BY INSURED CLAIMANT

The Insured shall notify the Company promptly in writing (i) in case of any litigation as set forth in Section 5(a) of these Conditions, (ii) in case Knowledge shall come to an Insured hereunder of any claim of title or interest that is adverse to the Title, as insured, and that might cause loss or damage for which the Company may be liable by virtue of this policy, or (iii) if the Title, as insured, is rejected as Unmarketable Title. If the Company is prejudiced by the failure of the Insured Claimant to provide prompt notice, the Company’s liability to the Insured Claimant under the policy shall be reduced to the extent of the prejudice.

4.	PROOF OF LOSS

In the event the Company is unable to determine the amount of loss or damage, the Company may, at its option, require as a condition of payment that the Insured Claimant furnish a signed proof of loss. The proof of loss must describe the defect, lien, encumbrance, or other matter insured against by this policy that constitutes the basis of loss or damage and shall state, to the extent possible, the basis of calculating the amount of the loss or damage.

5.	DEFENSE AND PROSECUTION OF ACTIONS

(a)	Upon written request by the Insured, and subject to the options contained in Section 7 of these Conditions, the Company, at its own cost and without unreasonable delay, shall provide for the defense of an Insured in litigation in which any third party asserts a claim covered by this policy adverse to the Insured. This obligation is limited to only those stated causes of action alleging matters insured against by this policy. The Company shall have the right to select counsel of its choice (subject to the right of the Insured to object for reasonable cause) to represent the Insured as to those stated causes of action. It shall not be liable for and will not pay the fees of any other counsel. The Company will not pay any fees, costs, or expenses incurred by the Insured in the defense of those causes of action that allege matters not insured against by this policy.

(b)	The Company shall have the right, in addition to the options contained in Section 7 of these Conditions, at its own cost, to institute and prosecute any action or proceeding or to do any other act that in its opinion may be necessary or desirable to establish the Title, as insured, or to prevent or reduce loss or damage to the Insured. The Company may take any appropriate action under the terms of this policy, whether or not it shall be liable to the Insured. The exercise of these rights shall not be an admission of liability or waiver of any provision of this policy. If the Company exercises its rights under this subsection, it must do so diligently.

(c)	Whenever the Company brings an action or asserts a defense as required or permitted by this policy, the Company may pursue the litigation to a final determination by a court of competent jurisdiction, and it expressly reserves the right, in its sole discretion, to appeal any adverse judgment or order.

6.	DUTY OF INSURED CLAIMANT TO COOPERATE

(a)	In all cases where this policy permits or requires the Company to prosecute or provide for the defense of any action or proceeding and any appeals, the Insured shall secure to the Company the right to so prosecute or provide defense in the action or proceeding, including the right to use, at its option, the name of the Insured for this purpose. Whenever requested by the Company, the Insured, at the Company’s expense, shall give the

Company all reasonable aid (i) in securing evidence, obtaining witnesses, prosecuting or defending the action or proceeding, or effecting settlement, and (ii) in any other lawful act that in the opinion of the Company may be necessary or desirable to establish the Title or any other matter as insured. If the Company is prejudiced by the failure of the Insured to furnish the required cooperation, the Company’s obligations to the Insured under the policy shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation, with regard to the matter or matters requiring such cooperation.

(b)	The Company may reasonably require the Insured Claimant to submit to examination under oath by any authorized representative of the Company and to produce for examination, inspection, and copying, at such reasonable times and places as may be designated by the authorized representative of the Company, all records, in whatever medium maintained, including books, ledgers, checks, memoranda, correspondence, reports, e-mails, disks, tapes, and videos whether bearing a date before or after Date of Policy, that reasonably pertain to the loss or damage. Further, if requested by any authorized representative of the Company, the Insured Claimant shall grant its permission, in writing, for any authorized representative of the Company to examine, inspect, and copy all of these records in the custody or control of a third party that reasonably pertain to the loss or damage. All information designated as confidential by the Insured Claimant provided to the Company pursuant to this Section shall not be disclosed to others unless, in the reasonable judgment of the Company, it is necessary in the administration of the claim. Failure of the Insured Claimant to submit for examination under oath, produce any reasonably requested information, or grant permission to secure reasonably necessary information from third parties as required in this subsection, unless prohibited by law or governmental regulation, shall terminate any liability of the Company under this policy as to that claim.

7.	OPTIONS TO PAY OR OTHERWISE SETTLE CLAIMS; TERMINATION OF LIABILITY

In case of a claim under this policy, the Company shall have the following additional options:

(a)	To Pay or Tender Payment of the Amount of Insurance. To pay or tender payment of the Amount of Insurance under this policy together with any costs, attorneys’ fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment or tender of payment and that the Company is obligated to pay. Upon the exercise by the Company of this option, all liability and obligations of the Company to the Insured under this policy, other than to make the payment required in this subsection, shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation.

(b)	To Pay or Otherwise Settle With Parties Other Than the Insured or With the Insured Claimant.

(i)	To pay or otherwise settle with other parties for or in the name of an Insured Claimant any claim insured against under this policy. In addition, the Company will pay any costs, attorneys’ fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment and that the Company is obligated to pay; or

(ii)	To pay or otherwise settle with the Insured Claimant the loss or damage provided for under this policy, together with any costs, attorneys’ fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment and that the Company is obligated to pay.

Upon the exercise by the Company of either of the options provided for in subsections (b)(i) or (ii), the Company’s obligations to the Insured under this policy for the claimed loss or damage, other than the payments required to be made, shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation.

CONDITIONS (Continued)

8. DETERMINATION AND EXTENT OF LIABILITY	This policy is a contract of indemnity against actual monetary loss or damage sustained or incurred by the Insured Claimant who has suffered loss or damage by reason of matters insured against by this policy.

(a)	The extent of liability of the Company for loss or damage under this policy shall not exceed the lesser of

(i)	the Amount of Insurance; or

(ii)	the difference between the value of the Title as insured and the value of the Title subject to the risk insured against by this policy.

(b)	If the Company pursues its rights under Section 5 of these Conditions and is unsuccessful in establishing the Title, as insured,

(i)	the Amount of Insurance shall be increased by 10%, and

(ii)	the Insured Claimant shall have the right to have the loss or damage determined either as of the date the claim was made by the Insured Claimant or as of the date it is settled and paid.

(c)	In addition to the extent of liability under (a) and (b), the Company will also pay those costs, attorneys’ fees, and expenses incurred in accordance with Sections 5 and 7 of these Conditions.

9.	LIMITATION OF LIABILITY

(a)	If the Company establishes the Title, or removes the alleged defect, lien, or encumbrance, or cures the lack of a right of access to or from the Land, or cures the claim of Unmarketable Title, all as insured, in a reasonably diligent manner by any method, including litigation and the completion of any appeals, it shall have fully performed its obligations with respect to that matter and shall not be liable for any loss or damage caused to the Insured.

(b)	In the event of any litigation, including litigation by the Company or with the Company’s consent, the Company shall have no liability for loss or damage until there has been a final determination by a court of competent jurisdiction, and disposition of all appeals, adverse to the Title, as insured.

(c)	The Company shall not be liable for loss or damage to the Insured for liability voluntarily assumed by the Insured in settling any claim or suit without the prior written consent of the Company.

10.	REDUCTION OF INSURANCE; REDUCTION OR TERMINATION OF LIABILITY

All payments under this policy, except payments made for costs, attorneys’ fees, and expenses, shall reduce the Amount of Insurance by the amount of the payment.

11.	LIABILITY NONCUMULATIVE

The Amount of Insurance shall be reduced by any amount the Company pays under any policy insuring a Mortgage to which exception is taken in Schedule B or to which the Insured has agreed, assumed, or taken subject, or which is executed by an Insured after Date of Policy and which is a charge or lien on the Title, and the amount so paid shall be deemed a payment to the Insured under this policy.

12.	PAYMENT OF LOSS

When liability and the extent of loss or damage have been definitely fixed in accordance with these Conditions, the payment shall be made within 30 days.

13.	RIGHTS OF RECOVERY UPON PAYMENT OR SETTLEMENT

(a)	Whenever the Company shall have settled and paid a claim under this policy, it shall be subrogated and entitled to the rights of the Insured Claimant in the Title and all other rights and remedies in respect to the claim that the Insured Claimant has against any person or property, to the extent of the amount of any loss, costs, attorneys’ fees, and expenses paid by the Company. If requested by the Company, the Insured Claimant shall execute documents to evidence the transfer to the Company of these rights and remedies. The Insured Claimant shall permit the Company to sue, compromise, or settle in the name of the Insured Claimant and to use the name of the Insured Claimant in any transaction or litigation involving these rights and remedies. If a payment on account of a claim does not fully cover the loss of the Insured Claimant, the Company shall defer the exercise of its right to recover until after the Insured Claimant shall have recovered its loss.

(b)	The Company’s right of subrogation includes the rights of the Insured to indemnities, guaranties, other policies of insurance, or bonds, notwithstanding any terms or conditions contained in those instruments that address subrogation rights.

14.	ARBITRATION

Either the Company or the Insured may demand that the claim or controversy shall be submitted to arbitration pursuant to the Title Insurance Arbitration Rules of the American Land Title Association (“Rules”). Except as provided in the Rules, there shall be no joinder or consolidation with claims or controversies of other persons. Arbitrable matters may include, but are not limited to, any controversy or claim between the Company and the Insured arising out of or relating to this policy, any service in connection with its issuance or the breach of a policy provision, or to any other controversy or claim arising out of the transaction giving rise to this policy. All arbitrable matters when the Amount of Insurance is $2,000,000 or less shall be arbitrated at the option of either the Company or the Insured. All arbitrable matters when the Amount of Insurance is in excess of $2,000,000 shall be arbitrated only when agreed to by both the Company and the Insured. Arbitration pursuant to this policy and under the Rules shall be binding upon the parties. Judgment upon the award rendered by the Arbitrator(s) may be entered in any court of competent jurisdiction.

15.	LIABILITY LIMITED TO THIS POLICY; POLICY ENTIRE CONTRACT

(a)	This policy together with all endorsements, if any, attached to it by the Company is the entire policy and contract between the Insured and the Company. In interpreting any provision of this policy, this policy shall be construed as a whole.

(b)	Any claim of loss or damage that arises out of the status of the Title or by any action asserting such claim shall be restricted to this policy.

(c)	Any amendment of or endorsement to this policy must be in writing and authenticated by an authorized person, or expressly incorporated by Schedule A of this policy.

(d)	Each endorsement to this policy issued at any time is made a part of this policy and is subject to all of its terms and provisions. Except as the endorsement expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsement, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance.

16.	SEVERABILITY

In the event any provision of this policy, in whole or in part, is held invalid or unenforceable under applicable law, the policy shall be deemed not to include that provision or such part held to be invalid, but all other provisions shall remain in full force and effect.

17.	CHOICE OF LAW; FORUM

(a)	Choice of Law: The Insured acknowledges the Company has underwritten the risks covered by this policy and determined the premium charged therefore in reliance upon the law affecting interests in real property and applicable to the interpretation, rights, remedies, or enforcement of policies of title insurance of the jurisdiction where the Land is located.

Therefore, the court or an arbitrator shall apply the law of the jurisdiction where the Land is located to determine the validity of claims against the Title that are adverse to the Insured and to interpret and enforce the terms of this policy. In neither case shall the court or arbitrator apply its conflicts of law principles to determine the applicable law.

(c)	Choice of Forum: Any litigation or other proceeding brought by the Insured against the Company must be filed only in a state or federal court within the United States of America or its territories having appropriate jurisdiction.

18.	NOTICES, WHERE SENT

Any notice of claim and any other notice or statement in writing required to be given to the Company under this policy must be given to the Company at Claims Department at P.O. Box 2029, Houston, TX 77252-2029.

ALTA OWNER’S POLICY (6/17/06)

SCHEDULE A

Name and Address of Title Insurance Company:	Stewart Title of California, Inc. 7676 Hazard Center Dr., 14th Floor San Diego, California 92108

Order No.: 353340.1	Policy No.: O-9301-276404

Amount of Insurance: $519,839,000.00	Premium: $50,052.37

Date of Policy: April 5, 2011 at 8:00 A.M.

1.	Name of Insured:

Solar Partners II, LLC, a Delaware limited liability company

2.	The estate or interest in the land that is covered by this policy:

Those certain rights in favor of Solar Partners II, LLC, as granted by United States of America Department of the Interior Bureau of Land Management pursuant to and subject to the terms of that certain instrument entitled “Right-Of-Way Lease/Grant” dated October 7, 2010 under Serial Numbers: CACA 49504 as to Parcel 1; CACA 49502 as to Parcel 2; and BLM Road lease area as to Parcel 3 disclosed by the Right of Way Grant recorded on March 23, 2011 as Document No. 2011-0116055 of Official Records (as to CACA 49504) and on March 23, 2011 as Document No. 2011-0116053 of Official Records (as to CACA 49502).

3.	Title is vested in:

Solar Partners II, LLC, a Delaware limited liability company

4.	The Land referred to herein is situated in the State of California, County of San Bernardino, and described as follows:

See Attached Legal Description

Exhibit A

LEGAL DESCRIPTION

File Number: 353340.1

PARCEL 1:

Ivanpah 1

A non-exclusive right to use and occupy the following described land contained or referred to in the instrument entitled “Right-Of-Way Lease/Grant” executed by and between United States of America Department of the Interior Bureau of Land Management, Solar Partners II, LLC, dated October 7, 2010, Serial Number CACA-49504 and recorded March 23, 2011 as Document No. 2011-0116055 of Official Records of San Bernardino County; being portions of Sections 2, 3, 10, and 11, Township 16 North, Range 14 East, San Bernardino Base and Meridian, San Bernardino County, California, being more particularly described as follows:

Commencing at the Section corner common to Section 1 and Section 2, Township 16 North, Range 14 East and Section 35 and 36, Township 17 North, Range 14 East; Thence South 89°06’19” West, along the North line of the Northeast Quarter (NE  1/4) of said Section 2, a distance of 2370.10 feet; Thence South00°53’41” East, departing said North line, 1192.03 feet to the Point of Beginning.

Thence South 00°05’43” West, 4125.17 feet to the South line of the Southeast quarter (SE  1/4) of said Section 2; Thence continuing South 00°05’43” West, departing said South line, 1208.79 feet; Thence South 46°38’53” West, 1464.93 feet; Thence North 89°56’19” West 1777.96 feet to the West line of the Northwest Quarter (NW  1/4) of Section 11, Township 16 North, Range 14 East; Thence continuing north 89°56’19” West, departing said West line, 3533.24 feet; Thence North 36°54’54” West, 379.24 feet; Thence North 0000’22” West 4364.64 feet; Thence North 47°16’46” East 2462.72 feet; Thence South 89°56’37” East, 4804.25 feet to the Point of Beginning.

Basis of Bearings: The basis of bearings for this project is grid North as defined by the Universal Transverse Mercator (UTM) projection, Zone 11 (N), NAD 83, Epoch 2002 via National Geodetic Survey CORS Stations NVBM (PID DJ8973) and NVPO (PID D14038). The distances shown on this drawing are Ground US Survey Feet. The combined scale factor is 0.99970719 (Ground to Grid)

PARCEL 2:

Shared Facilities Area

A non-exclusive right to use and occupy the following described land contained or referred to in the instrument entitled “Right-Of-Way Lease/Grant” executed by and between United States of America Department of the Interior Bureau of Land Management and Solar Partners I, LLC, Solar Partners II, LLC and Solar Partners VIII, LLC, dated October 7, 2010, Serial Number CACA-49502; and amended by the “Right-Of-Way Lease/Grant” Serial Number CACA-049502 Amendment #1, executed by and between the United States of America Department of the Interior Bureau of Land Management and Solar Partners I, LLC, Solar Partners II, LLC and Solar Partners VIII, LLC, with an effective date of March 14, 2011 and recorded March 23, 2011 as Document No. 2011-0116053 of Official Records of San Bernardino County; being portions of Sections 17, 20, 21, 22, 27, 33, and 34, Township 17 North, Range 14 East, and portions of Sections 3 and 4, Township 16 North, Range 14 East, San Bernardino Base and Meridian, San Bernardino County, California, being more particularly described as follows:

Commencing at the Quarter corner common to Section 3 and Section 4, Township 16 North, Range 14 East; Thence North 83°55’04” West 37.77 feet to the Point of Beginning.

Thence along the following ten (10) courses: (1) North 43°12’55” West 103.98 feet; (2) North 45°06’29” East 108.94 feet; (3) North 54°39’49” West 186.94 feet; (4) North 34°22’59” West 129.72 feet; (5) South 45°06’04” West 91.75 feet; (6) North 43°12’55” West 1315.31 feet; (7) North 42°35’13” East 437.93 feet; (8) North 00°42’47” West 1388.92 feet; (9) South 89°51’04” West 1238.97 feet; (10) North 55°45’44” East 221.27 feet to the beginning of a curve concave Southeasterly having a radius of 38.00 feet; thence Northeasterly 22.71 feet along said curve through a central angle of 34°14’20”; Thence South 89°59’56” East 4169.98 feet; thence North 00°00’04” East 24.00 feet; thence North 89°59’56” West 4169.98 feet to the beginning of a curve concave Southeasterly having a radius of 62.00 feet; thence Southwesterly 37.05 feet along said curve through a central angle of 34°14’20”;

Thence along the following forty-one (41) courses: (1) South 55°45’44” West 256.73 feet; (2) South 89°51’04” West 926.79 feet; (3) North 45°11’15” West 256.27 feet; (4) South 89°59’56” East 5132.10 feet; (5) North 48°37’53” East 1214.83 feet; (6) North 00°00’44” East 5059.48 feet; (7) North 49°15’55” West 661.35 feet; (8) South 89°59’44” West 1654.59 feet; (9) North 00°40’20” West 678.25 feet; (10) North 50°19’59” West 403.24 feet; (11) North 00°02’36” West 474.27 feet; (12) North 55°18’32” West 349.35 feet; (13) North 00°05’20” East 546.51 feet; (14) South 89°59’08” East 632.76 feet; (15) North 00°11’15” East 1508.15 feet (16) North 36°57’09” West 291.12 feet; (17) North 89°57’06” West 469.18 feet; (18) North 00°14’05” East 4226.86 feet; (19) North 43°57’46” West 1187.20 feet; (20) South 89°37’55” West 2140.58 feet; (21) South 79°37’26” West 2556.18 feet; (22) North 10°30’25” West 2023.64 feet; (23) North 79°29’35” East 37.00 feet; (24) South 10°30’25” East 1986.72 feet; (25) North 79°3726” East 2522.51 feet; (26) North 89°37’55” East 2159.68 feet; (27) South 43°57’46” East 1218.08 feet; (28) South 00°14’05” West 4204.76 feet; (29)South 89°57’06” East 450.51 feet; (30) South 36°57’09” East 322.00 feet; (31) South 00°11’15” West 1557.47 feet; (32) North 89°59’08” West 632.70 feet; (33) South 00°05’20” West 490.13 feet; (34) South 55°18’32” East 349.29 feet; (35) South 00°02’36” East 476.27 feet; (36) South 50°19’59” East 402.99 feet; (37) South 00°40’20” East 658.80 feet; (38) North 89°59’44” East 1631.76 feet; (39) South 49°15’55” East 692.06 feet; (40) South 00°00’44” West 5115.15 feet; (41) South 48°37’54” West 412.74 feet to the beginning of a curve concave Southeasterly having a radius of 521.50 feet; Thence Southwesterly 392.99 feet along said curve through a central angle of 43°10’38”; Thence North 90°00’00” East 118.14 feet; thence South 00°00’00” East 120.00 feet; thence South 90°00’00” West 120.50 feet; Thence South 00°00’00” East 14.59 feet to the beginning of a curve concave Westerly having a radius of 68.50 feet; thence Southerly 30.08 feet along said curve through a central angle of 25°09’43”;

Thence along the following twenty-two (22) courses: (1) South 00°00’00” East 74.97 feet; (2) North 90°00’00” East 738.36 feet; (3) North 69°44’16” East 50.97 feet; (4) South 00°00’00” East 77.65 feet; (5) North 90°00’00” West 656.87 feet; (6) South 45°06’04” West 161.09 feet; (7) South 44°29’50” East 312.21 feet; (8) North 45’06’29” East 339.42 feet; (9) South 89°43’38” East 290.76 feet; (10) South 35°19’38” East 808.46 feet; (11) South 00°00’00” East 655.22 feet; (12) South 89°56’37” East 88.42 feet; (13) South 47°16’46” West 1673.28 feet; (14) North 45°00’00” West 529.67 feet; (15) South 83°26’38” West 1811.91 feet’ (16) South 45°06’04” West 173.39 feet’ (17) South 43°14’17” East 147.86 feet; (18) South 46°45’43” West 75.27 feet; (19) South 43°14’17” East 166.23 feet; (20) North 45°06’29” East 90.03 feet; (21) South 00°00’00” West 273.91 feet; (22) South 87°51’41” West 132.74 feet to the Point of Beginning.

Excepting therefrom the following described Parcel of Land:

Commencing at the Quarter corner common to Section 3 and Section 4, Township 16 North, Range 14 East; thence North 04°17’14” East 680.89 feet to the Point of Beginning. Thence North 45°06’04” East 3080.78 feet; thence South 44°29’50” East 312.20 feet; thence South 45°06’29” West 1739.53 feet; thence South 45°00’00” East 748.23 feet; thence South 83°26’38” West 1709.00 feet to the Point of Beginning.

Basis of Bearings: The basis of bearings for this project is grid North as defined by the Universal Transverse Mercator (UTM) projection, Zone 11 (N), NAD 83, Epoch 2002 via National Geodetic Survey CORS Stations NVBM (PID DJ8973) and NVPO (PID D14038). The distances shown on this drawing are Ground US Survey Feet. The combined scale factor is 0.99970719 (Ground to Grid)

ADDITIONAL RIGHT-OF-WAY A1

BEING A PORTION OF SECTION 4, TOWNSHIP 16 NORTH, RANGE 14 EAST, SAN BERNARDINO BASE AND MERIDIAN, SAN BERNARDINO COUNTY, CALIFORNIA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE QUARTER CORNER COMMON TO SECTIONS 3 AND 4, TOWNSHIP 16 NORTH, RANGE 14 EAST; THENCE NORTH 11°23’42” WEST, DEPARTING SAID CORNER, 159.82 FEET TO THE POINT OF BEGINNING,

THENCE SOUTH 45°06’29” WEST, 108.94 FEET; THENCE NORTH 43°12’55” WEST, 311.89 FEET; THENCE NORTH 45°06’02” EAST, 91.75 FEET; THENCE SOUTH 34°22’59” EAST, 129.72 FEET; THENCE SOUTH 54°39’49” EAST, 186.94 FEET TO THE POINT OF BEGINNING, AS SHOWN ON THE “EXHIBIT TO ACCOMPANY LEGAL DESCRIPTION”, ATTACHED HERETO AND MADE A PART HEREOF.

BASIS OF BEARINGS:

THE BASIS OF BEARINGS FOR THIS PROJECT IS GRID NORTH AS DEFINED BY THE UNIVERSAL TRANSVERSE MERCATOR (UTM) PROJECTION, ZONE 11 (N), NAD 83, EPOCH 2002 VIA NATIONAL GEODETIC SURVEY CORS STATIONS NVBM (PID DJ8973) AND NVPO (PID DI4038). THE DISTANCES SHOWN ON THIS DRAWING ARE GROUND US SURVEY FEET. THE COMBINED SCALE FACTOR IS 0.99970719 (GROUND TO GRID).

END OF DESCRIPTION.

ADDITIONAL RIGHT-OF-WAY A2

BEING PORTIONS OF SECTIONS 3 AND 4, TOWNSHIP 16 NORTH, RANGE 14 EAST, SAN BERNARDINO BASE AND MERIDIAN, SAN BERNARDINO COUNTY, CALIFORNIA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE QUARTER CORNER COMMON TO SECTIONS 3 AND 4, TOWNSHIP 16 NORTH, RANGE 14 EAST; THENCE NORTH 08°07’34” WEST, DEPARTING SAID CORNER, 221.55 FEET TO THE POINT OF BEGINNING,

THENCE NORTH 43°14’17” WEST, 166.23 FEET; THENCE NORTH 46°45’43” EAST, 75.27 FEET; THENCE NORTH 43°14’17” WEST, 147.86 FEET; THENCE NORTH 45°06’08” EAST, 41.89 FEET; SOUTH 42°00’25” EAST, 292.03 FEET; THENCE SOUTH 00°00’00” EAST, 28.41 FEET; THENCE SOUTH 45°06’29” WEST, 91.44 FEET TO THE POINT OF BEGINNING.

ADDITIONAL RIGHT-OF-WAY B

BEING A PORTION OF SECTION 4, TOWNSHIP 16 NORTH, RANGE 14 EAST, AND A PORTION OF SECTION 33. TOWNSHIP 17 NORTH, RANGE 14 EAST, SAN BERNARDINO BASE AND MERIDIAN, SAN BERNARDINO COUNTY, CALIFORNIA, BEING MORE PARTICULARLY

DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER OF SECTION 4, TOWNSHIP 16 NORTH, RANGE 14 EAST; THENCE NORTH 69°40’45” WEST, DEPARTING SAID CORNER, 959.77 FEET TO THE POINT OF BEGINNING,

THENCE SOUTH 00°42’48” EAST, 1388.91 FEET; THENCE SOUTH 42°35’13” WEST, 86.62 FEET; THENCE NORTH 00°11’39” EAST, 1452.50 FEET; THENCE NORTH 89°51’16” EAST, 36.41 FEET TO THE POINT OF BEGINNING.

ADDITIONAL RIGHT-OF-WAY B2

BEING A PORTION OF SECTION 4, TOWNSHIP 16 NORTH, RANGE 14 EAST, AND A PORTION OF SECTION 33, TOWNSHIP 17 NORTH, RANGE 14 EAST, SAN BERNARDINO BASE AND MERIDIAN, SAN BERNARDINO COUNTY, CALIFORNIA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER OF SECTION 4, TOWNSHIP 16 NORTH, RANGE 14 EAST; THENCE NORTH 69°40’45” WEST, DEPARTING SAID CORNER, 959.77 FEET; THENCE SOUTH 89°51’16” WEST, 36.41 FEET TO THE POINT OF BEGINNING,

THENCE SOUTH 00°11’39” WEST, 1452.50’ FEET; THENCE SOUTH 42°35’13” WEST, 351.30 FEET; THENCE NORTH 43°12’55” WEST, 382.92 FEET; THENCE NORTH 00°11’39” EAST, 1430.81 FEET; THENCE NORTH 89°51’16” EAST, 500.01 FEET TO THE POINT OF BEGINNING.

BASIS OF BEARINGS:

THE BASIS OF BEARINGS FOR THIS PROJECT IS GRID NORTH AS DEFINED BY THE UNIVERSAL TRANSVERSE MERCATOR (UTM) PROJECTION, ZONE 11 (N), NAD 83, EPOCH 2002 VIA NATIONAL GEODETIC SURVEY CORS STATIONS NVBM (PID DJ8973) AND NVPO (PID DI4038). THE DISTANCES SHOWN ON THIS DRAWING ARE GROUND US SURVEY FEET. THE COMBINED SCALE FACTOR IS 0.99970719 (GROUND TO GRID).

END OF DESCRIPTION.

ADDITIONAL RIGHT-OF-WAY C

BEING A PORTION OF SECTION 34, TOWNSHIP 17 NORTH, RANGE 14 EAST, SAN BERNARDINO BASE AND MERIDIAN, SAN BERNARDINO COUNTY, CALIFORNIA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE QUARTER CORNER COMMON TO SECTION 34, TOWNSHIP 17 NORTH, RANGE 14 EAST AND SECTION 3, TOWNSHIP 16 NORTH, RANGE 17 EAST; THENCE NORTH 06°24’09” EAST, DEPARTING SAID CORNER, 1297.84 FEET TO THE POINT OF BEGINNING,

THENCE NORTH 00°00’44” EAST, 275.95 FEET; THENCE SOUTH 85°13’23” EAST, 527.82 FEET TO A POINT OF CUSP OF A CURVE CONCAVE SOUTHEASTERLY HAVING A RADIUS OF 565.00 FEET, A RADIAL LINE TO SAID POINT BEARS NORTH 04°46’37” EAST; THENCE SOUTHWESTERLY, 455.04 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 46°08’43”; THENCE SOUTH 48°37’57” WEST, 140.69 FEET TO THE POINT OF BEGINNING.

BASIS OF BEARINGS:

THE BASIS OF BEARINGS FOR THIS PROJECT IS GRID NORTH AS DEFINED BY THE UNIVERSAL TRANSVERSE MERCATOR (UTM) PROJECTION, ZONE 11 (N), NAD 83, EPOCH 2002 VIA NATIONAL GEODETIC SURVEY CORS STATIONS NVBM (PID DJ8973) AND NVPO (PID DI4038). THE DISTANCES SHOWN ON THIS DRAWING ARE GROUND US SURVEY FEET. THE COMBINED SCALE FACTOR IS 0.99970719 (GROUND TO GRID).

END OF DESCRIPTION.

ADDITIONAL RIGHT-OF-WAY D

BEING A PORTION OF SECTION 3, TOWNSHIP 16 NORTH, RANGE 14 EAST, AND A PORTION OF SECTION 34, TOWNSHIP 17 NORTH, RANGE 14 EAST, SAN BERNARDINO BASE AND MERIDIAN, SAN BERNARDINO COUNTY, CALIFORNIA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF SECTION 35, TOWNSHIP 17 NORTH, RANGE 14 EAST; THENCE SOUTH 73°57’28” WEST, DEPARTING SAID CORNER, 1801.78 FEET TO THE POINT OF BEGINNING,

THENCE SOUTH 00°00’00” EAST, 27.52 FEET; THENCE NORTH 90°00’00” WEST, 19.89 FEET; THENCE SOUTH 00°15’52” WEST, 611.81 FEET; THENCE NORTH 89°50’00” WEST, 13.10 FEET; THENCE NORTH 00°00’00” EAST, 655.22 FEET; THENCE NORTH 35°19’38” WEST, 808.46 FEET; THENCE NORTH 89°43’38” WEST, 290.76 FEET; THENCE NORTH 44°41’49” EAST, 136.25 FEET; THENCE NORTH 90°00’00” EAST, 215.88 FEET; THENCE NORTH 00°00’00” EAST, 77.65 FEET; THENCE SOUTH 69°44’16” WEST, 50.97 FEET; THENCE NORTH 90°00’00” WEST, 738.36 FEET; THENCE NORTH 00°00’00” EAST, 74.97 FEET TO THE BEGINNING OF A NON-TANGENT CURVE CONCAVE WESTERLY HAVING A RADIUS OF 68.50 FEET, A RADIAL LINE TO SAID BEGINNING BEARS SOUTH 64°50’17” EAST; THENCE NORTHERLY, 30.08 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 25°09’43”;

THENCE NORTH 00°00’00” EAST, 14.59 FEET; THENCE NORTH 90°00’00” EAST, 120.50 FEET; THENCE NORTH 00°00’00” EAST, 120.00 FEET; THENCE SOUTH 89°59’14” EAST, 9.79 FEET; THENCE SOUTH 90°00’00” EAST, 203.75 FEET; THENCE NORTH 90°00’00” EAST, 678.22 FEET; THENCE SOUTH 00°00’00” EAST, 176.27 FEET; THENCE SOUTH 49°14’36” WEST, 30.52 FEET; THENCE SOUTH 35°19’39” EAST, 824.28 FEET TO THE POINT OF BEGINNING.

BASIS OF BEARINGS:

THE BASIS OF BEARINGS FOR THIS PROJECT IS GRID NORTH AS DEFINED BY THE UNIVERSAL TRANSVERSE MERCATOR (UTM) PROJECTION, ZONE 11 (N), NAD 83, EPOCH 2002 VIA NATIONAL GEODETIC SURVEY CORS STATIONS NVBM (PID DJ8973) AND NVPO (PID DI4038). THE DISTANCES SHOWN ON THIS DRAWING ARE GROUND US SURVEY FEET. THE COMBINED SCALE FACTOR IS 0.99970719 (GROUND TO GRID).

END OF DESCRIPTION.

ADDITIONAL RIGHT-OF-WAY E

BEING A PORTION OF SECTION 34, TOWNSHIP 17 NORTH, RANGE 14 EAST, SAN BERNARDINO BASE AND MERIDIAN, SAN BERNARDINO COUNTY, CALIFORNIA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE QUARTER CORNER COMMON TO SECTION 34, TOWNSHIP 17 NORTH, RANGE 14 EAST AND SECTION 3, TOWNSHIP 16 NORTH, RANGE 14 EAST; THENCE

SOUTH 89°51’24” WEST, DEPARTING SAID CORNER, 96.65 FEET TO THE POINT OF BEGINNING,

THENCE SOUTH 45°06’29” WEST, 25.00 FEET; THENCE NORTH 44°29’50” WEST, 312.21 FEET; THENCE NORTH 45°06’04” EAST, 51.35 FEET; THENCE SOUTH 19°36’22” EAST, 62.61 FEET; THENCE SOUTH 44°29’50” EAST, 255.60 FEET TO THE POINT OF BEGINNING.

BASIS OF BEARINGS:

THE BASIS OF BEARINGS FOR THIS PROJECT IS GRID NORTH AS DEFINED BY THE UNIVERSAL TRANSVERSE MERCATOR (UTM) PROJECTION, ZONE 11 (N), NAD 83, EPOCH 2002 VIA NATIONAL GEODETIC SURVEY CORS STATIONS NVBM (PID DJ8973) AND NVPO (PID DI4038). THE DISTANCES SHOWN ON THIS DRAWING ARE GROUND US SURVEY FEET. THE COMBINED SCALE FACTOR IS 0.99970719 (GROUND TO GRID).

END OF DESCRIPTION.

ADDITIONAL RIGHT-OF-WAY F

BEING A PORTION OF SECTION 34, TOWNSHIP 17 NORTH, RANGE 14 EAST, AND A PORTION OF SECTION 3, TOWNSHIP 16 NORTH, RANGE 14 EAST, SAN BERNARDINO BASE AND MERIDIAN, SAN BERNARDINO COUNTY, CALIFORNIA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE QUARTER CORNER COMMON TO SECTION 34, TOWNSHIP 17 NORTH, RANGE 14 EAST AND SECTION 3, TOWNSHIP 16 NORTH, RANGE 14 EAST; THENCE SOUTH 70°27’16” WEST, DEPARTING SAID CORNER, 158.95 FEET TO THE POINT OF BEGINNING,

THENCE SOUTH 45°06’29” WEST, 25.00 FEET; THENCE NORTH 44°29’50” WEST, 312.20 FEET; THENCE NORTH 45°06’04” EAST, 25.00 FEET; THENCE SOUTH 44°29’50” EAST, 312.20 FEET TO THE POINT OF BEGINNING.

BASIS OF BEARINGS:

THE BASIS OF BEARINGS FOR THIS PROJECT IS GRID NORTH AS DEFINED BY THE UNIVERSAL TRANSVERSE MERCATOR (UTM) PROJECTION, ZONE 11 (N), NAD 83, EPOCH 2002 VIA NATIONAL GEODETIC SURVEY CORS STATIONS NVBM (PID DJ8973) AND NVPO (PID DI4038). THE DISTANCES SHOWN ON THIS DRAWING ARE GROUND US SURVEY FEET. THE COMBINED SCALE FACTOR IS 0.99970719 (GROUND TO GRID).

END OF DESCRIPTION.

Excluding, however, Relinquishment/Abandon Right of Way Parcel “K”:

Commencing at the Northwest Section Corner of Section 21, Township 17 North, Range 14 East; Thence South10°00’15” East, departing said corner, 413.96 feet to the Point of Beginning; Thence North 79°37’26” East 2,522.51 feet; Thence North 89°37’55” East 2,159.68 feet; Thence South 43°57’46” East 1,218.08 feet; Thence South 00°14’05” West 1,080.55 feet; Thence North 89°12’08” West 37.00 feet; Thence North 00°14’05” East 1,065.17 feet; Thence North 43°57’46” West 1,187.20 feet; Thence South 89°37’55” West 2,140.58 feet; Thence South 79°37’26” West 2,519.18 feet; Thence North 10°30’25” West 37.00 feet to the Point of Beginning.

PARCEL 3:

BLM Road Way Area

A non-exclusive right to use and occupy the following described land contained or referred to in the instrument entitled “Right-Of-Way Lease/Grant” executed by and between the United States of America Department of the Interior Bureau of Land Management and Solar Partners I, LLC, Solar Partners II, LLC and Solar Partners VIII, LLC, dated October 7, 2010, Serial Number CACA-49502; and amended by the “Right-Of-Way Lease/Grant” Serial Number CACA-49502 Amendment #1, executed by and between United States of America Department of the Interior Bureau of Land Management and Solar Partners I, LLC, Solar Partners II, LLC and Solar Partners VIII, LLC, with an effective date of March 14, 2011 and recorded March 23, 2011 as Document No. 2011-0116053 of Official Records of San Bernardino County;

BEING PORTIONS OF SECTIONS 33, 34, 35, AND 36, TOWNSHIP 17 NORTH, RANGE 14 EAST, AND A PORTION OF SECTION 1, TOWNSHIP 16 NORTH, RANGE 14 EAST, SAN BERNARDINO BASE AND MERIDIAN, SAN BERNARDINO COUNTY, CALIFORNIA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

IVANPAH ROADWAY

BEING A STRIP OF LAND 24.00 FEET WIDE, LYING 12.00 FEET ON BOTH SIDES OF THE FOLLOWING DESCRIBED CENTERLINES:

COMMENCING AT THE QUARTER CORNER COMMON TO SECTION 33, TOWNSHIP 17 NORTH, RANGE 14 EAST, AND SECTION 4, TOWNSHIP 16 NORTH, RANGE 14 EAST; THENCE NORTH 89°03’36” EAST, ALONG THE SOUTH LINE OF SAID SECTION 33, A DISTANCE OF 490.66 FEET; THENCE NORTH 00°56’24” WEST, 365.44 FEET TO THE POINT OF BEGINNING, THENCE NORTH 55°45’44” EAST, 239.00 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHEASTERLY HAVING A RADIUS OF 50.00 FEET; THENCE NORTHEASTERLY, 29.88 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 34°14’20”; THENCE SOUTH 89°59’56” EAST, 4169.98 FEET TO A POINT HEREINAFTER REFERRED TO AS POINT “A”, SAME BEING THE POINT OF TERMINATION.

THE SIDELINES OF SAID STRIP OF LAND SHALL BE SHORTENED OR LENGTHENED, SO AS TO BEGIN ON A LINE BEARING NORTH 89°51’04” EAST, MEET AT ALL ANGLE POINTS, AND TO TERMINATE AT RIGHT ANGLES TO SAID CENTERLINE.

TOGETHER WITH THE FOLLOWING DESCRIBED PARCEL OF LAND: BEING A STRIP OF LAND 24.00 FEET WIDE, LYING 12.00 FEET ON BOTH SIDES OF THE FOLLOWING DESCRIBED CENTERLINES:

COMMENCING AT THE AFOREMENTIONED POINT “A”; THENCE NORTH 33°58’20” EAST, 993.39 FEET TO THE POINT OF BEGINNING,

THENCE NORTH 48°37’54” EAST, 162.72 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHERLY HAVING A RADIUS OF 540.00 FEET; THENCE EASTERLY, 434.91 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 46°08’43”; THENCE SOUTH 85°13’23” EAST, 402.53 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHERLY HAVING A RADIUS OF 540.00 FEET; THENCE EASTERLY, 8.73 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 00°55’35”; THENCE SOUTH 86°08’59” EAST, 548.71 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHERLY HAVING A RADIUS OF 1000.00 FEET; THENCE EASTERLY, 98.82 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF

05°39’43” TO THE BEGINNING OF A REVERSE CURVE CONCAVE SOUTHERLY HAVING A RADIUS OF 1000.00 FEET, A RADIAL LINE TO SAID BEGINNING BEARS NORTH 01°48’42” WEST; THENCE EASTERLY, 93.59 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 05°21’44”; THENCE SOUTH 86°26’58” EAST, 307.02 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHERLY HAVING A RADIUS OF 200.00 FEET; THENCE EASTERLY, 3.36 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 00°57’41”; THENCE SOUTH 87°24’39” EAST, 436.29 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHERLY HAVING A RADIUS OF 200.00 FEET; THENCE EASTERLY, 9.96 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 02°51’14”; THENCE NORTH 89°44’07” EAST, 272.18 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHERLY HAVING A RADIUS OF 150.00 FEET; THENCE EASTERLY, 13.64 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 05°12’34”; THENCE NORTH 84°31’33” EAST, 177.90 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHERLY HAVING A RADIUS OF 150.00 FEET; THENCE EASTERLY, 28.11 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 10°44’10”; THENCE NORTH 73°47’23” EAST, 111.86 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHERLY HAVING A RADIUS OF 200.00 FEET; THENCE EASTERLY, 5.58 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 01°35’55”; THENCE NORTH 75°23’18” EAST, 141.33 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHERLY HAVING A RADIUS OF 200.00 FEET; THENCE EASTERLY, 13.66 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 03°54’50”; THENCE NORTH 79°18’08” EAST, 173.15 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHERLY HAVING A RADIUS OF 200.00 FEET; THENCE EASTERLY, 2.04 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 00°35’00”; THENCE NORTH 79°53’08” EAST, 188.95 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHERLY HAVING A RADIUS OF 100.00 FEET; THENCE EASTERLY, 26.77 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 15°20’09”; THENCE SOUTH 84°46’43” EAST, 128.90 FEET; THENCE SOUTH 84°46’38” EAST, 139.49 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHERLY HAVING A RADIUS OF 150.00 FEET; THENCE EASTERLY, 5.92 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 02°15’39”; THENCE SOUTH 82°30’59” EAST, 162.41 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHERLY HAVING A RADIUS OF 100.00 FEET; THENCE EASTERLY, 20.86 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 11°57’16”; THENCE NORTH 85°31’45” EAST, 131.66 FEET; THENCE NORTH 85°31’25” EAST, 136.48 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHERLY HAVING A RADIUS OF 200.00 FEET; THENCE EASTERLY, 11.22 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 03°12’48”; THENCE NORTH 82°18’37” EAST, 199.53 FEET; THENCE NORTH 82°18’46” EAST, 202.61 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHERLY HAVING A RADIUS OF 125.00 FEET; THENCE EASTERLY, 4.92 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 02°15’27”; THENCE NORTH 84°34’13” EAST, 255.36 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHERLY HAVING A RADIUS OF 200.00 FEET; THENCE EASTERLY, 0.46 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 00°07’55”; THENCE NORTH 84°42’08” EAST, 303.70 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHERLY HAVING A RADIUS OF 200.00 FEET; THENCE EASTERLY, 2.55 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 00°43’47”; THENCE NORTH 83°58’21” EAST, 413.09 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHERLY HAVING A RADIUS OF 200.00 FEET; THENCE EASTERLY, 1.71 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 00°29’21”; THENCE NORTH 83°29’00” EAST, 247.67 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHERLY HAVING A RADIUS OF 200.00 FEET; THENCE EASTERLY, 1.66 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 00°28’35”; THENCE NORTH 83°57’35” EAST, 167.59 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHERLY HAVING A RADIUS OF 200.00 FEET; THENCE EASTERLY, 7.93 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 02°16’20”; THENCE NORTH 86°13’54” EAST, 68.30 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHERLY HAVING A RADIUS OF 135.00 FEET; THENCE EASTERLY, 116.07 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 49°15’45”; THENCE SOUTH 44°30’21 EAST, 23.48 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHEASTERLY

HAVING A RADIUS OF 200.00 FEET; THENCE SOUTHEASTERLY, 2.19 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 00°37’35”; THENCE SOUTH 45°07’56” EAST, 789.03 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHWESTERLY HAVING A RADIUS OF 200.00 FEET; THENCE SOUTHEASTERLY, 2.39 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 00°41’00”; THENCE SOUTH 44°26’55” EAST, 569.78 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHEASTERLY HAVING A RADIUS OF 200.00 FEET; THENCE SOUTHEASTERLY, 4.52 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 01°17’40”; THENCE SOUTH 45°44’36” EAST, 805.56 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHEASTERLY HAVING A RADIUS OF 150.00 FEET; THENCE SOUTHEASTERLY, 24.62 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 09°24’20”; THENCE SOUTH 55°08’56” EAST, 550.12 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHEASTERLY HAVING A RADIUS OF 100.00 FEET; THENCE SOUTHEASTERLY, 9.82 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 05°37’44”; THENCE SOUTH 60°46’40” EAST, 328.59 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHWESTERLY HAVING A RADIUS OF 200.00 FEET; THENCE SOUTHEASTERLY, 7.56 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 02°09’55”; THENCE SOUTH 58°36’44” EAST, 411.04 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHWESTERLY HAVING A RADIUS OF 100.00 FEET; THENCE SOUTHEASTERLY, 2.48 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 01°25’12”; THENCE SOUTH 57°11’32” EAST, 108.71 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHWESTERLY HAVING A RADIUS OF 100.00 FEET; THENCE SOUTHEASTERLY, 21.30 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 12°12’17”;

THENCE SOUTH 44°59’15” EAST, 45.70 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHWESTERLY HAVING A RADIUS OF 100.00 FEET; THENCE SOUTHEASTERLY, 36.60 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 20°58’05”; THENCE SOUTH 24°01’10” EAST, 48.20 FEET TO THE BEGINNING OF A CURVE CONCAVE WESTERLY HAVING A RADIUS OF 100.00 FEET; THENCE SOUTHERLY, 55.68 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 31°53’58”; THENCE SOUTH 07°52’49” WEST, 1633.36 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHEASTERLY HAVING A RADIUS OF 50.00 FEET; THENCE SOUTHEASTERLY, 86.23 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 98°48’27”; THENCE NORTH 89°04’22” EAST, 2076.50 FEET TO THE POINT OF TERMINATION.

THE SIDELINES OF SAID STRIP OF LAND SHALL BE SHORTENED OR LENGTHENED, SO AS TO BEGIN ON A LINE BEARING NORTH 00°00’44” EAST, MEET AT ALL ANGLE POINTS, AND TO TERMINATE ON A LINE BEARING NORTH 00°55’38” WEST.

BASIS OF BEARINGS:

THE BASIS OF BEARINGS FOR THIS PROJECT IS GRID NORTH AS DEFINED BY THE UNIVERSAL TRANSVERSE MERCATOR (UTM) PROJECTION, ZONE 11 (N), NAD 83, EPOCH 2002 VIA NATIONAL GEODETIC SURVEY CORS STATIONS NVBM (PID DJ8973) AND NVPO (PID DI4038). THE DISTANCES SHOWN ON THIS DRAWING ARE GROUND US SURVEY FEET. THE COMBINED SCALE FACTOR IS 0.99970719 (GROUND TO GRID).

ADDITIONAL RIGHT-OF-WAY G

BEING A PORTION OF SECTION 1 AND 2, TOWNSHIP 16 NORTH, RANGE 14 EAST, AND PORTIONS OF SECTIONS 34, 35, AND 36, TOWNSHIP 17 NORTH, RANGE 14 EAST, SAN BERNARDINO BASE AND MERIDIAN, SAN BERNARDINO COUNTY, CALIFORNIA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE QUARTER CORNER COMMON TO SECTION 34, TOWNSHIP 17 NORTH, RANGE 14 EAST AND SECTION 3, TOWNSHIP 16 NORTH, RANGE 14 EAST; THENCE NORTH 24°00’02” WEST DEPARTING SAID CORNER, 675.60 FEET TO THE POINT OF BEGINNING,

THENCE NORTH 90°00’00” WEST, 64.72 FEET TO THE BEGINNING OF A NON-TANGENT CURVE CONCAVE SOUTHEASTERLY HAVING A RADIUS OF 521.50 FEET, A RADIAL LINE TO SAID BEGINNING BEARS NORTH 84°32’44” WEST; THENCE NORTHEASTERLY, 392.99 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 43°10’38”; THENCE NORTH 48°37’54” EAST, 593.14 FEET; THENCE NORTH 00°00’00” EAST, 8.66 FEET; THENCE NORTH 48°37’55” EAST, 173.29 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHEASTERLY HAVING A RADIUS OF 528.00 FEET; THENCE NORTHEASTERLY, 425.24 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 46°08’43”; THENCE SOUTH 85°13’23” EAST, 402.53 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHERLY HAVING A RADIUS OF 552.00 FEET; THENCE EASTERLY, 8.93 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 00°55’35”;

THENCE SOUTH 86°08’59” EAST, 548.71 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHERLY HAVING A RADIUS OF 1012.00 FEET; THENCE EASTERLY, 100.01 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 05°39’43” TO THE BEGINNING OF A REVERSE CURVE CONCAVE SOUTHERLY HAVING A RADIUS OF 988.00 FEET, A RADIAL LINE TO SAID BEGINNING BEARS NORTH 01°48’42” WEST; THENCE EASTERLY, 92.46 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 05°21’44”; THENCE SOUTH 86°26’58” EAST, 307.02 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHERLY HAVING A RADIUS OF 212.00 FEET; THENCE EASTERLY, 3.56 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 00°57’41”; THENCE SOUTH 87°24’39” EAST, 436.29 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHERLY HAVING A RADIUS OF 212.00 FEET; THENCE EASTERLY, 10.56 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 02°51’14”; THENCE NORTH 89°44’07” EAST, 272.18 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHERLY HAVING A RADIUS OF 162.00 FEET; THENCE EASTERLY 14.73 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 05°12’34”; THENCE NORTH 84°31’33” EAST, 177.90 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHWESTERLY HAVING A RADIUS OF 162.00 FEET; THENCE NORTHEASTERLY, 30.36 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 10°44’10”; THENCE NORTH 73°47’23” EAST, 111.86 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHEASTERLY HAVING A RADIUS OF 188.00 FEET; THENCE NORTHEASTERLY, 5.25 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 01°35’55”; THENCE NORTH 75°23’18” EAST, 141.33 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHEASTERLY HAVING A RADIUS OF 188.00 FEET; THENCE NORTHEASTERLY, 12.84 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 03°54’50”; THENCE NORTH 79°18’08” EAST, 173.15 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHEASTERLY HAVING A RADIUS OF 188.00 FEET; THENCE NORTHEASTERLY, 1.91 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 00°35’00”; THENCE NORTH 79°53’08” EAST, 188.95 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHERLY HAVING A RADIUS OF 88.00 FEET; THENCE EASTERLY, 23.55 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 15°20’09”; THENCE SOUTH 84°46’43” EAST, 128.90 FEET; THENCE SOUTH 84°46’38” EAST, 139.49 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHWESTERLY HAVING A RADIUS OF 138.00 FEET; THENCE SOUTHEASTERLY, 5.45 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 02°15’39”; THENCE SOUTH 82°30’59” EAST, 162.41 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHERLY HAVING A RADIUS OF 112.00 FEET; THENCE EASTERLY, 23.37 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 11°57’16”; THENCE NORTH 85°31’45” EAST, 131.66 FEET; THENCE NORTH 85°31’25” EAST, 136.48 FEET TO THE BEGINNING OF A CURVE NORTHWESTERLY HAVING A RADIUS OF 212.00 FEET; THENCE NORTHEASTERLY, 11.89 FEET ALONG SAID CURVE THROUGH A

CENTRAL ANGLE OF 03°12’48”; THENCE NORTH 82°18’37” EAST, 199.53 FEET; THENCE NORTH 82°18’46” EAST, 202.61 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHEASTERLY HAVING A RADIUS OF 113.00 FEET; THENCE NORTHEASTERLY, 4.45 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 02°15’27”; THENCE NORTH 84°34’13” EAST, 255.36 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHEASTERLY HAVING A RADIUS OF 188.00 FEET; THENCE NORTHEASTERLY, 0.43 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 00°07’55”;

THENCE NORTH 84°42’08” EAST, 303.70 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHWESTERLY HAVING A RADIUS OF 212.00 FEET; THENCE NORTHEASTERLY, 2.70 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 00°43’47”; THENCE NORTH 83°58’21” EAST, 413.09 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHEASTERLY HAVING A RADIUS OF 212.00 FEET; THENCE NORTHEASTERLY, 1.81 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 00°29’21”; THENCE NORTH 83°29’00” EAST, 247.67 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHEASTERLY HAVING A RADIUS OF 188.00 FEET; THENCE NORTHEASTERLY, 1.56 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 00°28’35”; THENCE NORTH 83°57’35” EAST, 167.59 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHEASTERLY HAVING A RADIUS OF 188.00 FEET; THENCE NORTHEASTERLY, 7.46 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 02°16’20”; THENCE NORTH 86°13’54” EAST, 68.30 FEET TO THE BEGINNING OF A CURVE SOUTHWESTERLY HAVING A RADIUS OF 123.00 FEET; THENCE SOUTHEASTERLY, 105.75 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 49°15’45”; THENCE SOUTH 44°30’21” EAST, 23.48 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHEASTERLY HAVING A RADIUS OF 212.00 FEET; THENCE SOUTHEASTERLY, 2.32 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 00°37’35”; THENCE SOUTH 45°07’56” EAST, 789.03 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHWESTERLY HAVING A RADIUS OF 188.00 FEET; THENCE SOUTHEASTERLY, 2.24 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 00°41’00”; THENCE SOUTH 44°26’55” EAST, 569.78 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHEASTERLY HAVING A RADIUS OF 212.00 FEET; THENCE SOUTHEASTERLY, 4.79 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 01°17’40”; THENCE SOUTH 45°44’36” EAST, 818.59 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHEASTERLY HAVING A RADIUS OF 162.00 FEET; THENCE SOUTHEASTERLY, 10.77 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 03°48’29”; THENCE SOUTH 34°38’24” WEST, 13.06 FEET TO THE BEGINNING OF A NON-TANGENT CURVE CONCAVE NORTHEASTERLY HAVING A RADIUS OF 175.00, A RADIAL LINE TO SAID BEGINNING BEARS SOUTH 40°00’57” WEST; THENCE NORTHWESTERLY, 12.95 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 04°14’27”; THENCE NORTH 45°44’36” WEST, 805.56 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHWESTERLY HAVING A RADIUS OF 225.00 FEET; THENCE NORTHWESTERLY, 5.08 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 01°17’40”; THENCE NORTH 44°26’55” WEST, 569.78 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHWESTERLY HAVING A RADIUS OF 175.00 FEET; THENCE NORTHWESTERLY, 2.09 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 00°41’00”; THENCE NORTH 45°07’56” WEST, 789.03 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHEASTERLY HAVING RADIUS OF 225.00 FEET; THENCE NORTHWESTERLY, 2.46 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 00°37’35”; THENCE NORTH 44°30’21” WEST, 23.48 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHWESTERLY HAVING A RADIUS OF 110.00 FEET; THENCE NORTHWESTERLY, 94.58 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 49°15’45”; THENCE SOUTH 86°13’54” WEST, 68.30 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHEASTERLY HAVING A RADIUS OF 175.00 FEET; THENCE SOUTHWESTERLY, 6.94 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 02°16’20”; SOUTHWESTERLY, 1.46 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 00°28’35”;

THENCE SOUTH 83°57’35” WEST, 167.59 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHEASTERLY HAVING A RADIUS OF 175.00 FEET; THENCE SOUTH 83°29’00” WEST, 247.67 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHWESTERLY HAVING A RADIUS OF 225.00 FEET; THENCE SOUTHWESTERLY, 1.92 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 00°29’21”; THENCE SOUTH 83°58’21” WEST, 413.09 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHWESTERLY HAVING A RADIUS OF 225.00 FEET; THENCE SOUTHWESTERLY, 2.87 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 00°43’47”; THENCE SOUTH 84°42’08” WEST, 303.70 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHEASTERLY HAVING A RADIUS OF 175.00 FEET; THENCE SOUTHWESTERLY, 0.40 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 00°07’55”; THENCE SOUTH 84°34’13” WEST, 255.36 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHEASTERLY HAVING A RADIUS OF 100.00 FEET; THENCE SOUTHWESTERLY, 3.94 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 02°15’27”; THENCE SOUTH 82°18’46” WEST, 202.61 FEET; THENCE SOUTH 82°18’37” WEST, 199.53 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHEASTERLY HAVING A RADIUS OF 225.00 FEET; THENCE SOUTHWESTERLY, 12.62 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 03°12’48”; THENCE SOUTH 85°31’25” WEST, 136.48 FEET; THENCE SOUTH 85°31’45” WEST, 131.66 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHERLY HAVING A RADIUS OF 125.00 FEET; THENCE WESTERLY, 26.08 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 11°57’16” THENCE NORTH 82°30’59” WEST, 162.41 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHWESTERLY HAVING A RADIUS OF 125.00 FEET; THENCE NORTHWESTERLY, 4.93 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 02°15’39”; THENCE NORTH 84°46’38” WEST, 139.49 FEET; THENCE NORTH 84°46’43” WEST, 128.90 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHERLY HAVING A RADIUS OF 75.00 FEET; THENCE WESTERLY, 20.07 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 15°20’09”; THENCE SOUTH 79°53’08” WEST, 188.95 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHEASTERLY HAVING A RADIUS OF 175.00 FEET; THENCE SOUTHWESTERLY, 1.78 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 00°35’00”; THENCE SOUTH 79°18’08” WEST, 173.15 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHEASTERLY HAVING A RADIUS OF 175.00 FEET; THENCE SOUTHWESTERLY, 11.95 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 03°54’50”; THENCE SOUTH 75°23’18” WEST, 141.33 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHEASTERLY HAVING A RADIUS OF 175.00 FEET; THENCE SOUTHWESTERLY, 4.88 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 01°35’55”; THENCE SOUTH 73°47’23” WEST, 111.86 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHWESTERLY HAVING A RADIUS OF 175.00 FEET; THENCE SOUTHWESTERLY, 32.79 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 10°44’10”; THENCE SOUTH 84°31’33” WEST, 177.90 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHWESTERLY HAVING A RADIUS OF 175.00 FEET; THENCE SOUTHWESTERLY, 15.91 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 05°12’34”; THENCE SOUTH 89°44’07” WEST, 272.18 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHERLY HAVING A RADIUS OF 225.00 FEET; THENCE WESTERLY, 11.21 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 02°51’14”; THENCE NORTH 87°24’39” WEST, 436.29 FEET;

THENCE WESTERLY, 3.78 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 00°57’41”; THENCE NORTH 86°26’58” WEST, 307.02 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHERLY HAVING A RADIUS OF 975.00 FEET; THENCE WESTERLY, 91.25 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 05°21’44” TO THE BEGINNING OF A REVERSE CURVE CONCAVE NORTHERLY HAVING A RADIUS OF 1025.00 FEET, A RADIAL LINE TO SAID BEGINNING BEARS SOUTH 01°48’42” EAST; THENCE WESTERLY, 101.29 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 05°39’43”; THENCE NORTH 86°08’59” WEST, 548.71 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHERLY HAVING A RADIUS OF 565.00 FEET; THENCE WESTERLY, 9.14 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 00°55’35”; THENCE NORTH 85°13’23” WEST,

401.57 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHEASTERLY HAVING A RADIUS OF 514.00 FEET; THENCE SOUTHWESTERLY, 413.97 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 46°08’43”; THENCE SOUTH 48°37’54” WEST, 593.14 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHEASTERLY HAVING A RADIUS OF 514.00 FEET; THENCE SOUTHWESTERLY, 309.93 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 34°32’52”; THENCE SOUTH 30°18’14” EAST, 87.46 FEET TO THE POINT OF BEGINNING.

BASIS OF BEARINGS:

THE BASIS OF BEARINGS FOR THIS PROJECT IS GRID NORTH AS DEFINED BY THE UNIVERSAL TRANSVERSE MERCATOR (UTM) PROJECTION, ZONE 11 (N), NAD 83, EPOCH 2002 VIA NATIONAL GEODETIC SURVEY CORS STATIONS NVBM (PID DJ8973) AND NVPO (PID DI4038). THE DISTANCES SHOWN ON THIS DRAWING ARE GROUND US SURVEY FEET. THE COMBINED SCALE FACTOR IS 0.99970719 (GROUND TO GRID).

END OF DESCRIPTION.

ADDITIONAL RIGHT-OF-WAY H

BEING PORTIONS OF SECTIONS 34, 35, AND 36, TOWNSHIP 17 NORTH, RANGE 14 EAST, SAN BERNARDINO BASE AND MERIDIAN, SAN BERNARDINO COUNTY, CALIFORNIA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE QUARTER CORNER COMMON TO SECTION 34, TOWNSHIP 17 NORTH, RANGE 14 EAST AND SECTION 3, TOWNSHIP 16 NORTH, RANGE 14 EAST; THENCE NORTH 06°29’20” EAST DEPARTING SAID CORNER, 1280.62 FEET TO THE POINT OF BEGINNING,

THENCE NORTH 00°00’44” EAST, 17.33 FEET; THENCE NORTH 48°37’57” EAST, 140.69 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHEASTERLY HAVING A RADIUS OF 565.00 FEET; THENCE NORTHEASTERLY, 455.04 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 46°08’43”; THENCE SOUTH 85°13’23” EAST, 402.53 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHEASTERLY HAVING A RADIUS OF 515.00 FEET; THENCE SOUTHEASTERLY, 8.33 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 00°55’35”; THENCE SOUTH 86°08’59” EAST, 548.71 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHERLY HAVING A RADIUS OF 975.00 FEET; THENCE EASTERLY, 96.35 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 05°39’43” TO THE BEGINNING OF A REVERSE CURVE CONCAVE SOUTHERLY HAVING A RADIUS OF 1025.00 FEET, A RADIAL BEARING TO SAID BEGINNING BEARS NORTH 01°48’42” WEST; THENCE EASTERLY, 95.93 FEET ALONG SAID CURVE THOUGH A CENTRAL ANGLE OF 05°21’44; THENCE SOUTH 86°26’58” EAST, 307.02 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHERLY HAVING A RADIUS OF 175.00 FEET; THENCE EASTERLY, 2.94 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 00°57’41”; THENCE SOUTH 87°24’39” EAST, 436.29 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHERLY HAVING A RADIUS OF 175.00 FEET; THENCE EASTERLY, 8.72 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 02°51’14”; THENCE NORTH 89°44’07” EAST, 272.18 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHWESTERLY HAVING A RADIUS OF 125.00 FEET; THENCE NORTHEASTERLY, 11.37 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 05°12’34”; THENCE NORTH 84°31’33” EAST, 177.90 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHWESTERLY HAVING A RADIUS OF 125.00 FEET; THENCE NORTHEASTERLY, 23.42 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 10°44’10”; THENCE NORTH 75°47’23” EAST, 111.86 FEET TO THE BEGINNING OF A CURVE

CONCAVE SOUTHEASTERLY HAVING A RADIUS OF 225.00 FEET; THENCE NORTHEASTERLY, 6.28 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 01°35’55”; THENCE NORTH 75°23’18” EAST, 141.33 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHEASTERLY HAVING A RADIUS OF 225.00 FEET; THENCE NORTHEASTERLY, 15.37 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 03°54’50”; THENCE NORTH 79°18’08” EAST, 173.15 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHEASTERLY HAVING A RADIUS OF 225.00 FEET; THENCE NORTHEASTERLY, 2.29 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 00°35’00”; THENCE NORTH 79°53’08” EAST, 188.95 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHERLY HAVING A RADIUS OF 125.00 FEET; THENCE EASTERLY, 33.46 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 15°20’09”; THENCE SOUTH 84°46’43” EAST, 128.90 FEET ; THENCE SOUTH 84°46’38” EAST, 139.49 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHWESTERLY HAVING A RADIUS OF 175.00 FEET; THENCE SOUTHEASTERLY, 6.91 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 02°15’39”; THENCE SOUTH 82°30’59” EAST, 162.41 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHERLY HAVING A RADIUS OF 75.00 FEET; THENCE EASTERLY, 15.65 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 11°57’16”; THENCE NORTH 85°31’45” EAST, 131.66 FEET; THENCE NORTH 85°31’25” EAST, 136.48 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHWESTERLY HAVING A RADIUS OF 175.00 FEET; THENCE NORTHEASTERLY, 9.81 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 03°12’48”; THENCE NORTH 82°18’37” EAST, 199.54 FEET; THENCE NORTH 82°18’46” EAST, 202.62 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHEASTERLY HAVING A RADIUS OF 150.00 FEET; THENCE NORTHEASTERLY, 5.91 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 02°15’27”; THENCE NORTH 84°34’13” EAST, 255.36 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHEASTERLY HAVING A RADIUS OF 225.00 FEET; THENCE NORTHEASTERLY, 0.52 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 00°07’55”; THENCE NORTH 84°42’08” EAST, 303.70 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHWESTERLY HAVING A RADIUS OF 175.00 FEET; THENCE NORTHEASTERLY, 2.23 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 00°43’47”; THENCE NORTH 83°58’21” EAST, 413.09 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHWESTERLY HAVING A RADIUS OF 175.00 FEET; THENCE NORTHEASTERLY, 1.49 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 00°29’21”;

THENCE NORTH 83°29’00” EAST, 247.67 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHEASTERLY HAVING A RADIUS OF 225.00 FEET; THENCE NORTHEASTERLY, 1.87 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 00°28’35”; THENCE NORTH 83°57’35” EAST, 167.59 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHEASTERLY HAVING A RADIUS OF 225.00 FEET; THENCE NORTHEASTERLY, 8.92 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 02°16’20”; THENCE NORTH 86°13’54” EAST, 68.30 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHWESTERLY HAVING A RADIUS OF 160.00 FEET; THENCE SOUTHEASTERLY, 137.57 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 49°15’45”; THENCE SOUTH 44°30’21” EAST, 23.48 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHEASTERLY HAVING A RADIUS OF 175.00 FEET; THENCE SOUTHEASTERLY, 1.91 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 00°37’35”; THENCE SOUTH 45°07’56” EAST, 789.03 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHWESTERLY HAVING A RADIUS OF 225.00 FEET; THENCE SOUTHEASTERLY, 2.68 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 00°41’00”; THENCE SOUTH 44°26’55” EAST, 569.78 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHEASTERLY HAVING A RADIUS OF 175.00 FEET; THENCE 3.95 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 01°17’40”; THENCE SOUTH 45°44’36” EAST, 805.56 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHEASTERLY

HAVING A RADIUS OF 125.00 FEET; THENCE SOUTHEASTERLY, 4.54 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 02°04’48”; THENCE SOUTH 34°38’24” WEST, 13.10 FEET TO THE BEGINNING OF A NON-TANGENT CURVE CONCAVE NORTHEASTERLY HAVING A RADIUS OF 138.00 FEET, A RADIAL LINE TO SAID BEGINNING BEARS SOUTH 41°27’48” WEST; THENCE NORTHWESTERLY, 6.73 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 02°47’37”; THENCE NORTH 45°44’36” WEST, 805.46 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHEASTERLY HAVING A RADIUS OF 188.00 FEET; THENCE NORTHWESTERLY, 4.25 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 01°17’40”; THENCE NORTH 44°26’55” WEST, 569.78 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHWESTERLY HAVING A RADIUS OF 212.00 FEET; THENCE NORTHWESTERLY, 2.53 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 00°41’00”; THENCE NORTH 45°07’56” WEST, 789.03 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHEASTERLY HAVING A RADIUS OF 188.00 FEET; THENCE NORTHWESTERLY, 2.06 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 00°37’35”; THENCE NORTH 44°30’21” WEST, 23.48 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHWESTERLY HAVING A RADIUS OF 147.00 FEET; THENCE NORTHWESTERLY, 126.39 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 49°15’45”; THENCE SOUTH 86°13’54” WEST, 68.30 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHEASTERLY HAVING A RADIUS OF 212.00 FEET; THENCE SOUTHWESTERLY, 8.41 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 02°16’20”; THENCE SOUTH 83°57’35” WEST, 167.59 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHEASTERLY HAVING A RADIUS OF 212.00 FEET; THENCE SOUTHWESTERLY, 1.76 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 00°28’35”; THENCE SOUTH 83°29’00” WEST, 247.67 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHWESTERLY HAVING A RADIUS OF 188.00 FEET; THENCE SOUTHWESTERLY, 1.61 FEET THROUGH A CENTRAL ANGLE OF 00°29’21”; THENCE SOUTH 83°58’21” WEST, 413.09 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHWESTERLY HAVING A RADIUS OF 188.00 FEET; THENCE SOUTHWESTERLY, 2.39 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 00°43’47”; THENCE SOUTH 84°42’08” WEST, 303.70 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHEASTERLY HAVING A RADIUS OF 212.00 FEET; THENCE SOUTHWESTERLY, 0.49 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 00°07’55”; THENCE SOUTH 84°34’13” WEST, 255.36 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHEASTERLY HAVING A RADIUS OF 137.00 FEET; THENCE SOUTHWESTERLY, 5.40 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 02°15’27”; THENCE SOUTH 82°18’46” WEST, 202.61 FEET; THENCE SOUTH 82°18’37” WEST, 199.54 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHWESTERLY HAVING A RADIUS OF 188.00 FEET; THENCE SOUTHWESTERLY, 10.54 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 03°12’48”; THENCE SOUTH 85°31’25” WEST, 136.48 FEET; THENCE SOUTH 85°31’45” WEST, 131.66 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHERLY HAVING A RADIUS OF 88.00 FEET; THENCE WESTERLY, 18.36 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 11°57’16”; THENCE NORTH 82°30’59” WEST, 162.41 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHWESTERLY HAVING A RADIUS OF 162.00 FEET; THENCE NORTHWESTERLY, 6.39 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 02°15’39”; THENCE NORTH 84°46’38” WEST, 139.49 FEET; THENCE NORTH 84°46’43” WEST, 128.90 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHERLY HAVING A RADIUS OF 112.00 FEET; THENCE WESTERLY, 29.98 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 15°20’09”; THENCE SOUTH 79°53’08” WEST, 188.95 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHEASTERLY HAVING A RADIUS OF 212.00 FEET; THENCE SOUTHWESTERLY, 2.16 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 00°35’00”; THENCE SOUTH 79°18’08” WEST, 173.15 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHEASTERLY HAVING A RADIUS OF 212.00 FEET; THENCE SOUTHWESTERLY, 14.48 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 03°54’50”; THENCE SOUTH 75°23’18” WEST, 141.33 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHEASTERLY HAVING A RADIUS OF 212.00 FEET; THENCE SOUTHWESTERLY, 5.92 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 01°35’55”; THENCE SOUTH 73°47’23” WEST, 111.86 FEET TO THE BEGINNING OF A CURVE

CONCAVE NORTHWESTERLY HAVING A RADIUS OF 138.00 FEET; THENCE SOUTHWESTERLY, 25.86 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 10°44’10”; THENCE SOUTH 84°31’33” WEST, 177.90 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHERLY HAVING A RADIUS OF 138.00 FEET; THENCE WESTERLY, 12.55 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 05°12’34”; THENCE SOUTH 89°44’07” WEST, 272.18 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHERLY HAVING A RADIUS OF 188.00 FEET; THENCE WESTERLY, 9.36 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 02°51’14”; THENCE NORTH 87°24’39” WEST, 436.29 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHERLY HAVING A RADIUS OF 188.00 FEET; THENCE WESTERLY, 3.15 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 00°57’41”; THENCE NORTH 86°26’58” WEST, 307.02 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHERLY HAVING A RADIUS OF 1012.00 FEET; THENCE WESTERLY, 94.71 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 05°21’44” TO THE BEGINNING OF A REVERSE CURVE CONCAVE NORTHERLY HAVING A RADIUS OF 988.00 FEET, A RADIAL LINE TO SAID BEGINNING BEARS SOUTH 01°48’42” EAST;

THENCE WESTERLY, 97.64 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 05°39’43”; THENCE NORTH 86°08’59” WEST, 548.71 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHEASTERLY HAVING A RADIUS OF 528.00 FEET; THENCE NORTHWESTERLY, 8.54 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 00°55’35”; THENCE NORTH 85°13’23” WEST, 402.53 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHEASTERLY HAVING A RADIUS OF 552.00 FEET; THENCE SOUTHWESTERLY, 444.57 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 46°08’43”; THENCE SOUTH 48°37’54” WEST, 152.15 FEET TO THE POINT OF BEGINNING.

BASIS OF BEARINGS:

THE BASIS OF BEARINGS FOR THIS PROJECT IS GRID NORTH AS DEFINED BY THE UNIVERSAL TRANSVERSE MERCATOR (UTM) PROJECTION, ZONE 11 (N), NAD 83, EPOCH 2002 VIA NATIONAL GEODETIC SURVEY CORS STATIONS NVBM (PID DJ8973) AND NVPO (PID DI4038). THE DISTANCES SHOWN ON THIS DRAWING ARE GROUND US SURVEY FEET. THE COMBINED SCALE FACTOR IS 0.99970719 (GROUND TO GRID).

END OF DESCRIPTION.

ADDITIONAL RIGHT-OF-WAY J:

BEING PORTIONS OF SECTION 16, 17, 20, 21, AND 22, TOWNSHIP 17 NORTH, RANGE 14 EAST, SAN BERNARDINO BASE AND MERIDIAN, SAN BERNARDINO COUNTY, CALIFORNIA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE QUARTER CORNER COMMON TO SECTIONS 16, AND 17, TOWNSHIP 17 NORTH, RANGE 14 EAST; THENCE SOUTH 12°00’00” WEST, DEPARTING SAID CORNER, 1118.67 FEET TO THE POINT OF BEGINNING,

THENCE SOUTH 10°33’33” EAST, 2013.75 FEET; THENCE SOUTH 59°37’15” EAST, 2811.24 FEET; THENCE SOUTH 89°12’08” EAST, 3006.96 FEET; THENCE SOUTH 00°14’05” WEST, 38.00 FEET; THENCE NORTH 89°12’08” WEST, 3041.68 FEET; THENCE NORTH 59°37’15” WEST, 2822.95 FEET; THENCE NORTH 10°33’33” WEST, 2036.57 FEET; THENCE NORTH 79°26’27” EAST, 6.50 FEET; THENCE SOUTH 10°30’25” EAST, 2023.64 FEET; THENCE NORTH 79°37’26” EAST, 37.00 FEET; THENCE NORTH 10°37’26” EAST, 37.00 FEET; THENCE NORTH 10°30’25” WEST, 2023.72 FEET; THENCE NORTH 79°26’27” EAST, 6.50 FEET TO THE POINT OF BEGINNING.

BASIS OF BEARINGS:

THE BASIS OF BEARINGS FOR THIS PROJECT IS GRID NORTH AS DEFINED BY THE UNIVERSAL TRANSVERSE MERCATOR (UTM) PROJECTION, ZONE 11 (N), NAD 83, EPOCH 2002 VIA NATIONAL GEODETIC SURVEY CORS STATIONS NVBM (PID DJ8973) AND NVPO (PID DI4038). THE DISTANCES SHOWN ON THIS DRAWING ARE GROUND US SURVEY FEET. THE COMBINED SCALE FACTOR IS 0.99970719 (GROUND TO GRID).

END OF DESCRIPTION.

ALTA OWNER’S POLICY (6/17/06)

File No.: 353340.1	Policy No: O-9301 -276404

SCHEDULE B

EXCEPTIONS FROM COVERAGE

This policy does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees or expenses) that arise by reason of:

A.	General and special city and/or county taxes, bonds or assessments which may become due on said land, if and when title to said land is no longer vested in a governmental or quasi-governmental agency.

Tax parcel(s) for said land are currently shown as 0573-101-04, 0573-101-05, 0573-101-06, 0573-101-09, and 0573-101-10

B.	Assessments, if any, for Community Facility Districts affecting said land which may exist by virtue of assessment maps or notices filed by said districts. Said assessments are collected with the County Taxes.

C.	The lien of supplemental taxes, if any, assessed pursuant to the provisions of Chapter 3.5 (commencing with Section 75) of the Revenue and Taxation Code of the State of California.

EXCEPTIONS AFFECTING ALL PARCELS:

1. Any lien, or right to a lien, for services, labor, material, or equipment heretofore or hereafter furnished, imposed by law and not shown by the Public Records.

2. Water rights, claims or title to water in or under said Land, whether or not show by the public records.

3. Title to, and easements in, any portion of the land lying within any highways, roads, streets, or other ways.

4. The terms, conditions and provisions of Title V of the Federal Land Policy and Management Act of October 21, 1976 (90 Stat. 2776; 43 U.S.C. 1761), as amended, and the consequences of any failure to comply therewith.

5. The effect of a Record of Survey on file in Book 101 Page 71, of Records of Survey, which purports to show the herein described property.

6. Deed of Trust to secure an indebtedness in the amount shown below, and any other obligations secured thereby:

Amount:	$519,839,000.00
Dated:	April 5, 2011
Trustor:	Solar Partners I, LLC, a Delaware limited liability company
Trustee:	Stewart Title of California, Inc., a California corporation
Beneficiary:	PNC Bank, National Association, doing business as Midland Loan Services, a Division of PNC Bank, National Association, a national banking association
Recorded:	April 5, 2011 as Document No. 2011-0135347 of Official Records

7. Pending Actions entitled “Western Watersheds Project v. Ken Salazar, Case No. CV11-492DMG(Ex.)” and “La Cuna De Aztlan Sacred Sites Protection Circle Advisory Committee, et al v.

U.S. Department of Interior, Case No. 2:11-CV-00400-DMG-DTB” disclosed by the unrecorded letter entitled “Common Agreement Disclosure Schedules”.

8. The unrecorded Shared Facilities and Co-Tenancy Agreement dated as of April 5, 2011 among (i) Solar Partners I, LLC, a limited liability company organized and existing under the laws of the State of Delaware, Solar Partners II, LLC, a limited liability company organized and existing under the laws of the State of Delaware, and Solar Partners VIII, LLC, a limited liability company organized and existing under the laws of the State of Delaware, disclosed by a Memorandum of Shared Facilities and Co-Tenancy Agreement recorded April 5, 2011 as Document No. 2011-0135346 of Official Records.

9. Terms, conditions and provisions contained or referred to in the instrument entitled “Right-Of-Way Lease/Grant” executed by and between United States of America Department of the Interior Bureau of Land Management and Solar Partners II, LLC, dated October 7, 2010, Serial Number CACA-49504 recorded March 23, 2011 as Document No. 2011-0116055 of Official Records of San Bernardino County, the consequences of any failure to comply therewith and subject to the provisions therein which limit the right of possession.

Said matter affects Parcel 1.

10. Terms, conditions and provisions contained or referred to in the instrument entitled “Right-Of-Way Lease/Grant” executed by and between United States of America Department of the Interior Bureau of Land Management and Solar Partners I, LLC, Solar Partners II, LLC, and Solar Partners VIII, LLC, dated October 7, 2010, Serial Number CACA-49502, and amended by the “Right-of-Way Lease/Grant” Serial Number CACA – 49502 Amendment #1, executed by and between the United States of America, Department of the Interior, Bureau of Land Management and Solar Partners I, LLC, Solar Partners I, LLC, and Solar Partners VIII, LLC, with an effective date of March 14, 2011 recorded March 23, 2011 as Document No. 2011-0116053 of Official Records of San Bernardino County, the consequences of any failure to comply therewith and subject to the provisions therein which limit the right of possession.

Said matter affects Parcel 2 and 3.

11. An unrecorded Agreement dated March 4, 2011 by and between Solar Partners I, LLC, Solar Partners II, LLC, Solar Partners VIII, LLC, and Desert Stateline LLC, as disclosed to Company, affecting the premises herein described, by and between the parties herein named, for the term and upon the terms, covenants, conditions, and provisions set forth therein.

Reference is made to said Agreement for full particulars.

Said matter affects Parcel 2.

IVANPAH 1 EXCEPTIONS

1. Section 1, Township 15 North, Range 14 East, SBBM

APN: 0573-101-06 and 07

1. Intentionally omitted.

2. Section 2, Township 16North, Range 14 East, SBBM

APN: 0573-101-05

1. Fifty-foot (50’) telephone line in favor of Southern California Edison, as disclosed to the Company, Bureau Land Management Case No. CARI 0173

3. Section 3, Township 16 North, Range 15 East

APN: 0573-101-04

4. Section 10, Township 16 North, Range 14East

APN: 0573-101-10

5. Section 11, Township 16 North, Range 14 East

APN: 0573-101-09

EXCEPTIONS AFFECTING PARCEL 2:

SHARED FACILITIES AREA EXCEPTIONS:

6. Section 3, Township 16 North, Range 14 East

APN: 0573-101-04

1. Right of Way for the Mead-Adelanto Transmission Line (Los Angeles Department of Water and Power Transmission line), and incidental purposes, as shown on Record of Survey recorded in Book 101, Page(s) 71-94, inclusive.

No representation is made as to the present ownership of said easement.

2. Right of Way for the Southern California Edison Transmission Line, and incidental purposes, as shown on Record of Survey recorded in Book 101, Page(s) 71-94, inclusive.

3. Right of Way for the Marketplace Switching Station (S.S.) to Adelanto S.S. Transmission Line, and incidental purposes, as shown on Record of Survey recorded in Book 101, Page(s) 71-94, inclusive.

4. One hundred foot (100’) telephone line in favor of Southern California Edison (SCE), Bureau of Land Management Case No. CARI 01730.

5. Transmission line in favor of Southern California Edison (SCE) as disclosed to the Company, Bureau Land Management Case No. 019973.

7. Section 4, Township 16 North, Range 14 East

APN: 0573-101-03

1. Right of Way for the Mead-Adelanto Transmission Line, (Los Angeles Department of Water and Power Transmission line), and incidental purposes, as shown on Record of Survey recorded in Book 101, Page(s) 71-94, inclusive.

2. Right of Way for the Southern California Edison Transmission Line, and incidental purposes, as shown on Record of Survey recorded in Book 101, Page(s) 71-94, inclusive.

3. Right of Way for the Marketplace Switching Station (S.S.) to Adelanto S.S. Transmission Line, and incidental purposes, as shown on Record of Survey recorded in Book 101, Page(s) 71-94, inclusive.

4. One hundred foot (100’) telephone line in favor of Southern California Edison (SCE), Bureau of Land Management Case No. CARI 01730.

8. Section 33, Township 17 North, Range 14 East

APN: 0573-161-15

9. Section 34, Township 17 North, Range 14 East

APN: 0573-161-16

1. Right of Way for the Mead-Adelanto Transmission Line, (Los Angeles Department of Water and Power Transmission line) and incidental purposes, as shown on Record of Survey recorded in Book 101, Page(s) 71-94 inclusive.

2. Right of Way for the Southern California Edison Transmission Line, and incidental purposes, as shown on Record of Survey recorded in Book 101, Page(s) 71-94 inclusive.

3. Right of Way for the Marketplace Switching Station (S.S.) to Adelanto S.S. Transmission Line, and incidental purposes, as shown on Record of Survey recorded in Book 101, Page(s) 71-94 inclusive.

4. Intentionally omitted.

5. Transmission line in favor of Southern California Edison (SCE), Bureau of Land Management Case No. CARI 01730.

6. An easement for right of way for an access road to a proposed electrical generating plant, and rights incidental thereto, in favor of Biogen Power Inc., as set forth in a document recorded April 1, 1986 as Instrument No. 86-84039 of Official Records, affects as described in said document.

Assignment and Assumption of Right of Way Grant, recorded April 1, 1986 as Instrument No. 86-84040 of Official Records.

As Shown on the survey made by VTN Consulting Engineers dated March 16, 2011 and designated Job No. 7276-6E.

No representation is made as to the present ownership of said easement.

10. Section 35, Township 17 North, Range 14 East

APN: 0573-161-17

1. An easement for right of way, and rights incidental thereto, in favor of Biogen Power Inc., as set forth in a document recorded April 1, 1986 as Instrument No. 86-84039 of Official Records, affects as described in said document.

Assignment and Assumption of Right of Way Grant recorded April 1, 1986 as Instrument No. 86-84040 of Official Records.

As Shown on the survey made by VTN Consulting Engineers dated March 16, 2011 and designated Job No. 7276-6E.

No representation is made as to the present ownership of said easement.

2. An easement for right of way, and rights incidental thereto, in favor of Southern California Edison Company, as set forth in a document recorded April 1, 1986 as Instrument No. 86-84043 of Official Records, affects as described in said document.

As Shown on the survey made by VTN Consulting Engineers dated March 16, 2011 and designated Job No. 7276-6E.

No representation is made as to the present ownership of said easement.

3. Intentionally deleted.

4. Unrecorded Right of Way Grant to PRMA Land Development Company for wells and pipeline along a 40-foot wide access road beginning at the exit ramp from I-15 at Yates Well Road to Silverton Road which are part of Right of Way Grant CACA 035994 and for a 20-foot wide right of way from the end of Silverton Road to the private property boundary by and between Bureau of Land Management and Apex Reinforcing, LCC.

No representation is made as to the present ownership of said easement.

EXCEPTIONS AFFECTING PARCEL 3

BLM ROAD LEASE AREA:

1. A right of way and easement 10 feet in width to construct, operate and maintain one fiber optic line and related regeneration stations by and between the BLM and AT&T.

As Shown on the survey made by VTN Consulting Engineers dated March 16, 2011 and designated Job No. 7276-6E.

BLM Grant CACA 021604

2. A right of way and easement 10 feet in width to construct, operate and maintain one fiber optic line and related regeneration stations by and between the BLM and U.S. Sprint Communication Co.

As Shown on the survey made by VTN Consulting Engineers dated March 16, 2011 and designated Job No. 7276-6E.

BLM Grant CACA 020105

3. A right of way for the right to construct and maintain water wells, water pipeline and use of existing access road by and between the BLM and PRMA Land Development Company.

As Shown on the survey made by VTN Consulting Engineers dated March 16, 2011 and designated Job No. 7276-6E.

BLM Grant CACA 034119

4. Right of way for power transmission line 100 feet wide and telephone line 50 feet wide, by and between the BLM and Southern California Edison Co.

As Shown on the survey made by VTN Consulting Engineers dated March 16, 2011 and designated Job No. 7276-6E.

BLM Grant CARI 0001730

5. Right of way and easement to construct, maintain, access to, a transmission line 12 and 10 feet in width by and between the BLM and Southern California Edison Co.

As Shown on the survey made by VTN Consulting Engineers dated March 16, 2011 and designated Job No. 7276-6E.

BLM Grant CACA 019973

6. Right of way and easement for construction, maintenance, and access to a transmission line 200 feet in width by and between the BLM and Los Angeles Department of Water and Power.

As Shown on the survey made by VTN Consulting Engineers dated March 16, 2011 and designated Job No. 7276-6E.

BLM Grant CACA 16390

7. An easement for right of way, and rights incidental thereto, in favor of Biogen Power Inc., as set forth in a document recorded April 1, 1986 as Instrument No. 86-84039 of Official Records, affects as described in said document.

As Shown on the survey made by VTN Consulting Engineers dated March 16, 2011 and designated Job No. 7276-6E.

Assignment and Assumption of Right of Way Grant, recorded April 1, 1986 as Instrument No. 86-84040 of Official Records.

No representation is made as to the present ownership of said easement.

8. An easement for right of way, and rights incidental thereto, in favor of Southern California Edison Company, as set forth in a document recorded April 1, 1986 as Instrument No. 86-84043 of Official Records, affects as described in said document.

As Shown on the survey made by VTN Consulting Engineers dated March 16, 2011 and designated Job No. 7276-6E.

ALTA 8.2 Environmental Endorsement

ENDORSEMENT

ATTACHED TO POLICY NO. O-9301-276404

ISSUED BY

HEREIN CALLED THE COMPANY

Order No.: 353340.1	Fee: $0.00
Endorsement Number: E-9936-7993981

The Company insures against loss or damage sustained by the Insured by reason of an environmental protection lien that, at Date of Policy, is recorded in the Public Records or filed in the records of the clerk of the United States district court for the district in which the Land is located, unless the environmental protection lien is set forth as an exception in Schedule B.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated: April 5, 2011

In witness whereof, Stewart Title Guaranty Company has caused this policy to be signed and sealed by its duly authorized officers as of Date of Policy shown in Schedule A.

Countersigned by:

Authorized Countersignature STEWART TITLE OF CALIFORNIA, INC.

ALTA 9.4-06 Comprehensive Endorsement

ENDORSEMENT

ATTACHED TO POLICY NO. O-9301-276404

ISSUED BY

HEREIN CALLED THE COMPANY

Order No.: 353340.1	Fee: $0.00
Endorsement Number: E-9936-9327861

1. Covenants, Conditions and Restrictions.

a. The Company insures against loss or damage sustained by the Insured by reason of the existence, at Date of Policy, of:

i. Any present violations on the Land of any enforceable covenants, conditions, or restrictions unless the exceptions in Schedule B of the policy identify the document or instrument containing the covenants, conditions, or restrictions, and, in addition, specifically identify the violations;

ii. Any instrument affecting the Title that contains covenants, conditions, or restrictions on the Land that, in addition:

(1) establishes an easement on the Land,

(2) provides for an option to purchase, a right of first refusal, or the prior approval of a future purchaser or occupant, or

(3) provides a right of reentry, possibility of reverter, or right of forfeiture because of violations on the Land of any enforceable covenants, conditions, or restrictions, unless the exceptions in Schedule B of the policy identify the document or instrument containing the covenants, conditions, or restrictions, and, in addition, state that the document or instrument includes the provision that establishes (1) the easement on the Land, (2) the option to purchase, right of first refusal, or the prior approval of a future purchaser or occupant or (3) the right of reentry, possibility of reverter, or right of forfeiture, that caused the loss; or

iii. Any notice in the Public Records of a violation of covenants, conditions, or restrictions relating to environmental protection recorded or filed in the Public Records unless the exceptions in Schedule B of the policy identify the document or instrument containing the covenants, conditions, or restrictions, and, in addition, specifically identify the notice of the violation of the covenants, conditions, or restrictions relating to environmental protection that caused the loss.

b. This endorsement does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees, or expenses) resulting from:

iv. any covenants, conditions, restrictions or limitations contained in an instrument creating a lease;

v. any covenants, conditions, or restrictions relating to obligations of any type to perform maintenance, repair, or remediation on the Land; or

vi. except as used in Paragraph 1.a.iii, any covenants, conditions, or restrictions pertaining to environmental protection of any kind or nature, including hazardous or toxic matters, conditions, or substances.

2. Encroachments and Minerals and Other Subsurface Substances.

a. The Company insures against loss or damage sustained by the Insured by reason of:

i. Any encroachment onto the Land of existing improvements located on adjoining land unless the exceptions in Schedule B of the policy specifically identify the encroachment.

ii. Damage to improvements (excluding lawn, shrubbery, or trees) constructed on the Land after Date of Policy resulting from the future exercise of any right existing at Date of Policy to use the surface of the Land for the extraction or development of minerals or any other subsurface substances excepted from the description of the Land or excepted in Schedule B. b. This endorsement does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees, or expenses) resulting from contamination, explosion, fire or subsidence.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated: April 5, 2011

In witness whereof, Stewart Title Guaranty Company has caused this policy to be signed and sealed by its duly authorized officers as of Date of Policy shown in Schedule A.

Countersigned by:

Authorized Countersignature STEWART TITLE OF CALIFORNIA, INC.

CLTA 103.4 Easement Providing Access Endorsement

ENDORSEMENT

ATTACHED TO POLICY NO. O-9301-276404

ISSUED BY

HEREIN CALLED THE COMPANY

Order No.: 353340.1	Fee: $0.00
Endorsement Number: E-9936-10850819

The Company insures against loss which the Insured shall sustain by reason of the failure of the roadway described as Parcel 3 in Schedule A to provide the Owner of the Estate or Interest referred to as Parcels 1 and 2 in Schedule A with ingress and egress to and from a public street known as Yates Well Road Interchange, California Department of Transportation Right of Way, as shown on the ALTA Survey of the Land by VTN as Job No. 7276-6E.1, dated March 16, 2011.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated: April 5, 2011

In witness whereof, Stewart Title Guaranty Company has caused this policy to be signed and sealed by its duly authorized officers as of Date of Policy shown in Schedule A.

Countersigned by:

Authorized Countersignature STEWART TITLE OF CALIFORNIA, INC.

ALTA 19-06 Contiguity Endorsement

ENDORSEMENT

ATTACHED TO POLICY NO. O-9301-276404

ISSUED BY

HEREIN CALLED THE COMPANY

Order No.: 353340.1	Fee: $0.00
Endorsement Number: E-9936-3258875

The Company insures against loss or damage sustained by the Insured by reason of:

1. the failure of the boundary lines of Parcel 1 to be contiguous to the boundary lines of Parcel 2 and the boundary line of Parcel 2 to be contiguous to the boundary line of Parcel 3, as shown on the ALTA Survey of the Land by VTN as Job No. 7276-6E.1, dated March 16, 2011; or

2. the presence of any gaps, strips, or gores separating any of the contiguous boundary lines described above.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated: April 5, 2011

In witness whereof, Stewart Title Guaranty Company has caused this policy to be signed and sealed by its duly authorized officers as of Date of Policy shown in Schedule A.

Countersigned by:

Authorized Countersignature STEWART TITLE OF CALIFORNIA, INC.

ALTA 23-06 Coinsurance Endorsement

ENDORSEMENT

ATTACHED TO POLICY NO. O-9301-276404

ISSUED BY

HEREIN CALLED THE COMPANY

Order No.: 353340.1	Fee: $0.00
Endorsement Number: E-9936-4128885

Attached to and made a part of Issuing Co-Insurer’s Policy No. O-9301-276404 (“Co-Insurance Policy”). Each title insurance company executing this Co-Insurance Endorsement, other than the Issuing Co-Insurer, shall be referred to as a “Co-Insurer.” Issuing Co-Insurer and each Co-Insurer are collectively referred to as “Co-Insuring Companies.”

1. By issuing this endorsement to the Co-Insurance Policy, each of the Co-Insuring Companies adopts the Co-Insurance Policy’s Covered Risks, Exclusions, Conditions, Schedules and endorsements, subject to the limitations of this endorsement.

Co-Insuring Companies	Name and Address	Policy Number [File Number]	Amount of Insurance	Percentage of Liability
Issuing Co-Insurer	Stewart Title Guaranty Company	O-9301-276404	$173,279,666.00	33.3%
Co-Insurer	Chicago Title Insurance Company	1A6745636	$173,279,666.00	33.3%
Co-Insurer	Old Republic Title Insurance Company		$179,279,666.00-	33.3%
Aggregate Amount of Insurance			$519,839,000.00

2. Each of the Co-Insuring Companies shall be liable to the Insured only for its Percentage of Liability of: (a) the total of the loss or damage under the Co-Insurance Policy, but in no event greater than its respective Amount of Insurance set forth in this endorsement; and (b) costs, attorneys’ fees and expenses provided for in the Conditions.

3. Any notice of claim and any other notice or statement in writing required to be given under the Co-Insurance Policy must be given to each of the Co-Insuring Companies at its address set forth above.

4. Any endorsement to the Co-Insurance Policy issued after the date of this Co-Insurance Endorsement must be signed by each of the Co-Insuring Companies by its authorized officer or agent.

5. This Co-Insurance Endorsement is effective as of the Date of Policy of the Co-Insurance Policy. This Co-Insurance Endorsement may be executed in counterparts.

This endorsement is issued as part of the Coinsurance Policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated: April 5, 2011

In witness whereof, Stewart Title Guaranty Company has caused this policy to be signed and sealed by its duly authorized officers as of Date of Policy shown in Schedule A.

Countersigned by:

Authorized Countersignature STEWART TITLE OF CALIFORNIA, INC.

ALTA 25-06 Survey Endorsement

ENDORSEMENT

ATTACHED TO POLICY NO. O-9301-276404

ISSUED BY

HEREIN CALLED THE COMPANY

Order No.: 353340.1	Fee: $0.00
Endorsement Number: E-9936-6753687

The Company insures against loss or damage sustained by the Insured by reason of the failure of the Land as described in Schedule A to be the same as that identified on the survey made by VTN Consulting Engineers dated March 16, 2011 and designated Job No. 7276-6E.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated: April 5, 2011

In witness whereof, Stewart Title Guaranty Company has caused this policy to be signed and sealed by its duly authorized officers as of Date of Policy shown in Schedule A.

Countersigned by:

Authorized Countersignature STEWART TITLE OF CALIFORNIA, INC.

ALTA 28-06 Easement Damage or Forced Removal Endorsement

ENDORSEMENT

ATTACHED TO POLICY NO. O-9301-276404

ISSUED BY

HEREIN CALLED THE COMPANY

Order No.: 353340.1	Fee: $0.00
Endorsement Number: E-9936-4571725

The Company insures against loss or damage sustained by the Insured if the exercise of the granted or reserved rights to use or maintain the easements referred to in Exceptions 2.1, 6.4, 7.4, 9.6, 10.1, 10.2, and 10.3 of Schedule B results in:

(1) damage to an existing improvement or improvement to be constructed as delineated on Survey prepared by VTN Consulting Engineers certified and last revised on March 16, 2011, designated as Job No. 7276-6E

(2) enforced removal or alteration of an existing improvement or improvement to be constructed as delineated on Survey prepared as delineated on Survey prepared by VTN Consulting Engineers certified and last revised on March 16, 2011, designated as Job No. 7276-6E.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (1) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and any prior endorsements.

Dated: April 5, 2011

In witness whereof, Stewart Title Guaranty Company has caused this policy to be signed and sealed by its duly authorized officers as of Date of Policy shown in Schedule A.

Countersigned by:

Authorized Countersignature STEWART TITLE OF CALIFORNIA, INC.

ALTA 31-06 Severable Improvements Endorsement

ENDORSEMENT

ATTACHED TO POLICY NO. O-9301-276404

ISSUED BY

HEREIN CALLED THE COMPANY

Order No.: 353340.1	Fee: $0.00
Endorsement Number: E-9936-1965390

1. As used in this endorsement, “Severable Improvement” means property affixed to the Land on or after Date of Policy that by law does not constitute real property because:

a. of its character and manner of attachment to the Land; and

b. it can be severed from the Land without causing material damage to it or to the Land.

2. In the event of a loss by reason of a defect, lien, encumbrance, or other matter covered by this Policy (“Defect”), the calculation of the loss shall include (but not to the extent that these items of loss are included in the valuation of the Title determined pursuant to Section 8 of the Conditions or any other endorsement to the Policy):

a. the diminution in value of the Insured’s interest in any Severable Improvement resulting from the Defect, reduced by the salvage value of the Severable Improvement; and

b. the reasonable cost actually incurred by the Insured in connection with the removal or relocation of the Severable Improvement resulting from the Defect and the cost of transportation of that Severable Improvement for the initial one hundred miles incurred in connection with the relocation.

3. This endorsement relates solely to the calculation of the Insured’s loss resulting from a claim based on a defect, lien, encumbrance or other matter otherwise insured against by the Policy. This Policy does not insure against loss or damage (and the Company will not pay any costs, attorneys’ fees or expenses) relating to:

a. the attachment, perfection or priority of any security interest in the Severable Improvement;

b. the vesting or ownership of title to or rights in any Severable Improvement;

c. any defect in or lien or encumbrance on the title to any Severable Improvement; or

d. the determination of whether any specific property is real or personal in nature.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated: April 5, 2011

In witness whereof, Stewart Title Guaranty Company has caused this policy to be signed and sealed by its duly authorized officers as of Date of Policy shown in Schedule A.

Countersigned by:

Authorized Countersignature STEWART TITLE OF CALIFORNIA, INC.

CLTA 103.5-06 Exercise of Surface Rights For Extraction of Water Endorsement

ENDORSEMENT

ATTACHED TO POLICY NO. O-9301-276404

ISSUED BY

HEREIN CALLED THE COMPANY

Order No.: 353340.1	Fee: $0.00
Endorsement Number: E-9936-9164888

The Company insures against loss or damage sustained by the Insured by reason of damage to existing improvements, including lawns, shrubbery or trees, resulting from the exercise of any right to use the surface of the Land for the extraction or development of water excepted from the description of the Land or shown as a reservation in Schedule B.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated: April 5, 2011

In witness whereof, Stewart Title Guaranty Company has caused this policy to be signed and sealed by its duly authorized officers as of Date of Policy shown in Schedule A.

Countersigned by:

Authorized Countersignature STEWART TITLE OF CALIFORNIA, INC.

Modified Liability Noncumulative Endorsement (Owner’s)

ENDORSEMENT

ATTACHED TO POLICY NO. O-9301-276404

ISSUED BY

HEREIN CALLED THE COMPANY

Order No.: 353340.1	Fee: $0.00
Endorsement Number: E-9936-3114723

1. The following policies are issued in conjunction with one another:

POLICY NUMBER:	COUNTY:	STATE:	AMOUNT:

O-9301-276404 (“Owner’s Title Policy”)	San Bernardino	CA	$519,839,000

M-9302-2620888 (“Lender’s Title Policy”)	San Bernardino	CA	$259,919,500

(“UCC Policy”)	San Bernardino	CA	$259,919,500

Pursuant to the terms of the coinsurance endorsement attached to each policy:

a. Liability under the Owner’s Title Policy and the Lender’s Title Policy is allocated to Stewart Title Guaranty Company (“STG”), Chicago Title Insurance Company (“CTI”), and Old Republic Title Insurance Company (“OR”) (collectively, “Title Policy Coinsurers”), each as to 33 1/3%.

b. Liability under the UCC Policy is allocated to STG and CTI (collectively, “UCC Policy Coinsurers”), each as to 50%. OR is not a coinsurer under the UCC Policy.

2. Paragraph 11 of the Conditions is modified to read as follows:

11. LIABILITY NONCUMULATIVE

The Amount of Insurance shall be reduced by (a) any amount the Title Policy Coinsurers pay under the Lender’s Title Policy, or under any policy insuring a Mortgage which is executed by an Insured after Date of Policy and which is a charge or lien on the Title, and (b) any amount the UCC Policy Coinsurers pay under the UCC Policy, and the amount so paid shall be deemed a payment to the Insured under this policy.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated: April 5, 2011

In witness whereof, Stewart Title Guaranty Company has caused this policy to be signed and sealed by its duly authorized officers as of Date of Policy shown in Schedule A.

Countersigned by:

Authorized Countersignature STEWART TITLE OF CALIFORNIA, INC.

CLTA 103.5-06 Water Rights Endorsement

ENDORSEMENT

ATTACHED TO POLICY NO. O-9301-276404

ISSUED BY

HEREIN CALLED THE COMPANY

Order No.: 353340.1	Fee: $0.00
Endorsement Number: E-9936-2945283

The Company hereby insures the insured against loss which the insured shall sustain in the event the land described in Schedule A is determined to violate the provisions of the Subdivision Map Act (Section 66410, et seq., of the California Government Code) and local ordinances adopted pursuant thereto.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated: April 5, 2011

In witness whereof, Stewart Title Guaranty Company has caused this policy to be signed and sealed by its duly authorized officers as of Date of Policy shown in Schedule A.

Countersigned by:

Authorized Countersignature STEWART TITLE OF CALIFORNIA, INC.

Exercise of Mineral/Oil & Gas Rights Endorsement

ENDORSEMENT

ATTACHED TO POLICY NO. O-9301-276404

ISSUED BY

HEREIN CALLED THE COMPANY

Order No.: 353340.1	Fee: $0.00
Endorsement Number: E-9936-8249440

The Company insures against loss or damage sustained by the Insured by reason of the land described in the Right of Way Agreement shown in Schedule A being taxed as part of a larger parcel of land or failing to constitute a separate tax parcel for real estate taxes.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated: April 5, 2011

In witness whereof, Stewart Title Guaranty Company has caused this policy to be signed and sealed by its duly authorized officers as of Date of Policy shown in Schedule A.

Countersigned by:

Authorized Countersignature STEWART TITLE OF CALIFORNIA, INC.

SCHEDULES

TO

IVANPAH 1 EQUITY PARTICIPATION AGREEMENT

Schedule 2.2(f)(i)

Loan Documents

Defined terms used in this Schedule 2.2(f)(i) and not otherwise defined herein shall have the meanings set forth in the Common Agreement.

1.	Common Agreement.

2.	FFB Credit Facility Documents: Each of the following documents and all other contracts and documents required in connection with the DOE-Guaranteed Loan:

a.	FFB Program Financing Agreement;

b.	FFB Note Purchase Agreement;

c.	FFB Short-Maturity Promissory Note and the Long-Maturity Promissory Note;

d.	DOE Guarantee; and

e.	all other documents, certificates and instruments required to be delivered pursuant to any of the foregoing documents.

3.	Equity Documents: Each of the following documents and all other contracts and documents required in connection with the Equity Commitment:

a.	Equity Funding Agreement;

b.	Sponsor Support Agreement;

c.	Equity Contribution Guaranties;

d.	Subordination agreement among Morgan Stanley BrightSource, LLC, the Project Company and the Collateral Agent; and

e.	all other documents, certificates and instruments required to be delivered pursuant to any of the foregoing documents (other than Organizational Documents).

4.	Security Documents: Each of the following documents and all other contracts and documents entered into prior to or on the Initial Advance Date that provide any Lien, charge or security interest to any Secured Party to secure the Secured Obligations:

a.	Asset Pledge Documents: each of the following documents and all other contracts and documents that provide any Lien, charge or security interest to any Secured Party on the assets of the Project Company to secure the Secured Obligations:

i.

a security interest by means of a mortgage, security agreement or deed of trust, as appropriate, with respect to the Project Company’s interest in (i) the Project Site, and (ii) all other real property necessary for the operation of the Project, including the Project Company’s interest in the Shared Facilities, together with any additional security documents necessary in connection with the BLM Right-of-Way, and any other agreements pledging all other real property interests of the Project Company, including all leasehold or other real property interests relating to the Project, and all related fixtures, easements, rights-of-way and licenses;

ii.	Security Agreement;

iii.	Account Control Agreement;

iv.	NRG Account Control Agreement;

v.	the BrightSource Ivanpah Account Control Agreement;

vi.	the NRG Security Agreement;

vii.	any agreements pledging all Intellectual Property Rights of the Project Company, whether characterized as licenses, general intangibles or goodwill (including all Intellectual Property Rights of the Project Company as are necessary for the completion and operation of the Project, including the development of all necessary software);

viii.	any other agreements necessary to pledge, collaterally assign or grant a security interest in all Governmental Approvals for the Project, to the extent such pledge, collateral assignment or grant is permitted by applicable law; and

ix.	any other agreements and instruments that provide for a security interest to any Secured Party relating to the Project or necessary to create and perfect a first-priority security interest under applicable law in all assets of the Project Company subject only to Permitted Liens;

b.	Equity Pledge Documents: The Equity Pledge Agreement and each of the other documents, pledge agreements and related documents pursuant to which the owners of the Pledged Equity Interests will pledge to the Collateral Agent, for the benefit of the Secured Parties, all of their respective right, title and interest in the Pledged Equity Interests; and

c.	Direct Agreements:

i.	With respect to each Project Participant for which a Direct Agreement is specified on Schedule 4.1 to the Common Agreement, a Direct Agreement among such Project Participant, the Project Company and the Collateral Agent and any other agreement consenting to the assignment to the Secured Parties of the Project Company’s interest in any Project Document.

5.	Environmental Indemnity Agreement. The unsecured Environmental Indemnity Agreement made by the Project Company in favor of the Collateral Agent and the Indemnified Parties (as defined therein).

6.	Source Code Escrow Agreement. The Source Code Escrow Agreement, or an agreed-upon form of the Source Code Escrow Agreement to be entered into at a later date in accordance with Section 6.26(a) of the Common Agreement.

7.	Cash Grant Power of Attorney.

8.	The Disclosure Letter.

9.	Other Loan Documents: Such other documents and agreements as may be required under the Program Requirements.

Schedule 2.2(f)(ii)

Project Documents

Defined terms used in this Schedule 2.2(f)(ii) and not otherwise defined herein shall have the meanings set forth in the Common Agreement.

1.	Land Documents. Each of the following documents and all other contracts and documents required for the acquisition of land and rights to land for the Project, all easements, licenses, and covenants, conditions and restrictions in connection with the Project Site, and any and all other documents affecting an interest in or right to use the Project Site:

a.	BLM Right-of-Way; and

b.	any other material land or real property agreements as may be identified by DOE on or prior to the Financial Closing Date.

2.	Sponsor Financing Documents. Each of the following documents and all other instruments, contracts and documents (other than the Loan Documents) entered into by the Sponsor or any Sponsor Affiliate in connection with the financing of the Project:

a.	all shareholders agreements, intercompany loan agreements and related documents to which the Project Company is party;

b.	all Organizational Documents of the Project Company and the Project Holding Company;

c.	the Independent Director Agreement;

d.	all loan agreements and related documents relating to the Subordinated Morgan Stanley Indebtedness;

e.	all Project Letters of Credit and any documentation in connection with any Project Letter of Credit Obligations;

f.	Administrative Agent Fee Letter; and

g.	any other material financing agreements to which the Sponsor or any Relevant Sponsor Affiliate is party, as may be identified by DOE on or prior to the Financial Closing Date.

3.	Construction Documents. Each of the following documents and all other contracts required for construction, procurement, installation, and improvement of land, buildings, equipment, and manufacturing facilities for the Project, including related material subcontracts, as in effect from time to time:

a.	EPC Contract;

b.	Construction Management Agreement and the Construction Manager Non-Disclosure Agreement;

c.	Solar Field Agreement;

d.	Solar Field Agreement Guaranty;

e.	Solar Field Supply Subcontract;

f.	Solar Field Supply Subcontract Guaranty;

g.	Security Escrow Agreement;

h.	Compliance Services Contract;

i.	Common Projects Solar Field Agreement;

j.	Turbine Purchase Agreement;

k.	Turbine Purchase Agreement Assignment;

l.	SRSG Product Purchasing Agreement;

m.	the EPC Promissory Note and related documents; and

n.	any other material construction, equipment supply and related agreements as may be identified by DOE on or prior to the Financial Closing Date.

4.	Operating Documents. Each of the following documents and all other contracts required for operation and maintenance of the Project:

a.	Power Purchase Agreement;

b.	Large Generator Interconnection Agreement;

c.	O&M Agreement, the O&M Guarantee and the Operator Non-Disclosure Agreement;

d.	Continuing General Services Agreement;

e.	Transmission Facilities Agreement;

f.	Gas Supply Agreement;

g.	Shared Facilities Agreement;

h.	the Shared Facilities O&M Agreement, the Shared Facilities O&M Guarantee and the Shared Facilities Operator Non-Disclosure Agreement;

i.	Project Management Agreement and the Asset Manager Non-Disclosure Agreement;

j.	PPA Account Control Agreement;

k.	the BLM Bonds;

l.	any additional agreements necessary for the transportation of other supplies required to operate the Project; and

m.	any other material operating agreements as may be identified by DOE on or prior to the Financial Closing Date.

Schedule 3.2(i)(i)

Required Consents

Defined terms used in this Schedule 3.2(i)(i) and not otherwise defined herein shall have the meanings set forth in the Common Agreement.

I. CONSENTS

	PERMIT NAME	ISSUING AGENCY	§3.2(i)(i)(C)	§3.2(i)(i)(A)			§3.2(i)(i)(B)		§3.2(i)(i)(D)		§3.2(i)(i)(C)		§3.2(i)(i)(E)
			RESPONSIBLE PARTY (Project Company, EPC Contractor, Operator, other)	CONDITIONS			CLOSING PROCESS				RELATING TO...		OTHER CONSIDERATIONS
				Gov. discretionary	Gov. ministerial	Other	Req. on/before Document Closing Date	Req. at later stage in development	Already obtained	Still outstanding	Construction	Operations	No Longer in Force and Effect	Under Appeal or Subject to Other Proceedings	Subject to Unsatisfied Conditions

1.	BLM Record of Decision (ROD)	BLM	Project Company	✓			✓		✓		✓	✓		✓	✓
2.	CEC Final Decision; Certification of Project	CEC	Project Company	✓			✓		✓		✓	✓			✓
3.	BLM ROW Grant	BLM	Project Company	✓			✓		✓		✓	✓		✓	✓
4.	Exempt Wholesale	FERC	Project Company			✓	✓		✓			✓

	PERMIT NAME	ISSUING AGENCY	§3.2(i)(i)(C)	§3.2(i)(i)(A)			§3.2(i)(i)(B)		§3.2(i)(i)(D)		§3.2(i)(i)(C)		§3.2(i)(i)(E)
			RESPONSIBLE PARTY (Project Company, EPC Contractor, Operator, other)	CONDITIONS			CLOSING PROCESS				RELATING TO...		OTHER CONSIDERATIONS
				Gov. discretionary	Gov. ministerial	Other	Req. on/before Document Closing Date	Req. at later stage in development	Already obtained	Still outstanding	Construction	Operations	No Longer in Force and Effect	Under Appeal or Subject to Other Proceedings	Subject to Unsatisfied Conditions
Generator (EWG) status
5.	Endangered Species Act, Section 7 Consultation and Biological Opinion	USFWS	Project Company	✓			✓		✓		✓			✓	✓
6.	Approval of Power Purchase Agreements (PPAs)	CPUC	Project Company	✓			✓		✓			✓
7.	Air Quality Construction Permit	MDAQMD	Project Company	✓			✓		✓		✓

	PERMIT NAME	ISSUING AGENCY	§3.2(i)(i)(C)	§3.2(i)(i)(A)			§3.2(i)(i)(B)		§3.2(i)(i)(D)		§3.2(i)(i)(C)		§3.2(i)(i)(E)
			RESPONSIBLE PARTY (Project Company, EPC Contractor, Operator, other)	CONDITIONS			CLOSING PROCESS				RELATING TO...		OTHER CONSIDERATIONS
				Gov. discretionary	Gov. ministerial	Other	Req. on/before Document Closing Date	Req. at later stage in development	Already obtained	Still outstanding	Construction	Operations	No Longer in Force and Effect	Under Appeal or Subject to Other Proceedings	Subject to Unsatisfied Conditions
8.	“No Hazard” Determination from FAA	FAA, Obstruction Evaluation Services	Project Company	✓			✓		✓			✓
9.	ISEGS Desert Tortoise Translocation/ Relocation Plan	BLM and USFWS	Project Company	✓			✓		✓		✓				✓
10.	Threatened and Endangered Species Determination	CEC (State Law) USFWS/BLM (Federal law)	Project Company	✓			✓		✓		✓
11.	BLM Desert Conservation Plan Amendment Approval	BLM	Project Company	✓			✓		✓		✓	✓		✓
12.	Contractor Health and Safety Standards	CEC and BLM	Project Company	✓			✓		✓		✓

	PERMIT NAME	ISSUING AGENCY	§3.2(i)(i)(C)	§3.2(i)(i)(A)			§3.2(i)(i)(B)		§3.2(i)(i)(D)		§3.2(i)(i)(C)		§3.2(i)(i)(E)
			RESPONSIBLE PARTY (Project Company, EPC Contractor, Operator, other)	CONDITIONS			CLOSING PROCESS				RELATING TO…		OTHER CONSIDERATIONS
				Gov. discretionary	Gov. ministerial	Other	Req. on/ before Document Closing Date	Req. at later stage in development	Already obtained	Still outstanding	Construction	Operations	No Longer in Force and Effect	Under Appeal or Subject to Other Proceedings	Subject to Unsatisfied Conditions
13.	Water Withdrawal Use Approval—Ground Water Well Construction	CEC and BLM	Project Company	✓			✓		✓		✓
14.	Hazardous Waste Identification Number	USEPA	Project Company		✓		✓		✓		✓
15.	Acid Rain Permit	MDAQMD	Project Company	✓				✓		✓		✓			✓
16.	NPDES Permit for Stormwater Discharges During Industrial Activities	RWQCB	Project Company	✓				✓		✓		✓			✓
17.	Title V Permit to Operate	MDAQMD	Project Company	✓				✓		✓		✓			✓

	PERMIT NAME	ISSUING AGENCY	§3.2(i)(i)(C)	§3.2(i)(i)(A)			§3.2(i)(i)(B)		§3.2(i)(i)(D)		§3.2(i)(i)(C)		§3.2(i)(i)(E)
			RESPONSIBLE PARTY (Project Company, EPC Contractor, Operator, other)	CONDITIONS			CLOSING PROCESS				RELATING TO…		OTHER CONSIDERATIONS
				Gov. discretionary	Gov. ministerial	Other	Req. on/ before Document Closing Date	Req. at later stage in development	Already obtained	Still outstanding	Construction	Operations	No Longer in Force and Effect	Under Appeal or Subject to Other Proceedings	Subject to Unsatisfied Conditions
18.	Market Based Rate Authority	FERC	Project Company	✓				✓		✓		✓			✓
19.	Acceptance of Large Generator Interconnection Agreement	FERC	Project Company	✓			✓		✓			✓
20.	Acceptance of Large Generator Interconnection Agreement Amendment	FERC	Project Company	✓				✓	✓			✓
21.	KRGT Record of Decision	BLM	KRGT	✓				✓		✓
22.	KRGT ROW Grant	BLM	KRGT	✓				✓		✓	✓	✓
23.	SHPO Notify new Grant Holder	SHPO	KRGT	✓				✓		✓	✓
24.	Dewatering Permit	RWQCB	KRGT		✓			✓		✓	✓

		ISSUING AGENCY	§3.2(i)(i)(C)	§3.2(i)(i)(A)			§3.2(i)(i)(B)		§3.2(i)(i)(D)		§3.2(i)(i)(C)		§3.2(i)(i)(E)
			RESPONSIBLE PARTY (Project Company, EPC Contractor, Operator, other)	CONDITIONS			CLOSING PROCESS				RELATING TO…		OTHER CONSIDERATIONS
	PERMIT NAME			Gov. discretionary	Gov. ministerial	Other	Req. on/ before Document Closing Date	Req. at later stage in development	Already obtained	Still outstanding	Construction	Operations	No Longer in Force and Effect	Under Appeal or Subject to Other Proceedings	Subject to Unsatisfied Conditions
25.	SWPPP	RWQCB	KRGT		✓			✓		✓	✓
26.	Dust Control Permit	MDAWMD	KRGT		✓			✓		✓	✓
27.	SPCC	SB County	KRGT		✓			✓		✓	✓
28.	EITP CPCN Approval	CPUC	SCE	✓				✓	✓		✓	✓		✓
29.	EITP Boulder City Easement Grant	City of Boulder City	SCE	✓				✓	✓		✓
30.	Approval of EITP - Nevada	PUCN	SCE		✓			✓	✓		✓				✓
31.	EITP FAA Airport & Airline Safety Permit	FAA	SCE		✓			✓		✓	✓
32.	EITP FCC License	FCC	SCE		✓			✓		✓	✓
33.	EITP National Historic	BLM	SCE	✓				✓	✓		✓

	PERMIT NAME	ISSUING AGENCY	§3.2(i)(i)(C)	§3.2(i)(i)(A)			§3.2(i)(i)(B)		§3.2(i)(i)(D)		§3.2(i)(i)(C)		§3.2(i)(i)(E)
			RESPONSIBLE PARTY (Project Company, EPC Contractor, Operator, other)	CONDITIONS			CLOSING PROCESS				RELATING TO…		OTHER CONSIDERATIONS
				Gov. discretionary	Gov. ministerial	Other	Req. on/ before Document Closing Date	Req. at later stage in development	Already obtained	Still outstanding	Construction	Operations	No Longer in Force and Effect	Under Appeal or Subject to Other Proceedings	Subject to Unsatisfied Conditions
Preservation Act Section 106
34.	EITP Clean Water Act - Section 404 Permit	USACE	SCE		✓			✓	✓		✓
35.	EITP Biological Opinion	USFWS	SCE		✓			✓		✓	✓
36.	EITP Section 1602 Streambed Alteration	CDFG	SCE	✓				✓		✓	✓
37.	EITP Heavy load and T-Line crossing of hwys	Caltrans	SCE		✓			✓		✓	✓
38.	EITP Safety Plans - various	Cal/OSHA	SCE		✓			✓		✓	✓
39.	EITP Hazardous Materials and Waste	Cal Dept. of Toxic Substances	SCE		✓			✓		✓	✓

	PERMIT NAME	ISSUING AGENCY	§3.2(i)(i)(C)	§3.2(i)(i)(A)			§3.2(i)(i)(B)		§3.2(i)(i)(D)		§3.2(i)(i)(C)		§3.2(i)(i)(E)
			RESPONSIBLE PARTY (Project Company, EPC Contractor, Operator, other)	CONDITIONS			CLOSING PROCESS				RELATING TO…		OTHER CONSIDERATIONS
				Gov. discretionary	Gov. ministerial	Other	Req. on/ before Document Closing Date	Req. at later stage in development	Already obtained	Still outstanding	Construction	Operations	No Longer in Force and Effect	Under Appeal or Subject to Other Proceedings	Subject to Unsatisfied Conditions
Management Plans
40.	EITP Surface Disturbance Permit	BLM	SCE		✓			✓		✓	✓
41.	EITP Dust Control and Engine Requirements	MDAQMD and NV AQMD	SCE		✓			✓		✓	✓
42.	EITP Historic T-Line evaluation/ protection	Cal. Office of Historic Preservation	SCE	✓				✓	✓		✓
43.	EITP NPDES and SWPPP	Nev. Div. of Water Pollution Control	SCE		✓			✓		✓	✓
44.	EITP Clark County T-line easement	Clark County, NV	SCE	✓				✓	✓		✓

	PERMIT NAME	ISSUING AGENCY	§3.2(i)(i)(C)	§3.2(i)(i)(A)			§3.2(i)(i)(B)		§3.2(i)(i)(D)		§3.2(i)(i)(C)		§3.2(i)(i)(E)
			RESPONSIBLE PARTY (Project Company, EPC Contractor, Operator, other)	CONDITIONS			CLOSING PROCESS				RELATING TO…		OTHER CONSIDERATIONS
				Gov. discretionary	Gov. ministerial	Other	Req. on/ before Document Closing Date	Req. at later stage in development	Already obtained	Still outstanding	Construction	Operations	No Longer in Force and Effect	Under Appeal or Subject to Other Proceedings	Subject to Unsatisfied Conditions
45.	EITP BLM ROW Grant	BLM	SCE	✓				✓		✓	✓
46.	EITP BLM Notice to Proceed	BLM	SCE	✓				✓		✓	✓
47.	EITP BLM Record of Decision	BLM	SCE	✓				✓		✓	✓
48.	Other approvals for Construction of the Project	Various	Parties to the Construction Contracts Administrator		✓	✓		✓	✓	✓	✓
49.	Other approvals for Operation of the Project	Various	Operator Administrator		✓	✓		✓	✓	✓		✓

Rider to Permit Schedule 3.2(i)(i)

	PERMIT NAME	NARRATIVE DESCRIPTION[1]
1	BLM Record of Decision (ROD)

Two complaints have been filed with respect to the ISEGS ROD.

(1) Western Watersheds Project v. Ken Salazar, Case No. CV11-492 DMG (Ex).

(2) La Cuna De Aztlan Sacred Sites Protection Circle Advisory Committee, et al. v U.S. Dep’t. of Interior, Case No.2:11-CV-00400-DMG-DTB (note that a prior complaint by these plaintiffs, Case 3:10-cv-02664-WQH –WVG, was amended to eliminate claims respecting ISEGS).

2	CEC Final Decision; Certification of Project

Project Company must modify the ISEGS Species Management Plan for Big Horn Sheep, which does not impact construction on site. The existing Big Horn Sheep Plan calls for installation of an artificial water source (a “guzzler”) that is objectionable to certain intervenors. The revised plan will instead provide a modest amount of funding ($5-6K) to be used to support the Big Horn Sheep population.

See also rider narrative description to line item 16 below for NPDES Permit for Stormwater Discharges During Industrial Activities.

[1]	Permits may also require compliance, monitoring and reporting.

3	BLM ROW Grant

Rider narrative description to line items 1 and 2 above for CEC Final Decision and Certification of Project also apply to the BLM ROW Grant.

The BLM ROW Grant for the Common Facilities also covers the gas pipeline to be built by Bechtel, and has already been approved.

5	Endangered Species Act, Section 7 Consultation, Biological Opinion and Incidental Take Statement	The agencies have been informally consulting since late 2010, and anticipate formal reinitiation to commence the week of March 28, 2011. BrightSource understands that the Agencies anticipate expedited formal review based on the work undertaken in the informal process.
9	ISEGS Desert Tortoise Translocation/Relocation Plan

The current plan will be amended in conjunction with the amendment to the Biological Opinion and Incidental Take Statement. See rider narrative description to line item 5 above for Endangered Species Act, Section 7 Consultation, Biological Opinion and Incidental Take Statement.

ISEGS Permit also covers the gas pipeline Bechtel will construct. The actual work has already been approved and is covered under the already-issued ROW Grants (amended Common Areas) and Notices to Proceed for the Common Facilities work.

11	BLM California Desert Conservation Area (CDCA) Plan Amendment Approval	The suits identified in rider narrative description to line item 1 contain challenges to the ISEGS CDCA Plan amendment. Note that the ISEGS CDCA Plan amendment did not change the allowable uses of the project site, which had already expressly identified solar power generation as an approved use; the amendment simply specifically identified the ISEGS in the plan.

15	Acid Rain Permit

The Acid Rain Provisions of the Federal Operating Permit requires that certain facilities comply with maximum operating emissions levels for SO2 and NOx, and monitor SO2, NOx, and carbon dioxide emissions and exhaust gas flow rates. The Acid Rain Permit specifies applicable statutory requirements, and specifies each unit’s allowance allocation, NOx limitation (if applicable), and specific compliance plans for the source.

The final permit application submittal was made to the MDAQMD. No further action should be required by the Project Company for this permit.

This permit is expected to be issued in the normal course.

The ISEGS project was required to file an Acid Rain Permit Application with the MDAQMD at least 24 months prior to the commencement of operations of Ivanpah 1, 2 and 3. The filings that were made by BrightSource and on behalf of BrightSource by our air quality consultant, Sierra Research, in compliance with the Acid Rain Permit regulations are included in the dataroom.

16	NPDES Permit for Stormwater Discharges During Industrial Activities

NPDES permit (for operations) submittal and approval process is part of the CEC Certification and BLM ROW Grant process.

60 days prior to commercial operations, a Stormwater Pollution Prevention Plan (SWPPP) and Monitoring Program must be submitted to BLM’s Authorized

Officer and CEC’s Compliance Project Manager for review and approval. All Construction SWPPP’s are current.
17	Title V Permit to Operate

Pursuant to the Clean Air Act, Project Company will apply for the Title V Permit to Operate within 12 months of initial operation of the first unit.

BrightSource’s Environmental Compliance Managers maintain a comprehensive compilation of all compliance submittals required for construction and operation of the project. This Compliance Matrix is tracked and updated constantly to ensure the project is in compliance with all applicable requirements imposed by the CEC, BLM and MDAQMD. Like all compliance submittals, the permit to operate will continue to be tracked against actual construction progress and the requisite documentation will be prepared and submitted to the agencies in accordance with the required schedule.

18	Market Based Rate Authority

Filing to be made at or after financial closing. Before an entity in the continental US, other than in ERCOT, is permitted to sell wholesale power (sales to another utility, as opposed to an end-user) it must be authorized by FERC to sell power at market-based rates. To obtain such authorization, it must apply for and receive an order from FERC granting market-based rate (“MBR”) authority.

Preparing an application for MBR authority is a straightforward process that is done in the ordinary course of business of generation owners and power marketers. In addition to the cost associated with lawyers preparing the application, the MBR Company usually hires a consultant to perform the market power analyses. For a company that does not have significant assets, the cost of the consultant is generally $7,500-$10,000. Further, because FERC now requires all new rate schedules to be submitted electronically using its “eTariff” protocols, an MBR Company also hires an eTariff vendor, which formats the MBR Company’s proposed rate schedule according to FERC’s specifications.

FERC regulations (18 C.F.R. Part 35 et seq.) require that market-based rate applications and tariffs be filled at least 60 days before the date the facility will enter into service and begin selling power under the terms of the tariff.

Typically, FERC will grant MBR authority within forty-five to sixty days of an application being submitted.

21 22	KRGT Record of Decision KRGT ROW Grant	Kern river is constructing a Tap and Meter station. It will be a Fenced in Yard of 125’ x 125’ set just to the south and adjacent to the Kern River existing Transmission Pipe ROW the project will include: a Tap to their Main Pipelines (there are 2 Main pipes and there will be one Tap in each pipe) from the Tap the Gas will flow to a Conditioning/Metering Skid where the Gas will be dried and cleaned (take water and other possible contaminants out) and then Metered (due to the large variation in flow –very small at night and during Solar operation, and much larger during Pre Dawn Warm-up operation) there will be two separate meters on the Skid, a small one and a larger one for respective flows. From the Meter the Gas will go to Custody transfer Flange at the Yard Fence line, where the Kern
River Scope ends and the Ivanpah SP begins. Also included in the Yard will be a small enclosure that will house Kern River remote telemetry equipment and Satellite antenna and a Thermal Generator. The Categorical exemption for the Tap & Meter Station has been approved by BLM.

Kern River is building only the gas tap described above. Bechtel is building the gas line which brings gas supply from the gas tap to the project, and that construction is already permitted under the existing CEC/BLM permit. See rider narrative description to line item 3 above for the BLM ROW Grant.

BSE has confirmed with KRGT that BLM will utilize the NEPA document generated for the ISEGS project to assess the environmental impact of the
KRGT tap/meter station. This action by BLM allows for issuance of a
Determination of NEPA Adequacy (DNA) without further environmental analysis or studies, as the entirety of the KRGT work is to be conducted within the area studied for the ISEGS project. A DNA is a 1-2 page summary statement and satisfies NEPA. BLM commenced its development and review process of the DNA during week of March 14, 2011, and KRGT is awaiting a response.

The KRGT schedule shows receiving the BLM ROD and NTP by May 6,
2011. This is a very conservative estimate and the BLM has provided no indication that there are any issues that would prevent or hold up issuance of a ROD and NTP. This permit is required during construction of the Project
23	SHPO Notify new Grant Holder

This permit relates to the California State Historical Preservation Office (SHPO) and is addressed in concert with the BLM ROW Grant process. The entire KRGT transmission pipeline was surveyed during its initial construction in the early 2000’s for cultural, archeological, and paleontological resources. As a result of that process, all sensitive areas of the pipeline were cataloged. The Ivanpah valley in the area of the project was not a sensitive area.

The process for SHPO action is if a location is non-sensitive, then the applicant is required to notify SHPO prior to work commencing. If the area was sensitive, then the area would be resurveyed, artifacts collected, categorized, and logged prior to commencement of work. The tap/meter station would only be moved if the site included a very significant find such as a tribal burial ground or mostly complete prehistoric animal find.

This permit is required during construction of the Project.

24	Dewatering Permit	This permit is required during construction of the Project.
25	SWPPP	This permit is required during construction of the Project.

26	Dust Control Permit	This permit is required during construction of the Project.
727	SPCC	This permit is required during construction of the Project.
28	EITP CPCN Approval	The CPUC issued its CPCN approving the EITP on Dec. 27, 2010. On Jan. 26th, 2011, two applications for rehearing were filed, by the Center for Biological Diversity and by Western Watersheds Project. The CPUC did not use its discretion to stay its decision. On Feb. 24, 2011, SCE provided formal notice accepting the CPCN conditions, and SCE has continued to implement the EITP. As the CPUC did not act on the applications for rehearing within sixty days, i.e., by March 28, the EITP order is final.
230	Approval of EITP - Nevada (PUCN)	On March 10, 2011, the PUCN approved the Utilities Environmental Protection Act permit application filed by SCE on May 5, 2010. The Compliance Order for this application was issued on March 28, 2011. The approval is final, and no party has “standing” to seek rehearing, as no party filed opposition comments during the original comment period.
31	EITP FAA Airport & Airline Safety Permit	This permit is required during construction of the Project.
32	EITP FCC License	This permit is required during construction of the Project.
34	EITP Clean Water Act - Section 404 Permit	The Army Corp of Engineers (ACOE) has determined and provided SCE confirmation that the EITP work qualifies under a Nationwide Permit. No additional studies or approvals are required concerning impact to waterways of the US for work to progress.

35	EITP Endangered Species Act, Section 7 Consultation, Biological Opinion and Incidental Take Statement	Section 7 consultation is underway and SCE has informed Project Company it anticipates that the USFWS will issue its Biological Opinion and Incidental Take Statement by March 31, 2011. Project Company expects the terms of the Biological Opinion and Incidental Take Statement to be proportional to the amended opinion and take statement for the ISEGS.
36	EITP Section 1602 Streambed Alteration	This is a permit that addresses impacts to Waters of the State. SCE will file for this permit after BLM issues its Record of Decision (ROD). Currently, SCE estimates that the ROD will be issued towards the end of April 2011. This permit is ministerial in nature at this point in the process as all baseline data requirements have been met by SCE. The remaining process is mechanical and may involve a data request/response cycle. SCE estimates receipt in the third quarter of 2011.
37	EITP Heavy load and T-Line crossing of hwys	This permit is required during construction of the Project.
38	EITP Safety Plans - various	This permit is required during construction of the Project.
39	EITP Hazardous Materials and Waste Management Plans	This permit is required during construction of the Project.
40	EITP Surface Disturbance Permit	This permit is required during construction of the Project.
41	EITP Dust Control and Engine Requirements	This permit is required during construction of the Project.
43	EITP NPDES and SWPPP	This permit is required during construction of the Project. The project proponent must obtain coverage under the

Nevada General Stormwater Permit for Construction. Coverage under the
Stormwater Permit is obtained via the filing of a Notice of Intent to be covered under that permit two days prior to commencement of
construction. As part of complying with conditions of the General Permit, the project proponent must prepare and adhere to a Stormwater Pollution
Prevention Plan (“SWPPP”). The SWPPP itself does not need to be submitted to any agency, but needs to be kept onsite and available in case of regulatory audit, and must be completed prior to filing of the NOI.
NPDES Stormwater General coverage is ministerial in nature, assuming the NOI is timely filed, the $200 fee is paid and SWPPP properly prepared.
45	EITP BLM ROW Grant

Expected to be issued in second quarter 2011.

The EIS for the EITP was finalized and recommended EITP approval in November 2010. This is the document on which BLM bases its ROD. Prior to issuance of the ROD, USFW must issue its Biological Opinion.

The USFW is in the final stage of preparing and issuing the Biological Opinion (BO) that defines the rules SCE must follow to protect plant and animal species during construction. SCE expects the BO by 3/31/11.

46	EITP BLM Notice to Proceed	The BLM process is to issue the ROD and ROW Grants within 30 days of the BO issuance provided all other requirements have been met, which they have.
47	EITP BLM Record of Decision	After that, the BLM will prepare a Notice to Proceed on

construction, based on the Plan of Development provided by SCE in the EIS and additional specific information on construction issues or phasing if appropriate.
48	Other approvals for Construction of the Project	Contractors under the Construction Contracts are bound to obtain the approvals required to perform their scope of work. Each of the approvals issued in connection with the construction of the Project, and the non-issuance of such approvals is not expected to have a material adverse impact on the Project.
49	Other approvals for Operation of the Project	Operators are bound to obtain the approvals required to perform their scope of work. Each of the approvals issued in connection with the operation of the Project, and the non-issuance of such approvals is not expected to have a material adverse impact on the Project.

Please also refer to that certain permitting legal opinion of Ellison, Schneider & Harris L.L.P delivered on the Document Closing Date which provides additional disclosure on the foregoing permits.

II. OTHER CONSENTS

	CONTRACT	CONSENT PARTY	§3.2(i)(i)(C)	§3.2(i)(i)(A)			§3.2(i)(i)(B)		§3.2(i)(i)(D)		§3.2(i)(i)(C)		§3.2(i)(i)(E)
			COUNTER- PARTY	CONDITIONS			CLOSING PROCESS				RELATING TO...		OTHER CONSIDERATIONS
				Gov. discretionary	Gov. ministerial	Other	Req. on/before Financing Closing	Req. at later stage in development	Already obtained	Still outstanding	Construction	Operations	No Longer in Force and Effect	Under Appeal or Subject to Other Proceedings	Subject to Unsatisfied Conditions
1.	Financing Consents Required by the Project Documents					✓	✓		✓		✓
2.	Ongoing Consents Required by the Project Document					✓		✓		✓	✓	✓

Schedule 3.2(j)(i)

Litigation

1.	Western Watersheds Project v. Ken Salazar, Case No. CV11-492 DMG (Ex)

2.	La Cuna De Aztlan Sacred Sites Protection Circle Advisory Committee, et al. v U.S. Dep’t. of Interior, Case No.2:11-CV-00400-DMG-DTB

Schedule 3.2(k)(iii)

Withholding Taxes

None.

Schedule 3.2(n)(ii)

Environmental Litigation

None.

Schedule 3.2(n)(iii)

Hazardous Substances

None.

Schedule 3.2(n)(iv)

Violations of Environmental Laws or Environmental Approvals

None.

Schedule 3.2(dd)

Fees

1.	Fees payable by Sponsor to Credit Suisse in connection with the transactions contemplated by the Transaction Documents.

Schedule 3.3(c)

Investor Required Approvals

Google Investor:

None.

NRG Investor:

None.